Exhibit 2.1

BUSINESS COMBINATION AGREEMENT

by and among

OPSEC HOLDINGS,

OPAL MERGER SUB I,

OPAL MERGER SUB II,

ORCA HOLDINGS LIMITED,

ORCA MIDCO LIMITED,

ORCA BIDCO LIMITED,

INVESTCORP TECHNOLOGY SECONDARY FUND 2018, L.P.,

MILL REEF CAPITAL FUND SCS

and

INVESTCORP EUROPE ACQUISITION CORP I

Dated as of April 25, 2023

i

3.15	Anti-Dilution Adjustments	17
3.16	Withholding	17
3.17	Notice to SPAC Shareholders Delivering Written Objection	18
3.18	Sponsor Commitment; PIPE Investment	18
3.19	Payment of Cash Consideration Amount	18
3.20	Exchange Procedures	18

ARTICLE IV
CLOSING

4.1	Closing	19

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SPAC

5.1	Organization and Standing	20
5.2	Authorization; Binding Agreement	21
5.3	Governmental Approvals	22
5.4	Non-Contravention	22
5.5	Capitalization	22
5.6	SEC Filings; SPAC Financial Statements; Internal Controls	23
5.7	Absence of Certain Changes	25
5.8	Compliance with Laws	25
5.9	Actions; Orders; Permits	25
5.10	Taxes and Returns	25
5.11	Employees and Employee Benefit Plans	26
5.12	Properties	26
5.13	Material Contracts	27
5.14	Transactions with Affiliates	27
5.15	Investment Company Act; JOBS Act	27
5.16	Finders and Brokers	27
5.17	Certain Business Practices	28
5.18	Insurance	28
5.19	Information Supplied	29
5.20	Trust Account	29
5.21	Investigation; No Additional Representations or Warranties	30
5.22	Litigation	30
5.23	Exclusivity of Representations and Warranties	31

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PUBCO, MERGER SUB I AND MERGER SUB II

6.1	Organization and Standing	31
6.2	Authorization; Binding Agreement	31
6.3	Governmental Approvals	32
6.4	Non-Contravention	32

6.5	Pubco Capitalization	33
6.6	Capitalization of the Merger Subs	33
6.7	Activities	34
6.8	Finders and Brokers	34
6.9	Investment Company Act	34
6.10	Information Supplied	34
6.11	Taxes and Returns	35
6.12	PIPE Subscription Agreements	35
6.13	Investigation; No Additional Representations or Warranties	36
6.14	Litigation	36
6.15	Exclusivity of Representations and Warranties	36

ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF THE TARGET COMPANIES

7.1	Organization and Standing	37
7.2	Authorization; Binding Agreement	37
7.3	Capitalization	38
7.4	Governmental Approvals	41
7.5	Non-Contravention	41
7.6	Financial Statements	41
7.7	Absence of Certain Changes	43
7.8	Compliance with Laws	43
7.9	Company Permits	43
7.10	Litigation	44
7.11	Material Contracts	44
7.12	Intellectual Property	47
7.13	IT Systems	49
7.14	Taxes and Returns	50
7.15	Real Property	52
7.16	Personal Property	53
7.17	Title to and Sufficiency of Assets	53
7.18	Employee Matters	53
7.19	Benefit Plans	55
7.20	Environmental Matters	58
7.21	Transactions with Target Company Related Persons	58
7.22	Insurance	59
7.23	Data Protection and Cybersecurity	59
7.24	Certain Business Practices	61
7.25	Customers and Suppliers	61
7.26	Investment Company Act	62
7.27	Finders and Brokers	62
7.28	Information Supplied	62
7.29	Zacco Acquisition	62
7.30	Investigation; No Additional Representations or Warranties	62
7.31	Exclusivity of Representations and Warranties	63

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES OF THE COMPANY SHAREHOLDERS

8.1	Organization and Standing	63
8.2	Authorization; Binding Agreement	64
8.3	Ownership	64
8.4	Governmental Approvals	64
8.5	Non-Contravention	65
8.6	No Litigation	65
8.7	Investment Representation and Warranties	65
8.8	Finders and Brokers	66
8.9	Information Supplied	66
8.10	Investigation; No Additional Representations or Warranties	66
8.11	Exclusivity of Representations and Warranties	67

ARTICLE IX
COVENANTS

9.1	Access and Information	67
9.2	Conduct of Business of the Target Companies during the Interim Period	69
9.3	Conduct of Business of SPAC during the Interim Period	73
9.4	Conduct of Business of Pubco and the Merger Subs during the Interim Period	75
9.5	Permitted Actions	76
9.6	Conduct of Business of the Target Companies after the Relevant Date	76
9.7	Updated Company Financial Statements	77
9.8	Other Financial Information	77
9.9	SPAC Public Filings	77
9.10	No Trading	78
9.11	Notification of Certain Matters	78
9.12	Efforts	78
9.13	Further Assurances	79
9.14	Exclusivity; Solicitation.	79
9.15	The Registration Statement; Recommendation	81
9.16	PIPE Subscription Agreements	84
9.17	Public Announcements	84
9.18	Confidential Information	85
9.19	Post-Closing Board of Directors and Officers of Pubco	87
9.20	Indemnification of Directors and Officers; Tail Insurance	87
9.21	Trust Account Proceeds	88
9.22	Lock-Up Agreement	88
9.23	Orca Midco Agreements	88
9.24	New Registration Rights Agreement	89
9.25	Pubco Equity Incentive Plan	89
9.26	Pubco Charter Amendment	89
9.27	Tax Matters	89
9.28	Transaction Litigation	90
9.29	Extension of SPAC Business Combination Deadline	90
9.30	Pubco Cash Matters	90

ARTICLE X
SURVIVAL

10.1	Survival	91

ARTICLE XI
CONDITIONS TO OBLIGATIONS OF THE PARTIES

11.1	Conditions to Each Party’s Obligations	91
11.2	Conditions to Obligations of Pubco, Merger Sub I and Merger Sub II	91
11.3	Conditions to Obligations of the Company, Orca Midco, Orca and the Company Shareholders	93
11.4	Conditions to Obligations of SPAC	94
11.5	Conditions to Obligations of Parties to Consummate the First Merger	96
11.6	Conditions to Obligations of Parties to Consummate the Second Merger	96
11.7	Frustration of Conditions	97

ARTICLE XII
TERMINATION AND EXPENSES

12.1	Termination	97
12.2	Effect of Termination	98
12.3	Fees and Expenses	99

ARTICLE XIII
WAIVERS AND RELEASES

13.1	Waiver of Claims Against Trust	99
13.2	Release and Covenant Not to Sue	101

ARTICLE XIV
MISCELLANEOUS

14.1	Notices	102
14.2	Binding Effect; Assignment	103
14.3	Third Parties	104
14.4	Governing Law; Jurisdiction	104
14.5	Specific Performance	104
14.6	Severability	105
14.7	Amendment	105
14.8	Waiver	105
14.9	Disclosure Schedules	105
14.10	Entire Agreement	106
14.11	Interpretation	106
14.12	Counterparts	108
14.13	No Recourse	108
14.14	Legal Representation	108

v

	ARTICLE XV
	DEFINITIONS

15.1	Certain Definitions	109
15.2	Section References	125

SCHEDULES

Schedule I – Sponsor Members

Schedule II – Knowledge of Pubco and Merger Subs

Schedule III – Knowledge of SPAC

Schedule IV – Knowledge of the Company

Schedule V – Knowledge of the Company Shareholders

EXHIBITS

Exhibit A – Form of Backstop Agreement

Exhibit B – Form of Sponsor Support Agreement

Exhibit C – Form of Insider Letter Amendment

Exhibit D – Form of Lock-Up Agreement

Exhibit E – Form of New Registration Rights Agreement

Exhibit F – Form of First Plan of Merger

Exhibit G – Form of Amended Company Charter

Exhibit H – Form of Second Plan of Merger

Exhibit I – Form of Amended SPAC Charter

Exhibit J – Form of Warrant Assignment, Assumption and Amendment Agreement

Exhibit K – Form of Amended Pubco Charter

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement, dated as of April 25, 2023, (this “Agreement”) is made and entered by and among OpSec Holdings, a Cayman Islands exempted company incorporated with limited liability and having its registered office at Paget-Brown Financial Services Limited, Century Yard, Cricket Square, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands (“Pubco”), Opal Merger Sub I, a Cayman Islands exempted company incorporated with limited liability and having its registered office at Paget-Brown Financial Services Limited, Century Yard, Cricket Square, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands, and wholly-owned Subsidiary of Pubco (“Merger Sub I”), Opal Merger Sub II, a Cayman Islands exempted company incorporated with limited liability and having its registered office at Paget-Brown Financial Services Limited, Century Yard, Cricket Square, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands, and wholly-owned Subsidiary of Pubco (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), Orca Holdings Limited, a Cayman Islands exempted company incorporated with limited liability and having its registered office at Paget-Brown Financial Services Limited, Century Yard, Cricket Square, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands (the “Company”), Orca Midco Limited, a private limited company incorporated under the Laws of England and Wales having its registered office at 40 Phoenix Road, Washington, Tyne & Wear, United Kingdom, NE38 0AD (“Orca Midco”), Orca Bidco Limited, a private limited company incorporated under the Laws of England and Wales and a Subsidiary of the Company (“Orca”), Investcorp Technology Secondary Fund 2018, L.P., a Cayman Islands exempted limited partnership (“ITSF”), Mill Reef Capital Fund SCS, a limited partnership (société en commandite simple) organized under the laws of Luxembourg (“Mill Reef”, and together with ITSF, the “Company Shareholders”), and Investcorp Europe Acquisition Corp I, a Cayman Islands exempted company incorporated with limited liability, with registered number 373300 and whose registered office is at Paget-Brown Financial Services Limited, Century Yard, Cricket Square, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands (“SPAC”, together with Pubco, the Merger Subs, the Company, Orca Midco, Orca and the Company Shareholders, collectively, the “Parties” and individually a “Party”).

RECITALS

WHEREAS, Pubco is a newly incorporated Cayman Islands exempted company incorporated with limited liability that is owned entirely by a nominee who is not a U.S. citizen or resident;

WHEREAS, each of the Merger Subs is a newly incorporated Cayman Islands exempted company incorporated with limited liability, wholly-owned by Pubco;

WHEREAS, Merger Sub I will elect effective as of its date of formation to be treated as an entity that is disregarded as separate from Pubco for U.S. federal income tax purposes;

WHEREAS, SPAC is a blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, the Company directly and indirectly, through the Company Subsidiaries, provides integrated brand protection and authentication solutions;

WHEREAS, (a) ITSF owns, beneficially and of record, 955,131.1 Company Ordinary Shares, representing 95.51% of the issued and outstanding share capital of the Company, and (b) Mill Reef owns, beneficially and of record, 44,868.9 Company Ordinary Shares, representing 4.49% of the issued and outstanding share capital of the Company, and ITSF and Mill Reef collectively own 100% of the issued and outstanding share capital of the Company;

WHEREAS, the Company and the Orca Midco Equityholders own, beneficially and of record, 100% of the issued and outstanding share capital of Orca Midco;

WHEREAS, as of the date of this Agreement, Orca Midco owns, beneficially and of record, 100% of the non-diluted issued and outstanding share capital of Orca;

WHEREAS, the Parties desire and intend to effect a business combination transaction whereby (a) the Company Shareholders will contribute all of the issued and outstanding Company Ordinary Shares to Pubco in exchange for (i) Pubco Ordinary Shares (the “Share Contribution”), and (ii) an amount in cash equal to their respective Pro Rata Portion of the Cash Consideration Amount, (b) the Company will merge with and into Merger Sub I, as a result of which the separate corporate existence of the Company shall cease and Merger Sub I shall continue as the surviving company (the “First Merger”), and (c) SPAC will merge with and into Merger Sub II, as a result of which (i) the separate corporate existence of Merger Sub II shall cease and SPAC shall continue as the surviving company, (ii) the issued and outstanding SPAC Class A Shares immediately prior to the Second Merger Effective Time shall be exchanged for Pubco Ordinary Shares concurrently with the Second Merger, (iii) the issued and outstanding SPAC Class B Shares immediately prior to the Second Merger Effective Time shall be transferred to Pubco in exchange for Pubco Ordinary Shares, and (iv) the SPAC Warrants outstanding immediately prior to the Second Merger Effective Time shall be converted into warrants issued by Pubco and exercisable for Pubco Ordinary Shares (the “Second Merger”), all upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of applicable Law;

WHEREAS, the board of directors of Pubco (the “Pubco Board”) has (a) determined that it is advisable for Pubco to enter into this Agreement and the other Ancillary Documents to which it is a party, (b) approved the execution and delivery of this Agreement and the other Ancillary Documents to which it is a party and the Transactions (including the First Merger and the Second Merger), and (c) recommended the adoption and approval of this Agreement and other Ancillary Documents to which it is a party and the Transactions (including the First Merger and the Second Merger) by Selva Selvaratnam in his capacity as the sole shareholder of Pubco (the “Pubco Shareholder”);

WHEREAS, the board of directors of Merger Sub I (the “Merger Sub I Board”) has (a) determined that it is advisable for Merger Sub I to enter into this Agreement and the other Ancillary Documents to which it is a party, (b) approved the execution and delivery of this Agreement and the other Ancillary Documents to which it is a party and the Transactions (including the First Merger), and (c) recommended the adoption and approval of this Agreement and other Ancillary Documents to which it is a party and the Transactions (including the First Merger) by Pubco in its capacity as the sole shareholder of Merger Sub I;

WHEREAS, the board of directors of Merger Sub II (the “Merger Sub II Board”) has (a) determined that it is advisable for Merger Sub II to enter into this Agreement and the other Ancillary Documents to which it is a party, (b) approved the execution and delivery of this Agreement and the other Ancillary Documents to which it is a party and the Transactions (including the Second Merger), and (c) recommended the adoption and approval of this Agreement and other Ancillary Documents to which it is a party and the Transactions (including the Second Merger) by Pubco in its capacity as the sole shareholder of Merger Sub II;

WHEREAS, the board of directors of the Company (the “Company Board”) has (a) determined that it is advisable for the Company to enter into this Agreement and the other Ancillary Documents to which it is a party, (b) approved the execution and delivery of this Agreement and the other Ancillary Documents to which it is a party and the Transactions (including the First Merger), and (c) recommended the adoption and approval of this Agreement and other Ancillary Documents to which it is a party and the Transactions (including the First Merger) by the Company Shareholders;

WHEREAS, the Company Shareholders have (a) determined that it is advisable for the Company to enter into this Agreement and the other Ancillary Documents to which it is a party and (b) adopted and approved the execution and delivery of this Agreement and the other Ancillary Documents to which the Company is a party and the Transactions (including the First Merger);

WHEREAS, the board of directors of Orca Midco (the “Orca Midco Board”) has (a) determined that it is advisable for Orca Midco to enter into this Agreement and the other Ancillary Documents to which it is a party, and (b) approved the execution and delivery of this Agreement and the other Ancillary Documents to which it is a party and the Transactions;

WHEREAS, the board of directors of Orca (the “Orca Board”) has (a) determined that it is advisable for Orca to enter into this Agreement and the other Ancillary Documents to which it is a party, and (b) approved the execution and delivery of this Agreement and the other Ancillary Documents to which it is a party and the Transactions;

WHEREAS, the board of directors of SPAC (the “SPAC Board”) has established a special committee of the SPAC Board (such committee, the “Special Committee”) and has delegated to the Special Committee, in accordance with SPAC’s Organizational Documents, the authority to recommend to the SPAC Board that it approve, on behalf of SPAC, among other things, this Agreement, the Ancillary Documents to which SPAC is a party and the Transactions;

WHEREAS, the Special Committee has unanimously (a) determined that it is in the best interests of SPAC and the shareholders of SPAC (the “SPAC Shareholders”) (other than Sponsor), and declared it advisable, to enter into this Agreement providing for the Second Merger in accordance with this Agreement, (b) approved this Agreement, the Second Merger and the other Transactions, on the terms and subject to the conditions of this Agreement, and (c) adopted a resolution recommending that the SPAC Board adopt resolutions approving and adopting this Agreement and recommending that the Second Plan of Merger set forth in this Agreement be approved by the SPAC Board and authorized by the SPAC Shareholders;

WHEREAS, the SPAC Board has (a) determined that it is advisable for SPAC to enter into this Agreement and the other Ancillary Documents to which SPAC is a party, (b) approved the execution and delivery of this Agreement and the other Ancillary Documents to which it is a party and the Transactions (including the Second Merger), and (c) recommended the adoption and approval of the Shareholder Approval Matters by the SPAC Shareholders;

WHEREAS, following the date of this Agreement and prior to the date on which the Required Shareholder Approval is obtained, Pubco and SPAC intend to enter into the PIPE Subscription Agreements (as amended or modified from time to time, the “PIPE Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which, and on the terms and subject to the conditions therein, such PIPE Investors will agree to purchase Pubco Securities (such agreements to purchase Pubco Securities, the “PIPE Subscriptions”) promptly following the consummation of the First Merger and prior to the Second Merger Effective Time;

WHEREAS, concurrently with the execution and delivery of this Agreement, in connection with the Transactions, Europe Acquisition Holdings Limited, a Cayman Islands exempted company (“Sponsor”), Pubco and SPAC are entering into that certain Backstop Agreement, dated as of the date hereof (the “Backstop Agreement”) in substantially the same form as set forth on Exhibit A, pursuant to which, among other things, and subject to the terms and conditions set forth therein, Sponsor has agreed to subscribe for and purchase a number of Pubco Securities for an aggregate purchase price not to exceed $50,000,000 (the “Sponsor Commitment”);

WHEREAS, concurrently with the execution and delivery of this Agreement, in connection with the Transactions, Sponsor and certain SPAC Shareholders as set forth on Schedule I (together with Sponsor, the “Sponsor Members”) are entering into that certain Sponsor Support Agreement (the “Sponsor Support Agreement”) with Pubco and SPAC in substantially the same form as set forth on Exhibit B, pursuant to which, among other things (a) each Sponsor Member has agreed (i) to vote all SPAC Ordinary Shares held by such Sponsor Member in favor of this Agreement and all other Shareholder Approval Matters, (ii) 50% of the Pubco Ordinary Shares held by such Sponsor Member as of immediately following the Second Merger Effective Time and after giving effect to the Share Cancellation will be subject to forfeiture and vesting as set forth in such Sponsor Support Agreement and (iii) to abstain from exercising any redemption rights in connection with the Redemption, and (b) the Sponsor has further agreed to (i) along with certain other Sponsor Members, surrender for nil consideration and cancel immediately prior to the Share Contribution, but subject to the consummation of the Second Merger, in aggregate, 2,555,100 SPAC Class B Shares held by such Sponsor Member as of immediately prior to the Share Contribution (the “Share Cancellation”), (ii) transfer to the Company Shareholders immediately following the Share Contribution, but subject to the consummation of the Second Merger, 2,050,000 SPAC Private Placement Warrants held by Sponsor (the “Warrant Transfer”) and (iii) reimburse SPAC for Expenses in excess of $20,000,000, unless such excess Expenses have otherwise been approved in writing by the Company, in each case, on the terms and subject to the conditions set forth in the Sponsor Support Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Sponsor Members, SPAC and the other parties thereto are entering into an amendment of that certain Letter Agreement, dated as of December 14, 2021, by and between the Sponsor Members and SPAC to modify the lock-up restrictions set forth therein (the “Insider Letter Amendment”) in substantially the same form as set forth on Exhibit C;

WHEREAS, at the Share Contribution Closing, the Company Shareholders and Pubco will enter into lock-up agreements with respect to the Pubco Ordinary Shares issued to them (the “Lock-Up Agreement”) in substantially the same form as set forth on Exhibit D; and

WHEREAS, on December 14, 2021, SPAC entered into a Registration Rights Agreement with the Sponsor Members (the “Sponsor Registration Rights Agreement”), and at the Second Merger Closing (and subject to the consummation thereof) (a) SPAC and the Sponsor Members shall terminate the Sponsor Registration Rights Agreement and (b) Pubco, the Company Shareholders and the Sponsor Members shall enter into a registration rights agreement (the “New Registration Rights Agreement”) in substantially the same form as set forth on Exhibit E.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

SHARE CONTRIBUTION

1.1 Exchange of Company Ordinary Shares. At the Share Contribution Closing and upon the terms and subject to the conditions of this Agreement and the articles of association of the Company, the Company Shareholders shall contribute, assign, transfer and convey to Pubco, and Pubco shall accept from the Company Shareholders, all of the legal and beneficial title to the Company Ordinary Shares, free from all Liens and together with all rights attaching to the Company Ordinary Shares at the Share Contribution Closing (including the right to receive all distributions, returns of capital and dividends declared, paid or made in respect of the Company Ordinary Shares after the Share Contribution Closing).

1.2 Consideration.

(a) Upon the terms and subject to the conditions of this Agreement, in exchange for the Company Ordinary Shares, Pubco shall, without duplication, (i) issue to the Company Shareholders (or such other Affiliate as such Company Shareholder may elect in writing, subject to such Affiliate executing such documentation (including without limitation a Lock-Up Agreement and the Registration Rights Agreement) as shall be reasonably required by the SPAC) their Pro Rata Portion of the Exchange Shares, (ii) pay to each of the Company Shareholders an amount in cash in accordance with the terms of Section 3.19 and (iii) conditional upon the occurrence of either of the following events set out at Sections 1.2(a)(i) or 1.2(a)(ii) below, issue to the Company Shareholders their Pro Rata Portion of the Deferred Founder Shares:

(i) at any time from the Second Merger Effective Time through the date that is the tenth anniversary of the Second Merger Effective Time if the VWAP of Pubco Ordinary Shares is greater than or equal to $12.00 over any 20 trading days within any 30-

day trading period; provided, that, the price target shall be equitably adjusted for stock splits, stock dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the Pubco Ordinary Shares. As used herein, “VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc; or

(ii) immediately prior to a Change of Control of Pubco after the Second Merger Effective Time and prior to the date that is ten years following the Second Merger Effective Time. As used herein, a “Change of Control” means the occurrence of any of the following events: (A) any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act or any successor provisions thereto (a “Group”) is or becomes the beneficial owner, directly or indirectly, of securities of Pubco representing more than 50% of the combined voting power of, or economic interests in, Pubco’s then outstanding voting securities; (B) there is consummated a merger or consolidation of Pubco with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (1) the Pubco Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a Subsidiary, the ultimate parent thereof or (2) the voting securities of Pubco immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; (C) the shareholders of Pubco approve a plan of complete liquidation or dissolution of Pubco or there is consummated an agreement or series of related agreements for the sale, lease or other disposition, directly or indirectly, by Pubco of 50% or more of the assets of Pubco and its Subsidiaries, taken as a whole.

(b) Prior to the Share Contribution Closing, the Company Shareholders shall provide written instructions to Pubco and its Transfer Agent to issue the Exchange Shares in accordance with their Pro Rata Portion.

(c) At the Share Contribution Closing, Pubco shall cause the Exchange Shares to be issued fully paid to the Company Shareholders in accordance with Section 1.2(b).

1.3 Transfer of Company Ordinary Shares and Other Undertakings.

(a) At the Share Contribution Closing, each Company Shareholder shall deliver or procure the delivery to Pubco and SPAC of:

(i) a duly executed share transfer form in respect of its Company Ordinary Shares to effect the transfer of its Company Ordinary Shares (the “Company STFs”);

(ii) to the extent issued, any share certificates representing its Company Ordinary Shares (each, a “Company Certificate”). In the event that any issued Company Certificate shall have been lost, stolen or destroyed, in lieu of delivery of a Company Certificate to Pubco, the relevant Company Shareholder may instead deliver to the Company an indemnity for lost certificate in form and substance reasonably acceptable to the Company and Pubco;

(iii) an irrevocable power of attorney in Agreed Form given by each Company Shareholder in favor of Pubco in respect of rights attaching to its Company Ordinary Shares;

(iv) a copy of any power of attorney in Agreed Form under which any document to be executed by any Company Shareholder under this Agreement has been executed; and

(v) a copy of the executed and undated resolutions of the Company Board (A) approving the form of the Company STFs and the transfer of the Company Ordinary Shares from the Company Shareholders to Pubco, and (B) instructing the Company’s registered office provider to update the Company’s register of members such that Pubco is entered in the register of members as the sole holder of all of the Company Ordinary Shares.

(b) At the Share Contribution Closing, Pubco shall deliver or procure the delivery to the Company Shareholders and SPAC (i) the Lock-Up Agreement, duly executed by Pubco and (ii) evidence that the Amended Pubco Charter has been adopted and is in effect in Agreed Form.

(c) At the Share Contribution Closing, SPAC shall deliver or procure the delivery to Pubco and the Company Shareholders, evidence of the Share Cancellation and the Warrant Transfer in Agreed Form.

(d) Notwithstanding anything to the contrary contained herein, no fraction of a Pubco Ordinary Share will be issued by Pubco by virtue of this Agreement or the Transactions, and each Person who would otherwise be entitled to a fraction of a Pubco Ordinary Share (after aggregating all fractional Pubco Ordinary Shares that would otherwise be received by such Person) shall instead have the number of Pubco Ordinary Shares issued to such Person rounded down in the aggregate to the nearest whole Pubco Ordinary Share.

1.4 Orca Options.

(a) Subject to Section 1.4(b) and Section 1.4(d) below, Pubco shall grant, on or as soon as reasonably practicable following the Share Contribution Closing, upon the terms and subject to the conditions of this Agreement, in exchange for the cancellation and release of each Orca Option, options over Pubco Ordinary Shares of equivalent value and on equivalent terms and status as regards vesting, exercise, indemnities and other provisions relating to tax as the Orca Options (unless otherwise determined by the Company with SPAC’s consent (not to be unreasonably withheld)) (such option, the “Pubco Options”).

(b) Notwithstanding anything to the contrary in this Agreement, Section 1.4(a) shall not apply to any Orca Option granted to, or held by, a holder that is subject to taxation in the United States (each such Orca Option, a “U.S.-Held Option”). In lieu thereof, the following provisions of this Section 1.4(b) shall apply to the U.S.-Held Options:

(i) the U.S.-Held Options set forth on Section 1.4(b)(i) of the Target Companies Disclosure Schedules (the “Cashed-Out Options”), whether vested or unvested (and to the extent not previously forfeited or canceled in accordance with their terms), shall, no later than immediately prior to the Share Contribution Closing, be canceled and converted into the right to receive, subject to the applicable holder’s execution and delivery of a fully effective and irrevocable option cancellation agreement and release of claims in a form reasonably acceptable to Orca (which form shall be subject to the review and consent of SPAC, not to be unreasonably withheld, conditioned, or delayed) (the “Option Cancellation Agreement”) an amount in cash equal for each such holder to the product of (x) the number of Orca Shares underlying such holder’s Cashed-Out Options, multiplied by (y) the excess, if any, of (A) $1.82, less (B) the exercise price per Orca Share applicable to such Cashed-Out Options as of immediately prior to such cancellation (the “Option Cashout Amount”), paid within 60 days following such cancellation. Orca shall, or shall cause, any withholding Taxes or other applicable deductions to be deducted and withheld from the Orca Cashout Amount as required or authorized by applicable Law. Orca shall use commercially reasonable efforts to cause Orca Optionholders holding Cashed-Out Options to direct that a portion of their after-Tax proceeds (as determined by Orca) following such cancellation and cash-out of the Cashed-Out Options be used to subscribe for Pubco Ordinary Shares at the Share Contribution Closing at the same price per Pubco Ordinary Share as the Exchange Shares;

(ii) any U.S.-Held Options that are not Cashed-Out Options, but that are otherwise outstanding immediately prior to the Share Contribution Closing (each, an “Assumed U.S.-Held Option”), shall, without any action on the part of the holder thereof, be canceled and automatically converted into an option to purchase a number of Pubco Ordinary Shares (rounded down to the nearest whole share) equal to the product of (x) the number of Orca Shares subject to such Assumed U.S.-Held Option as of immediately prior to the Share Contribution Closing, multiplied by (y) 0.182, at an exercise price per Pubco Ordinary Share equal to the quotient of (A) the exercise price per Orca Share applicable to such Assumed U.S.-Held Option as of immediately prior to the Share Contribution Closing, divided by (B) 0.182 (with such quotient rounded up to the nearest whole cent); provided, however, that such conversion shall be made in a manner consistent with the requirements of Section 409A of the Code and the regulations promulgated thereunder (or, in the case of an Assumed U.S.-Held Option subject to Section 422 of the Code, the requirements of

Section 424(a) of the Code and the regulations promulgated thereunder). Except as expressly set forth in this Section 1.4(b)(ii) and any other terms rendered inoperative by reason of the Transactions or for any appropriate administrative or ministerial changes, each Assumed U.S.-Held Option shall be subject to the same terms and conditions (including, without limitation, vesting, forfeiture, and expiration provisions) that were applicable to such Assumed U.S.-Held Option as of immediately prior to the Share Contribution Closing; and

(iii) Prior to the payment of any consideration therefor in accordance with this Section 1.4, Orca, as applicable, will (A) use commercially reasonable efforts to obtain from each holder of Cashed-Out Options an Option Cancellation Agreement, in each case, which provides for such holder’s consent to the application of Section 1.4(b)(i) to the Participant’s Cashed-Out Options, as applicable, in full satisfaction of any rights such holder may have under the Orca Option Scheme with respect to such Cashed-Out Options, (B) adopt resolutions to effectuate the treatment of the Orca Options pursuant to this Section 1.4, and (C) take any other actions that are necessary to effectuate the treatment of the Orca Options pursuant to this Section 1.4. Each Option Cancellation Agreement will include a provision regarding the release of all claims related to the payment, withholding of amounts, and operation of the Cashed-Out Options and Orca Option Scheme.

(c) At the Share Contribution Closing, Pubco shall assume the Orca Option Scheme. The Parties shall cooperate in good faith to effectuate the provisions of this Section 1.4.

(d) Orca Optionholders to whom shares in Orca or Orca Midco are issued as a result of the exercise of Orca Options in accordance with their terms prior to and conditional upon Share Contribution Closing (if any) shall be required to exchange such shares for Pubco Ordinary Shares in the same ratio as results from the exchange of Company Ordinary Shares for Exchange Shares by the Company Ordinary Shareholders pursuant to Section 1.1 and Section 1.2 above.

1.5 Company Shareholder Consent. Each Company Shareholder hereby approves, authorizes and consents to the Company’s execution and delivery of this Agreement and the Ancillary Documents to which the Company is or is required to be a party or otherwise bound, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the Transactions. Each Company Shareholder acknowledges and agrees that the consent set forth herein is intended and shall constitute such consent of such Company Shareholders as may be required (and shall, if applicable, operate as a written shareholder resolution of the Company) pursuant to the Company’s Organizational Documents, any other agreement in respect of the Company to which such Company Shareholder is a party or bound and all applicable Laws. Each of the Company Shareholders hereby waives and disapplies any and all pre-emption rights, rights of first refusal, tag along, drag along and other rights (each, howsoever described) that may have been conferred on it under the Company’s Organizational Documents (or any other document) or otherwise as may affect the Transactions (other than its rights pursuant to this Agreement). Further, subject to applicable Law, the Company and the Company Shareholders hereby waive any obligations of the parties under the Company’s Organizational Documents (or any other document) to the extent they relate to the Transactions.

1.6 Termination of Certain Agreements. Without limiting the provisions of Section 1.5 or Section 13.2, the Company and the Company Shareholders hereby agree that, effective at the Share Contribution Closing, any shareholders, voting or similar agreement among the Company and any of the Company Shareholders or among the Company Shareholders with respect to the Company or its shares shall automatically, and without any further action by any of the Parties, terminate in full and become null and void and of no further force and effect with no Liability whatsoever for the Company. Further, the Company and the Company Shareholders hereby waive any obligations of the parties under any agreement described in the preceding sentence with respect to the Transactions, and any failure of the parties to comply with the terms thereof in connection with the Transactions.

1.7 Release of Funds from Trust Account. Subject to the terms and conditions of the Trust Agreement, each Party shall use reasonable best efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to cause the funds held in the Trust Account to be released simultaneously with, or as promptly as practicable after, the Share Contribution Closing.

1.8 Appointment of Transfer Agent. Prior to the Share Contribution Closing, Pubco shall appoint a transfer agent reasonably acceptable to SPAC (the “Transfer Agent”), as its agent, for the purpose of (a) exchanging Company Ordinary Shares for Pubco Ordinary Shares, and (b) delivering the Exchange Shares. The Transfer Agent shall (a) exchange Company Ordinary Shares for Pubco Ordinary Shares, and (b) deliver the Exchange Shares, in each case in accordance with the terms of this Agreement and, to the extent applicable, the Cayman Companies Act and customary transfer agent procedures and the rules and regulations of the Depository Trust Company.

ARTICLE II

FIRST MERGER

2.1 First Merger. At the First Merger Effective Time, upon the terms and subject to the conditions of this Agreement and the plan of merger (the “First Plan of Merger”) substantially the same form as set forth on Exhibit F, and in accordance with the applicable provisions of the Cayman Companies Act, the Company, as a constituent company for the purpose of the Cayman Companies Act, and Merger Sub I, as a constituent company for the purpose of the Cayman Companies Act, shall consummate the First Merger, pursuant to which the Company shall be merged with and into Merger Sub I with Merger Sub I being the surviving entity for the purpose of the Cayman Companies Act, following which the separate corporate existence of the Company shall cease and Merger Sub I shall continue as the surviving company. Merger Sub I, as the surviving company after the First Merger, is hereinafter sometimes referred to as the “First Merger Surviving Company” (provided, that references to Merger Sub I for periods after the First Merger Effective Time shall include the First Merger Surviving Company).

2.2 First Merger Effective Time. The Company and Merger Sub I shall cause the First Merger to be consummated by filing the First Plan of Merger and other Cayman First Merger Filing Documents to be filed with the Cayman Registrar. The First Merger shall become effective on the First Merger Closing Date when the First Plan of Merger is approved by the Cayman Registrar or at such other, later date and time as is agreed between the Parties and specified in the First Plan of Merger (such date and time is hereinafter referred as the “First Merger Effective Time”).

2.3 Effect of the First Merger. At the First Merger Effective Time, the effect of the First Merger shall be as provided in this Agreement, the First Plan of Merger and the applicable provisions of the Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the First Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Company and Merger Sub I shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the First Merger Surviving Company, which shall include the assumption by the First Merger Surviving Company of any and all agreements, covenants, duties and obligations of the Company and Merger Sub I set forth in this Agreement to be performed after the First Merger Effective Time.

2.4 Organizational Documents of the First Merger Surviving Company. At the First Merger Effective Time, the First Merger Surviving Company shall be renamed “OpSec Holdings Limited” and shall adopt a new amended and restated memorandum and articles of association in the form of the amended and restated memorandum and articles of association of the First Merger Surviving Company (the “Amended Company Charter”) in substantially the same form as set forth on Exhibit G.

2.5 Directors and Officers of the First Merger Surviving Company. At the First Merger Effective Time, the board of directors and officers of the First Merger Surviving Company shall be the directors and officers of the Company, each to hold office in accordance with the Organizational Documents of the First Merger Surviving Company until their respective successors are duly elected or appointed and qualified.

2.6 Effect of the First Merger on Company Ordinary Shares. At the First Merger Effective Time, by virtue of the First Merger and without any further action required on the part of any Party or the holders of securities of the Company or Merger Sub I:

(a) Company Ordinary Shares. Each Company Ordinary Share issued and outstanding immediately prior the First Merger Effective Time shall no longer be outstanding and shall thereupon be converted into and become one validly issued, fully paid and non-assessable ordinary share of the First Merger Surviving Company, and such share shall constitute the only outstanding share of the First Merger Surviving Company as of immediately following the First Merger Effective Time.

(b) Cancellation of Company Ordinary Shares Owned by the Company. At the First Merger Effective Time, if there are any Company Ordinary Shares that are owned by the Company as treasury shares, such shares shall be automatically cancelled and extinguished without any conversion thereof or payment therefor.

(c) No Liability. Notwithstanding anything to the contrary in this Section 2.6, none of the First Merger Surviving Company, the Company or any other Party shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

2.7 Effect of the First Merger on Merger Sub I. At the First Merger Effective Time, the one share issued and outstanding in Merger Sub I shall be cancelled.

2.8 Lost, Stolen or Destroyed Company Ordinary Share Certificates. In the event any certificates representing Company Ordinary Shares shall have been lost, stolen or destroyed, the First Merger Surviving Company shall issue, in exchange for such lost, stolen or destroyed certificates, as the case may be, upon the making of an indemnity of that fact by the holder thereof, such securities, as may be required pursuant to Section 2.6.

2.9 Taking of Necessary Action; Further Action. If, at any time after the First Merger Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the First Merger Surviving Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub I, the officers and directors of the Company and Merger Sub I are fully authorized in the name of their respective entities to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE III

SECOND MERGER

3.1 Second Merger. At the Second Merger Effective Time, upon the terms and subject to the conditions of this Agreement and the plan of merger (the “Second Plan of Merger”) substantially the same form as set forth on Exhibit H, and in accordance with the applicable provisions of the Cayman Companies Act, SPAC, as a constituent company for the purpose of the Cayman Companies Act, and Merger Sub II, as a constituent company for the purpose of the Cayman Companies Act, shall consummate the Second Merger, pursuant to which SPAC shall be merged with and into Merger Sub II with SPAC being the surviving entity for the purpose of the Cayman Companies Act, following which the separate corporate existence of Merger Sub II shall cease and SPAC shall continue as the surviving company. SPAC, as the surviving company after the Second Merger, is hereinafter sometimes referred to as the “Second Merger Surviving Company” (provided, that references to SPAC for periods after the Second Merger Effective Time shall include the Second Merger Surviving Company).

3.2 Second Merger Effective Time. SPAC and Merger Sub II shall cause the Second Merger to be consummated by filing the Second Plan of Merger and other Cayman Second Merger Filing Documents to be filed with the Cayman Registrar. The Second Merger shall become effective on the Second Merger Closing Date when the Second Plan of Merger is approved by the Cayman Registrar or at such other, later date and time as is agreed between the Parties and specified in the Second Plan of Merger (such date and time is hereinafter referred as the “Second Merger Effective Time”).

3.3 Effect of the Second Merger. At the Second Merger Effective Time, the effect of the Second Merger shall be as provided in this Agreement, the Second Plan of Merger, and the applicable provisions of the Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Second Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of SPAC and Merger Sub II shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Second Merger Surviving Company (including all rights and obligations with respect to the Trust Account), which shall include the assumption by the Second Merger Surviving Company of any and all agreements, covenants, duties and obligations of SPAC and Merger Sub II set forth in this Agreement to be performed after the Second Merger Effective Time.

3.4 Organizational Documents of the Second Merger Surviving Company. At the Second Merger Effective Time, the Second Merger Surviving Company shall be renamed “OpSec Group, Inc.” and shall adopt a new amended and restated memorandum and articles of association in the form of the amended and restated memorandum and articles of association of the Second Merger Surviving Company (the “Amended SPAC Charter”) in substantially the same form as set forth on Exhibit I.

3.5 Directors and Officers of the Second Merger Surviving Company. At the Second Merger Effective Time, the board of directors and officers of the Second Merger Surviving Company shall be the directors and officers of Merger Sub II, each to hold office in accordance with the Organizational Documents of the Second Merger Surviving Company until their respective successors are duly elected or appointed and qualified.

3.6 Effect of the Second Merger on SPAC Pubic Units, Class A Shares and SPAC Warrants. At the Second Merger Effective Time, by virtue of the Second Merger and without any further action required on the part of any Party or the holders of securities of SPAC or Merger Sub II:

(a) SPAC Public Units. Each SPAC Public Unit outstanding immediately prior to the Second Merger Effective Time shall be automatically detached pursuant to the terms of this Agreement and the holder thereof shall be deemed to hold one SPAC Class A Share and one-half of a SPAC Warrant in accordance with the terms of the applicable SPAC Public Unit, which underlying SPAC Securities shall be converted in accordance with the applicable terms of Section 3.6(b) and (c) below.

(b) SPAC Class A Shares. The SPAC Class A Shares issued and outstanding immediately prior to the Second Merger Effective Time (other than those described in Section 3.6(d) below) shall be exchanged for Pubco Ordinary Shares such that each holder of record of SPAC Class A Shares immediately prior to the Second Merger Effective Time shall receive, in the aggregate, a number of Pubco Ordinary Shares equal to the product of (i) the total number of SPAC Class A Shares held of record by such holder immediately prior to the Second Merger Effective Time, multiplied by (ii) the Exchange Ratio, subject to adjustment in accordance with Section 3.15. The holders of SPAC Class A Shares outstanding immediately prior to the Second Merger Effective Time shall cease to have any rights with respect to such shares, except as provided herein or by Law. Each certificate previously evidencing SPAC Class A Shares (if any) shall be exchanged for a certificate (if requested) representing the same number of Pubco Ordinary Shares upon the surrender of such certificate in accordance with this Section 3.6 and Section 3.8.

(c) SPAC Warrants. Each SPAC Warrant that is outstanding immediately prior to the Second Merger Effective Time shall, pursuant to the SPAC Warrant Agreement, cease to represent a right to acquire the number of SPAC Class A Shares set forth in such SPAC Warrant and shall be converted in accordance with the terms of such SPAC Warrant Agreement, at the Second Merger Effective Time, into a right to acquire that number of Pubco Ordinary Shares equal to (i) the number of SPAC Class A Shares set forth in such SPAC Warrant multiplied by (ii) the Exchange Ratio (each, a “Pubco Warrant” and collectively, the “Pubco Warrants”) on substantially the same terms as were in effect immediately prior to the Second Merger Effective Time under the terms of the SPAC Warrant Agreement. The Parties shall take all lawful action to effect the aforesaid provisions of this Section 3.6(c), including entering into, together with the Warrant Agent, the Warrant Assignment, Assumption and Amendment Agreement (the “Warrant Assignment, Assumption and Amendment Agreement”) in substantially the same form as set forth on Exhibit J. At or prior to the Second Merger Effective Time, Pubco shall take all corporate actions necessary to reserve for future issuance and shall maintain such reservation for so long as any of the Pubco Warrants remain outstanding, a sufficient number of Pubco Ordinary Shares for delivery upon the exercise of such Pubco Warrants.

(d) Cancellation of SPAC Class A Shares and SPAC Warrants Owned by SPAC. At the Second Merger Effective Time, if there are any SPAC Class A Shares and SPAC Warrants that are owned by SPAC as treasury shares, such shares shall be automatically cancelled and extinguished without any conversion thereof or payment therefor.

(e) Transfers of Ownership. If any certificate for Pubco Ordinary Shares is to be issued in a name other than that in which the certificate surrendered, or transferred to Pubco, in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered, or transferred to Pubco, will be accompanied by an appropriate instrument of transfer and that the Person requesting such exchange will have paid to Pubco or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for Pubco Ordinary Shares in any name other than that of the registered holder of the certificate surrendered or transferred, or established to the satisfaction of Pubco or any agent designated by it that such Tax has been paid or is not payable.

(f) No Liability. Notwithstanding anything to the contrary in this Section 3.6, none of the First Merger Surviving Company, Second Merger Surviving Company, SPAC or any other Party shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Dissenters’ Rights.

(i) Subject to Section 3.17(b) but notwithstanding any other provision of this Agreement to the contrary and to the extent available under the Cayman Companies Act, SPAC Ordinary Shares that are issued and outstanding immediately prior to the Second Merger Effective Time and that are held by the SPAC Shareholders who shall have validly exercised their dissenters’ rights for such SPAC Ordinary Shares in accordance with Section 238 of the Cayman Companies Act and otherwise complied with all of the provisions of the Cayman Companies Act relevant to the exercise and perfection of dissenters’ rights (the “Dissenting SPAC Shares” and the holders of such Dissenting SPAC

Shares being the “Dissenting SPAC Shareholders”) shall not be converted into, and such Dissenting SPAC Shareholders shall have no right to receive, the applicable merger consideration as contemplated herein unless and until such Dissenting SPAC Shareholder fails to perfect or withdraws or otherwise loses his, her or its dissenters’ rights under the Cayman Companies Act. The SPAC Ordinary Shares owned by any SPAC Shareholder who fails to perfect or who effectively withdraws or otherwise loses his, her or its dissenters’ rights pursuant to the Cayman Companies Act shall cease to be the Dissenting SPAC Shares and shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Second Merger Effective Time, the right to receive the applicable merger consideration as contemplated herein, without any interest thereon.

(ii) Prior to the Second Merger Closing, SPAC shall give the Company (A) prompt written notice of any demands for dissenters’ rights received by SPAC from the SPAC Shareholders and any withdrawals of such demands and (B) the opportunity to direct all negotiations and proceedings with respect to any such notice or demand for dissenters’ rights under the Cayman Companies Act. SPAC shall not, except with the prior written consent of the Company, make any offers or payment or otherwise agree or commit to any payment or other consideration with respect to any exercise by a SPAC Shareholder of its rights to dissent from the Second Merger or any demands for appraisal or offer or agree or commit to settle or settle any such demands or approve any withdrawal of any such dissenter rights or demands.

3.7 Transfer of SPAC Class B Shares. Concurrently with, and as part of the same transaction as, the Second Merger, and effective as at the Second Merger Effective Time, and upon the terms and subject to the conditions of this Agreement and SPAC’s Organizational Documents, the Sponsor Members shall sell to Pubco and transfer to the Exchange Agent (for further transfer to Pubco), and Pubco shall purchase from the Sponsor Members, all of the legal and beneficial title to the SPAC Class B Shares, free from all Liens and together with all rights attaching to the SPAC Class B Shares at the Second Merger Effective Time (including the right to receive all distributions, returns of capital and dividends declared, paid or made in respect of the SPAC Class B Shares after the Second Merger Effective Time). In consideration for the purchase of each one SPAC Class B Share, Pubco shall issue, and shall deposit with the Exchange Agent for the benefit of the Sponsor Members, and shall cause the Exchange Agent to deliver to the Sponsor Members, one duly authorized, validly allotted, issued, fully paid and nonassessable Pubco Ordinary Share (deemed to have a value of $10.00 per share). At the Second Merger Effective Time, each of such Sponsor Members shall deliver or procure the delivery to Pubco and the Exchange Agent of:

(a) a duly executed share transfer form in respect of the SPAC Class B Shares to effect the transfer of SPAC Class B Shares (the “SPAC STFs”);

(b) an irrevocable power of attorney in Agreed Form in favor of Pubco in respect of rights attaching to the SPAC Class B Shares;

(c) a copy of any power of attorney in Agreed Form under which any document to be executed by such Sponsor Member under this Section 3.7 has been executed; and

(d) a copy of the executed and undated resolutions of the SPAC Board (i) approving the SPAC STFs and the transfer of the SPAC Class B Shares from the Sponsor Members to Pubco, and (ii) instructing the SPAC’s transfer agent to update SPAC’s register of members such that Pubco is entered in the register of members as the sole holder of all of SPAC Class B Shares.

3.8 Reclassification of SPAC Class B Shares. Immediately after the Second Merger Effective Time, each SPAC Class B Share transferred to Pubco under Section 3.7 shall be converted into a SPAC Class A Share in accordance with SPAC’s Organizational Documents.

3.9 Effect of the Second Merger on Pubco. At the Second Merger Effective Time, without any further action required on the part of any Party or any equityholder of SPAC or Pubco (save as referred to in this Section 3.9), all of the Pubco Ordinary Shares issued and outstanding immediately prior to the Second Merger Effective Time standing in the name of the Pubco Shareholder in the register of members of Pubco (excluding, for the avoidance of doubt, any Pubco Ordinary Shares issued (a) at the Second Merger Effective Time or (b) to any other shareholder of Pubco (other than the Pubco Shareholder)) shall be irrevocably surrendered by the Pubco Shareholder to Pubco for cancellation and for nil consideration, and the Pubco Shareholder (as sole holder of such Pubco shares being surrendered) hereby irrevocably consents to such surrender. For the avoidance of doubt, upon such surrender and cancellation of such Pubco Ordinary Shares, Pubco shall continue to have shares in issue.

3.10 Effect of the Second Merger on Merger Sub II. At the Second Merger Effective Time, all issued and outstanding shares in Merger Sub II shall cease to be outstanding and shall automatically be cancelled and shall cease to exist.

3.11 Satisfaction of Rights. All securities issued upon the surrender, conversion or transfer of SPAC Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, provided that any restrictions on the sale, exchange and transfer of SPAC Securities shall also apply to the Pubco Securities so issued in exchange.

3.12 Lost, Stolen or Destroyed SPAC Certificates. In the event any certificates representing SPAC Securities shall have been lost, stolen or destroyed, Pubco shall issue, in exchange for such lost, stolen or destroyed certificates, as the case may be, upon the making of an indemnity of that fact by the holder thereof, such securities, as may be required pursuant to Section 3.6.

3.13 Taking of Necessary Action; Further Action. If, at any time after the Second Merger Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Second Merger Surviving Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of SPAC and Merger Sub II, the officers and directors of SPAC and Merger Sub II are fully authorized in the name of their respective entities to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

3.14 Tax Consequences. The Parties agree and acknowledge that for U.S. federal, and applicable state and local, income Tax purposes, it is intended that: (a) the Share Contribution, together with the purchase of Pubco Ordinary Shares under the PIPE Subscription Agreements and the share for share exchange in the Second Merger is intended to qualify as a transaction described in Section 351 of the Code; (b) the Share Contribution, together with the First Merger, is also intended to qualify as a “reorganization” described in Section 368(a) of the Code; and (c) this Agreement constitutes, and is adopted as, a separate “plan of reorganization” within the meaning of U.S. Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) for the Share Contribution and First Merger for purposes of Sections 354, 361 and 368 of the Code and the U.S. Treasury Regulations promulgated thereunder (collectively, the “Intended Tax Treatment”). No Party shall take or cause to be taken, or fail to take or cause to be failed to be taken, any action, if such action or failure to act would reasonably be expected to prevent or impede the relevant portions of the Transactions from qualifying for the Intended Tax Treatment. To the extent required to do so under applicable Law, the Parties agree to file all Tax and other informational returns on a basis consistent with the Intended Tax Treatments unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code or a change in applicable Law. Each of the Parties acknowledge and agree that each (i) has had the opportunity to obtain legal and Tax advice with respect to the Transactions, and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Transactions do not qualify for the Intended Tax Treatment.

3.15 Anti-Dilution Adjustments. The Exchange Ratio and any other similarly dependent items shall be adjusted to reflect fully the appropriate effect of any stock split, subdivision, split-up, reverse stock split, consolidation, stock dividend or distribution of SPAC Class A Shares, SPAC Class B Shares or Pubco Ordinary Shares, as applicable, or securities convertible into any such securities, reorganization, recapitalization, reclassification or other like change with respect to SPAC Class A Shares, SPAC Class B Shares or Pubco Ordinary Shares, as applicable, having a record date occurring on or after the date of this Agreement and prior to the Second Merger Effective Time; provided that nothing in this Section 3.15 shall be construed to permit Pubco or SPAC to take any action with respect to its securities that is prohibited by the terms of this Agreement or applicable Law.

3.16 Withholding. Notwithstanding anything in this Agreement to the contrary, SPAC, Pubco and the Target Companies shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement any amounts required to be deducted and withheld with respect to the making of such payment under applicable Law. For the avoidance of doubt, the ability to make deductions required by Law shall apply to any payments made to the Company Shareholders, the Orca Optionholders and the Orca Midco Equityholders. If SPAC, Pubco or the Target Companies determine that any payments to the Company Shareholders or the Orca Optionholders under this Agreement, excluding any compensatory payments to be made pursuant to this Agreement, is subject to deduction or withholding, then such Person shall use reasonable best efforts to provide notice to the Person in respect of whom such amounts are intended to be deducted or withheld as soon as reasonably practicable after such determination. SPAC, Pubco or any of the Target Companies, as applicable, shall use reasonable best efforts to provide the payment recipient with reasonable opportunity to provide any forms or other documentation and otherwise reasonably cooperate with the relevant Parties in good faith to avoid or minimize such deduction or withholding. To the extent that amounts are so withheld and paid over to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made (including with respect to payments, if any, made to the Company Shareholders, the Orca Optionholders and the Orca Midco Equityholders). In the case of any such payment payable to employees of the Target Companies in connection with the Transactions that is treated as compensation, the relevant Parties shall reasonably cooperate to pay such amounts through the applicable Target Company’s payroll to facilitate applicable withholding.

3.17 Notice to SPAC Shareholders Delivering Written Objection. If any SPAC Shareholder gives to SPAC, before the Required Shareholder Approval is obtained at the Special Shareholder Meeting, written objection to the Second Merger (each, a “Written Objection”) in accordance with Section 238(2) of the Cayman Companies Act:

(a) SPAC shall, in accordance with Section 238(4) of the Cayman Companies Act, promptly give written notice of the authorization of the Second Merger (the “Authorization Notice”) to each such SPAC Shareholder who has made a Written Objection; and

(b) unless SPAC and the Company elect by agreement in writing to waive this Section 3.17(b), no Party shall be obligated to commence the Second Merger Closing, and the Second Plan of Merger shall not be filed with the Registrar until at least 20 days shall have elapsed since the date on which the Authorization Notice is given (being the period allowed for written notice of an election to dissent under Section 238(5) of the Cayman Companies Act, as referred to in Section 239(1) of the Cayman Companies Act), but in any event subject to the satisfaction or waiver of all of the conditions set forth in Article XI hereof.

3.18 Sponsor Commitment; PIPE Investment. Substantially simultaneously with the Second Merger Closing, the PIPE Subscriptions (including, if necessary, the Sponsor Commitment) shall be consummated pursuant to, and in the amounts set forth in, the PIPE Subscription Agreements.

3.19 Payment of Cash Consideration Amount. Pursuant to the terms of Section 1.2(a), substantially simultaneously with the Second Merger Closing, immediately following the consummation of the PIPE Subscriptions (including, if necessary, the Sponsor Commitment), Pubco shall use a portion of the cash proceeds from the PIPE Subscriptions to pay to each of the Company Shareholders such Company Shareholder’s Pro Rata Portion of the Cash Consideration Amount, which such amounts shall be paid by wire transfer of immediately available funds to the account designated in writing by each of the Company Shareholders prior to the Second Merger Closing.

3.20 Exchange Procedures.

(a) Exchange Agent. On the Second Merger Closing Date and upon the Second Merger Effective Time, in accordance with Section 3.6(b) and Section 3.7, Pubco shall issue, and shall deposit with a bank or trust company that shall be designated by SPAC and is reasonably satisfactory to the Company (the “Exchange Agent”), for the benefit of the holders of the SPAC Ordinary Shares, for exchange in accordance with Section 3.7 and this Section 3.19, the number of Pubco Ordinary Shares (in uncertificated form or book-entry form) sufficient to deliver the

Pubco Ordinary Shares Consideration (the “Exchange Fund”). Pubco shall cause the Exchange Agent, pursuant to irrevocable instructions, to deliver the Pubco Ordinary Shares Consideration out of the Exchange Fund in accordance with this Agreement. Except as contemplated by this Section 3.19, the Exchange Fund shall not be used for any other purpose.

(b) Exchange Procedures. As promptly as practicable after the Second Merger Effective Time, but in any event within two Business Days thereof, Pubco shall use its reasonable best efforts to cause the Exchange Agent to mail to each holder of record of the SPAC Class A Shares entitled to receive the Pubco Ordinary Shares Consideration pursuant to Section 3.6(b) a letter of transmittal, which shall be in a form reasonably acceptable to SPAC and the Company (the “Letter of Transmittal”), along with instructions for use in effecting the surrender of the certificates evidencing such SPAC Class A Shares (collectively, the “Certificates”) pursuant to the Letter of Transmittal. Within five Business Days after the surrender to the Exchange Agent of all Certificates held by such holder for cancellation, together with a Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may be required pursuant to such instructions, the holder of such Certificates shall be entitled to receive in exchange therefor, and Pubco shall cause the Exchange Agent to deliver, the applicable Pubco Ordinary Shares Consideration, and the Certificates so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.19, each Certificate entitled to receive a portion of the Pubco Ordinary Shares Consideration in accordance with Section 3.6(b) shall be deemed at all times after the Second Merger Effective Time, as the case may be, to represent only the right to receive the Pubco Ordinary Shares Consideration that such holder is entitled to receive in accordance with the provisions of Section 3.6(b).

(c) The Pubco Ordinary Shares Consideration delivered upon the exchange of the SPAC Ordinary Shares in accordance with the terms hereof shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such SPAC Ordinary Shares.

(d) No Liability. None of the Exchange Agent, SPAC, Pubco, the Second Merger Surviving Company or any of their respective Affiliates shall be liable to any holder of SPAC Ordinary Shares for any such SPAC Ordinary Shares (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law in accordance with this Section 3.19.

(e) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate, the Pubco Ordinary Shares Consideration, as the case may be, that such holder is otherwise entitled to receive pursuant to, and in accordance with, the provisions of Section 3.6(b).

ARTICLE IV

CLOSING

4.1 Closing. The closing of the Share Contribution (the “Share Contribution Closing”) shall occur on the third Business Day following the satisfaction or waiver of the conditions set forth in Article XI (other than (a) those conditions that by their nature are to be fulfilled at the Share Contribution Closing, but subject to the satisfaction or waiver of such conditions, (b) those conditions that by their nature are to be fulfilled at the First Merger Closing and (c) those conditions that by their nature are to be fulfilled at the Second Merger Closing), or at such other date as SPAC, Pubco and the Company may agree in writing. Subject to the consummation of the Share Contribution Closing and the satisfaction or waiver of the conditions set forth in Section 11.5 (other than (a) those conditions that by their nature are to be fulfilled at the First Merger Closing, but subject to the satisfaction or waiver of such conditions and (b) those conditions that by their nature are to be fulfilled at the Second Merger Closing) the closing of the First Merger (the “First Merger Closing”) shall occur on the same day as, but immediately following, the Share Contribution Closing. Subject to the consummation of the Share Contribution Closing and the First Merger Closing and the satisfaction or waiver of the conditions set forth in Section 11.6 (other than those conditions that by their nature are to be fulfilled at the Second Merger Closing, but subject to the satisfaction or waiver of such conditions) the closing of the Second Merger (the “Second Merger Closing”) shall occur on the same day as, but immediately following, the First Merger Closing. The date of the Share Contribution Closing shall be referred to herein as the “Share Contribution Closing Date”. The date of the First Merger Closing shall be referred to herein as the “First Merger Closing Date”. The date of the Second Merger Closing shall be referred to herein as the “Second Merger Closing Date”. Each of the Share Contribution Closing, the First Merger Closing and the Second Merger Closing shall take place virtually by telephone or video conference and/or through the electronic exchange of transaction document or at such other place or form as SPAC, Pubco and the Company may agree in writing, and at such times on the Share Contribution Closing Date, the First Merger Closing Date and the Second Merger Closing Date as SPAC, Pubco and the Company agree in writing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SPAC

Except as set forth in (a) the disclosure schedules delivered by SPAC to the Target Companies and the Company Shareholders on the date hereof (the “SPAC Disclosure Schedules”) or (b) the SEC Reports that are available on the SEC’s website through EDGAR prior to the date of this Agreement (excluding any disclosures in any risk factors section that do not constitute statements of fact, disclosures under the headings “Qualitative Disclosures About Market Risk”, disclosures in any forward-looking statements disclaimer and other disclosures that are generally cautionary, predictive or forward-looking in nature); provided, however, that nothing set forth in or disclosed in the SEC Reports shall qualify, or be deemed to qualify, the representations and warranties set forth in Section 5.1, Section 5.2, Section 5.5, Section 5.14, Section 5.16 and Section 5.20, SPAC hereby represents and warrants to the other Parties, as follows:

5.1 Organization and Standing. SPAC is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. SPAC has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. SPAC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. SPAC has heretofore made available to the Company accurate and complete copies of its Organizational Documents, each as currently in effect. SPAC is not in violation of any provision of its Organizational Documents.

5.2 Authorization; Binding Agreement. SPAC has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform its obligations hereunder and thereunder and to consummate the Transactions, subject to obtaining the Required Shareholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the Transactions (a) have been duly and validly authorized by the SPAC Board and the Special Committee and (b) other than the Required Shareholder Approval, no other corporate proceedings, other than as set forth elsewhere in the Agreement, on the part of SPAC are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the Transactions. The Special Committee, at a duly called and held meeting or in writing as permitted by SPAC’s Organizational Documents, has unanimously (i) determined that this Agreement, the Ancillary Documents to which SPAC is a party, including the Second Plan of Merger and the consummation of the Transactions, including the Second Merger, are advisable, fair to and in the best interests of SPAC and the SPAC Shareholders (other than Sponsor) in accordance with the Cayman Companies Act, (ii) authorized and approved the execution, delivery and performance of this Agreement, the Ancillary Documents to which SPAC is a party, including the Second Plan of Merger and the consummation of the Transactions, including the Second Merger, and (iii) recommended that the SPAC Board approve and adopt this Agreement and recommend that the SPAC Shareholders vote in favor of the approval of this Agreement, the Ancillary Documents to which SPAC is a party, including the Second Plan of Merger and the other Shareholder Approval Matters in accordance with the Cayman Companies Act (the “Special Committee Recommendation”). The SPAC Board, at a duly called and held meeting or in writing as permitted by SPAC’s Organizational Documents and following the Special Committee Recommendation, has unanimously (A) determined that this Agreement, the Ancillary Documents to which SPAC is a party, including the Second Plan of Merger and the consummation of the Transactions, including the Second Merger, are advisable, fair to and in the best interests of SPAC and the SPAC Shareholders (other than Sponsor) in accordance with the Cayman Companies Act, (B) authorized and approved the execution, delivery and performance of this Agreement, the Ancillary Documents to which SPAC is a party, including the Second Plan of Merger and the consummation of the Transactions, including the Second Merger, (C) recommended that the SPAC Shareholders vote in favor of the approval of this Agreement, the Ancillary Documents to which SPAC is a party, including the Second Plan of Merger, the consummation of the Transactions, including the Second Merger, and the other Shareholder Approval Matters in accordance with the Cayman Companies Act (the “SPAC Board Recommendation”) and (D) directed that this Agreement, the Ancillary Documents to which SPAC is a party, including the Second Plan of Merger and the Shareholder Approval Matters be submitted to the SPAC Shareholders for their approval. This Agreement has been, and each Ancillary Document to which SPAC is a party shall be when delivered, duly and validly executed and delivered by SPAC and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally and subject to general principles of equity (collectively, the “Enforceability Exceptions”).

5.3 Governmental Approvals. No Consent of any Governmental Authority on the part of SPAC is required to be obtained or made in connection with the execution, delivery or performance by SPAC of this Agreement and each Ancillary Document to which it is a party or the consummation by SPAC of the Transactions, other than (a) any filings required with Nasdaq or the SEC with respect to the Transactions, (b) applicable requirements, if any, of the Securities Act and the Exchange Act, and (c) registration of the Second Merger by the Cayman Registrar.

5.4 Non-Contravention. The execution and delivery by SPAC of this Agreement and each Ancillary Document to which it is a party, the consummation by SPAC of the Transactions, and compliance by SPAC with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of SPAC’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 5.3, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to SPAC or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by SPAC under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than a Permitted Lien) upon any of the properties or assets of SPAC under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person, or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any SPAC Material Contract, except for in cases of clauses (b) and (c), as would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect.

5.5 Capitalization.

(a) As of the date of this Agreement, the issued and outstanding SPAC Securities are set forth hereto in Section 5.5(a) of the SPAC Disclosure Schedules. As of the date of this Agreement, there are no issued or outstanding SPAC preferred shares. All outstanding SPAC Securities are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, right of first refusal, pre-emptive right, subscription right or any similar right under the Laws of the Cayman Islands, SPAC’s Organizational Documents or any Contract to which SPAC is a party. None of the outstanding SPAC Securities have been issued in violation of any applicable securities Laws. Prior to giving effect to the Transactions, SPAC does not have any Subsidiaries or own any equity interests in any other Person.

(b) Except as set forth in Section 5.5(a) or Section 5.5(b) of the SPAC Disclosure Schedules, there are no (i) outstanding options, warrants, puts, calls, convertible or exchangeable securities, “phantom” share rights, share appreciation rights, share-based units, pre-emptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued securities of SPAC, (B) obligating SPAC to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for any shares, or (C) obligating SPAC to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such shares. Other than the Redemption or as expressly set forth in this Agreement, there are no outstanding obligations of SPAC to repurchase, redeem or otherwise acquire any shares of SPAC or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth herein, there are no shareholders agreements, voting trusts or other agreements or understandings to which SPAC is a party with respect to the voting or transfer of any shares of SPAC.

(c) All Indebtedness of SPAC as of the date of this Agreement is disclosed in Section 5.5(c) of the SPAC Disclosure Schedules. No Indebtedness of SPAC contains any restriction upon: (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by SPAC, or (iii) the ability of SPAC to grant any Lien on its properties or assets. As of the date hereof, SPAC does not have any present intention, agreement, arrangement or understanding to enter into or incur, any additional obligations with respect to or under any Indebtedness.

(d) Since the date of formation of SPAC, and except as contemplated by this Agreement, SPAC has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and the SPAC Board has not authorized any of the foregoing.

5.6 SEC Filings; SPAC Financial Statements; Internal Controls.

(a) Except as set forth in Section 5.6(a) of the SPAC Disclosure Schedules, SPAC, since the IPO, has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by SPAC with the SEC under the Securities Act and the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement and prior to the Share Contribution Closing. Except to the extent available on the SEC’s web site through EDGAR, SPAC has delivered to the Company copies in the form filed with the SEC of all of the following: (i) SPAC’s annual reports on Form 10-K for each fiscal year that SPAC filed such reports, (ii) SPAC’s quarterly reports on Form 10-Q for each fiscal quarter that SPAC filed such reports in each of the fiscal years of SPAC, and (iii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by SPAC with the SEC since the IPO (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “SEC Reports”). The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 5.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) As of the date of this Agreement, (i) the SPAC Public Units, the SPAC Class A Shares and the SPAC Public Warrants are listed on Nasdaq under the ticker symbols IVCBU, IVCB and IVCBW, respectively, (ii) SPAC has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such SPAC Securities, (iii) there are no Actions pending or, to the Knowledge of SPAC, threatened against SPAC by the Financial Industry Regulatory Authority, Inc. with respect to any intention by such entity to suspend, prohibit or terminate the listing of such SPAC Securities on Nasdaq, and (iv) such SPAC Securities are in compliance with all of the applicable corporate governance rules of Nasdaq.

(c) The financial statements and notes of SPAC contained or incorporated by reference in the SEC Reports (the “SPAC Financial Statements”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of SPAC at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved, (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable), and (iii) in the case of audited financial statements, PCAOB standards.

(d) Except as and to the extent reflected or reserved against in the SPAC Financial Statements, SPAC has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that is not adequately reflected or reserved on or provided for in the SPAC Financial Statements, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since SPAC’s formation in the ordinary course of business. SPAC does not maintain any “off-balance sheet arrangement” within the meaning of Item 303 of Regulation S-K under the Securities Act. As of the date of this Agreement, no financial statements other than those of SPAC are required by GAAP to be included in the financial statements of SPAC.

(e) Since the IPO, neither SPAC nor SPAC’s independent auditors has identified or been made aware of any (i) “significant deficiency” in the internal controls over financial reporting of SPAC, (ii) “material weakness” in the internal controls over financial reporting of SPAC, (iii) fraud, whether or not material, that involves management or other employees of SPAC who have a role in the internal controls over financial reporting of SPAC or (iv) any written claim or allegation regarding any of the foregoing.

(f) Except as not required in reliance on exemptions from various reporting requirements by virtue of SPAC’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, since the IPO, (i) SPAC has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of SPAC’s financial reporting and the preparation of SPAC’s financial statements for external purposes in accordance with GAAP, and (ii) SPAC has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to SPAC is made known to SPAC’s principal executive officer and principal financial officer by others within SPAC, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared.

(g) There are no outstanding loans or other extensions of credit made by SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SPAC. SPAC has not taken any action prohibited by Section 402 of SOX.

(h) To the Knowledge of SPAC, as of the date hereof, there are no outstanding comments from the SEC with respect to the SEC Reports. To the Knowledge of SPAC, none of the SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

5.7 Absence of Certain Changes. As of the date of this Agreement, SPAC has (a) since its formation, conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Target Companies and the negotiation and execution of this Agreement) and related activities, and (b) since the IPO, not been subject to a SPAC Material Adverse Effect.

5.8 Compliance with Laws. SPAC is, and has since its formation been, in compliance with all Laws applicable to it and the conduct of its business except for such noncompliance which would not reasonably be expected to have a SPAC Material Adverse Effect, and SPAC has not received written notice alleging any violation of applicable Law in any material respect by SPAC.

5.9 Actions; Orders; Permits. There is no pending or, to the Knowledge of SPAC, threatened Action to which SPAC is subject which would reasonably be expected to have a SPAC Material Adverse Effect. There is no material Action that SPAC has pending against any other Person. SPAC is not subject to any material Orders of any Governmental Authority, nor are any such Orders pending. SPAC holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such Consent or for such Consent to be in full force and effect would not reasonably be expected to have a SPAC Material Adverse Effect.

5.10 Taxes and Returns.

(a) SPAC has or will have timely filed, or caused to be timely filed, all income and other material Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects. SPAC has timely paid, collected, withheld or remitted, or caused to be paid, collected, withheld or remitted, all material Taxes required to be paid, other than such Taxes for which adequate reserves in the SPAC Financial Statements have been established in accordance with GAAP.

(b) There are no claims, assessments, audits, examinations, investigations or other Actions pending or in progress against SPAC, in respect of any Tax, and SPAC has not been notified in writing of any proposed Tax claims or assessments against SPAC.

(c) There are no Liens with respect to any Taxes upon any of SPAC’s assets, other than Permitted Liens.

(d) SPAC has not requested or consented to any waivers or extensions of any applicable statute of limitations for the collection or assessment of any Taxes, which waiver or extension (or request for such waiver or extension) is outstanding or pending.

(e) There is no Action currently pending or threatened against SPAC by a Governmental Authority in a jurisdiction where SPAC does not file Tax Returns that it is or may be subject to Tax or required to file a Tax Return in that jurisdiction.

(f) SPAC has never been a party to any transaction that was intended to qualify under Section 355 of the Code (or under so much of Section 356 of the Code as relates to Section 355 of the Code).

(g) SPAC has not been a party to any “reportable cross border arrangement” as defined in 3(19) of Directive 2011/16/EU as amended by Directive (EU) 2018/822 that has not yet been reported.

(h) SPAC has not knowingly taken any action, nor is aware of any fact or circumstance, that would reasonably be expected to prevent the relevant portions of the Transactions from qualifying for the Intended Tax Treatment.

(i) SPAC is not resident for tax purposes outside the jurisdiction of its incorporation and is not managed or controlled outside such jurisdiction for income Tax purposes. SPAC does not, or has never had, a permanent establishment in any country other than the country of its organization.

5.11 Employees and Employee Benefit Plans. SPAC does not (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any Liability under, any Benefit Plans. Except as set forth on Section 5.11 of the SPAC Disclosure Schedules, neither the execution and delivery of this Agreement or the Ancillary Documents nor the consummation of the Transactions will (i) result in any payment or benefit (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of SPAC, or (ii) result in the acceleration of the time of payment or vesting of any such payment or benefit.

5.12 Properties. SPAC does not own, license or otherwise have any right, title or interest in any material Intellectual Property. SPAC does not own or lease any material real property or Personal Property.

5.13 Material Contracts.

(a) Except as set forth on Section 5.13 of the SPAC Disclosure Schedules, other than this Agreement and the Ancillary Documents, there are no Contracts to which SPAC is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $100,000, (ii) may not be cancelled by SPAC on less than 60 days’ prior notice without payment of a material penalty or termination fee, or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of SPAC or any of its current or future Affiliates, any acquisition of material property by SPAC or any of its current or future Affiliates, or restricts in any material respect the ability of SPAC or any of its current or future Affiliates from engaging in business as currently conducted by it or from competing with any other Person (each, a “SPAC Material Contract”). All SPAC Material Contracts have been made available to the Company other than those that are exhibits to the SEC Reports.

(b) With respect to each SPAC Material Contract: (i) the SPAC Material Contract was entered into at arms’ length and in the ordinary course of business; (ii) the SPAC Material Contract is valid, binding and enforceable in all material respects against SPAC and, to the Knowledge of SPAC, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (iii) SPAC is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by SPAC, or permit termination or acceleration by the other party, under such SPAC Material Contract; and (iv) to the Knowledge of SPAC, no other party to any SPAC Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by SPAC under any SPAC Material Contract.

5.14 Transactions with Affiliates. Section 5.14 of the SPAC Disclosure Schedules sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between SPAC, on the one hand, and any (a) present or former director, officer, employee, manager, direct equityholder or Affiliate of SPAC, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent of SPAC’s outstanding shares as of the date hereof, on the other hand.

5.15 Investment Company Act; JOBS Act. SPAC is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of a person subject to registration and regulation as an “investment company”, in each case within the meaning of the Investment Company Act. SPAC constitutes an “emerging growth company” within the meaning of the JOBS Act.

5.16 Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from SPAC, Pubco, the Target Companies, the Company Shareholders or any of their respective Affiliates in connection with the Transactions based upon arrangements made by or on behalf of SPAC. Section 5.16 of the SPAC Disclosure Schedules shall set forth, as of the date of this Agreement, the amounts of any such fees or commissions that are due or would, upon the Share Contribution Closing or the Second Merger Closing, be due.

5.17 Certain Business Practices.

(a) Neither SPAC, nor any of its Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made or offered to make any unlawful payment or provided or offered to provide anything of value to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, (iii) made any other unlawful payment, or (iv) since the formation of SPAC, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder SPAC or assist it in connection with any actual or proposed transaction. No Action involving SPAC with respect to the any of the foregoing is pending or, to the Knowledge of SPAC, threatened.

(b) The operations of SPAC are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving SPAC with respect to the any of the foregoing is pending or, to the Knowledge of SPAC, threatened.

(c) None of SPAC or any of its directors or officers, or, to the Knowledge of SPAC, any other Representative acting on behalf of SPAC is currently (i) identified on the specially designated nationals or other blocked person list or otherwise currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, or other applicable Governmental Authority, (ii) organized, resident, or located in, or a national of a comprehensively sanctioned country (currently, Russia, Cuba, Iran, North Korea, and the Crimea region of Ukraine), or (iii) in the aggregate, 50% or greater owned, directly or indirectly, or otherwise controlled, by a person identified in clause (i) or (ii). SPAC has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any country sanctioned by OFAC or other applicable Governmental Authority (currently, Russia, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine) or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any sanctions administered by OFAC or the U.S. Department of State or other applicable Governmental Authority in the last five fiscal years. Neither SPAC nor any of its directors or officers, nor, to the Knowledge of SPAC, any other Representative acting on behalf of SPAC has engaged in any conduct, activity, or practice that would constitute a violation or apparent violation of any applicable sanctions laws administered by OFAC, the U.S. Department of State, or other applicable Governmental Authority. No Action involving SPAC with respect to the any of the foregoing is pending or, to the Knowledge of SPAC, threatened.

5.18 Insurance. Section 5.18 of the SPAC Disclosure Schedules lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by SPAC relating to SPAC or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Company. All premiums due and payable under all such insurance policies have been timely paid and SPAC is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of SPAC, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by SPAC. SPAC has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to be material to SPAC.

5.19 Information Supplied. None of the information supplied or to be supplied by SPAC expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions; (b) in the Registration Statement; or (c) in the mailings or other distributions to the SPAC Shareholders or the Pubco Shareholder and/or prospective investors with respect to the consummation of the Transactions or in any amendment to any of documents identified in clauses (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by SPAC expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, SPAC makes no warranty or covenant with respect to any information supplied by or on behalf of Pubco, the Target Companies, the Company Shareholders or any of their respective Affiliates.

5.20 Trust Account. As of the date hereof, SPAC had an amount of assets in the Trust Account of not less than $199,000,000. The funds held in the Trust Account are invested in U.S. government securities with a maturity of 185 days or less or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act and held in trust pursuant to the Trust Agreement. The Trust Agreement is in full force and effect and is a valid and binding obligation of SPAC and the Trustee, enforceable in accordance with its terms. The Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no separate Contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SEC Reports to be inaccurate in any material respect or, to the Knowledge of SPAC, that would entitle any Person (other than (a) in respect of deferred underwriting commissions set forth in Section 5.20 of the SPAC Disclosure Schedules or Taxes, (b) the SPAC Shareholders prior to the Second Merger Effective Time who shall have elected to redeem their SPAC Class A Shares pursuant to SPAC’s Organizational Documents or in connection with an amendment thereof to extend SPAC’s deadline to consummate a Business Combination, or (c) if SPAC fails to complete a Business Combination within the allotted time period and liquidates the Trust Account, subject to the terms of the Trust Agreement, in limited amounts to permit SPAC to pay the expenses of the Trust Account’s liquidation and dissolution, and then the SPAC Shareholders) to any portion of the funds in the Trust Account. Prior to the Share Contribution Closing, none of the funds held in the Trust Account have been released, except to pay Taxes from any interest income earned in the Trust Account, and to redeem SPAC Class A

Shares pursuant to SPAC’s Organizational Documents, or in connection with an amendment thereof to extend SPAC’s deadline to consummate a Business Combination. As of the date of this Agreement, there are no Actions pending or, to the Knowledge of SPAC, threatened with respect to the Trust Account. SPAC has performed all material obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the Relevant Date, the obligations of SPAC to dissolve or liquidate pursuant to SPAC’s Organizational Documents shall terminate, and as of the Relevant Date, SPAC shall have no obligation whatsoever pursuant to SPAC’s Organizational Documents to dissolve and liquidate the assets of SPAC by reason of the consummation of the Transactions. As of the date hereof, assuming the accuracy of the warranties of the Target Companies contained herein and the compliance by the Company, Pubco and the Merger Subs with their respective obligations hereunder, SPAC has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to SPAC on the Share Contribution Closing Date.

5.21 Investigation; No Additional Representations or Warranties. SPAC acknowledges and agrees (on its own behalf and on behalf of its Affiliates and its and their respective Representatives) that it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Target Companies and has been afforded satisfactory access to the books and records, facilities and personnel of the Target Companies for purposes of conducting such investigation. In entering into this Agreement and the Ancillary Documents to which it is or will be a party, SPAC, on its own behalf and on behalf of its Representatives, has relied solely on its own investigation and analysis and acknowledges and agrees that, except as expressly set forth in Article VI, Article VII and Article VIII (in each case, including the related portions of the Pubco and Merger Subs Disclosure Schedules, the Target Companies Disclosure Schedules or the Company Shareholders Disclosure Schedules, respectively), no other representations or warranties, either express or implied, have been made by Pubco, the Merger Subs, the Company, Orca, the Company Shareholders or any of their respective Representatives in connection with or related to this Agreement, the Ancillary Documents or the Transactions.

5.22 Litigation. Since SPAC’s formation, there are: (a) no Actions pending or, to the Knowledge of SPAC, threatened against SPAC or any of its properties or assets, or any of the directors or officers of SPAC in their capacity as such; (b) to the Knowledge of SPAC, no facts or circumstances that would reasonably be expected to give rise to any material Action; (c) no pending or, to the Knowledge of SPAC, threatened in writing to SPAC, audits, examinations or investigations by any Governmental Authority of SPAC; (d) no pending or threatened in writing Actions by SPAC against any third party; (e) no settlement or similar agreement that imposes any material ongoing obligations or restrictions on the SPAC; and (f) no Orders imposed or, to the Knowledge of SPAC, threatened to be imposed upon SPAC or any of its properties or assets, or any of the directors or officers of SPAC in their capacity as such.

5.23 Exclusivity of Representations and Warranties. Notwithstanding the delivery or disclosure to the Company, Pubco or the Merger Subs or any of their respective Representatives of any documentation or other information (including financial projections or other supplemental data) the representations of SPAC in this Article V constitute the sole and exclusive representations and warranties of SPAC in connection with the transactions contemplated hereby and except for the representations of SPAC in this Article V, SPAC has not made any other express or implied representation or warranty with respect to SPAC, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of SPAC or the transactions contemplated by this Agreement and all other representations and warranties of any kind or nature expressed or implied (including (x) regarding the completeness or accuracy of, or any omission to state or to disclose, any information, including in the estimates, projections or forecasts or any other information, document or material provided or made available by SPAC or its Affiliates or Representatives in expectation of the Transactions, including meetings, calls or correspondence with management of any of the Company, Pubco or the Merger Subs, and (y) any relating to the future or historical business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of SPAC, or the quality, quantity or condition of SPAC) are specifically disclaimed by SPAC.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PUBCO, MERGER SUB I AND MERGER SUB II

Except as set forth in the disclosure schedules delivered by Pubco, Merger Sub I and Merger Sub II to SPAC on the date hereof (the “Pubco and Merger Subs Disclosure Schedules”), Pubco, Merger Sub I and Merger Sub II hereby represent and warrant to the other Parties, as follows:

6.1 Organization and Standing. Each of Pubco, Merger Sub I and Merger Sub II is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Each of Pubco, Merger Sub I and Merger Sub II has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Pubco, Merger Sub I and Merger Sub II is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Each of Pubco, Merger Sub I and Merger Sub II has heretofore made available to SPAC and the Company accurate and complete copies of its Organizational Documents, as currently in effect. Each of Pubco, Merger Sub I and Merger Sub II is not in violation of any provision of its Organizational Documents in any material respect.

6.2 Authorization; Binding Agreement. Subject to obtaining the Required Shareholder Approval and the adoption of the Amended SPAC Charter, each of Pubco, Merger Sub I and Merger Sub II has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the Transactions have been duly and validly authorized by the Pubco Board, the Merger Sub I Board and the Merger Sub II Board and shareholder of each of Pubco, Merger Sub I and Merger Sub II and no other corporate proceedings, other than as expressly set forth elsewhere in the Agreement (including the adoption of the Amended Pubco Charter), on the part of Pubco, Merger Sub I and Merger Sub II are necessary to authorize the execution and delivery of this Agreement and each

Ancillary Document to which Pubco, Merger Sub I or Merger Sub II is a party or to consummate the Transactions. This Agreement has been, and each Ancillary Document to which Pubco, Merger Sub I or Merger Sub II is a party has been or shall be when delivered, duly and validly executed and delivered by Pubco, Merger Sub I and Merger Sub II (as applicable) and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of each of Pubco, Merger Sub I and Merger Sub II, enforceable against each of Pubco, Merger Sub I and Merger Sub II in accordance with its terms, subject to the Enforceability Exceptions.

6.3 Governmental Approvals. No Consent of or with any Governmental Authority, on the part of Pubco, Merger Sub I or Merger Sub II is required to be obtained or made in connection with the execution, delivery or performance by Pubco, Merger Sub I and Merger Sub II of this Agreement and each Ancillary Document to which Pubco, Merger Sub I or Merger Sub II is a party or the consummation by each of Pubco, Merger Sub I and Merger Sub II of the Transactions, other than (a) such filings as are expressly contemplated by this Agreement, including the Amended SPAC Charter, (b) any filings required with Nasdaq or the SEC with respect to the Transactions, (c) applicable requirements, if any, of the Securities Act, the Exchange Act, and (d) registration of the First Plan of Merger and Second Plan of Merger by the Cayman Registrar.

6.4 Non-Contravention. The execution and delivery by each of Pubco, Merger Sub I and Merger Sub II of this Agreement and each Ancillary Document to which it is a party, the consummation by each of Pubco, Merger Sub I and Merger Sub II of the Transactions, and compliance by each of Pubco, Merger Sub I and Merger Sub II with any of the provisions hereof and thereof, will not (a) subject to the filing of the Amended SPAC Charter, conflict with or violate any provision of the Organizational Documents of each of Pubco, Merger Sub I and Merger Sub II; (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 6.3, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to each of Pubco, Merger Sub I and Merger Sub II or any of Pubco’s, Merger Sub I’s and Merger Sub II’s properties or assets; or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by each of Pubco, Merger Sub I and Merger Sub II under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than a Permitted Lien) upon any of the properties or assets of each of Pubco, Merger Sub I and Merger Sub II under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person, or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of each of Pubco, Merger Sub I and Merger Sub II, except for any deviations from any of the foregoing clauses (b) or (c) that would not reasonably be expected to have a material adverse effect on each of Pubco, Merger Sub I and Merger Sub II (as applicable).

6.5 Pubco Capitalization.

(a) As of the date hereof, Pubco is authorized to issue a maximum of 500,000,000 Pubco Ordinary Shares, of which one Pubco Ordinary Share is issued and outstanding, which is owned by the Pubco Shareholder. Prior to giving effect to the Transactions, Pubco does not have any Subsidiaries or own any equity interests in any other Person, other than the Merger Subs. Pubco qualifies as a foreign private issuer pursuant to Rule 3b-4 of the Exchange Act.

(b) On the Share Contribution Closing Date all of the issued and outstanding Pubco Ordinary Shares (i) will be duly authorized, validly issued, fully paid and nonassessable, (ii) will have been issued in compliance in all material respects with applicable Law and (iii) will not have been issued in breach or violation of any pre-emptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person in an agreement to which Pubco is a party or by which it is bound.

(c) Except as set forth in Section 6.5(c) of the Pubco and Merger Subs Disclosure Schedules, there are no (i) outstanding options, warrants, puts, calls, convertible or exchangeable securities, “phantom” share rights, share appreciation rights, share-based units, pre-emptive or similar rights; (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights; or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued securities of Pubco, (B) obligating Pubco to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for any shares, or (C) obligating Pubco to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such shares. Other than as expressly set forth in this Agreement, there are no outstanding obligations of Pubco to repurchase, redeem or otherwise acquire any shares of Pubco or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth herein, there are no shareholders agreements, voting trusts or other agreements or understandings to which Pubco is a party with respect to the voting or transfer of any shares of Pubco.

6.6 Capitalization of the Merger Subs.

(a) As of the date hereof, Merger Sub I is authorized to issue a maximum of 500,000,000 Merger Sub I Ordinary Shares, of which one Merger Sub I Ordinary Share is issued and outstanding, which is owned by Pubco. Prior to giving effect to the Transactions, Merger Sub I does not have any Subsidiaries or own any equity interests in any other Person.

(b) As of the date hereof, Merger Sub II is authorized to issue a maximum of 500,000,000 Merger Sub II Ordinary Shares, of which one Merger Sub II Ordinary Share is issued and outstanding, which is owned by Pubco. Prior to giving effect to the Transactions, Merger Sub II does not have any Subsidiaries or own any equity interests in any other Person.

6.7 Activities. Since its formation, each of Pubco, Merger Sub I and Merger Sub II (a) has not engaged in any business activities other than as contemplated by this Agreement, (b) has not owned directly or indirectly any ownership, equity, profits or voting interest in any Person, other than Pubco’s ownership of the Merger Subs, (c) other than fees in respect of its incorporation, has not had any assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which it is a party and the Transactions, and (d) other than its Organizational Documents, this Agreement and the Ancillary Documents to which it is a party, has not been party to or bound by any Contract.

6.8 Finders and Brokers. Except as set forth on Section 6.8 of the Pubco and Merger Subs Disclosure Schedules, no broker, finder or investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission from Pubco, the Merger Subs, the Company, Orca, the Company Shareholders or any of their respective Affiliates in connection with the Transactions based upon arrangements made by or on behalf of each of Pubco, Merger Sub I and Merger Sub II.

6.9 Investment Company Act. Each of Pubco, Merger Sub I and Merger Sub II is not an “investment company” or, a Person directly or indirectly controlled by or acting on behalf of a person subject to registration and regulation as an “investment company”, in each case within the meanings of the Investment Company Act.

6.10 Information Supplied. None of the information supplied or to be supplied by each of Pubco, Merger Sub I and Merger Sub II expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K or 6-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions, (b) in the Registration Statement or (c) in the mailings or other distributions to the SPAC Shareholders, the Pubco Shareholder or the Merger Subs’ shareholders and/or prospective investors with respect to the consummation of the Transactions or in any amendment to any of documents identified in clauses (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by each of Pubco, Merger Sub I and Merger Sub II expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, each of Pubco, Merger Sub I and Merger Sub II does not make any warranty or covenant with respect to any information supplied by or on behalf of SPAC, the Target Companies, the Company Shareholders or any of their respective Affiliates.

6.11 Taxes and Returns.

(a) Pubco and each of the Merger Subs have or will have timely filed, or caused to be timely filed, all income and other material Tax Returns required to be filed (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects. Pubco and each of the Merger Subs have timely paid, collected, withheld or remitted, or caused to be paid, collected, withheld or remitted, all material Taxes required to be paid, collected, withheld or remitted, other than such Taxes for which adequate reserves have been established in accordance with GAAP or IFRS.

(b) There are no claims, assessments, audits, examinations, investigations or other Actions pending or in progress against any of Pubco, Merger Sub I or Merger Sub II, in respect of any Tax, and none of Pubco, Merger Sub I or Merger Sub II have been notified in writing of any proposed Tax claims or assessments against any of Pubco, Merger Sub I or Merger Sub II (other than, in each case, claims or assessments for which adequate reserves have been established in accordance with GAAP or IFRS).

(c) There are no Liens with respect to any Taxes upon any of Pubco’s, Merger Sub I’s or Merger Sub II’s assets, other than Permitted Liens.

(d) None of Pubco, Merger Sub I or Merger Sub II have requested or consented to any waivers or extensions of any applicable statute of limitations for the collection or assessment of any Taxes, which waiver or extension (or request for such waiver or extension) is outstanding or pending.

(e) There is no Action currently pending or threatened against Pubco, Merger Sub I or Merger Sub II by a Governmental Authority in a jurisdiction where Pubco, Merger Sub I and Merger Sub II do not file Tax Returns that it is or may be subject to Tax or required to file a Tax Return in that jurisdiction.

(f) Pubco has never been a party to any transaction that was intended to qualify under Section 355 of the Code (or under so much of Section 356 of the Code as relates to Section 355 of the Code).

(g) None of Pubco, Merger Sub I or Merger Sub II have been a party to any “reportable cross border arrangement” as defined in 3(19) of Directive 2011/16/EU as amended by Directive (EU) 2018/822 that has not yet been reported.

(h) None of Pubco, Merger Sub I or Merger Sub II have knowingly taken any action, nor is aware of any fact or circumstance, that would reasonably be expected to prevent the relevant portions of the Transactions from qualifying for the Intended Tax Treatment.

(i) Each of Pubco, Merger Sub I and Merger Sub II is not resident for tax purposes outside the jurisdiction of its incorporation and is not managed or controlled outside such jurisdiction for income Tax purposes. None of Pubco, Merger Sub I or Merger Sub II has, or has ever had, a permanent establishment in any country other than the country of its organization.

6.12 PIPE Subscription Agreements. Each PIPE Subscription Agreement will be, upon execution thereof, a legal, valid and binding obligation of Pubco and each PIPE Investor relating to any PIPE Subscription Agreement. The PIPE Subscription Agreements will contain all of the conditions precedent to the obligations of the PIPE Investors to contribute to Pubco the applicable portion of investment amount thereunder on the terms therein.

6.13 Investigation; No Additional Representations or Warranties. Each of Pubco, Merger Sub I and Merger Sub II acknowledges and agrees (on its own behalf and on behalf of its Affiliates and its and their respective Representatives) that it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Target Companies and SPAC and has been afforded satisfactory access to the books and records, facilities and personnel of the Target Companies and SPAC for purposes of conducting such investigation. In entering into this Agreement and the Ancillary Documents to which it is or will be a party, each of Pubco, Merger Sub I and Merger Sub II, on its own behalf and on behalf of its Representatives, has relied solely on its own investigation and analysis and acknowledges and agrees that, except as expressly set forth in Article V, Article VII and Article VIII (in each case, including the related portions of the SPAC Disclosure Schedules, the Target Companies Disclosure Schedules or the Company Shareholders Disclosure Schedules, respectively), no other representations or warranties, either express or implied, have been made by SPAC, the Company, Orca Midco, Orca, the Company Shareholders or any of their respective Representatives in connection with or related to this Agreement, the Ancillary Documents or the Transactions.

6.14 Litigation. Since each of Pubco’s, Merger Sub I’s and Merger Sub II’s formation, there are: (a) no Actions pending or, to the Knowledge of Pubco and Merger Subs, threatened against either of Pubco or the Merger Subs or any of their respective properties or assets, or any of the directors or officers of Pubco or either of the Merger Subs in their capacity as such; (b) to the Knowledge of Pubco and Merger Subs, no facts or circumstances that would reasonably be expected to give rise to any material Action; (c) no pending or, to the Knowledge of Pubco and Merger Subs, threatened in writing to Pubco or either of the Merger Subs, audits, examinations or investigations by any Governmental Authority of Pubco or either of the Merger Subs; (d) no pending or threatened in writing Actions by Pubco or either of the Merger Subs against any third party; (e) no settlement or similar agreement that imposes any material ongoing obligations or restrictions on Pubco or either the Merger Subs; and (f) no Orders imposed or, to the Knowledge of Pubco and Merger Subs, threatened to be imposed upon Pubco or the Merger Subs or any of their respective properties or assets, or any of the directors or officers of Pubco or either of the Merger Subs in their capacity as such.

6.15 Exclusivity of Representations and Warranties. Notwithstanding the delivery or disclosure to SPAC or the Company or any of their respective Representatives of any documentation or other information (including financial projections or other supplemental data) the representations of Pubco, Merger Sub I and Merger Sub II in this Article VI constitute the sole and exclusive representations and warranties of Pubco, Merger Sub I and Merger Sub II in connection with the transactions contemplated hereby and except for the representations of Pubco, Merger Sub I and Merger Sub II in this Article VI, none of Pubco, Merger Sub I or Merger Sub II have made any other express or implied representation or warranty with respect to Pubco, Merger Sub I or Merger Sub II, respectively, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of Pubco, Merger Sub I or Merger Sub II or the transactions contemplated by this Agreement and all other representations and warranties of any kind or nature expressed or implied (including (x) regarding the completeness or accuracy of, or any omission to state or to disclose, any information, including in the estimates, projections or forecasts or any other information, document or material provided or made available by either of Pubco or the Merger Subs or their respective Affiliates or Representatives in expectation of the Transactions, including meetings, calls or correspondence with management of any of SPAC or the Company, and (y) any relating to the future or historical business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of Pubco or either of the Merger Subs, or the quality, quantity or condition of Pubco or either of the Merger Subs) are specifically disclaimed by Pubco, Merger Sub I and Merger Sub II.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF THE TARGET COMPANIES

Except as set forth in the disclosure schedules delivered by the Target Companies to SPAC on the date hereof (the “Target Companies Disclosure Schedules”), and subject to the terms, conditions and limitations set forth in this Agreement, the Company, Orca Midco and Orca hereby represent and warrant to the other Parties, as follows:

7.1 Organization and Standing. Each Target Company has been duly formed or organized and is validly existing under the Laws of its jurisdiction of incorporation, formation or organization, and, except as would not reasonably be expected to be material to the Target Companies taken as a whole, each Target Company has the requisite company or corporate power, as applicable, and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. Each Target Company is duly qualified or licensed and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in the jurisdiction in which it is incorporated or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate have, or reasonably be expected to be material to the business of the Target Companies, taken as a whole, or the ability of the Target Companies to perform on a timely basis their respective obligations under this Agreement or the Ancillary Documents to which it is or is required to be a party or otherwise bound. The Target Companies have provided to SPAC accurate and complete copies of the Organizational Documents of each Target Company, each as amended to date and as currently in effect. No Target Company is in violation of any provision of its Organizational Documents in any material respect.

7.2 Authorization; Binding Agreement. Each Target Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to consummate the Transactions and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and each Ancillary Document to which any Target Company is or is required to be a party and the consummation of the Transactions (a) have been, or will be, duly and validly authorized by all necessary company or corporate actions, as applicable, and (b) except as set forth in this clause (a), no other corporate proceedings on the part of any Target Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the Transactions. This Agreement has been, and each Ancillary Document to which any Target Company is or is required to be a party shall be when delivered, duly and validly executed and delivered by such Target Company and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other Party hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Target Company, in each case, enforceable against such Target Company in accordance with its terms, subject to the Enforceability Exceptions.

7.3 Capitalization.

(a) The authorized share capital of the Company is £25,000,000 divided into 25,000,000 ordinary shares with a nominal or par value of £1 per share, of which there are 1,000,000 ordinary shares issued and outstanding, and there are no other issued or outstanding equity interests of the Company. As of the date of this Agreement, the Company Shareholders are the legal and beneficial owners of all of the issued Company Ordinary Shares, with each Company Shareholder owning the Company Ordinary Shares set forth opposite the name of such Company Shareholder on Section 7.3(a) of the Target Companies Disclosure Schedules, all of which Company Ordinary Shares are owned by the Company Shareholders free from any Liens other than those imposed under the Company’s Organizational Documents, applicable securities Laws or as set forth on Section 7.3(a) of the Target Companies Disclosure Schedules. After giving effect to the Share Contribution, Pubco shall own all of the issued share capital of the Company free from any Liens other than those imposed under the Company’s Organizational Documents and applicable securities Laws. All of the issued shares of the Company have been duly authorized and are fully paid and not in violation of any purchase option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of the Cayman Companies Act, any other applicable Law, the Company’s Organizational Documents or any Contract to which the Company is a party or by which the Company or its securities are bound.

(b) Except as otherwise set forth in this Section 7.3 or on Section 7.3(b) of the Target Companies Disclosure Schedules, (i) the Company has not, during the past three years, had any stock option or other equity incentive plans, and (ii) there are no Company Convertible Securities or pre-emptive rights or rights of first refusal or first offer, except for those rights as provided in the Company’s Organizational Documents which have been disapplied and waived by the Company Shareholders pursuant to Section 1.5, nor are there any Contracts, commitments, arrangements or restrictions to which the Target Companies or, to the Knowledge of the Company, any of the Company Shareholders or any of their respective Affiliates are a party or bound relating to any Equity Securities of the Company, whether or not outstanding. There are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to the Company. Except as set forth on Section 7.3(b) of the Target Companies Disclosure Schedules, there are no voting trusts, proxies, shareholder agreements or any other written agreements or understandings with respect to the voting or transfer of any Company Ordinary Shares. Except as set forth in the Company’s Organizational Documents, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its equity interests or securities, nor has the Company granted any registration rights to any Person with respect to its Equity Securities. All of the issued and outstanding securities of the Company have been granted, offered, sold and issued in compliance with all applicable Laws. Except as set forth on Section 7.3(b) of the Target Companies Disclosure Schedules, as a result of the consummation of the Transactions, no equity interests of the Company are issuable and no rights in connection with any interests, warrants, rights, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(c) Since March 31, 2022, the Company has not declared or paid any distribution or dividend in respect of its equity interests and has not repurchased, redeemed or otherwise acquired any equity interests of the Company, and the Company Board has not authorized any of the foregoing.

(d) The allotted and issued share capital of Orca Midco consists of 117,186,732 Class A Ordinary Shares and 3,482,571 Class B Ordinary Shares, and there are no other issued or outstanding equity interests of Orca Midco (the “Orca Midco Shares”). As of the date of this Agreement, the Company and the Orca Midco Equityholders are the legal and beneficial owners of all of the issued Orca Midco Shares, with each of the Company and the Orca Midco Equityholders owning the Orca Midco Shares set forth opposite the name of such Person on Section 7.3(d) of the Target Companies Disclosure Schedules, all of which Orca Midco Shares are owned by the Company and the Orca Midco Equityholders, as applicable, free from any Liens other than those imposed under Orca Midco’s Organizational Documents, applicable securities Laws or as set forth on Section 7.3(d) of the Target Companies Disclosure Schedules. Except as set forth on Section 7.3(d) of the Target Companies Disclosure Schedules, after giving effect to the First Merger, Pubco shall indirectly own all of the issued share capital of Orca Midco free from any Liens other than those imposed under Orca Midco’s Organizational Documents and applicable securities Laws. All of the issued shares of Orca Midco have been duly authorized and are fully paid and not in violation of any purchase option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of any applicable Law, Orca Midco’s Organizational Documents or any Contract to which Orca Midco is a party or by which Orca Midco or its securities are bound.

(e) Except as set forth on Section 7.3(e) of the Target Companies Disclosure Schedules in respect of the Orca Options, Orca Midco has no convertible securities or pre-emptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, arrangements or restrictions to which Orca Midco or, to the Knowledge of the Company, any of the Company, the Orca Midco Equityholders or any of their respective Affiliates are a party or bound relating to any Orca Midco Shares, whether or not outstanding. There are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to Orca Midco. There are no voting trusts, proxies, shareholder agreements or any other written agreements or understandings with respect to the voting or transfer of any Orca Midco Shares. Except as set forth in Orca Midco’s Organizational Documents, there are no outstanding contractual obligations of Orca Midco to repurchase, redeem or otherwise acquire any of its equity interests or securities, nor has Orca Midco granted any registration rights to any Person with respect to its Equity Securities. All of the issued and outstanding securities of Orca Midco have been granted, offered, sold and issued in compliance with all applicable Laws. Except as set forth on Section 7.3(e) of the Target Companies Disclosure Schedules, as a result of the consummation of the Transactions, no Equity Securities of Orca Midco are issuable and no rights in connection with any interests, warrants, rights, options or other securities of Orca accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise). Since March 31, 2022, Orca Midco has not declared or paid any distribution or dividend in respect of its Equity Securities and has not repurchased, redeemed or otherwise acquired any Equity Securities of Orca Midco, and the Orca Midco Board has not authorized any of the foregoing.

(f) The allotted and issued share capital of Orca consists of 119,369,152 Class A Ordinary Shares, and there are no other issued or outstanding equity interests of Orca (the “Orca Shares”). As of the date of this Agreement, Orca Midco is the legal and beneficial owner of all of the Orca Shares free from any Liens other than those imposed under Orca’s Organizational Documents, applicable securities Laws or as set forth on Section 7.3(f) of the Target Companies Disclosure Schedules. After giving effect to the First Merger, Pubco shall indirectly own all of the issued share capital of Orca free from any Liens other than those imposed under Orca’s Organizational Documents and applicable securities Laws. All of the issued shares of Orca have been duly authorized and are fully paid and not in violation of any purchase option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of any applicable Law, Orca’s Organizational Documents or any Contract to which Orca is a party or by which Orca or its securities are bound.

(g) Except as set forth on Section 7.3(g) of the Target Companies Disclosure Schedules in respect of the Orca Options, Orca has no convertible securities or pre-emptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, arrangements or restrictions to which Orca or, to the Knowledge of the Company, any of the Orca Optionholders or any of their respective Affiliates are a party or bound relating to any Orca Shares, whether or not outstanding. Other than the Orca Options, there are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to Orca. There are no voting trusts, proxies, shareholder agreements or any other written agreements or understandings with respect to the voting or transfer of any Orca Shares. Except as set forth in Orca’s Organizational Documents, there are no outstanding contractual obligations of Orca to repurchase, redeem or otherwise acquire any of its equity interests or securities, nor has Orca granted any registration rights to any Person with respect to its Equity Securities. All of the issued and outstanding securities of Orca have been granted, offered, sold and issued in compliance with all applicable Laws. Except as set forth on Section 7.3(g) of the Target Companies Disclosure Schedules, as a result of the consummation of the Transactions, no Equity Securities of Orca are issuable and no rights in connection with any interests, warrants, rights, options or other securities of Orca accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise). Since March 31, 2022, Orca has not declared or paid any distribution or dividend in respect of its Equity Securities and has not repurchased, redeemed or otherwise acquired any Equity Securities of Orca, and the Orca Board has not authorized any of the foregoing.

(h) Section 7.3(h) of the Target Companies Disclosure Schedules sets forth for each Target Company (other than the Company, Orca Midco and Orca) (i) its name and jurisdiction of organization, (ii) its form of organization and (iii) the owner(s) of all of the outstanding share capital or Equity Securities of such Target Company. All of the outstanding share capital or Equity Securities of each Target Company (other than the Company, Orca Midco and Orca) are owned by the Company, Orca or another Target Company, free from any Liens other than those imposed under the Organizational Documents of such Target Company and applicable securities Laws. The outstanding share capital or Equity Securities or each Target Company (other than the Company, Orca Midco and Orca) have been duly authorized and are fully paid and not in violation of any purchase option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of any applicable Law, such Target Company’s Organizational Documents or any Contract to which the Target Company is a party or by which the Target Company or its securities are bound.

(i) Except as set forth on Section 7.3(i) of the Target Companies Disclosure Schedules, there are no outstanding contractual obligations of any Target Company to provide funds to, or make an investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

7.4 Governmental Approvals. No Consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority is required on the part of any Target Company with respect to such Target Company’s execution, delivery or performance of this Agreement or any other Ancillary Documents to which it is or required to be a party or otherwise bound, or the consummation by such Target Company of the Transactions other than (a) any filings required with Nasdaq or the SEC with respect to the Transactions, (b) applicable requirements, if any, of the Securities Act, the Exchange Act, and (c) except for such Consents, waivers, approvals or authorizations of, or designations, declarations or filings with, or notifications to, any Governmental Authority, as would not, individually or in the aggregate, be material to the business of the Target Companies, taken as a whole.

7.5 Non-Contravention. The execution and delivery of this Agreement and each Ancillary Document to which any Target Company is or is required to be a party and the consummation of the Transactions and compliance by any Target Company with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of any Target Company’s Organizational Documents; (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 7.4, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to any Target Company or any of its properties or assets; or (c) except as set forth on Section 7.5(c) of the Target Companies Disclosure Schedules, (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by any Target Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than a Permitted Lien) upon any of the properties or assets of any Target Company under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person, or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any Company Material Contract, except in cases of clauses (b) and (c), as would not, individually or in the aggregate, reasonably be expected to have a Target Company Material Adverse Effect, or materially impair or delay the ability of the such Target Company to perform on a timely basis its obligations under this Agreement or the Ancillary Documents to which it is or required to be a party or otherwise bound.

7.6 Financial Statements.

(a) True and correct copies of the Management Accounts have been provided to Pubco and SPAC. As used herein, the term “Management Accounts” means, collectively, the unaudited consolidated monthly management accounts of the Target Companies, consisting for each of a profit and loss account for the period beginning April 2022 and ended February 2023.

(b) The Management Accounts were prepared from the books and records of the Target Companies as of the times and for the periods referred to therein. The profit and loss accounts included in the Management Accounts fairly present in all material respects the results of operations of the Target Companies for the periods presented; provided, however, that the Management Accounts are subject to normal recurring year-end audit adjustments.

(c) The Company has delivered to Pubco and SPAC, true and complete copies of (i) the audited consolidated statement of financial positions and statements of comprehensive income, changes in equity and cash flows (including any related notes thereto) of the Company for the fiscal years ended March 31, 2022, March 31, 2021 and March 31, 2020 (together with the Updated Company Financial Statements, when delivered pursuant to Section 9.7, the “Audited Company Financial Statements”) and (ii) the unaudited consolidated statement of financial positions and statements of comprehensive income, changes in equity and cash flows of the Company as of and for the nine-month period ending December 31, 2022 (the “Interim Company Financial Statements” and together with the Audited Company Financial Statements, the “Company Financial Statements”). Except as set forth on Section 7.6(c) of the Target Companies Disclosure Schedules, the Company Financial Statements (A) were (or in the case of the Updated Company Financial Statements will be) prepared from the books and records of the Company as of the times and for the periods referred to therein, (B) were (or in the case of the Updated Company Financial Statements will be) prepared in accordance with IFRS, consistently applied throughout and among the periods involved, (C) fairly present in all material respects the assets, liabilities and financial position of the Company as of the respective dates thereof and the results of the operations and cash flows of the Company for the periods indicated and (D) in the case of the Updated Company Financial Statements, will be audited in accordance with the auditing standards of the PCAOB.

(d) Each Target Company maintains books and records reflecting its assets and Liabilities and maintains proper and adequate internal accounting controls that are in accordance with applicable Law and provide reasonable assurance that (i) transactions are executed with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the financial statements of such Target Company and to maintain accountability for such Target Company’s assets, (iii) access to such Target Company’s assets is permitted only in accordance with management’s authorization, and (iv) adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a timely basis. All of the financial books and records of the Target Companies are complete and accurate in all material respects and have been maintained in the ordinary course of business and in accordance with applicable Laws. No Target Company has been subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of any Target Company. During the past three years, no Target Company or its Representatives has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any Target Company or its internal accounting controls, including any material written complaint, allegation, assertion or claim that any Target Company has engaged in questionable accounting or auditing practices.

(e) As of the date hereof, the Target Companies do not have any indebtedness for borrowed money other than the Indebtedness set forth on Section 7.6(e) of the Target Companies Disclosure Schedules, and in such amounts (including principal and any accrued but unpaid interest with respect to such Indebtedness), as set forth therein. Except as set forth on Section 7.6(e) of the Target Companies Disclosure Schedules, no Indebtedness of any Target Company contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by any Target Company, or (iii) the ability of the Target Companies to grant any Lien on their respective properties or assets.

(f) No Target Company is subject to any material Liabilities of a kind that would be required to be reflected on a balance sheet prepared in accordance with IFRS, except for those that either (i) will be reflected or reserved on or provided for in the balance sheet contained in the Company Financial Statements or disclosed in any notes thereto, (ii) were incurred after March 31, 2022 in the ordinary course of business (other than Liabilities for breach of any Contract or violation of any Law), (iii) arising under this Agreement or the other Ancillary Documents and/or the performance by the Target Companies of their respective obligations hereunder and thereunder, including Expenses, (iv) executory obligations under Company Material Contracts (excluding any Liabilities related to a breach of Contract), or (v) disclosed in the Target Companies Disclosure Schedules.

(g) All financial projections with respect to the Target Companies that were delivered by or on behalf of the Company to Pubco and SPAC or their respective Representatives were prepared in good faith using assumptions that the Company believes to be reasonable.

7.7 Absence of Certain Changes. Except with respect to actions expressly contemplated by this Agreement and the negotiation and execution of the Zacco Acquisition Agreement, or as set forth on Section 7.7 of the Target Companies Disclosure Schedules, since March 31, 2022, (a) the Target Companies have conducted their business in the ordinary course of business, (b) there has been no Target Company Material Adverse Effect, and (c) the Target Companies have not taken any action or committed or agreed to take any action that would be prohibited by Section 9.2(b)(i), (ii), (iii), (iv), (vi), (vii), (ix), (xi), (xiv), (xv), (xvii), (xviii), (xix), (xx) or (xxvi) (without giving effect to Section 9.2) if such action were taken on or after the date hereof without the consent of SPAC.

7.8 Compliance with Laws. Except as set forth on Section 7.8 of the Target Companies Disclosure Schedules and where the failure to be, or to have been, in compliance with such Laws would not, individually or in the aggregate, reasonably be expected to be material to the Target Companies, taken as a whole, or the ability of the Company and Orca to perform on a timely basis its obligations under this Agreement or the Ancillary Documents to which it is or required to be a party or otherwise bound, each Target Company is and, during the past three years has been, in compliance with all applicable Laws, and no Target Company has received, during the past three years, any written or, to the Knowledge of the Company, oral notice of any conflict or non-compliance with, or default or violation of, any applicable Laws by which it is or was bound, in each case, in any material respect.

7.9 Company Permits. Each Target Company (and each of its directors, officers or employees who are legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to any Target Company), holds all Permits necessary to lawfully conduct its business as presently conducted, and to develop, own, lease and operate its assets and properties (collectively, the “Company Permits”), except where the failure to obtain the same would not, individually or in the aggregate, reasonably be expected to be material to the Target Companies, taken as a whole, or the ability of the Company and Orca to perform on a timely basis its obligations under this Agreement or the Ancillary Documents to which it is or required to be a party or otherwise bound. All of the Company Permits are in full force and effect, and no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened. No Target Company is in violation in any material respect of the terms of any Company Permit, and during the past three years, no Target Company has received any written or, to the Knowledge of the Company, oral notice of any material Actions relating to the cancellation, restriction, termination, revocation or modification of any Company Permit.

7.10 Litigation. Except as described on Section 7.10 of the Target Companies Disclosure Schedules, as of the date of this Agreement, there is no (a) Action of any nature currently pending or, to the Knowledge of the Company, threatened (and no such Action has been brought or, to the Knowledge of the Company, threatened during the past three years), or (b) Order now pending or outstanding or that was rendered by a Governmental Authority during the past three years, in either case of clauses (a) or (b) by or against any Target Company, its current or, to the Knowledge of the Company, former directors, officers or equity holders in their capacity as such, its business, Equity Securities or assets, in each case, except as would not reasonably be expected to have a Target Company Material Adverse Effect. During the past three years, none of the current or, to the Knowledge of the Company, former officers, senior management or directors of any Target Company have been charged with, indicted for, arrested for, or convicted of any offence or any crime involving fraud carried out, or alleged to have been carried out, during their tenure as officers, senior managers or directors of any Target Company.

7.11 Material Contracts.

(a) Section 7.11(a) of the Target Companies Disclosure Schedules sets forth a true, correct and complete list of, and the Company has made available to SPAC (including written summaries of oral Contracts), true, correct and complete copies of, each Contract to which any Target Company is a party or by which any Target Company is bound, in each case, as of the date hereof (each Contract required to be set forth on Section 7.11(a) of the Target Companies Disclosure Schedules, a “Company Material Contract”) that:

(i) contains covenants that limit the ability of any Target Company (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, in each case in any material respect, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;

(ii) relates to the formation, creation, operation, management or control of any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement;

(iii) is with a Top Supplier or Top Customer;

(iv) involves any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices other than those entered into in the ordinary course of business of the Target Companies on behalf of a customers or any ordinary course transactions that are settled on a daily basis;

(v) evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of any Target Company having an outstanding principal amount in excess of $250,000;

(vi) involves any grants, subsidies or financial assistance from any Governmental Authority;

(vii) involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $250,000 or shares or other equity interests of any Target Company or another Person;

(viii) is for any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of any Target Company, its business or material assets, in each case, that contains material ongoing obligations thereunder;

(ix) by its terms, individually or with all related Contracts, calls for aggregate payments to or receipts by the Target Companies under such Contract or Contracts of at least $750,000 per year;

(x) contains licenses, sublicenses and other agreements or permissions, under which a Target Company is a licensee or otherwise is authorized to use or practice any Intellectual Property of a third party, excluding (A) Immaterial Licenses, (B) licenses for Open Source Materials and (C) “shrink wrap,” “click wrap,” and “off the shelf” Software licenses and other agreements for Software (or the provision of Software-enabled services) that is not included in or linked (in a technical sense) to any Company Products or any Company Software and is commercially available to the public generally with license, maintenance, support and other fees of less than $500,000 per year (“Material Inbound Licenses”);

(xi) pursuant to which any Target Company has granted to any third party any license, right, immunity or authorization to use or otherwise exploit any Company Owned IP, excluding Immaterial Licenses (“Material Outbound Licenses”);

(xii) pursuant to which any Target Company has (A) acquired from any third party any ownership right to any material Intellectual Property, excluding Contracts with Contributors substantially in the form of the templates of written Contracts provided by the Company to SPAC entered into in the ordinary course of business, or (B) transferred to any third party any ownership right to any material Intellectual Property;

(xiii) for the employment or hiring or engagement for services of any director, officer, employee, or consultant of the Company that provides for annual base compensation in excess of $200,000 and that is not terminable by any Target Company with notice without any cost or other Liability (except as required by Law);

(xiv) obligates the Target Companies to provide continuing indemnification or a guarantee of obligations of a third party after the date hereof in excess of $500,000;

(xv) is a labor agreement, collective bargaining agreement, or other labor-related agreement or arrangement with any labor union, labor organization, works council or other employee-representative body;

(xvi) obligates the Target Companies to make any capital commitment or expenditure with a remaining outstanding commitment in excess of $500,000 (including pursuant to any joint venture);

(xvii) relates to a settlement of any Action entered into within two years prior to the date of this Agreement or under which any Target Company has outstanding obligations in excess of $500,000 (other than customary confidentiality or non-disparagement obligations);

(xviii) provides another Person (other than another Target Company or any manager, director or officer of any Target Company) with a power of attorney;

(xix) that will be required to be filed with the Registration Statement under applicable SEC requirements or would otherwise be required to be filed by the Company as an exhibit for a Form F-1 pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act as if the Company was the registrant; or

(xx) is the Zacco Acquisition Agreement.

(b) Except as disclosed in Section 7.11(b) of the Target Companies Disclosure Schedules, with respect to each Company Material Contract: (i) such Company Material Contract is valid and binding and enforceable in all material respects against the Target Company party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) no Target Company is in breach or default in any material respect, and to the Knowledge of the Company, no event has occurred that with the passage of time or giving of notice or both would constitute a material breach or default by any Target Company, or permit termination or acceleration by the other party thereto, under such Company Material Contract; (iii) to the Knowledge of the Company, no other party to such Company Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default by such other party, or permit termination or acceleration by any Target Company, under such Company Material Contract; and (iv) no Target Company has received or served written or, to the Knowledge of the Company, oral notice of an intention by any party to any such Company Material Contract to terminate such Company Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not adversely affect the Target Companies, taken as a whole, in any material respect.

7.12 Intellectual Property.

(a) Section 7.12(a)(i) of the Target Companies Disclosure Schedules sets forth, as of the date hereof, a list of all registered and applied for Intellectual Property owned (or purported to be owned) by a Target Company (“Company Registered IP”), specifying as to each item, as applicable: (i) the title of the item, if applicable, (ii) the owner of the item, (iii) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed, and (iv) the issuance, registration or application numbers and dates. Section 7.12(a)(ii) of the Target Companies Disclosure Schedules sets forth, as of the date hereof, a list of all material unregistered Intellectual Property owned (or purported to be owned) by a Target Company. Except as set forth on Section 7.12(a)(ii) of the Target Companies Disclosure Schedules, the Target Companies solely and exclusively own all Company Owned IP that is material to any Target Company, free and clear of all Liens (other than Permitted Liens), without obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to such Company Owned IP, except for fees and costs payable to file, apply for, register, patent or maintain Company Registered IP. All Company Registered IP is subsisting and, to the Knowledge of the Company, valid and enforceable (and there have been no acts or omissions that to the Knowledge of the Company would prejudice the enforcement by the Target Companies, including acquiescence by any Target Company in any unauthorized use by third parties).

(b) The Target Companies either own, or have valid licenses to use, all material Intellectual Property required to carry on the business of the Target Companies in the same manner as carried on it the twelve months prior to this Agreement (the “Business Intellectual Property”) and such ownership and license shall survive unchanged following the consummation of the Transactions; provided that this Section 7.12(b), shall not constitute a representation regarding non-infringement of Intellectual Property rights of any third party.

(c) Each Target Company has a valid and enforceable license to use all Intellectual Property that is the subject of the Material Inbound Licenses applicable to such Target Company. No Target Company is in material breach or material default under any Material Inbound License. No notice of termination of any Material Inbound Licenses has been received or served by any Target Company and, to the Knowledge of the Company, there are no grounds on which they would reasonably be likely to be terminated. No material disputes have arisen in the past three years and, to the Knowledge of the Company, no circumstances exist which are likely to give rise to a material dispute under the Material Inbound Licenses.

(d) No Action is pending or, to the Knowledge of the Company, threatened against a Target Company that challenges the validity, enforceability, ownership, registration, or right to use, sell, exploit, license or sublicense any Intellectual Property. During the past three years, no Target Company has received any written or, to the Knowledge of the Company, oral notice or claim, asserting that any Infringement of the Intellectual Property of any other Person is or may be occurring or has or may have occurred, in each case, as a consequence of the business activities of any Target Company. No Infringement or similar claim or Action is, to the Knowledge of the Company, threatened against any Person who is or may be entitled to be indemnified, defended, held harmless or reimbursed by any Target Company with respect to any such claim or Action, and during the past three years, none of the Target Companies has received written notice, or to the Knowledge of the Company, any other communication requesting, claiming, or demanding any of the foregoing with respect to any such claim or Action. There are no Orders to which any Target Company is a party or is otherwise bound that (i) restrict the rights of a Target Company in any respect that is material to the business of such Target Company to use, transfer, license or enforce any Company Owned IP, (ii) restrict the conduct of the business of a Target Company in order to accommodate a third party’s Intellectual Property, or (iii) grant any third party any right with respect to any material Intellectual Property owned by a Target Company. No Target Company is currently Infringing, or has, in the past three years, Infringed Intellectual Property of any other Person. To the Knowledge of the Company, no third party is Infringing any Company Owned IP in a manner that would be material to the business of any Target Company. Except as could not be material to the business of any Target Company, during the past three years, no Target Company has notified any third party or otherwise alleged in writing to any third party that such third party is, Infringing any Company Owned IP.

(e) All past and present founders, officers, employees, consultants and independent contractors who created any material Intellectual Property included in any Company Product or otherwise material to the business of any Target Company (each, a “Contributor”) have executed a valid written agreement that assigned to a Target Company all of such Contributor’s right, title and interest in and to the Intellectual Property arising from the services performed for a Target Company by such Persons. To the Knowledge of the Company, no Contributors have claimed any ownership interest in any Company Owned IP that is material to any Target Company.

(f) Each Target Company has taken commercially reasonable efforts to protect and maintain the secrecy and confidentiality of all Trade Secrets and confidential information owned or held by the Target Companies, and to the Knowledge of the Company, has not been subject to unauthorized access or disclosure by a third party. Without limiting the generality of the foregoing, each past and present employee, consultant or contractor of any Target Company who has access to any Trade Secrets or other confidential information of the Target Company has entered into a written agreement pursuant to which such Person agrees to protect the confidentiality of such Trade Secrets and other confidential information. To the Knowledge of the Company, no such Person has breached any such agreement.

(g) Except as specified in Section 7.12(g) of the Target Companies Disclosure Schedules, (i) no funding, facilities or personnel of any Governmental Authority, university or research center were used, directly or indirectly, to develop, create, or reduce to practice, in whole or in part, any Company Owned IP that is material to any Target Company, and (ii) no Governmental Authority, university, college, other educational institution, multi-national, bi-national or international organization or research center owns or otherwise holds, or has the right to obtain, any rights to any Company Owned IP that is material to any Target Company. The

Target Companies are not now, and have never been, a member or promoter of, or a contributor to, any industry standards body or any similar organization that requires or obligates a Target Company to grant or offer to any other Person any license or other right to any Company Owned IP that is material to any Target Company.

(h) The consummation of the Transactions will not result in the release of source code for Company Software that is material to any Target Company. Following the Share Contribution Closing, the Company shall be permitted to exercise, directly or indirectly through its Subsidiaries, all of the Target Companies’ rights under the Company IP Licenses to the same or similar extent that the Target Companies would have been able to exercise had the Transactions not occurred, without the payment of any additional amounts or consideration in respect of the Company IP Licenses other than ongoing fees, royalties or payments which the Target Companies would otherwise be required to pay in the absence of such transactions.

(i) No Target Company is in material breach of any terms or conditions of any relevant licenses of Open Source Materials incorporated into any Company Products. No Company Product or Company Software incorporates, is integrated with, or, links (in a technical sense) to any Open Source Materials in such a manner that, taking into account the Target Company’s current conduct, requires the Target Company to distribute any proprietary source code for any Company Software that is material to any Target Company or Company Product under the terms of a license to such Open Source Materials and, to the Knowledge of the Company, there would be no reasonable basis for such a claim to be made by a third party. During the past three years, no Target Company has received any such written claim from a third party.

(j) No source code for any Company Software that is material to any Target Company has been (or is required to be) and, to the Knowledge of the Company, no circumstance exists that would reasonably be expected to require such source code to be, in each case of the foregoing, delivered, licensed or made available to any escrow agent, or other Person who is not an employee, officer, consultant or independent contractor required to keep such source code confidential and only use such source code for the benefit of a Target Company.

(k) None of the Company Software that is material to any Target Company or Company Products contain any bug, defect, or error that is materially affecting the use, functionality, or performance of such Company Products or Company Software and, to the Knowledge of the Company, none of the Company Software that is material to any Target Company or Company Products contain any such bug, defect or error.

7.13 IT Systems.

(a) The IT Systems that are material to any Target Company are in good working condition to effectively perform in all material respects all information technology operations necessary to conduct the business of the Target Companies as currently conducted. Each Target Company has implemented commercially reasonable operational, managerial, physical, and technical safeguards and controls to protect Company Owned IP, Company Products, Company Software, and any Personal Data under its control, where applicable, against loss, damage, and unauthorized access, use, modification, or other misuse. None of the Target Companies has experienced within the past three years any material disruption to, or material interruption in, the conduct of business attributable to a defect, bug, breakdown or other failure or deficiency of the IT Systems. Each Target Company has implemented and maintains commercially reasonable measures, consistent with industry practice, that are designed or intended (i) to provide for the back-up and recovery of all data and information necessary to the conduct of the business of such Target Company (including such data and information that is stored on magnetic or optical media in the ordinary course), (ii) to safeguard the security of the IT Systems, and (iii) to, where there is a disruptive event, replace or substitute affected IT Systems without causing a material adverse effect on the Target Companies’ business as currently conducted.

(b) Except as could not be material to the business of any Target Company, none of the Company Software or, to the Knowledge of the Company, other IT Systems contain any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other malicious Software or device (“Malicious Code”) that is: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such Software or device is stored or installed or (ii) damaging or destroying any data or file without the user’s consent. To the Knowledge of the Company, no Company Software or other IT System contains any Malicious Code designed or intended to have any of the functions described in clauses (i)-(ii) of the previous sentence.

(c) To the Knowledge of the Company, there has been no unauthorized intrusion or breach of the security of the IT Systems in the three years prior to the date of this Agreement.

7.14 Taxes and Returns. Except as set forth on Section 7.14 of the Target Companies Disclosure Schedules:

(a) Each Target Company has or will have timely filed, or caused to be timely filed, all income and other material Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects. Each Target Company has timely paid, collected, withheld or remitted, or caused to be paid, all material Taxes required to be paid, collected, withheld or remitted, other than such Taxes for which adequate reserves have been established in accordance with the generally accepted accounting principles applicable to the relevant Target Company.

(b) There are no claims, assessments, audits, examinations, investigations or other Actions pending or in progress against any Target Company, in respect of any Tax, and no Target Company has been notified in writing of any proposed Tax claims or assessments against any Target Company.

(c) There are no Liens with respect to any Taxes upon any Target Company’s assets, other than Permitted Liens.

(d) No Target Company has requested or consented to any waivers or extensions of any applicable statute of limitations for the collection or assessment of any Taxes, which waiver or extension (or request for such waiver or extension) is outstanding or pending.

(e) There is no Action currently pending or, to the Knowledge of the Company, threatened against a Target Company by a Governmental Authority in a jurisdiction where any such Target Company does not file Tax Returns that it is or may be subject to Tax or required to file a Tax Return in that jurisdiction.

(f) No Target Company will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion of any taxable period) beginning after the Second Merger Closing Date, as a result of: (i) an installment sale or open transaction disposition that occurred on or prior to the Second Merger Closing Date; (ii) any change in method of accounting on or prior to the Second Merger Closing Date, including by reason of the application of Section 481 of the Code (or any analogous provision of state, local or non-U.S. Law) or the use of an improper method of accounting on or prior to the Second Merger Closing Date; (iii) any prepaid amounts received or deferred revenue realized or received on or prior to the Second Merger Closing Date; (iv) any intercompany transaction described in U.S. Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law; or (v) any “closing agreement” pursuant to Section 7121 of the Code or any similar agreement or arrangement with a Governmental Authority relating to Taxes.

(g) No written rulings, clearances or similar agreements have been entered into with or issued by any Tax Authority with respect to a Target Company which agreement, clearance or ruling would be effective after the Share Contribution Closing Date and could reasonably be expected to have a material effect on the Tax treatment of any Target Company after the Share Contribution Closing Date.

(h) Each Target Company is not a resident for tax purposes outside the jurisdiction of its incorporation and is not managed or controlled outside such jurisdiction for income Tax purposes. No Target Company has, or has ever had, a permanent establishment in any country other than the country of its organization.

(i) No Target Company has any liability for the Taxes of another Person (other than another Target Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor or by contract, indemnity or otherwise (excluding customary commercial agreements entered into in the ordinary course of business the primary matter of which is not Taxes). No Target Company is a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar agreement, arrangement or practice (excluding agreements solely among the Target Companies, Pubco or SPAC or customary commercial agreements entered into in the ordinary course of business the primary matter of which is not Taxes) with respect to Taxes (including advance pricing agreements, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on any Target Company with respect to any period (or portion of any period) following the Second Merger Closing Date.

(j) In the five years prior to the date of this Agreement, no Target Company is or has been a member of any consolidated, combined, unitary, affiliated or other group for any Tax purposes other than a group of which the common parent was another Target Company.

(k) Each Target Company is registered for value added tax and makes only taxable supplies for the purposes of value added tax.

(l) All documents which are in the possession of a Target Company, to which a Target Company is a party and which are required to: (i) establish the title of any Target Company to any material asset, or (ii) enforce any material rights of any Target Company, and in respect of which any stamp duty, registration, transfer or other similar Tax is payable (whether as a condition to the validity, registrability or otherwise), have been duly stamped or such stamp, registration, transfer or similar Tax has been paid in respect of such documents.

(m) No Target Company is or was a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or is treated as a U.S. corporation under Section 7874(b) of the Code.

(n) No Target Company has been a party within the past two years to any transaction that was intended to qualify under Section 355 of the Code (or under so much of Section 356 of the Code as relates to Section 355 of the Code).

(o) Neither the Company nor Orca is a “controlled foreign corporation” within the meaning of Section 957 of the Code, and neither the Company nor Orca is or was a “passive foreign investment company” within the meaning of Section 1297 of the Code.

(p) No Target Company has been a party to any “reportable cross border arrangement” as defined in 3(19) of Directive 2011/16/EU as amended by Directive (EU) 2018/822 that has not yet been reported.

(q) No election has been made under U.S. Treasury Regulations Section 301.7701-3 with respect to the Company or Orca.

(r) No Target Company has knowingly taken any action, nor is aware of any fact or circumstance, that would reasonably be expected to prevent the relevant portions of the Transactions from qualifying for the Intended Tax Treatment.

7.15 Real Property. Section 7.15 of the Target Companies Disclosure Schedules contains a complete and accurate list of all premises currently leased or subleased by a Target Company or occupied or used by a Target Company, and of all current leases related thereto as of the date of this Agreement, including all amendments, terminations and material modifications thereof or waivers thereto (collectively, the “Company Real Property Leases”), as well as the current annual rent and term under each Company Real Property Lease. The Company has provided to SPAC a true and complete copy of each of the Company Real Property Leases, and in the case of any oral Company Real Property Lease, a written summary of the material terms of such Company Real Property Lease. The Company Real Property Leases are valid, binding and enforceable against the Target Company party thereto and, to the Knowledge of the Company, each other party thereto, in accordance with their terms and are in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions). No event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a material default on the part of a Target Company or, to the Knowledge of the Company, any other party under any of the Company Real Property Leases, and no Target Company has received notice of any such default. No Target Company owns or, during the past three years, has owned, leased, licensed, used or occupied any real property or had any interest in real property (other than the leasehold interests in the Company Real Property Leases).

7.16 Personal Property. Except as set forth in Section 7.16 of the Target Companies Disclosure Schedules, all items of Personal Property with a book value or fair market value of greater than $50,000 are in good operating condition and repair in all material respects (reasonable wear and tear excepted consistent with the age of such items), and are suitable in all material respects for their intended use in the business of the Target Companies. The operation of the business by the Target Companies as it is now conducted or presently proposed to be conducted is not in any material respect dependent upon the right to use the Personal Property of Persons other than a Target Company, except for such Personal Property that is owned, leased or licensed by, or otherwise contracted to, a Target Company.

7.17 Title to and Sufficiency of Assets. Each Target Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its material assets, and with respect to assets owned by Target Companies, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests, (c) Liens specifically identified on the balance sheet of the Company or in the consolidated balance sheet of the Target Companies and (d) Liens set forth on Section 7.17 of the Target Companies Disclosure Schedules. The assets (including Intellectual Property rights and contractual rights) of the Target Companies, taken together, are in all material respects adequate and sufficient for the operation of the business by the Target Companies as currently conducted.

7.18 Employee Matters.

(a) Except as set forth in Section 7.18(a) of the Target Companies Disclosure Schedules, no Target Company is a party to, or bound by, or in the preceding three year period was party to or bound by, any labor agreement, collective bargaining agreement or other labor-related Contract, agreement or arrangement with any labor union, labor organization, works council, group of employees or other representative of any of the employees of any Target Company (each, a “Collective Bargaining Agreement”). There are no Collective Bargaining Agreements that pertain to any of the employees of any Target Company; and no employees of any Target Company are represented by any labor union, labor organization or works council with respect to their employment with any Target Company.

(b) To the Knowledge of the Company, there are not, and in the past three years have not been, any activities or proceedings of any labor union or other party to organize or represent any employees of any Target Company or form new works councils applicable to a Target Company. No labor union, labor organization, works council, or group of employees of any Target Company has made a pending demand in writing for recognition or certification. There are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened in writing to be brought or filed with any labor relations tribunal or authority with respect to a Target Company or employees of the Target Company. No labor dispute, strike, work stoppage or other similar labor activity against a Target Company is now pending, has occurred in the past three years, or, to the Knowledge of the Company, is now threatened in writing.

(c) Except as set forth in Section 7.18(c) of the Target Companies Disclosure Schedules, no Target Company has any legal or contractual duty to bargain or consult with any labor union, labor organization, or works council in connection with the execution of this Agreement or the Transactions.

(d) Section 7.18(d) of the Target Companies Disclosure Schedules sets forth all material claims or Actions against any Target Company under any Employment Law, including by current or former employee, independent contractor or other service provider (including unresolved grievances and age or other discrimination claims), if any, that are pending or, to the Knowledge of the Company, threatened in writing between any Target Company and such Persons.

(e) To the Knowledge of the Company, no current officer of a Target Company has provided any Target Company written or oral notice of his or her plan to terminate his or her employment with any Target Company.

(f) Except as set forth in Section 7.18(f) of the Target Companies Disclosure Schedules, each Target Company (i) is and during the past three years has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, including terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, equal opportunity, hours of work, payment of wages and overtime wages, collective bargaining, classification of workers, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations (collectively, “Employment Laws”), and has not received written or, to the Knowledge of the Company, oral notice that there is any pending Action involving unfair labor practices against a Target Company, (ii) is not delinquent in payments to any employees, former employees or individual independent contractors for any services or amounts required to be reimbursed or otherwise paid, except for any payments in arrears occurring in the ordinary course of business, (iii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iv) is not liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business). There are no material Actions pending or, to the Knowledge of the Company, threatened against a Target Company brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Employment Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(g) No Target Company is party to a settlement agreement with a current or former officer, employee or independent contractor of any Target Company that involves allegations relating to sexual harassment. To the Knowledge of the Company, in the last five years, no allegations of sexual harassment or other discrimination have been made against any employee or officer of a Target Company.

(h) To the Knowledge of the Company, no employee of any Target Company is in any material respect in violation of any term of any employment agreement, non-disclosure agreement, common law non-disclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation: (i) to any Target Company; or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by any Target Company or (B) to the knowledge or use of Trade Secrets or proprietary information.

(i) No Target Company has a single employer, joint employer, alter ego or similar relationship with any other company that is not a Target Company.

(j) Since January 1, 2021, the Target Companies have not engaged in layoffs, furloughs or employment terminations (excluding terminations for cause), whether temporary or permanent, and as of the date hereof the Target Companies do not have plans to engage in any such layoffs, furloughs or employment terminations (excluding terminations for cause) within the next six months.

(k) (i) Copies of standard form employment agreements applicable to the employees of each Target Company have been made available to SPAC by the Company, and no such employee is engaged on terms which materially deviate from these standard forms, except for any forms otherwise made available to SPAC and (ii) the Target Companies have paid in full to all their employees all wages, salaries, commission, bonuses and other compensation due to their employees, including overtime compensation.

(l) The Company has made available to SPAC a true and complete list (redacted as necessary to comply with applicable privacy laws) of all employees and independent contractors (who are natural persons) of each Target Company (including, as applicable, their position, salary, fee schedule and commencement date) as of April 18, 2023.

(m) No employee has transferred into employment with a Target Company by means of a relevant transfer pursuant to the Transfer of Undertakings (Protection of Employment) Regulations 2006.

7.19 Benefit Plans.

(a) Set forth on Section 7.19(a) of the Target Companies Disclosure Schedules is a true and complete list of each material Company Benefit Plan, with each Company Benefit Plan maintained outside of the United States (each, a “Non-U.S. Company Benefit Plan”) listed separately by jurisdiction. A “Company Benefit Plan” means a Benefit Plan of a Target Company.

(b) With respect to each Company Benefit Plan, the Company has made available to SPAC (to the extent applicable): (i) the plan documents (including amendments and individual agreements relating thereto), (ii) the most recent summary plan descriptions and summaries of material modifications, (iii) each trust, insurance, annuity, or other funding Contract related thereto, (iv) the most recent favorable determination letter, or opinion letter or advisory letter received from the Internal Revenue Service, (v) the last three Form 5500 Annual Reports (including all schedules thereto) with all applicable attachments, and (vi) any material non-routine communications since January 1, 2020, with a Governmental Authority relating thereto.

(c) With respect to each Company Benefit Plan, (i) such Company Benefit Plan has been, maintained, funded, administered and enforced in all material respects in accordance with its terms and the requirements of all applicable Laws, and has been maintained, where required, in good standing in all material respects with applicable regulatory authorities and Governmental Authorities and each Group Company has, in all material respects, performed all obligations required to be performed by it under any Company Benefit Plan, (ii) all contributions, premiums and other payments (including any special contribution, interest or penalty) required to be made with respect to a Company Benefit Plan have been timely made and (iii) the fair market value of the assets of each funded Company Benefit Plan, the liability of each insurer for any Company Benefit Plan funded through insurance or the book reserve established for any Company Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Company Benefit Plan, and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations. No Target Company has incurred any material obligation in connection with the termination of, or withdrawal from, any Company Benefit Plan. No Target Company has any commitment to, and to the Knowledge of the Company, intention to, create, modify or terminate any Company Benefit Plan, except as otherwise contemplated by this Agreement.

(d) No Target Company sponsors, maintains or contributes to (or has within the past six years maintained, contributed to, or sponsored), or has any liability under or with respect to: (i) any Multiemployer Plan or any “employee pension benefit plan” as defined under Section 3(2) of ERISA or subject to Code Sections 412 or 4971, ERISA Section 302 or Title IV of ERISA, (ii) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA, or (iii) a plan or arrangement providing for post-employment or post-retiree health, life or welfare benefits or coverage to any individual (other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code, or any similar state applicable Laws, and at the sole expense of such individual). No non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code) has occurred, or to the Knowledge of the Company, is reasonably expected to occur with respect to any Company Benefit Plan.

(e) With respect to each Non-U.S. Company Benefit Plan: (i) each Non-U.S. Company Benefit Plan required to be registered with a Governmental Authority has been registered, and has been maintained in good standing with the appropriate Governmental Authority, (ii) each Non-U.S. Company Benefit Plan intended to receive favorable Tax treatment under applicable Tax Laws has been qualified, registered or similarly determined to satisfy the requirements of such Tax Laws, and (iii) no Non-U.S. Company Benefit Plan has any unfunded liabilities, nor are such liabilities reasonably expected to occur in connection with any of the Transactions.

(f) Each Company Benefit Plan that is required or intended to be registered, qualified or approved under applicable Law, to Knowledge of the Company, has been registered, qualified or approved, as the case may be, under applicable Law and has been maintained in good standing with applicable regulatory authorities, including any Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code is subject to a current favorable determination letter or may rely upon an opinion or advisory letter issued by the Internal Revenue Service with respect to such Company Benefit Plan.

(g) With respect to each Company Benefit Plan, no claims or Actions (other than routine claims for benefits in the ordinary course), audits or inquiries are pending or, to the Knowledge of the Company, threatened in writing against or with respect to any Company Benefit Plan, the assets of any of the trusts under such plans or the plan sponsor or administrator, or against any fiduciary of any Company Benefit Plan with respect to the operation thereof.

(h) Each Company Benefit Plan which is a “nonqualified deferred compensation plan” subject to Section 409A of the Code and the regulations and other guidance issued thereunder (“Section 409A”) has been established, operated and maintained in compliance with Section 409A in all material respects. No Target Company maintains any obligation to gross-up or reimburse any employee or service provider that is a natural Person for any Tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code or otherwise.

(i) No amount that could be received (whether in cash or property or the vesting of property) as a result of the execution of this Agreement (either alone or contingent upon any other event) or the consummation of the Transactions by any employee, director or independent contractor who qualifies as a “disqualified individual” (as such term is defined in Treasury Regulation section 1.280G-1) shall give rise to any “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code), any excise tax owing under Section 4999 of the Code or any other amount that would not be deductible under Section 280G of the Code.

(j) Except as set forth in Section 7.19(j) of the Target Companies Disclosure Schedules, neither the execution of this Agreement nor the consummation of the Transactions (either alone or contingent upon any other event) will: (i) entitle any current or former employees, independent contractors, officers, consultants, commission agents and/or service providers of any Target Company to any compensation, benefits, or property under any Company Benefit Plan or otherwise, including any bonus, retention, change in control or severance payment, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of any compensation or benefits for any current or former employee, independent contractor, officer, consultant, commission agent and/or service provider of any Target Company under any Company Benefit Plan, (iii) increase any amount of compensation or benefits otherwise payable to any current or former employee, independent contractor, officer, consultant, commission agent and/or service provider of any Target Company under any Company Benefit Plan, or (iv) limit the right to merge, amend or terminate any Company Benefit Plan (except any limitations imposed by applicable Law, if any).

7.20 Environmental Matters. Except as set forth in Section 7.20 of the Target Companies Disclosure Schedules:

(a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Target Companies, taken as a whole, each Target Company is and during the past three years has been in compliance with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying with all material Permits required for its business and operations by Environmental Laws (“Environmental Permits”), and no Action is pending or, to the Knowledge of the Company, threatened to revoke, modify in any material respect, or terminate any such Environmental Permit.

(b) Except as would not reasonably be expected to be material to the Target Companies, taken as a whole, (i) no Target Company is the subject of any outstanding Order from any Governmental Authority in respect of any (A) Environmental Laws, (B) Remedial Action, or (C) Release or threatened Release of a Hazardous Material and (ii) no Target Company has assumed, contractually or by operation of Law, any outstanding material Liabilities of any other Person under any Environmental Laws.

(c) Except as would not reasonably be expected to be material to the Target Companies, taken as a whole, no Action is pending, or to the Knowledge of the Company, threatened against any Target Company or any assets of a Target Company alleging either or both that a Target Company is in violation of any Environmental Law or Environmental Permit or has any Liability under any Environmental Law.

(d) No Target Company has manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or released any Hazardous Material, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any material Liability of any Target Company under applicable Environmental Laws.

7.21 Transactions with Target Company Related Persons. Except as set forth on Section 7.21 of the Target Companies Disclosure Schedules, no Company Shareholder, Orca Optionholder nor any officer or director of a Target Company or any of their respective Affiliates, nor any immediate family member of any Company Shareholder, Orca Optionholder, or officer or director of a Target Company (each of the foregoing, a “Target Company Related Person”) is presently, or in the past three years, has been, a party to any transaction with a Target Company (in each case, other than pursuant to a Company Benefit Plan or any Contract with respect to such Person’s status as a holder of equity of any Target Company), including any Contract (a) providing for the furnishing of services by (other than as officers, directors or employees of the Target Company), (b) providing for the rental of real property or Personal Property from, or (c) otherwise requiring payments to (other than for services or expenses as directors, officers or employees of the Target Company in the ordinary course of business) any Target Company Related Person or any Person in which any Target Company Related Person has a position as an officer, manager, director, trustee or partner or in which any Target Company Related Person has any direct or indirect ownership interest (other than the ownership of securities representing no more than two percent of the outstanding voting power or economic interest of a publicly traded company), in each case, other than any Ancillary Document. Except as set forth on Section 7.21 of the Target Companies Disclosure Schedules, or as contemplated by or provided for in any Ancillary Document, no Target Company Related Person owns any material real property, Personal Property, right, tangible or intangible (including Intellectual Property) which is used in the business of any Target Company. Except as set forth on Section 7.21 of the Target Companies Disclosure Schedules, or as contemplated by or provided for in any Ancillary Document, the assets of the Target Companies do not include any material receivable or other material obligation from a Target Company Related Person, and the Liabilities of the Target Companies do not include any material payable or other material obligation or commitment to any Target Company Related Person.

7.22 Insurance.

(a) Section 7.22(a) of the Target Companies Disclosure Schedules lists all material insurance policies (including the applicable policy number, insurer and type of policy) held by, or for the benefit of the Target Companies, relating to a Target Company or its business, properties, assets, directors, officers and employees, true and complete copies of which have been provided to SPAC, and all premiums due and payable under all such insurance policies have been timely paid and the Target Companies are otherwise in material compliance with the terms of such insurance policies. To the Knowledge of the Company, each such insurance policy (i) is valid, binding, enforceable and in full force and effect and (ii) will continue to be valid, binding, enforceable, and in full force and effect on identical terms following the Share Contribution Closing (except, in each case, as such enforcement may be limited by the Enforceability Exceptions). No Target Company has any self-insurance or co-insurance programs. Since March 31, 2021, no Target Company has received any written, or to the Knowledge of the Company, oral notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy.

(b) No Target Company has in the past three years made any insurance claim in excess of $50,000. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the denial of any such insurance claim. No Target Company has in the past three years made any material claim against an insurance policy as to which the insurer is denying coverage.

7.23 Data Protection and Cybersecurity.

(a) For the purposes of this Section 7.23, the terms “controller,” “data subject,” “personal data breach,” “processor,” “processing” (and its cognates), and “special categories of personal data” shall have the meaning given to them in the GDPR.

(b) Each Target Company complies in all material respects with all Data Protection Laws, contractual obligations in contracts that are material to the relevant Target Company, and such Target Company’s posted or publicly facing privacy policies relating to the privacy, security, processing, storage, transmission, transfer, disclosures, confidentiality and use of Personal Data (including Personal Data of employees, directors, officers, partners, consultants, contractors, third parties who have provided information to a Target Company, and any information which may be re-identified or associated with a unique identifier). Each Target Company has (i) implemented and maintains appropriate policies, notices, logs, and procedures in relation to the processing and transfer of Personal Data (including cross-border transfer) and carried out regular staff training, testing, audits or other mechanisms designed to ensure and monitor compliance with such policies and procedures to demonstrate compliance with Data

Protection Laws, (ii) maintained and keeps up-to-date records of its Personal Data processing activities as required under Data Protection Laws, (iii) issued fair processing notices to the relevant data subjects in accordance with Data Protection Laws, (iv) made all disclosures to, and obtained all appropriate consents, approvals and/or authorization from, users, customers, employees, directors, officers, partners, consultants, contractors, and other applicable Persons required in all material respects by applicable Data Protection Laws to process and transfer such Personal Data lawfully and in accordance with Data Protection Laws, and (v) has filed all registrations required in all material respects under Data Protection Laws with the applicable data protection authority.

(c) Each Target Company has implemented and maintains appropriate technical and organizational measures designed or otherwise intended to protect Personal Data and other data relating to the business of the Target Company against Personal Data breaches and cybersecurity incidents. Each Target Company has undertaken, and resolved in all material respects any material issues identified by, all necessary surveys, audits, inventories, reviews, analysis and/or assessments (including any necessary risk assessments and risk analyses) of all areas of its business and operations, in each case required by Data Protection Laws. To the Knowledge of the Company, in the five years prior to the date of this Agreement there has been no material loss of, damage to, unauthorized access to, or unauthorized use, modification, or misuse of, any Personal Data in the possession or control of a Target Company.

(d) In the past five years, no Target Company has (i) to the Knowledge of the Company, been subject to any actual, pending, or, to the Knowledge of the Company, threatened investigations, notices or requests from any Governmental Authority in relation to their data processing or cybersecurity activities, and (ii) received any actual, pending, or threatened claims from individuals or Governmental Authorities alleging any breach of Data Protection Laws. The execution, delivery, and performance by each Target Company of this Agreement and the consummation of the Transactions complies (and the disclosure to and use by the Second Merger Surviving Company of such information immediately after the Second Merger Effective Time will comply) in all material respects with all Data Protection Laws (including any such Laws in the jurisdictions where the applicable information is collected).

(e) To the extent any Personal Data originating in the United Kingdom or European Economic Area is transferred by a Target Company outside of the United Kingdom or European Economic Area (as applicable), this is carried out in accordance with Data Protection Laws and, where applicable, with appropriate safeguards in place for such transfer in all material respects.

(f) Each Target Company that processes Personal Data is registered with the United Kingdom Information Commissioner, and has paid any relevant fees, in each case, to the extent it is required to do so under Data Protection Laws.

(g) No Target Company is, or has been, an operator of essential services or a relevant digital service provider under the NIS Directive and has no reason to believe it would be so classified in the future.

7.24 Certain Business Practices.

(a) During the past three years, no Target Company, nor, to the Knowledge of the Company, any of their respective Representatives acting on their behalf has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) promised, made or offered to make any unlawful payment or provided or offered to provide anything of value to any official or employee of a Governmental Authority, to foreign or domestic political parties or campaigns or violated any provision of any Anti-Corruption Laws, or (iii) made any other unlawful payment. During the past three years, no Target Company, nor, to the Knowledge of the Company, any of their respective Representatives acting on their behalf has directly or knowingly indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, official or employee of a Governmental Authority or other Person who is or may be in a position to help or hinder any Target Company or assist any Target Company in connection with any actual or proposed transaction. To the Knowledge of the Company, no Action involving a Target Company with respect to the any of the foregoing is pending or, to the Knowledge of the Company, threatened.

(b) During the past three years, the operations of each Target Company are and have been conducted at all times and in all material respects in compliance with all Anti-Corruption Laws in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority that have jurisdiction over the Target Companies, and no Action involving a Target Company with respect to the any of the foregoing is pending or, to the Knowledge of the Company, threatened.

(c) No Target Company or any of their respective directors or officers, or, to the Knowledge of the Company, any other Representative acting on behalf of a Target Company is currently (i) a Sanctioned Person, (ii) organized, resident, or located in, or a national of a comprehensively Sanctioned Country, or (iii) in the aggregate, 50% or greater owned, directly or indirectly, or otherwise controlled, by a person identified in clause (i) or (ii); and, to the Knowledge of the Company, no Target Company has, directly or, knowingly, indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any Sanctioned Country or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any Sanctions Laws or Export Control Laws in the last five fiscal years. No Target Company or any of its respective directors or officers, or, to the Knowledge of the Company, any other Representative acting on behalf of a Target Company has engaged in any conduct, activity, or practice that would constitute a violation of any applicable Sanctions Laws or Export Control Laws. No Action involving a Target Company with respect to the any of the foregoing is pending or, to the Knowledge of the Company, threatened.

7.25 Customers and Suppliers.

(a) Section 7.25(a) of the Target Companies Disclosure Schedules sets forth, as of the date of this Agreement, the top 10 suppliers based on the aggregate Dollar value of the Target Companies’ transaction volume with such counterparty during the trailing twelve months for the period ending March 31, 2023 (the “Top Suppliers”).

(b) Section 7.25(b) of the Target Companies Disclosure Schedules sets forth, as of the date of this Agreement, the top 10 customers based on the aggregate Dollar value of the Target Companies’ transaction volume with such counterparty during the trailing twelve months for the period ending March 31, 2023 (the “Top Customers”).

(c) Except as set forth on Section 7.25(c) of the Target Companies Disclosure Schedules, none of the Top Suppliers or the Top Customers has, as of the date of this Agreement, informed in writing any of the Target Companies, or, to the Knowledge of the Company, has threatened to, terminate, cancel, or materially limit or materially and adversely modify any of its existing business with a Target Company (other than due to the expiration of an existing contractual arrangement), and to the Knowledge of the Company, none of the Top Suppliers or the Top Customers is, as of the date of this Agreement, threatening a material dispute against a Target Company or its respective business.

7.26 Investment Company Act. No Target Company is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of a person subject to registration and regulation as an “investment company”, in each case within the meaning of the Investment Company Act.

7.27 Finders and Brokers. Except as set forth on Section 7.27 of the Target Companies Disclosure Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission from SPAC, Pubco, the Merger Subs, the Company, Orca, the Company Shareholders or any of their respective Affiliates in connection with the Transactions based upon arrangements made by or on behalf of any Target Company.

7.28 Information Supplied. None of the information supplied or to be supplied by the Target Companies expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions; (b) in the Registration Statement; or (c) in the mailings or other distributions to the SPAC Shareholders and/or prospective investors with respect to the consummation of the Transactions or in any amendment to any of documents identified in clauses (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Target Companies expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Target Companies make no warranty or covenant with respect to any information supplied by or on behalf of SPAC, Pubco or any of their respective Affiliates.

7.29 Zacco Acquisition. As of the date hereof, to the Knowledge of the Company, no party to the Zacco Acquisition Agreement is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default, or permit acceleration by the other party thereto, under the Zacco Acquisition Agreement.

7.30 Investigation; No Additional Representations or Warranties. Each of the Target Companies acknowledges and agrees (on its own behalf and on behalf of its Affiliates and its and their respective Representatives) that it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of SPAC, Pubco, Merger Sub I and Merger Sub II and has been afforded satisfactory access to the books and records, facilities and personnel of SPAC, Pubco, Merger Sub I and Merger Sub II for purposes of conducting such investigation. In entering into this Agreement and the Ancillary Documents to which it is or will be a party, each of the Target Companies, on its own behalf and on behalf of its Representatives, has relied solely on its own investigation and analysis and acknowledges and agrees that, except as expressly set forth in Article V and Article VI (in each case, including the related portions of the SPAC Disclosure Schedules or the Pubco and Merger Subs Disclosure Schedules, respectively), no other representations or warranties, either express or implied, have been made by SPAC, Pubco, Merger Sub I, Merger Sub II, or any of their respective Representatives in connection with or related to this Agreement, the Ancillary Documents or the Transactions.

7.31 Exclusivity of Representations and Warranties. Notwithstanding the delivery or disclosure to SPAC, Pubco or the Merger Subs or any of their respective Representatives of any documentation or other information (including financial projections or other supplemental data) the representations of the Target Companies in this Article VII constitute the sole and exclusive representations and warranties of the Target Companies in connection with the transactions contemplated hereby and, except for the representations of the Target Companies in this Article VII, each of Target Companies has not made any other express or implied representation or warranty with respect to the Target Companies, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Target Companies or the transactions contemplated by this Agreement and all other representations and warranties of any kind or nature expressed or implied (including (x) regarding the completeness or accuracy of, or any omission to state or to disclose, any information, including in the estimates, projections or forecasts or any other information, document or material provided or made available by the Target Companies or their respective Affiliates or Representatives in the Data Room, management presentations or in any other form in expectation of the Transactions, including meetings, calls or correspondence with management of any of SPAC, Pubco or the Merger Subs, and (y) any relating to the future or historical business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of the Target Companies, or the quality, quantity or condition of the Target Companies) are specifically disclaimed by the Target Companies.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES OF THE COMPANY SHAREHOLDERS

Except as set forth in the disclosure schedules delivered by the Company Shareholders (the “Company Shareholders Disclosure Schedules”), each Company Shareholder, solely on behalf of itself, hereby warrants severally (not jointly, and not jointly and severally) to the other Parties, as of the date hereof and as of the Share Contribution Closing, as follows:

8.1 Organization and Standing. Such Company Shareholder is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

8.2 Authorization; Binding Agreement. Such Company Shareholder has all requisite power, authority and legal right and capacity to execute and deliver this Agreement and each Ancillary Document to which he, she or it is a party, to perform such Company Shareholder’s obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement and each Ancillary Document to which such Company Shareholder is a party and the consummation of the Transactions have been duly and validly authorized by the applicable parties as required in accordance with the Company Co-Investment Agreement and no other corporate proceedings, other than as set forth elsewhere in this Agreement, on the part of such Company Shareholder is necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which such Company Shareholder is a party or to consummate the Transactions. This Agreement has been, and each Ancillary Document to which such Company Shareholder is or is required to be a party has been or shall be when delivered, duly and validly executed and delivered by such Company Shareholder and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Company Shareholder, enforceable against such Company Shareholder in accordance with its terms, subject to the Enforceability Exceptions.

8.3 Ownership. Such Company Shareholder owns good, valid and marketable title to all of the Company Ordinary Shares set forth opposite the name of such Company Shareholder on Section 8.3 of the Company Shareholders Disclosure Schedules, free and clear of any and all Liens (other than those imposed by applicable securities Laws or the Company’s Organizational Documents). There are no voting trusts, proxies, shareholder agreements or any other written agreements or understandings, to which such Company Shareholder is a party or by which such Company Shareholder is bound, with respect to the voting or transfer of any of the Company Ordinary Shares other than this Agreement, the Company Co-Investment Agreement and as set forth in the Company’s Organizational Documents. Upon transfer of such Company Shareholder’s Company Ordinary Shares to Pubco on the Share Contribution Closing Date in accordance with this Agreement, the entire legal and beneficial interest in such Company Ordinary Shares and good, valid and marketable title to such Company Ordinary Shares, free and clear of all Liens (other than those imposed by applicable securities Laws or those incurred by Pubco), will pass to Pubco.

8.4 Governmental Approvals. No Consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority is required on the part of such Company Shareholder with respect to such Company Shareholder’s execution, delivery or performance of this Agreement or any other Ancillary Documents to which it is party or the consummation by such Company Shareholder of the Transactions other than (a) any filings required with Nasdaq or the SEC with respect to the Transactions, (b) applicable requirements, if any, of the Securities Act, the Exchange Act and (c) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to materially impair or delay the ability of such Company Shareholder to (A) perform on a timely basis its obligations under this Agreement or any Ancillary Documents to which it is or required to be a party or otherwise bound, or (B) consummate the Transactions.

8.5 Non-Contravention. The execution and delivery by such Company Shareholder of this Agreement and each Ancillary Document to which they are a party or otherwise bound and the consummation by such Company Shareholder of the Transactions, and compliance by such Company Shareholder with any of the provisions hereof and thereof, will not, (a) conflict with or violate any provision of such Company Shareholder’s Organizational Documents; (b) conflict with or violate any Law, Order or Consent applicable to such Company Shareholder or any of its properties or assets; or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Company Shareholder under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of such Company Shareholder under, (viii) give rise to any obligation to obtain any third party consent, or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Contract to which such Company Shareholder is a party or such Company Shareholder or its properties or assets are otherwise bound, except in the cases of clauses (b) or (c) that has not had and would not reasonably be expected to materially impair or delay the ability of such Company Shareholder to (A) perform on a timely basis its obligations under this Agreement or any Ancillary Documents to which it is or required to be a party or otherwise bound, or (B) consummate the Transactions.

8.6 No Litigation. Except as set forth on Section 8.6 of the Company Shareholders Disclosure Schedules, there is no Action pending or, to the Knowledge of such Company Shareholder, threatened, nor any Order is outstanding, against or involving such Company Shareholder, whether at law or in equity, before or by any Governmental Authority, in each case, except as would not reasonably be expected to materially impair or delay the ability of such Company Shareholder to consummate the Transactions, and perform its obligations under, this Agreement and the Ancillary Documents to which such Company Shareholder is or is required to be a party. Such Company Shareholder has not been charged with, indicted for, arrested for, or convicted of fraud carried out, or alleged to have been carried out, during their tenure as a Company Shareholder.

8.7 Investment Representation and Warranties. Such Company Shareholder does not have any Contract with any Person to sell, transfer, or grant participations to such Person, or to any third party, with respect to the Exchange Shares. Such Company Shareholder has carefully read and understands all materials provided by or on behalf of Pubco, SPAC or their respective Representatives to such Company Shareholder or such Company Shareholder’s Representatives pertaining to an investment in Pubco and has consulted, as such Company Shareholder has deemed advisable, with its own attorneys, accountants or investment advisors with respect to the investment contemplated hereby and its suitability for such Company Shareholder. Such Company Shareholder acknowledges that the Exchange Shares may be subject to dilution for events not under the Control of such Company Shareholder. Such Company Shareholder has completed its independent inquiry and has relied fully upon the advice of legal counsel, tax, accountant, financial and other Representatives in determining the legal, tax, financial and other consequences of this Agreement and the Transactions and the suitability of this Agreement and the Transactions for such Company Shareholder and its particular circumstances, and, except as set forth herein, has not relied upon any representations or advice by SPAC or their respective Representatives. Such Company Shareholder acknowledges and agrees that, except as set forth in Article V and Article VI, no warranties have been made by Pubco, Merger Sub I, Merger Sub II, SPAC or any of their respective Representatives, and that such Company Shareholder has not been guaranteed or represented to by any Person, (a) any specific amount or the event of the distribution of any cash, property or other interest in Pubco or (b) the profitability or value of the Exchange Shares in any manner whatsoever. Such Company Shareholder (i) has carefully read and understands this Agreement in its entirety, (ii) is fully aware of the contents hereof and the meaning, intent and legal effect thereof, and (iii) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

8.8 Finders and Brokers. Except as set forth on Section 8.8 of the Company Shareholders Disclosure Schedules, No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Pubco, the Merger Subs, the Company, Orca Midco, Orca and the Company Shareholders or any of their respective Affiliates in connection with the Transactions based upon arrangements made by or on behalf of such Company Shareholder.

8.9 Information Supplied. None of the information supplied or to be supplied by such Company Shareholder expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K or 6-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions; (b) in the Registration Statement; or (c) in the mailings or other distributions to the SPAC Shareholders and/or prospective investors with respect to the consummation of the Transactions (including any amendment to any of documents identified in clauses (a) through (c)), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by such Company Shareholder expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, such Company Shareholder makes no warranty or covenant with respect to any information supplied by or on behalf of SPAC, Pubco, the Merger Subs or their respective Affiliates.

8.10 Investigation; No Additional Representations or Warranties. Such Company Shareholder acknowledges and agrees (on its own behalf and on behalf of its Affiliates and its and their respective Representatives) that it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of SPAC, Pubco, Merger Sub I and Merger Sub II and has been afforded satisfactory access to the books and records, facilities and personnel of SPAC, Pubco, Merger Sub I and Merger Sub II for purposes of conducting such investigation. In entering into this Agreement and the Ancillary Documents to which it is or will be a party, such Company Shareholder, on its own behalf and on behalf of its Representatives, has relied solely on its own investigation and analysis and acknowledges and agrees that, except as expressly set forth in Article V and Article VI (in each case, including the related portions of the SPAC Disclosure Schedules or the Pubco and Merger Subs Disclosure Schedules, respectively) no other representations or warranties, either express or implied, have been made by SPAC, Pubco, Merger Sub I, Merger Sub II or any of their respective Representatives in connection with or related to this Agreement, the Ancillary Documents or the Transactions.

8.11 Exclusivity of Representations and Warranties. Notwithstanding the delivery or disclosure to SPAC, Pubco or the Merger Subs or any of their respective Representatives of any documentation or other information (including financial projections or other supplemental data) the representations of the Company Shareholders in this Article VIII constitute the sole and exclusive representations and warranties of the Company Shareholders in connection with the transactions contemplated hereby and except for the representations of the Company Shareholders in this Article VIII, each of the Company Shareholders has not made any other express or implied representation or warranty with respect to the Company Shareholders.

ARTICLE IX

COVENANTS

9.1 Access and Information.

(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 12.1 or the Second Merger Closing (the “Interim Period”), subject to Section 9.18, the Company, Orca Midco and Orca shall give, and shall cause their respective Representatives to give, each of Pubco and SPAC and their respective Representatives, at reasonable times during normal business hours and at reasonable intervals and upon reasonable advance notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, books and records, financial and operating data and other similar information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Target Companies, as each of Pubco and SPAC and their respective Representatives may reasonably request regarding the Target Companies and their respective businesses, assets, Liabilities, financial condition, operations, management, employees and other aspects, and cause each of the Representatives of the Target Companies to reasonably cooperate with each of Pubco and SPAC and their respective Representatives in their investigation; provided, however, that each of Pubco and SPAC and their respective Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Target Companies. Each of Pubco, Pubco, Merger Sub I, Merger Sub II and SPAC hereby agree that, during the Interim Period, it shall not contact any employee (other than executive officers), customer, supplier, distributor or other material business relation of any Target Company regarding any Target Company, its business or the Transactions without the prior written consent of such Target Company (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Target Companies shall not be required to provide access to any information (i) that is prohibited from being disclosed pursuant to the terms of a written confidentiality agreement with a third party, (ii) the disclosure of which would violate any Law, or (iii) the disclosure of which would constitute a waiver of attorney-client, attorney work product or other legal privilege.

(b) During the Interim Period, subject to Section 9.18, SPAC shall give, and shall cause its Representatives to give, each of the Company, Orca Midco and Orca and their respective Representatives, at reasonable times during normal business hours and at reasonable intervals and upon reasonable advance notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, books and records, financial and operating data and other similar information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to SPAC, as each of the Company, Orca Midco and Orca or their respective Representatives may reasonably request regarding SPAC and its business, assets, Liabilities, financial condition, operations, management, employees and other aspects, and cause each of the Representatives of SPAC to reasonably cooperate with each of the Company, Orca Midco and Orca and their respective Representatives in their investigation; provided, however, that each of the Company, Orca Midco and Orca and their respective Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of SPAC. Notwithstanding the foregoing, SPAC shall not be required to provide access to any information (i) that is prohibited from being disclosed pursuant to the terms of a written confidentiality agreement with a third party, (ii) the disclosure of which would violate any Law, or (iii) the disclosure of which would constitute a waiver of attorney-client, attorney work product or other legal privilege.

(c) During the Interim Period, subject to Section 9.18, Pubco, Merger Sub I and Merger Sub II shall give, and shall cause their respective Representatives to give, each of SPAC, the Company, Orca Midco and Orca and their respective Representatives, at reasonable times during normal business hours and at reasonable intervals and upon reasonable advance notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, books and records, financial and operating data and other similar information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to Pubco, Merger Sub I and Merger Sub II, as each of SPAC, the Company, Orca Midco and Orca or their respective Representatives may reasonably request regarding Pubco, Merger Sub I and Merger Sub II and its business, assets, Liabilities, financial condition, operations, management, employees and other aspects, and cause each of the Representatives of Pubco, Merger Sub I and Merger Sub II to reasonably cooperate with each of SPAC, the Company, Orca Midco and Orca and their respective Representatives in their investigation; provided, however, that each of SPAC, the Company, Orca Midco and Orca and their respective Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of Pubco, Merger Sub I and Merger Sub II. Notwithstanding the foregoing, Pubco, Merger Sub I and Merger Sub II shall not be required to provide access to any information (i) that is prohibited from being disclosed pursuant to the terms of a written confidentiality agreement with a third party, (ii) the disclosure of which would violate any Law, or (iii) the disclosure of which would constitute a waiver of attorney-client, attorney work product or other legal privilege.

9.2 Conduct of Business of the Target Companies during the Interim Period.

(a) Unless SPAC shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period and subject always to Section 9.5 and Section 9.6, except (a) as expressly contemplated by this Agreement or any Ancillary Document, (b) as set forth on Section 9.2(b) of the Target Companies Disclosure Schedules or (c) as required by applicable Law, each of the Company, Orca Midco and Orca shall, and shall cause the other Target Companies to use commercially reasonable efforts to: (i) to conduct the business of the Target Companies, in all material respects, in the ordinary course of business and (ii) comply with all Laws applicable to the Target Companies and their respective businesses, assets and employees.

(b) Without limiting the generality of Section 9.2(a)and except (v) as expressly contemplated by this Agreement or any Ancillary Document, (w) as set forth on Section 9.2(b) of the Target Companies Disclosure Schedules, (x) as required by applicable Law (including in respect of any COVID-19 Measures), (y) as is reasonably undertaken by any Target Company in connection with the integration of Zacco and the Zacco business with the business of the Target Companies, or (z) as is contemplated in the Target Companies’ current business plan and/or budget, copies of which have been provided to the SPAC prior to the date of this Agreement, during the Interim Period and subject always to Section 9.5 and Section 9.6, without the prior written consent of SPAC (such consent not to be unreasonably withheld, conditioned or delayed), none of the Company, Orca Midco or Orca shall (and the Company Shareholders shall, to the extent within their power and if provided the opportunity, vote their Company Ordinary Shares such that the Company shall not), and shall cause the other Target Companies not to:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents;

(ii) other than issuances of shares pursuant to exercises of Orca Options set forth on Section 7.3(g) of the Target Companies Disclosure Schedules or intercompany issuances, authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its Equity Securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its Equity Securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other Equity Securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third party with respect to such securities;

(iii) other than issuances of shares pursuant to exercises of Orca Options set forth on Section 7.3(g) of the Target Companies Disclosure Schedules, split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests (other than any dividend or distribution between Target Companies) or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $4,000,000 individually or $8,000,000 in the aggregate, make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person in excess of $4,000,000 individually or $8,000,000 in the aggregate;

(v) except (A) as required pursuant to the terms of any Company Benefit Plan in effect on the date of this Agreement or (B) as required by applicable Law (1) increase the wages, salaries or compensation of any employee other than in the ordinary course of business for employees with annual target cash compensation of less than $300,000, (2) make or commit to make any bonus payment (whether in cash, property or securities) to any employee other than as set forth on Section 9.2(b)(v) of the Target Companies Disclosure Schedules or in the ordinary course of business, (3) grant any severance, retention, change in control or termination or similar pay, other than as required under any Company Benefit Plan in effect on the date of this Agreement and listed on Section 7.19(a) of the Target Companies Disclosure Schedules, (4) establish any trust or take any other action to secure the payment of any compensation payable by any Target Company, (5) materially increase other benefits of employees generally, or enter into, establish, materially amend or terminate any Company Benefit Plan with, for or in respect of any current consultant, officer, manager director or employee other than as set forth on Section 9.2(b)(v) of the Target Companies Disclosure Schedules in connection with the Transactions, (6) hire any employee or engage an independent contractor (who is a natural person) with annualized compensation greater than or equal to $300,000, or (7) terminate the employment of any employee with annual base salary greater than $300,000 other than for cause or in the ordinary course of business;

(vi) unless required by applicable Law, (A) modify, extend or enter into any Collective Bargaining Agreement, or other labor-related agreement or arrangement with any labor union, labor organization, works council or other employee-representative body, other than as required pursuant to a Collective Bargaining Agreement for purposes of annual salary increases for unionized employees subject to collective bargaining, or (B) recognize or certify any labor union, labor organization, works council or other employee-representative body as the bargaining representative for any employees of the Target Companies;

(vii) make, amend, or change any material claim, election, or disclaimer relating to Taxes, settle or otherwise compromise any Action relating to material Taxes, file any amended income or other material Tax Return, surrender any right to claim a refund of material Taxes accrued in the ordinary course of business, make any material change in its accounting or Tax policies or procedures, waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return) or enter into any “closing agreement” as described in Section 7121 of the Code or any similar agreement or arrangement with any Governmental Authority;

(viii) other than in the ordinary course of business, (A) sell, transfer or license any Intellectual Property to any Person, other than Immaterial Licenses, (B) abandon, withdraw, dispose of, permit to lapse or fail to preserve any Company Registered IP (other than in connection with non-material Company Registered IP the maintenance of which is uneconomic), or (C) disclose any Trade Secrets owned or held by any Target Company to any Person who has not entered into a written confidentiality agreement and is not otherwise subject to confidentiality obligations;

(ix) other than in the ordinary course of business, terminate, or waive or assign any material right under, any Company Material Contract or enter into any Contract that would be a Company Material Contract;

(x) fail to maintain its books, accounts and records in all material respects in the ordinary course of business;

(xi) establish any Subsidiary or enter into any material new line of business that requires capital investment exceeding $5,000,000;

(xii) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are substantially similar to those currently in effect in a manner materially detrimental to any Target Company;

(xiii) except in accordance with PCAOB preparedness and Section 402 of SOX, revalue any of its material assets or make any material change in accounting methods, principles or practices, other than changes that are made in accordance PCAOB standards, or otherwise required by IFRS or U.S. Securities Laws;

(xiv) waive, release, assign, settle or compromise any claim or Action (including any Action relating to this Agreement or the Transactions), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, such Party or its Affiliates) not in excess of $1,000,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Liabilities or obligations, unless such amount has been reserved in the Company Financial Statements;

(xv) close or materially reduce its activities, or effect any mass layoff or other similar personnel reduction or change, at any of its facilities other than in the ordinary course of business;

(xvi) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(xvii) make any capital expenditures in excess of $1,000,000 (individually for any project (or set of related projects) or $5,000,000 in the aggregate), other than in respect of any capitalized software development capital expenditure that does not exceed 20% of the Target Companies’ current budget, a copy of which has been provided to SPAC prior to the date of this Agreement;

(xviii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xix) enter into, amend or terminate any Company Real Property Lease other than in the ordinary course of business;

(xx) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $500,000 individually or $2,000,000 in the aggregate, other than pursuant to the terms of a Company Material Contract or other Contract not required to be disclosed as a Company Material Contract in existence as of the date of this Agreement or entered into in the ordinary course of business or in accordance with the terms of this Section 9.2 during the Interim Period, or pursuant to a Company Benefit Plan, in each case other than in the ordinary course of business of the Company;

(xxi) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of or create a Lien over any material portion of its properties, assets or rights, other than in the ordinary course of business;

(xxii) other than in connection with the Orca Option Scheme, enter into any agreement, understanding or arrangement with respect to the voting or transfer of Equity Securities of any Target Company, in each case other than in the ordinary course of business;

(xxiii) accelerate the collection of any trade receivables or delay the payment of trade payables or any other Liabilities other than in the ordinary course of business;

(xxiv) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions (other than in connection with the provision of registrar services);

(xxv) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any Target Company Related Person (other than compensation and benefits and advancement of expenses or loans to employees, in each case, provided in the ordinary course of business); or

(xxvi) authorize or agree (whether in writing or orally) to do any of the foregoing actions or authorize or agree (whether in writing or orally) any action or omission that would result in any of the foregoing.

(c) Without limiting Sections 9.2(a) and 9.2(b), during the Interim Period, except as expressly contemplated by Schedule 7.3(a), without the prior written consent of SPAC, the Company Shareholders shall not sell, transfer or dispose of, or create any Lien over, any Company Ordinary Shares owned by the Company Shareholders.

9.3 Conduct of Business of SPAC during the Interim Period.

(a) Unless Pubco and the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by the terms of this Agreement or any Ancillary Document, or as set forth on Section 9.3 of the SPAC Disclosure Schedules, or as required by applicable Law, SPAC shall: (i) conduct its business, in all material respects, in the ordinary course of business and (ii) comply with all Laws applicable to SPAC and its business, assets and employees.

(b) Without limiting the generality of Section 9.3(a) and except as expressly contemplated by the terms of this Agreement or any Ancillary Document, or as set forth on Section 9.3 of the SPAC Disclosure Schedules, or as required by applicable Law, during the Interim Period and subject to Section 9.5 and Section 9.6, without the prior written consent of Pubco and the Company (such consent not to be unreasonably withheld, conditioned or delayed), SPAC shall not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its Equity Securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its Equity Securities, or other securities, including any securities convertible into or exchangeable for any of its Equity Securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third party with respect to such securities;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $500,000 individually or $2,000,000 in the aggregate, make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person (provided, that this Section 9.3(b)(iv) shall not prevent SPAC from borrowing funds necessary to finance its ordinary course administrative costs and expenses and Expenses incurred in connection with the consummation of the Transactions from Sponsor;

(v) amend, waive or otherwise change the Trust Agreement;

(vi) terminate, waive or assign any material right under any material agreement to which it is a party;

(vii) fail to maintain its books, accounts and records in all material respects in the ordinary course of business;

(viii) establish any Subsidiary or enter into any new line of business;

(ix) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are substantially similar to those currently in effect;

(x) revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with IFRS, and after consulting SPAC’s outside auditors;

(xi) waive, release, assign, settle or compromise any claim or Action (including any Action relating to this Agreement or the Transactions), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, SPAC) not in excess of $100,000 (individually or in the aggregate);

(xii) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(xiii) make capital expenditures in excess of $500,000 individually for any project (or set of related projects) or $2,000,000 in the aggregate (excluding for the avoidance of doubt, incurring any Expenses);

(xiv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Second Merger);

(xv) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $500,000 individually or $2,000,000 in the aggregate (excluding the incurrence of any Expenses) other than pursuant to the terms of a Contract in existence as of the date of this Agreement or entered into in the ordinary course of business or in accordance with the terms of this Section 9.3 during the Interim Period;

(xvi) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xvii) enter into any agreement, understanding or arrangement with respect to the voting of its Equity Securities;

(xviii) make, change or rescind any material election relating to Taxes, settle or otherwise compromise any Action relating to material Taxes, file any amended income or other material Tax Return, surrender any right to claim a refund of material Taxes accrued in the ordinary course of business, make any material change in its accounting or Tax policies or procedures, waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return), or enter into any “closing agreement” as described in Section 7121 of the Code or any similar settlement or agreement with any Governmental Authority; or

(xix) authorize or agree to do any of the foregoing actions.

9.4 Conduct of Business of Pubco and the Merger Subs during the Interim Period.

(a) Unless SPAC shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by the terms of this Agreement or any Ancillary Document, or as required by applicable Law, each of Pubco, Merger Sub I and Merger Sub II shall conduct its business, in all material respects, in the ordinary course of business.

(b) Without limiting the generality of Section 9.4(a) and except as expressly contemplated by the terms of this Agreement or any Ancillary Document, or as required by applicable Law, during the Interim Period, without the prior written consent of SPAC (such consent not to be unreasonably withheld, conditioned or delayed), each of Pubco, Merger Sub I and Merger Sub II shall not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its Equity Securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its Equity Securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other Equity Securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third party with respect to such securities;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume or otherwise become liable for any Indebtedness (directly, contingently or otherwise), make a loan or advance to or investment in any third party (other than advancement of expenses or loans to employees in the ordinary course of business), or guarantee or endorse any Indebtedness, Liability or obligation of any Person;

(v) establish any Subsidiary or enter into any new line of business;

(vi) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets in each case;

(vii) make any capital expenditures;

(viii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(ix) enter into any agreement, understanding or arrangement with respect to its voting of Equity Securities; or

(x) authorize or agree to do any of the foregoing actions.

9.5 Permitted Actions. Section 9.2 shall not operate so as to restrict or prevent:

(i) completion or performance of any obligation undertaken pursuant to any contract or arrangement entered into by or relating to the Target Companies prior to the date of this Agreement;

(ii) the management of the Tax affairs of the Target Companies in the ordinary course of business;

(iii) any matter required by the Agreement or any Ancillary Document or necessary to satisfy a condition to this Agreement;

(iv) the provision of information to any regulatory body or Governmental Authority in the ordinary course of business provided that SPAC is informed and consulted in advance of the provision of the information, to the extent lawful and practicable and otherwise informed as soon as lawful and reasonably practicable afterwards;

(v) any matter undertaken at the written request, or with the written consent, of SPAC.

9.6 Conduct of Business of the Target Companies after the Relevant Date. In furtherance and not in limitation of Section 9.2, and except as expressly contemplated by the terms of this Agreement or any Ancillary Document, or as required by applicable Law, during the period from the Relevant Date and continuing until the earlier of the termination of this Agreement in accordance with Section 12.1 or the Second Merger Closing, without the prior written consent of SPAC (such consent not to be unreasonably withheld, conditioned or delayed), each of the Company, Orca Midco and Orca shall, and shall cause the other Target Companies (a) to manage their respective working capital in the ordinary course of business, and (b) not to (i) incur, create, assume or otherwise become liable for any Indebtedness (directly, contingently or otherwise), (ii) make a loan or advance to or investment in any third party (other than advancement of expenses or loans to employees in the ordinary course of business), or (iii) guarantee or endorse any Indebtedness, Liability or obligation of any Person, in each case, except for hedging or over-the-counter derivatives transactions in the ordinary course of business.

9.7 Updated Company Financial Statements.

(a) As soon as reasonably practicable following the date of this Agreement, the Company shall deliver to Pubco and SPAC true and complete copies of (i) the audited consolidated financial statements (including any related notes thereto) of the Company for the fiscal years ended March 31, 2023 and March 31, 2022, prepared in accordance with IFRS and audited in accordance with the PCAOB standards by Grant Thornton (or such other internationally recognized audit firm as is reasonably acceptable to SPAC) (the “PCAOB Company Financial Statements”) and (ii) pro forma financial statements in respect of the Company as of and for the year ended March 31, 2021, prepared in accordance with IFRS and the PCAOB standards (the “Pro Forma Company Financial Statements”, together with the PCAOB Company Financial Statements, the “Updated Company Financial Statements”).

(b) As soon as reasonably practicable following the date of this Agreement, the Company shall deliver to Pubco and SPAC (i) a true and complete copy of the audited consolidated statement of financial positions and statements of comprehensive income, changes in equity and cash flows (including any related notes thereto) of Zacco for the fiscal years ended of as of December 31, 2022, prepared in accordance with IFRS by KPMG (or such other internationally recognized audit firm as is reasonably acceptable to SPAC) (the “Audited Zacco Financial Statements”), and (ii) such pro forma consolidated financial statements of the Company, taking into account the Zacco Acquisition, as may be required to be included in the Registration Statement pursuant to applicable Law (the “Pro Forma Zacco Financial Statements”, together with the Audited Zacco Financial Statements, the “Updated Zacco Financial Statements”).

(c) Upon delivery of the Updated Company Financial Statements and the Updated Zacco Financial Statements, such financial statements (other than the Pro Forma Company Financial Statements and the Pro Forma Zacco Financial Statements) shall (i) be deemed to be included in “Audited Company Financial Statements” for the purposes of this Agreement and the representations and warranties set forth in Section 7.6 (other than Section 7.6(g)) shall be deemed to apply to such Audited Company Financial Statements mutatis mutandis with the same force and effect as if the Updated Company Financial Statements (other than the Pro Forma Company Financial Statements) and the Updated Zacco Financial Statements (other than the Pro Forma Zacco Financial Statements) were delivered prior to the date of this Agreement; and (ii) the Pro Forma Company Financial Statements and the Pro Forma Zacco Financial Statements shall be deemed to be included in the representations and warranties set forth in Section 7.6(g).

9.8 Other Financial Information. During the Interim Period, the Company shall deliver to SPAC and Pubco all financial information delivered by the Company to its lenders substantially concurrently with the delivery thereof to such lenders.

9.9 SPAC Public Filings. During the Interim Period, SPAC will keep current and use its reasonable best efforts to timely file all of its public filings with the SEC and otherwise comply with applicable securities Laws and shall use reasonable best efforts prior to the Second Merger to maintain the listing of the SPAC Class A Shares, the SPAC Public Warrants and the SPAC Public Units on Nasdaq.

9.10 No Trading. Pubco, the Merger Subs and the Company Shareholders each acknowledge and agree that it is aware, and that their respective Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material non-public information of SPAC, will be advised), of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “U.S. Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material non-public information about a publicly traded company. Each of the Company, Pubco and the Company Shareholders hereby agrees that, while it is in possession of such material non-public information, it shall not purchase or sell any securities of SPAC, take any other action with respect to SPAC in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

9.11 Notification of Certain Matters. During the Interim Period, each Party shall give prompt notice to the other Parties if such Party or its Affiliates (or, with respect to the Company, the Company Shareholders): (a) fails to comply with any material covenant or agreement to be complied with or satisfied by it or its Affiliates (or, with respect to the Company, the Company Shareholders) hereunder in any material respect; (b) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging that the Consent of such third party is required in connection with the Transactions; (c) receives any notice or other communication from any Governmental Authority in connection with the Transactions; (d) discovers any fact or circumstance that, or becomes aware of the occurrence of any event the occurrence of which, would reasonably be expected to cause or result in any of the conditions set forth in Article XI not being satisfied or the satisfaction of those conditions being materially delayed; or (e) becomes aware of the commencement or threat, in writing, of any material Action against such Party or any of its Affiliates (or, with respect to the Company, the Company Shareholders), or any of their respective properties or assets, or, to the knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party (or, with respect to the Company, the Company Shareholders) with respect to the consummation of the Transactions. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the First Merger Closing, the Second Merger Closing or the Share Contribution Closing, as applicable, have been satisfied or in determining whether or not any of the representations, warranties, covenants, obligations or agreements contained in this Agreement have been breached.

9.12 Efforts.

(a) Subject to the terms and conditions of this Agreement, each Party shall use reasonable best efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the Transactions (including the receipt of all applicable Consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the Transactions.

(b) As soon as reasonably practicable following the date of this Agreement, the Parties shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective reasonable best efforts to (i) prepare and file with Governmental Authorities requests for approval of the Transactions and (ii) have such Governmental Authorities approve the Transactions. Each Party shall give prompt written notice to the other Parties if such Party or any of its Representatives (or with respect to the Company, any of the Company Shareholders) receives any notice from such Governmental Authorities in connection with the Transactions, and shall promptly furnish the other Parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the Transactions, whether prior to the Share Contribution Closing or after the Second Merger Closing, each Party shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the Transactions under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the Transactions as in violation of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the Transactions, the Parties shall use their reasonable best efforts to resolve any such objections or Actions so as to timely permit consummation of the Transactions, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the Transactions. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the Transactions, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective reasonable best efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions.

(c) Prior to the Share Contribution Closing, each Party shall use reasonable best efforts to obtain any Consents of Governmental Authorities or other third party as may be necessary for the consummation by such Party or its Affiliates of the Transactions or required as a result of the execution or performance of, or consummation of the Transactions by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts. With respect to Pubco, during the Interim Period, SPAC, Pubco and the Company shall take all reasonable actions necessary to cause Pubco to qualify as “foreign private issuer” as such term is defined under Exchange Act Rule 3b-4 and to maintain such status through the Share Contribution Closing.

9.13 Further Assurances. The Parties shall further cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the Transactions as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings (including any Tax filings).

9.14 Exclusivity; Solicitation.

(a) During the Interim Period, SPAC shall not and shall cause its officers, directors and other Representatives not to, directly or indirectly, (i) enter into, solicit, initiate or continue any discussions or negotiations with, knowingly facilitate or knowingly encourage (including by means of furnishing or disclosing information), or respond to any inquiries or proposals (written or oral) by any Person or other entity or “group” within the meaning of Section

13(d) of the Exchange Act, in connection with any SPAC Acquisition Proposal, (ii) enter into any Contract, agreement or other arrangement or understanding providing for, relating to or in connection with any SPAC Acquisition Proposal, (iii) furnish or disclose any information to any Person in connection with, or that would reasonably be expected to lead to, a SPAC Acquisition Proposal, (iv) commence, continue or renew any due diligence investigation regarding any SPAC Acquisition Proposal or (v) continue, assist or participate in, or knowingly facilitate or knowingly encourage, any negotiations or discussions, in connection with, or that would reasonably be expected to lead to, any SPAC Acquisition Proposal or otherwise cooperate in any way in any effort or attempt by any Person to do any of the foregoing. SPAC shall and shall cause its respective officers, directors and other Representatives to (A) immediately cease and cause to be terminated any solicitation, discussions or negotiations with any Persons that may be ongoing with respect to a SPAC Acquisition Proposal or any other proposal, inquiry or offer that would reasonably be expected to lead to a SPAC Acquisition Proposal and (B) no later than three Business Days after the execution of this Agreement, request from each Person that has executed a confidentiality agreement in connection with a potential SPAC Acquisition Proposal that remains in effect the prompt return or destruction of all SPAC Confidential Information previously made available by or on behalf of SPAC. If either SPAC or any of its Affiliates or their respective Representatives receives any inquiry or proposal with respect to any SPAC Acquisition Proposal, then SPAC shall (i) promptly notify Pubco and the Company in writing, and in such notice shall describe the material terms and conditions of such inquiry or proposal in reasonable detail and (ii) keep Pubco and the Company reasonably informed on a current basis of, and in any case, promptly upon receipt of any of the foregoing, including any material modifications to such offer or information.

(b) During the Interim Period, the Company and the Company Shareholders shall not, and shall cause the other Target Companies and its and their respective officers, directors and other Representatives not to, directly or indirectly, (i) enter into, solicit, initiate or continue any discussions or negotiations with, knowingly facilitate or knowingly encourage (including by means of furnishing or disclosing information), or respond to any inquiries or proposals (written or oral) by any Person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, in connection with any Company Acquisition Proposal, (ii) enter into any Contract, agreement or other arrangement or understanding providing for, relating to or in connection with any Company Acquisition Proposal, (iii) furnish or disclose any information to any Person in connection with, or that would reasonably be expected to lead to, a Company Acquisition Proposal, (iv) commence, continue or renew any due diligence investigation regarding any Company Acquisition Proposal or (v) continue, assist or participate in, or knowingly facilitate or knowingly encourage, any negotiations or discussions, in connection with, or that would reasonably be expected to lead to, any Company Acquisition Proposal or otherwise cooperate in any way in any effort or attempt by any Person to do any of the foregoing. The Company and the Company Shareholders shall and shall cause the other Target Companies and its and their respective officers, directors and other Representatives to (A) immediately cease and cause to be terminated any solicitation, discussions or negotiations with any Persons that may be ongoing with respect to a Company Acquisition Proposal or any other proposal, inquiry or offer that would reasonably be expected to lead to a Company Acquisition Proposal and (B) no later than three Business Days after the execution of this Agreement, request from each Person that has executed a confidentiality agreement in connection with a potential Company Acquisition Proposal that remains in effect the prompt return or destruction of all Company Confidential Information previously made available by or on behalf of the Target Companies. If the Company, the Company Shareholders or any of their respective Affiliates or its or their Representatives receives any inquiry or proposal with respect to any Company Acquisition Proposal, then the Company shall (i) promptly notify SPAC in writing, and in such notice shall describe the material terms and conditions of such inquiry or proposal in reasonable detail and (ii) keep SPAC reasonably informed on a current basis of, and in any case, promptly upon receipt of any of the foregoing, including any material modifications to such offer or information.

9.15 The Registration Statement; Recommendation.

(a) As promptly as practicable after the date the Updated Company Financial Statements are delivered to Pubco and SPAC, Pubco, SPAC and the Target Companies shall jointly prepare, and Pubco shall file with the SEC, a registration statement on Form F-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the Pubco Ordinary Shares and the Pubco Warrants to be issued under this Agreement to the holders of SPAC Securities prior to the Second Merger Effective Time, which Registration Statement will also contain a proxy statement of SPAC (as amended, the “Proxy Statement”) for the purpose of soliciting proxies or votes from the SPAC Shareholders for the matters to be acted upon at the Special Shareholder Meeting and providing the SPAC Shareholders an opportunity in accordance with SPAC’s Organizational Documents and the IPO Prospectus to have their SPAC Class A Shares redeemed (the “Redemption”) in conjunction with the shareholder vote on the Shareholder Approval Matters. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from the SPAC Shareholders to vote, at an extraordinary general meeting of the SPAC Shareholders to be called and held for such purpose (the “Special Shareholder Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement, the Ancillary Documents to which SPAC is a party and the consummation of the Transactions by the SPAC Shareholders in accordance with SPAC’s Organizational Documents, the Cayman Companies Act (which shall include a special resolution as required under the Cayman Companies Act and SPAC’s Organizational Documents) and the rules and regulations of the SEC and Nasdaq, (ii) such other matters as the Company, Orca Midco, Orca and SPAC shall hereafter mutually determine to be necessary or appropriate in order to consummate the Transactions (the approvals described in foregoing clauses (i) and (ii), collectively, the “Shareholder Approval Matters”), and (iii) the adjournment of the Special Shareholder Meeting, if necessary or desirable in the reasonable determination of SPAC.

(b) Subject to Section 9.15(c), SPAC, acting through the SPAC Board and the Special Committee, (i) shall include the Special Committee Recommendation and the SPAC Board Recommendation in the Proxy Statement, (ii) shall use reasonable best efforts to solicit from the SPAC Shareholders proxies or votes in favor of the approval of the Shareholder Approval Matters and (iii) shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Special Committee Recommendation or the SPAC Board Recommendation. If, on the date for which the Special Shareholder Meeting is scheduled, SPAC has not received proxies and votes representing a sufficient number of shares to obtain the Required Shareholder Approval, whether or not a quorum is present, SPAC may make one or more successive postponements or adjournments of the Special Shareholder Meeting, provided, that the Special Shareholder Meeting, without the prior written consent of the Company, (x) may not be adjourned to a date that is more than ten Business Days after the date for which the Special Shareholder Meeting was originally scheduled or the most recently adjourned Special Shareholder Meeting (excluding any adjournments required by applicable Law) and (y) shall not be held later than four Business Days prior to the Outside Date. In connection with the Registration Statement, SPAC and Pubco will file with the SEC financial and other information about the Transactions in accordance with applicable Law, SPAC’s Organizational Documents, the Cayman Companies Act and the rules and regulations of the SEC and Nasdaq.

(c) Notwithstanding anything to the contrary in this Agreement, at any time prior to obtaining the Required Shareholder Approval, the Special Committee may effect a SPAC Adverse Recommendation Change solely in response to an Intervening Event (an “Intervening Event Recommendation Change”) if the Special Committee determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would constitute a breach of the SPAC Board’s fiduciary duties to the SPAC Shareholders under applicable Law; provided, however, that the Special Committee shall not be entitled to make, or agree to resolve to make, any Intervening Event Recommendation Change, unless (i) SPAC provides written notice to Pubco and the Company advising Pubco and the Company that the Special Committee is contemplating making an Intervening Event Recommendation Change at least five Business Days in advance thereof (provided, however, that if there are less than five Business Days remaining before the Special Shareholder Meeting is scheduled, then, on the written request of Pubco and the Company, such period may be shortened or the Special Shareholder Meeting shall be postponed or adjourned to allow for such time period to elapse), which notice shall specify the applicable Intervening Event in reasonable detail (including all of the material facts and information constituting the basis for such contemplated determination) and that the failure to make an Intervening Event Recommendation Change would constitute a breach of the SPAC Board’s fiduciary duties to the SPAC Shareholders under applicable Law, (ii) during such five Business Day period (or applicable period), as requested by Pubco, SPAC and its Representatives shall have negotiated in good faith with Pubco and the Company and their respective Representatives regarding any changes or modifications proposed by Pubco and the Company to this Agreement as would enable the Special Committee and the SPAC Board to proceed with the Special Committee Recommendation and the SPAC Board Recommendation, respectively, and not make such Intervening Event Recommendation Change and (iii) SPAC may make an Intervening Event Recommendation Change only if the Special Committee and the SPAC Board, after considering in good faith any changes or modifications to the terms and conditions of this Agreement proposed by Pubco and the Company during such five Business Day period (or applicable period), continues to determine and reaffirms in good faith, after consultation with its outside legal counsel, that failure to make such Intervening Event Recommendation Change would constitute a breach of the SPAC Board’s fiduciary duties to the SPAC Shareholders under applicable Law. Provided that SPAC shall have complied with the terms of Section 9.14(a), nothing contained in this Section 9.15(c) or anywhere else in this Agreement shall be deemed to prohibit SPAC, the Special Committee or the SPAC Board from (A) complying with Rule 14e-2(a) under the Exchange Act with regard to a SPAC Acquisition Proposal, so long as any action taken or statement made to so comply is consistent with this Section 9.15(c), or (B) making any legally required disclosure to the SPAC Shareholders if, in the good faith judgment of the Special Committee, after consultation with its outside legal counsel, failure to do so would constitute a breach of SPAC Board’s fiduciary duties under applicable Law; but for the avoidance of doubt, any such disclosure that does not recommend to the SPAC Shareholders that such shareholders approve and adopt the Shareholder Approval Matters shall constitute a SPAC Adverse Recommendation Change. For the avoidance of doubt, a “stop, look and listen” disclosures or similar communications of the type contemplated by Rule 14d-9(f) under the Exchange Act shall not be an Intervening Event Recommendation Change. For avoidance of doubt, SPAC’s obligations to duly give notice of and convene and hold the Special Shareholder Meeting, and to submit the Shareholder Approval Matters for approval at the Special Shareholder Meeting, shall not be affected by any Intervening Event Recommendation Change.

(d) SPAC, the Company, the Merger Subs and Pubco shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, the Special Shareholder Meeting and the Redemption. Each of SPAC, Pubco, Pubco, Merger Sub I, Merger Sub II and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the Company, Pubco, the Merger Subs, SPAC and their respective Representatives in connection with the drafting of the public filings with respect to the Transactions, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information has become false or misleading in any material respect or as otherwise required by applicable Laws. SPAC, the Company, the Merger Subs and Pubco shall amend or supplement the Registration Statement and Pubco shall file the Registration Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to the SPAC Shareholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and SPAC’s Organizational Documents.

(e) SPAC, the Company, the Merger Subs and Pubco, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use reasonable best efforts to cause the Registration Statement to “clear” comments from the SEC and become effective.

(f) As soon as practicable following the Registration Statement “clearing” comments from the SEC and becoming effective, SPAC and Pubco shall distribute the Registration Statement to the SPAC Shareholders and, SPAC shall call the Special Shareholder Meeting in accordance with the Cayman Companies Act as soon as practicable following the effectiveness of the Registration Statement for the purpose of voting on the Shareholder Approval Matters, obtaining the Required Shareholder Approval (including, if necessary, any adjournment or postponement of such meeting for the purpose of soliciting additional proxies in favor of the adoption of this Agreement) and providing the SPAC Shareholders with the opportunity to elect to effect a Redemption and such other matters as may be mutually agreed by SPAC and the Company.

(g) SPAC and Pubco shall comply with all applicable Laws, any applicable rules and regulations of Nasdaq, SPAC’s Organizational Documents and this Agreement in the preparation, filing and distribution of the Registration Statement, any solicitation of proxies thereunder, the calling and holding of the Special Shareholder Meeting and the Redemption.

9.16 PIPE Subscription Agreements. Prior to entry by Pubco into any PIPE Subscription Agreements or any other agreement related to the issuance of any Equity Securities, unless SPAC is a party to, or otherwise consents to the terms of, any such agreement, Pubco shall provide SPAC with each such agreement prior to its execution and provide SPAC reasonable time to review and comment thereon and shall consider in good faith any comments from SPAC with respect to any such agreement. Pubco will promptly deliver to the Company true, correct and complete copies of each of the fully executed PIPE Subscription Agreements upon execution thereof, pursuant to which the PIPE Investors will have committed, subject to the terms and conditions therein, to purchase Pubco Ordinary Shares immediately following the Share Contribution Closing and prior to the Second Merger Closing. Each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the PIPE Subscription Agreements on the terms and conditions therein, including maintaining in effect the PIPE Subscription Agreements and to: (a) satisfy on a timely basis all conditions and covenants applicable to it in the PIPE Subscription Agreements and otherwise comply with its obligations thereunder; (b) in the event that all conditions in the PIPE Subscription Agreements (other than conditions that another of them or its Affiliates controls the satisfaction of and other than those conditions that by their nature are to be satisfied following the Share Contribution, but subject to their satisfaction following the Share Contribution) have been satisfied, consummate the PIPE Subscriptions immediately following the Share Contribution; (c) confer with the other parties regarding timing of the expected Share Contribution Effective Time (as defined in the PIPE Subscription Agreements); (d) deliver notices to the counterparties to the PIPE Subscription Agreements sufficiently in advance of the Share Contribution Effective Time to cause them to fund their obligations as far in advance of the Share Contribution Effective Time as permitted by the PIPE Subscription Agreements; and (e) cause each PIPE Investor to pay to (or as directed by) Pubco the applicable portion of its investment amount, set forth in the respective PIPE Subscription Agreement, in accordance with its terms. Pubco shall take all actions required under the PIPE Subscription Agreements with respect to the timely book-entry or issuance and delivery of any physical certificates evidencing Pubco Ordinary Shares as and when required under any such PIPE Subscription Agreements. Without limiting the generality of the foregoing, Pubco shall give SPAC and the Company prompt (and, in any event within five Business Days) written notice: (x) of any breach or default (or any event or circumstance that, with notice, could give rise to any breach or default) by any party to any PIPE Subscription Agreement known to Pubco; (y) of the receipt of any written notice or other communication from any party to any PIPE Subscription Agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by such party to any PIPE Subscription Agreement or any provisions of any PIPE Subscription Agreement; and (z) if Pubco does not expect to receive all or any portion of the investment amounts on the terms or in the manner contemplated by the PIPE Subscription Agreements.

9.17 Public Announcements.

(a) The Parties agree that no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the Transactions shall be issued by any Party or any of their Affiliates without the prior written consent (not be unreasonably withheld, conditioned or delayed) of Pubco, SPAC and the Company, except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use reasonable best efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

(b) Pubco, SPAC and the Company shall as promptly as practicable after the execution of this Agreement (but in any event within two Business Days thereafter), issue a press release in the Agreed Form announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release (but in any event within four Business Days after the execution of this Agreement), SPAC shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by U.S. Securities Laws, which Pubco and the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with a draft of which provided to the Company for review and comment no later than two Business Days prior to the Signing Filing). SPAC and the Company shall mutually agree upon and, as promptly as practicable after the Share Contribution Closing (but in any event within two Business Days thereafter), issue a press release announcing the consummation of the Transactions (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, Pubco shall file a current report on Form 6-K (the “Closing Filing”) with the Closing Press Release and a description of the First Merger Closing, the Second Merger Closing and/or the Share Contribution Closing as required by U.S. Securities Laws which SPAC shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the Transactions, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the Transactions, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/or any Governmental Authority in connection with the Transactions.

9.18 Confidential Information.

(a) Pubco, the Merger Subs, the Company, Orca Midco, the Orca Midco Equityholders, Orca and the Company Shareholders agree that during the Interim Period and, in the event this Agreement is terminated in accordance with Article XII, for a period of three years after such termination, they shall, and shall cause their respective Affiliates and Representatives to: (i) treat and hold in strict confidence any SPAC Confidential Information that is provided to such Person or its Affiliates or Representatives, and will not use for any purpose (except in connection with the consummation of the Transactions, performing their obligations hereunder or thereunder or enforcing their rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the SPAC Confidential Information without SPAC’s prior written consent; and (ii) in the event that Pubco, the Merger Subs, the Company, Orca Midco, the Orca Midco Equityholders, Orca and the Company Shareholders or any of their respective Affiliates or Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article XII, for a period of three years after such termination, becomes legally compelled to disclose any SPAC

Confidential Information, (A) provide SPAC, to the extent legally permitted, with prompt written notice of such requirement so that SPAC may seek a protective Order or other remedy or waive compliance with this Section 9.18(a), and (B) in the event that such protective Order or other remedy is not obtained, or SPAC waives compliance with this Section 9.18(a), furnish only that portion of such SPAC Confidential Information which is legally required to be provided as advised by outside counsel and to exercise reasonable best efforts to obtain assurances that confidential treatment will be accorded such SPAC Confidential Information. In the event that this Agreement is terminated and the Transactions are not consummated, Pubco, the Merger Subs, the Company, Orca Midco, the Orca Midco Equityholders, Orca and the Company Shareholders shall, and shall cause their respective Affiliates and Representatives to, promptly deliver to SPAC or destroy (at SPAC’s election) any and all copies (in whatever form or medium) of SPAC Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon. Notwithstanding the foregoing, (x) Pubco and its Representatives shall be permitted to disclose any and all SPAC Confidential Information to the extent required by the U.S. Securities Laws, and (y) Pubco shall, and shall cause its Representatives to, treat and hold in strict confidence any Trade Secret of SPAC disclosed to such Person until such information ceases to be a Trade Secret.

(b) SPAC hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article XII, for a period of three years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Company Confidential Information that is provided to such Person or its Representatives, and will not use for any purpose (except in connection with the consummation of the Transactions, performing its obligations under this Agreement or the Ancillary Documents or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information without the Company’s prior written consent; and (ii) in the event that SPAC or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article XII, for a period of three years after such termination, becomes legally compelled to disclose any Company Confidential Information, (A) provide the Company to the extent legally permitted with prompt written notice of such requirement so that the Company may seek a protective Order or other remedy or waive compliance with this Section 9.18(b) and (B) in the event that such protective Order or other remedy is not obtained, or the Company waives compliance with this Section 9.18(b), furnish only that portion of such Company Confidential Information which is legally required to be provided as advised by outside counsel and to exercise reasonable best efforts to obtain assurances that confidential treatment will be accorded such Company Confidential Information. In the event that this Agreement is terminated and the Transactions are not consummated, SPAC shall, and shall cause its Representatives to, promptly deliver to the Company or destroy (at SPAC’s election) any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon. Notwithstanding the foregoing, (x) SPAC and its Representatives shall be permitted to disclose any and all Company Confidential Information to the extent required by the U.S. Securities Laws, and (y) SPAC shall, and shall cause its Representatives to, treat and hold in strict confidence any Trade Secret of the Company disclosed to such Person until such information ceases to be a Trade Secret.

9.19 Post-Closing Board of Directors and Officers of Pubco.

(a) With effect from the Second Merger Closing, and subject to the Amended Pubco Charter, the Pubco Board (the “Post-Closing Pubco Board”) will consist of nine members that are reasonably acceptable to the Company and SPAC, with four designated by the Company, three designated by SPAC and the remaining members appointed jointly by the Company and SPAC (collectively, the “Post-Closing Directors”). Four of the Post-Closing Directors to be designated by the Company and SPAC shall be “independent directors” as defined under Rule 10A-3 of the Exchange Act.

(b) Except as otherwise agreed in writing by the Company, SPAC and the Company Shareholders prior to the Second Merger Closing, the Parties shall take all necessary action so that all of the members of the Pubco Board in office prior to the Second Merger Closing resign effective as of the Second Merger Closing.

(c) Except as otherwise agreed in writing by the Company, SPAC and the Company Shareholders prior to the Second Merger Closing, the Parties shall take all necessary action so that all the executive officers of Pubco in office prior to the Second Merger Closing resign effective as of the Second Merger Closing, so that the individuals serving as executive officers of Pubco immediately after the Second Merger Closing will be the persons who were serving as officers of the Company immediately prior to the Second Merger Closing.

(d) Following the date hereof and prior to the Second Merger Closing, the Parties shall reasonably cooperate to select an initial chair of the Board of Directors of Pubco reasonably acceptable to the Company and SPAC, who shall serve in such capacity upon the Second Merger Closing in accordance with the Amended Pubco Charter.

9.20 Indemnification of Directors and Officers; Tail Insurance.

(a) The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of each Target Company, Pubco, and SPAC and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the applicable Party (the “D&O Indemnified Persons”) as provided in the Organizational Documents of each Target Company, Pubco and SPAC or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and each Target Company, Pubco, the Merger Subs and SPAC, in each case as in effect on the date of this Agreement, shall survive the Share Contribution Closing and continue in full force and effect for a period of six years from the Share Contribution Closing in accordance with their respective terms to the extent permitted by applicable Law. For a period of six years after the Second Merger Effective Time, Pubco shall cause the Organizational Documents of each Target Company, Pubco, and SPAC to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of the applicable Party to the extent permitted by applicable Law.

(b) At or prior to the Second Merger Effective Time, SPAC shall purchase and maintain in effect, for a period of six years from the Second Merger Effective Time directors’ and officers’ liability insurance covering those Persons who are currently covered by SPAC’s or any of the Target Companies or their respective Subsidiaries’ directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to SPAC or the Target Companies, as applicable) on terms no less favorable than the terms of such current insurance coverage, except that in no event shall SPAC be required to pay an annual premium for such insurance in excess of 300% of the most expensive most recent aggregate annual premium paid or payable by any of SPAC or any Target Company for any such insurance policy for the 12-month period ended on the date of this Agreement; provided, however, that (i) SPAC may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six-year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Second Merger Effective Time, and (ii) if any claim is asserted or made within such six year period, any insurance required to be maintained under this Section 9.20 shall be continued in respect of such claim until the final disposition thereof.

(c) The rights of each D&O Indemnified Person hereunder shall be in addition to, and not in limitation of, any other rights such Person may have under the Organizational Documents of SPAC, any of the Target Companies or any of their respective Subsidiaries, any other indemnification arrangement, any applicable Law or otherwise. Notwithstanding anything contained in this Agreement to the contrary, the provisions of this Section 9.20 shall survive the Share Acquisition Closing, the First Merger Closing and the Second Merger Closing and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and Representatives. In the event that Pubco or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Pubco shall ensure that proper provision shall be made so that the successors and assigns of Pubco shall succeed to the obligations set forth in this Section 9.20.

9.21 Trust Account Proceeds. The Parties agree that, simultaneously with or as promptly as practicable after the Second Merger Closing, the funds held by SPAC either in or outside of the Trust Account, after taking into account payments by SPAC for the Redemption, shall be used to pay (a) first, SPAC’s accrued Expenses, including SPAC’s deferred Expenses of the IPO, without double-counting with any Expenses that have already been paid prior to the Second Merger Closing and (b) second, any loans owed by SPAC to Sponsor for Expenses (including deferred Expenses), other administrative costs and expenses incurred by or on behalf of SPAC. Such amounts, as well as any Expenses that are required or permitted to be paid by delivery of Pubco Securities, will be paid at the Second Merger Closing. Any remaining cash will be used for working capital and general corporate purposes of the Target Companies, or for any other use as directed by Pubco.

9.22 Lock-Up Agreement. At the Share Contribution Closing, the Company Shareholders shall each enter into a Lock-Up Agreement with Pubco.

9.23 Orca Midco Agreements. Following the execution and delivery of this Agreement, each of Orca Midco and Pubco shall use commercially reasonable efforts to enter into an exchange agreement with the Orca Midco Equityholders prior to the Share Contribution Closing in a form reasonably acceptable to Orca (which form shall be subject to the review and consent of SPAC, not to be unreasonably withheld, conditioned, or delayed).

9.24 New Registration Rights Agreement. At the Second Merger Closing, (a) SPAC and the Sponsor Members shall terminate the Sponsor Registration Rights Agreement and (b) Pubco, the Company Shareholders and the Sponsor Members shall enter into the New Registration Rights Agreement.

9.25 Pubco Equity Incentive Plan. Prior to the Share Contribution Closing, Pubco will approve and, subject to approval of the Pubco Shareholder, adopt an equity incentive plan in a form reasonably acceptable to Orca (which form shall be subject to the review and consent of SPAC, not to be unreasonably withheld, conditioned, or delayed), with such changes or modifications thereto as the Company and Pubco may mutually agree (subject to Section 9.4) (the “Pubco Equity Incentive Plan”). Within seven Business Days following the expiration of the 60-day period following the date Pubco has filed current Form 10 information with the SEC reflecting its status as an entity that is not a shell company, Pubco will file an effective registration statement on Form S-8 (or other applicable form) with respect to Pubco Ordinary Shares issuable under the Pubco Equity Incentive Plan, the Pubco Options, and the Assumed U.S.-Held Options.

9.26 Pubco Charter Amendment. Prior to the Share Contribution Closing, Pubco will cause the Pubco Shareholder to amend and restate the Pubco Charter substantially in the same form as set forth on Exhibit K (the “Amended Pubco Charter”).

9.27 Tax Matters.

(a) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest, but for the avoidance of doubt, excluding any Taxes on income or capital gains) incurred by any of the Parties in connection with or by reason of the execution of this Agreement and the Transactions shall be borne by the Target Companies, and the Parties will cooperate in filing all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

(b) Tax Agreements. SPAC, Pubco and the Target Companies shall terminate or cause to be terminated all Tax sharing, allocation, indemnification or similar agreements, arrangements or undertakings to which SPAC, Pubco or the Target Companies are a party to or bound by, or under which the SPAC, Pubco or the Target Companies have any obligation (other than customary commercial agreements entered into in the ordinary course of business the primary matter is not Taxes or ) in effect, written or unwritten, on the Second Merger Closing Date for any Tax liability of another Person, regardless of the period in which such Tax liability arises. There shall be no continuing obligation for SPAC, Pubco or the Target Companies to make any payments under any such agreement, arrangements or undertakings.

(c) Tax Matters Cooperation. Each of the Parties shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, and any audit or tax proceeding. Such cooperation shall include the retention and (upon the other Party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any Tax proceeding or audit, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and making available information reasonably necessary to compute any income of any holder (or its direct or indirect owners) arising, if applicable, as a result of SPAC’s status as a “passive foreign investment company” within the meaning of Section 1297(a) of the Code for any taxable period ending on or prior to, or which includes, the Second Merger Closing Date, including using commercially reasonable efforts to provide (i) a “PFIC Annual Information Statement” to enable such holders to make a “Qualifying Electing Fund” election under Section 1295 of the Code for any such taxable period.

9.28 Transaction Litigation. Each of SPAC, Pubco and the Company shall cooperate with each other and use commercially reasonable efforts in the defense or settlement of any third-party Action relating to the Transactions which is brought or threatened in writing against (a) SPAC and/or any of its directors or officers, (b) Pubco and/or any of its respective directors or officers or (c) any of the Target Companies and/or any of their respective directors or officers. Such cooperation between the Parties shall include (other than with respect to any such Action where the parties identified in the immediately preceding sentence are adverse to each other or in the context of any Action related to or arising out of a Company Acquisition Proposal or a SPAC Acquisition Proposal) (i) keeping each other Party reasonably and promptly informed of any developments in connection with any such Action, (ii) giving each other Party a reasonable opportunity to participate in any such Action or settlement thereof (and consider in good faith the suggestions of each other Party in connection therewith), (iii) utilizing counsel reasonably agreeable to the Parties (such agreement to counsel not to be unreasonably withheld, conditioned or delayed), and (iv) refraining from compromising, settling, consenting to any order or entering into any agreement in respect of, any such Action without the written consent of each other Party (such consent not to be unreasonably withheld, conditioned or delayed).

9.29 Extension of SPAC Business Combination Deadline. If SPAC, Pubco and the Company mutually agree that an extension of the period of time that SPAC is afforded under its Organizational Documents and the IPO Prospectus to consummate an initial business combination (the “SPAC Business Combination Deadline”) is necessary in order to consummate the Transactions, then SPAC shall use, and shall cause its Affiliates to use, commercially reasonable efforts to obtain the approval of the SPAC Shareholders to approve extension of the SPAC Business Combination Deadline to a date reasonably determined by SPAC, Pubco and the Company. SPAC shall take, and shall cause its Affiliates to take, such actions as may be necessary to effectuate such extension, including holding one or more special meetings of the SPAC Shareholders, including all necessary adjournments or postponements thereof, to approve one or more amendments to SPAC’s Organizational Documents to so extend the SPAC Business Combination Deadline.

9.30 Pubco Cash Matters. Immediately prior to the First Merger Closing, Pubco shall borrow a principal amount of cash equal to $1,000 and issue to the lender in respect thereof a promissory note in a principal amount equal $1,000, which such promissory note shall be in form and substance reasonably acceptable to the Company and SPAC and shall be repaid in accordance with its terms.

ARTICLE X

SURVIVAL

10.1 Survival. None of the representations, warranties, covenants, obligations or other agreements of Pubco, the Merger Subs, SPAC, the Company, Orca Midco, Orca and the Company Shareholders contained in this Agreement or in any other Ancillary Document (including all schedules and exhibits hereto and thereto and all certificates, documents and instruments furnished pursuant to this Agreement on or after the date hereof) shall survive the Second Merger Closing, except that Fraud Claims shall survive the Second Merger Closing.

ARTICLE XI

CONDITIONS TO OBLIGATIONS OF THE PARTIES

11.1 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Transactions shall in all respects be subject to the satisfaction or written waiver (where permissible) by Pubco, the Company and SPAC of the following conditions:

(a) Required Shareholder Approval. The Shareholder Approval Matters that are submitted to the vote of the SPAC Shareholders at the Special Shareholder Meeting in accordance with the Proxy Statement shall have been approved by the requisite vote of the SPAC Shareholders at the Special Shareholder Meeting in accordance with the Proxy Statement and the applicable provisions of SPAC’s Organizational Documents and the Cayman Companies Act (the “Required Shareholder Approval”).

(b) No Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the Transactions illegal or which otherwise prevents or prohibits consummation of the Transactions.

(c) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC which remains in effect with respect to the Registration Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC which remains pending.

(d) Listing. The Pubco Ordinary Shares and the Pubco Warrants shall have been approved for listing on Nasdaq, subject only to official notice thereof.

11.2 Conditions to Obligations of Pubco, Merger Sub I and Merger Sub II. In addition to the conditions specified in Section 11.1, the obligations of Pubco, Merger Sub I and Merger Sub II to consummate the Transactions are subject to the satisfaction or written waiver by Pubco of the following conditions:

(a) Representations and Warranties.

(i) All the representations and warranties of (A) SPAC contained in Sections 5.1 (Organization and Standing), 5.2 (Authorization; Binding Agreement), and 5.16 (Finders and Brokers), (B) the Target Companies contained in Sections 7.1 (Organization and Standing), 7.2 (Authorization; Binding Agreement), the second sentence of 7.3(h) (Subsidiaries), and 7.27 (Finders and Brokers) and (C) the Company Shareholders contained in Sections 8.1, (Organization and Standing), 8.2 (Authorization; Binding Agreement) and 8.8 (Finders and Brokers), shall in each case be true and correct in all material respects on and as of the date of this Agreement and on and as of the Share Contribution Closing Date as if made on the Share Contribution Closing Date, except for those warranties that address matters only as of a particular date (which representations and warranties shall have been true and correct as of such date).

(ii) The representations and warranties of (A) SPAC contained in Section 5.5 (Capitalization) (B) the Target Companies contained in Section 7.3(a) and (d) and (f) (Capitalization) and (C) the Company Shareholders contained in Section 8.3 (Ownership), shall, in each case, be true and correct in all respects (except for de minimis inaccuracies) on and as of the date of this Agreement and on and as of the Share Contribution Closing Date as if made on the Share Contribution Closing Date, except for those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been true and correct as of such date).

(iii) All of the other representations and warranties of SPAC, the Target Companies and the Company Shareholders set forth in this Agreement, in each case, without giving effect to any qualifications or limitations as to materiality or material adverse effect, shall be true and correct on and as of the date of this Agreement and on and as of the Share Contribution Closing Date as if made on the Share Contribution Closing Date, except for (A) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been true and correct as of such date), and (B) any failures to be true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a SPAC Material Adverse Effect, Target Company Material Adverse Effect or a material adverse effect on, or with respect to, a Company Shareholder’s ability to consummate the Transactions, as applicable.

(b) Agreements and Covenants. SPAC, the Company and the Company Shareholders shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants under this Agreement to be performed or complied with by them on or prior to the Share Contribution Closing Date.

(c) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a SPAC Material Adverse Effect or Target Companies Material Adverse Effect that is continuing.

(d) Officer’s Certificate.

(i) SPAC shall have delivered to Pubco a certificate, duly executed by an authorized officer of SPAC, dated as of the Share Contribution Closing Date, confirming that the conditions set out in Sections 11.1(a), 11.1(b) and 11.1(c) with respect to SPAC have been satisfied.

(ii) The Company shall have delivered to SPAC a certificate, duly executed by an authorized officer of the Company, dated as of the Share Contribution Closing Date, confirming that the conditions set out in Sections 11.1(a), 11.1(b) and 11.1(c) with respect to the Company and the Company Shareholders have been satisfied.

(e) Share Contribution Closing Deliveries. The Company Shareholders shall have delivered to Pubco and SPAC copies of the documents listed in Section 1.3(a) and SPAC shall have delivered to Pubco and the Company Shareholders copies of the documents listed in Section 1.3(c).

11.3 Conditions to Obligations of the Company, Orca Midco, Orca and the Company Shareholders. In addition to the conditions specified in Section 11.1, the obligations of the Company, Orca Midco, Orca and the Company Shareholders to consummate the Share Contribution are subject to the satisfaction or written waiver by the Company of the following conditions:

(a) Representations and Warranties.

(i) All of the representations and warranties of (A) SPAC contained in Sections 5.1 (Organization and Standing), 5.2 (Authorization; Binding Agreement), and 5.16 (Finders and Brokers) and (B) Pubco, Merger Sub I and Merger Sub II contained in Sections 6.1 (Organization and Standing), 6.2 (Authorization; Binding Agreement) and 6.8 (Finders and Brokers), shall in each case be true and correct in all material respects on and as of the date of this Agreement and on and as of the Share Contribution Closing Date as if made on the Share Contribution Closing Date, except for those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been true and correct as of such date).

(ii) The representations and warranties of (A) SPAC contained in Section 5.5 (Capitalization) and (B) Pubco contained in Section 6.5 (Pubco Capitalization) and the Merger Subs contained in Section 6.6 (Capitalization of the Merger Subs), shall be true and correct in all respects (except for de minimis inaccuracies) on and as of the date of this Agreement and on and as of the Share Contribution Closing Date as if made on the Share Contribution Closing Date, except for those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been true and correct as of such date).

(iii) All of the other representations and warranties of SPAC, Pubco, Merger Sub I and Merger Sub II set forth in this Agreement, in each case, without giving effect to any qualifications or limitations as to materiality or material adverse effect, shall be true and correct on and as of the date of this Agreement and on and as of the Share Contribution Closing Date as if made on the Share Contribution Closing Date, except for (A) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been true correct as of such date), and (B) any failures to be true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a SPAC Material Adverse Effect or material adverse effect on, or with respect to, Pubco, Merger Sub I and Merger Sub II, taken together, as applicable.

(b) Agreements and Covenants. Each of SPAC, Pubco, Merger Sub I and Merger Sub II shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Share Contribution Closing Date.

(c) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a SPAC Material Adverse Effect that is continuing.

(d) Officer’s Certificate.

(i) Pubco shall have delivered to the Company a certificate, duly executed by an authorized officer of Pubco, dated as of the Share Contribution Closing Date, confirming that the conditions set out in Sections 11.3(a) and 11.3(b) with respect to Pubco, Merger Sub I and Merger Sub II have been satisfied.

(ii) SPAC shall have delivered to the Company a certificate, duly executed by an authorized officer of SPAC, dated as of the Share Contribution Closing Date, confirming that the conditions set out in Sections 11.3(a), 11.3(b) and 11.3(c) with respect to SPAC have been satisfied.

(e) Share Contribution Closing Deliveries. Pubco shall have delivered to SPAC and the Company Shareholders copies of the documents listed in Section 1.3(b) and SPAC shall have delivered to the Company Shareholders and Pubco copies of the documents listed in Section 1.3(c).

11.4 Conditions to Obligations of SPAC. In addition to the conditions specified in Section 11.1, the obligations of SPAC to consummate the Transactions are subject to the satisfaction or written waiver by SPAC of the following conditions:

(a) Representations and Warranties.

(i) All the representations and warranties of (A) Pubco, Merger Sub I and Merger Sub II contained in Sections 6.1 (Organization and Standing), 5.2 (Authorization; Binding Agreement), and 6.8 (Finders and Brokers), (B) the Target Companies contained in Sections 7.1 (Organization and Standing), 7.2 (Authorization; Binding Agreement), the second sentence of 7.3(h) (Subsidiaries), and 7.27 (Finders and Brokers) and (C) the Company Shareholders contained in Sections 8.1 (Organization and Standing), 8.2 (Authorization; Binding Agreement) and 8.8 (Finders and Brokers), shall in each case be true and correct in all material respects on and as of the date of this Agreement and on and as of the Share Contribution Closing Date as if made on the Share Contribution Closing Date, except for those warranties that address matters only as of a particular date (which representations and warranties shall have been true and correct as of such date).

(ii) The representations and warranties of (A) Pubco contained in Section 6.5 (Pubco Capitalization) and the Merger Subs contained in Section 6.6 (Capitalization of the Merger Subs), (B) the Target Companies contained in Section 7.3(a) and (d) and (f) (Capitalization) and (C) the Company Shareholders contained in Section 8.3 (Ownership), shall, in each case, shall be true and correct in all respects (except for de minimis inaccuracies) on and as of the date of this Agreement and on and as of the Share Contribution Closing Date as if made on the Share Contribution Closing Date, except for those warranties that address matters only as of a particular date (which warranties shall have been true and correct as of such date).

(iii) All of the other representations and warranties of Pubco, Merger Sub I, Merger Sub II, the Target Companies and the Company Shareholders set forth in this Agreement, in each case, without giving effect to any qualifications or limitations as to materiality or material adverse effect, shall be true and correct on and as of the date of this Agreement and on and as of the Share Contribution Closing Date as if made on the Share Contribution Closing Date, except for (A) those warranties that address matters only as of a particular date (which warranties shall have been true and correct as of such date), and (B) any failures to be true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a Target Company Material Adverse Effect or material adverse effect on, or with respect to, Pubco, Merger Sub I and Merger Sub II, taken together, or a material adverse effect on, or with respect to, a Company Shareholder’s ability to consummate the Transactions, as applicable.

(b) Agreements and Covenants. Pubco, the Merger Subs, the Company and the Company Shareholders shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants under this Agreement to be performed or complied with by them on or prior to the Share Contribution Closing Date.

(c) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Target Company Material Adverse Effect that is continuing.

(d) Officer’s Certificate.

(i) Pubco shall have delivered to SPAC a certificate, duly executed by an authorized officer of Pubco, dated as of the Share Contribution Closing Date, confirming that the conditions set out in Sections 11.4(a) and 11.4(b) with respect to Pubco, Merger Sub I and Merger Sub II have been satisfied.

(ii) The Company shall have delivered to SPAC a certificate, duly executed by an authorized officer of the Company, dated as of the Share Contribution Closing Date, confirming that the conditions set out in Sections 11.4(a), 11.4(b) and 11.4(c) with respect to the Company have been satisfied.

(e) Share Contribution Closing Deliveries. The Company Shareholders shall have delivered to Pubco and SPAC copies of the documents listed in Section 1.3(a), and Pubco shall have delivered to SPAC and the Company Shareholders copies of the documents listed in Section 1.3(b).

11.5 Conditions to Obligations of Parties to Consummate the First Merger

(a) Conditions to Obligations of Merger Sub I. In addition to the conditions specified in this Article XI, the obligations of Merger Sub I to consummate the First Merger are subject to the satisfaction or written waiver by Merger Sub I of the following conditions:

(i) the Share Contribution Closing shall have occurred; and

(ii) the conditions set forth in Sections 11.2(a), 11.2(b) and 11.2(c) with respect to the Company shall be satisfied (replacing for purposes of this Section 11.5(a)(ii) the phrase “Share Contribution Closing Date” with “First Merger Closing Date”).

(b) Conditions to Obligations of the Company. In addition to the conditions specified in this Article XI, the obligations of the Company to consummate the First Merger are subject to the satisfaction or written waiver by the Company of the following conditions:

(i) the Share Contribution Closing shall have occurred; and

(ii) the conditions set forth in Sections 11.3(a), 11.3(b) and 11.3(c) with respect to Merger Sub I shall be satisfied (replacing for purposes of this Section 11.5(b)(ii) the phrase “Share Contribution Closing Date” with “First Merger Closing Date”).

11.6 Conditions to Obligations of Parties to Consummate the Second Merger.

(a) Conditions to Obligations of Pubco and Merger Sub II. In addition to the conditions specified in this Article XI, the obligations of Pubco and Merger Sub II to consummate the Second Merger are subject to the satisfaction or written waiver by Pubco of the following conditions:

(i) the Share Contribution Closing and the First Merger Closing shall have occurred;

(ii) the conditions set forth in Sections 11.2(a) , 11.2(b) and 11.2(c) with respect to SPAC shall be satisfied (replacing for purposes of this Section 11.6(a)(ii) the phrase “Share Contribution Closing Date” with “Second Merger Closing Date”);

(iii) the holders of SPAC Class B Shares shall have delivered to Pubco copies of the documents listed in Section 3.7; and

(iv) to the extent required under the Sponsor Support Agreement, the escrow agreement referenced therein shall have been executed and delivered by the parties thereto.

(b) Conditions to Obligations of SPAC. In addition to the conditions specified in this Article XI, the obligations of SPAC to consummate the Second Merger are subject to the satisfaction or written waiver by SPAC of the following conditions:

(i) the Share Contribution Closing and the First Merger Closing shall have occurred; and

(ii) the conditions set forth in Sections 11.4(a), 11.4(b) and 11.4(c) with respect to Pubco and Merger Sub II shall be satisfied (replacing for purposes of this Section 11.6(b)(ii) the phrase “Share Contribution Closing Date” with “Second Merger Closing Date”).

11.7 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article XI to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or with respect to the Company, any Target Company, or the Company Shareholders) to comply with or perform any of its covenants or obligations set forth in this Agreement.

ARTICLE XII

TERMINATION AND EXPENSES

12.1 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Share Contribution Closing as follows:

(a) by mutual written consent of SPAC and the Company;

(b) by written notice by either SPAC or the Company to the other if any of the conditions set forth in Article XI have not been satisfied or waived by December 17, 2023 (as it may be extended pursuant to the immediately following proviso, the “Outside Date”); provided, however, that to the extent the SPAC Business Combination Deadline is extended to a subsequent date pursuant to Section 9.29, then such subsequent date shall be deemed for purposes of this Agreement to be the Outside Date hereunder; provided, further, however, that the right to terminate this Agreement under this Section 12.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates (or with respect to the Company, the Company Shareholders, Pubco, Merger Sub I and Merger Sub II) of any warranty, covenant or obligation under this Agreement was the proximate cause of, or proximately resulted in, the failure of the Share Contribution Closing to occur on or before the Outside Date;

(c) by written notice by either SPAC or the Company to the other if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 12.1(c) shall not be available to a Party if the failure by such Party or its Affiliates (or with respect to the Company, the Company Shareholders) to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

(d) by written notice by the Company to SPAC if (i) there has been a material breach by SPAC of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of SPAC shall have become untrue or materially inaccurate, in each case, which would result in a failure of a condition applicable to SPAC set forth in Section 11.3(a) or Section

11.3(b) to be satisfied (treating the Second Merger Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach (or if the breach is curable, the date by which such breach is required to be cured in the succeeding clause (ii))), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) 20 Business Days after written notice of such breach or inaccuracy is provided to SPAC by the Company or (B) the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 12.1(d) if at such time any of the Company, the Company Shareholders, Pubco, Merger Sub I or Merger Sub II is in material uncured breach of this Agreement which would result in a failure of any condition set forth in Section 11.4(a) or Section 11.4(b) from being satisfied;

(e) by written notice by SPAC to the Company if (i) there has been a material breach by the Company, the Company Shareholders, Pubco, Merger Sub I or Merger Sub II of any of their respective representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in each case, which would result in a failure of a condition set forth in Section 11.4(a) or Section 11.4(b) to be satisfied (treating the Second Merger Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach (or if the breach is curable, the date by which such breach is required to be cured in the succeeding clause (ii))), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) 20 Business Days after written notice of such breach or inaccuracy is provided to the Company by SPAC or (B) the Outside Date; provided, that SPAC shall not have the right to terminate this Agreement pursuant to this Section 12.1(e) if at such time SPAC is in material uncured breach of this Agreement which would result in a failure of any condition applicable to SPAC set forth in Section 11.3(a) or Section 11.3(b) from being satisfied; or

(f) by written notice by either SPAC or the Company to the other if the Special Shareholders Meeting is held (including any adjournment or postponement thereof) and has concluded, the SPAC Shareholders have duly voted, and the Required Shareholder Approval was not obtained; and

(g) by written notice from the Company to Pubco and SPAC if there has been a SPAC Adverse Recommendation Change.

12.2 Effect of Termination. If this Agreement is terminated pursuant to Section 12.1, this Agreement shall thereupon become null and void and of no further force and effect and there shall be no Liability on the part of any Party to another Party, except that (a) the provisions of Sections 9.17, 9.18, 12.3, 13.1, Article XIV and this Section 12.2 shall remain in full force and effect and (b) nothing in this Section 12.2 shall be deemed to (i) release any Party from any Liability for any willful and material breach by such Party of any term of this Agreement prior to the date of termination or in respect of any Fraud Claim or (ii) impair the right of any Party to compel specific performance by any other Party of such other Party’s obligations under this Agreement prior to the valid termination of this Agreement; provided, further, that nothing in this Section 12.2 shall, in any way, limit the waivers against the Trust Account as set forth in Section 13.1.

12.3 Fees and Expenses.

(a) Subject to Section 13.1, unless otherwise provided for in this Agreement or the Sponsor Support Agreement, all Expenses incurred in connection with entering into this Agreement or the Transactions shall be paid by the Party incurring such expenses; provided, that if the Share Contribution is consummated, all third party Expenses of the Target Companies and the Company Shareholders incurred in connection with entering into this Agreement or the Transactions shall be borne by Pubco. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of the Transactions (including the preparation of any required financial statements). With respect to SPAC, Expenses shall include any and all deferred expenses (including fees or commissions payable to the underwriters and any legal fees) of the IPO incurred as of consummation of the Business Combination.

(b) SPAC will reimburse the Company for up to $3,000,000 of the Company’s Expenses in the event this Agreement is terminated by (i) the Company pursuant to Section 12.1(d) to the extent arising from a breach by SPAC of any of its representations, warranties, covenants or agreements contained in this Agreement or (ii) either the Company or SPAC pursuant to Section 12.1(b) (at a time, in the case of a termination by SPAC, when the Company would have been entitled to terminate this Agreement pursuant to Section 12.1(b)) if at the time of termination the SPAC Business Combination Deadline has not been extended beyond December 17, 2023. Upon payment of any Expenses required to reimbursed pursuant to this Section 12.3(b), SPAC shall have no further liability with respect to this Agreement or the Transactions to the Company; provided that nothing herein shall release any Party from liability for any Fraud Claim. Each Party acknowledges and agrees that in no event shall SPAC be required to pay any Expenses required to be reimbursed pursuant to this Section 12.3(b) on more than one occasion. Any Expenses required to be reimbursed pursuant to this Section 12.3(b) shall be paid no later than three Business Days after receipt of documentation supporting the Expenses; provided, however, no Expenses shall be payable by SPAC until an initial Business Combination as described in the IPO Prospectus has been consummated.

ARTICLE XIII

WAIVERS AND RELEASES

13.1 Waiver of Claims Against Trust. Reference is made to the IPO Prospectus. Each of Pubco, Merger Sub I, Merger Sub II, the Company, Orca Midco, Orca and the Company Shareholders hereby warrants that it has read the IPO Prospectus and understands that SPAC has established the Trust Account containing the proceeds of the IPO (including interest accrued from time to time thereon) for the benefit of the SPAC Shareholders and that, except as otherwise described in the IPO Prospectus, SPAC may disburse monies from the Trust Account only: (a) to the SPAC Shareholders in the event they elect to redeem their SPAC Class A Shares (or Pubco Ordinary Shares upon the Second Merger) in connection with the consummation of its initial business combination (as such term is used in the IPO Prospectus) (the “Business Combination”) or in connection with an amendment to SPAC’s Organizational Documents to extend SPAC’s deadline to consummate a Business Combination; (b) to the SPAC Shareholders if SPAC fails to consummate a Business Combination within 15 months after the closing of the IPO, subject to further extension by amendment to SPAC’s Organizational Documents; (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any franchise or income taxes; and (d) to SPAC after or concurrently with the consummation of a Business Combination. For and in consideration of SPAC entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Pubco, Merger Sub I, Merger Sub II, the Company, Orca Midco, Orca and the Company Shareholders hereby agree on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, none of Pubco, Merger Sub I, Merger Sub II, the Company, Orca Midco, Orca and the Company Shareholders nor any of their respective Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between SPAC or any of its Representatives, on the one hand, and Pubco, Merger Sub I, Merger Sub II, the Company, Orca Midco, Orca and the Company Shareholders or any of their respective Affiliates or Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Each of Pubco, Merger Sub I, Merger Sub II, the Company, Orca Midco, Orca and the Company Shareholders, on behalf of itself and its Affiliates, hereby irrevocably waives any Released Claims that any such Party or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with SPAC or its Representatives and will not seek recourse against the Trust Account for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with SPAC). Pubco, Merger Sub I, Merger Sub II, the Company, Orca Midco, Orca and the Company Shareholders each agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by SPAC to induce SPAC to enter in this Agreement, and each of Pubco, Merger Sub I, Merger Sub II, the Company, Orca Midco, Orca and the Company Shareholders further intends and understands such waiver to be valid, binding and enforceable against such Party and each of its Affiliates under applicable Law. To the extent Pubco, Merger Sub I, Merger Sub II, the Company, Orca Midco, Orca and the Company Shareholders or any of their respective Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to SPAC or its Representatives, which proceeding seeks, in whole or in part, monetary relief against SPAC or its Representatives, each of Pubco, Merger Sub I, Merger Sub II, the Company, Orca Midco, Orca and the Company Shareholders hereby acknowledges and agrees that its and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account (including any funds that have been released from the Trust Account or any assets that have been purchased or acquired with any such funds) and that such claim shall not permit such Party or any of its Affiliates (or any Person claiming on any of their behalf or in lieu of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. This Section 13.1 shall survive termination of this Agreement for any reason.

13.2 Release and Covenant Not to Sue.

(a) Without prejudice to Section 9.20, effective as of the Second Merger Effective Time, to the fullest extent permitted by applicable Law, each Company Shareholder, on behalf of itself and its controlled Affiliates (the “Shareholder Releasing Persons”), hereby releases and discharges the Target Companies from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which such Shareholder Releasing Person now has, has ever had or may hereafter have against the Target Companies arising on or prior to the Second Merger Effective Time, in each case, solely to the extent arising out of their ownership of the Company Ordinary Shares. From and after the Second Merger Effective Time, each Shareholder Releasing Person hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against the Target Companies or their respective Affiliates, based upon any matter purported to be released hereby. Notwithstanding anything herein to the contrary, the releases and restrictions set forth herein shall not apply to (a) any claims a Shareholder Releasing Person may have against any party pursuant to the terms and conditions of this Agreement or any Ancillary Document and (b) any rights of any director or officer of any Target Company to indemnification or reimbursement from a Target Company, whether pursuant to the Organizational Documents of a Target Company, Contract or otherwise.

(b) Without prejudice to Section 9.20, effective as of the Second Merger Effective Time, to the fullest extent permitted by applicable Law, each Target Company, on behalf of itself and its controlled Affiliates (the “Company Releasing Persons”), hereby releases and discharges the Company Shareholders from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which such Company Releasing Person now has, has ever had or may hereafter have against the Company Shareholders arising on or prior to the Second Merger Effective Time, in each case, solely to the extent arising out of the Company Shareholder’s ownership of the Company Ordinary Shares. From and after the Second Merger Effective Time, each Company Releasing Person hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against the Company Shareholders or their respective Affiliates, based upon any matter purported to be released hereby. Notwithstanding anything herein to the contrary, the releases and restrictions set forth herein shall not apply to (a) any claims a Company Releasing Person may have against any party pursuant to the terms and conditions of this Agreement or any Ancillary Document and (b) any rights of any director or officer of any Target Company to indemnification or reimbursement from a Target Company, whether pursuant to the Organizational Documents of a Target Company, Contract or otherwise.

ARTICLE XIV

MISCELLANEOUS

14.1 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery (a) in person, (b) by e-mail (having obtained electronic delivery confirmation thereof), (c) by reputable, internationally recognized overnight courier service, or (d) by registered or certified mail, pre-paid and return receipt requested, provided, however, that notice given pursuant to clauses (c) and (d) above shall not be effective unless a duplicate copy of such notice is also given in person or by e-mail (having obtained electronic delivery confirmation thereof); in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Pubco, Merger Sub I or Merger Sub II or, following the Second Merger Closing, the Company, Orca Midco, Orca, SPAC or the Company Shareholders, to:

Paget-Brown Financial Services Limited

Century Yard

Cricket Square

P.O. Box 1111

George Town, Grand Cayman

KY1-1102, Cayman Islands

Attn: The Directors
Email: notices@pagetbrownfs.com

with a copy (which will not constitute notice) to: Proskauer Rose LLP Eleven Times Square New York, NY 10036-8299 Attn: Michael E. Ellis; Kunal Dogra Email: mellis@proskauer.com; KDogra@proskauer.com

If to the Company, Orca Midco or Orca at or prior to the Second Merger Closing, to:

Orca Holdings Limited
Paget-Brown Financial Services Limited

Century Yard

Cricket Square

P.O. Box 1111

George Town, Grand Cayman

KY1-1102, Cayman Islands

Attn: The Directors
Email: notices@pagetbrownfs.com

with a copy (which will not constitute notice) to: Proskauer Rose LLP Eleven Times Square New York, NY 10036-8299 Attn: Michael E. Ellis; Kunal Dogra Email: mellis@proskauer.com; KDogra@proskauer.com

If to ITSF, as Company Shareholder, to:

Investcorp Technology Secondary Fund 2018, L.P.

Paget-Brown Financial Services Limited

Century Yard

Cricket Square

P.O. Box 1111

George Town, Grand Cayman

KY1-1102, Cayman Islands

Attn: The Directors
Email: notices@pagetbrownfs.com

with a copy (which will not constitute notice) to:

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036-8299
Attn: Michael E. Ellis; Kunal Dogra; Steven Davis
Email: mellis@proskauer.com;

KDogra@proskauer.com; sdavis@Proskauer.com

If to Mill Reef, as Company Shareholder, to:

Mill Reef Capital Fund SCS

15, Boulevard F.W. Raiffeisen

L - 2411 Luxembourg

Luxembourg

Email: luxgp@millreefcap.lu,

finance@millreefcap.com, millreefcap@alterdomus.com,

legal@millreefcap.com (legal), tax@millreefcap.com (tax)

with a copy (which will not constitute notice) to:

Mill Reef Capital AG

Dufourstrasse 90

8008 Zurich

Switzerland

Attn: Gregor Hasler and Ekaterina Nazarova

Email: gregor.hasler@millreefcap.com and ekaterina.nazarova@millreefcap.com

If to SPAC at or prior to the Second Merger Closing, to:

Investcorp Europe Acquisition Corp I
Investcorp Europe Acquisition Corp I

Paget-Brown Financial Services Limited

Century Yard, Cricket Square, Elgin Avenue, PO Box 1111, George Town Grand Cayman, Cayman Islands KY1-1102

Attn: The Directors and Craig Sinfield-Hain

Email: notices@pagetbrownfs.com and

csinfieldhain@Investcorp.com

with a copy (which will not constitute notice) to:

Shearman & Sterling LLP

2601 Olive Street, 17th Floor

Dallas, TX 75201
Attn: Alain Dermarkar
Email: alain.dermarkar@shearman.com

and

Shearman & Sterling LLP

Bank of America Tower

800 Capitol Street, Suite 2200

Houston, TX 77022
Attn: William B. Nelson; Emily Leitch
Email: bill.nelson@shearman.com;

emily.leitch@shearman.com

and

Maples and Calder (Dubai) LLP

Level 14, Burj Daman

Dubai International Finance Centre

PO Box 119980

Attn: Oliver Simpson

Email: oliver.simpson@maples.com

and

Travers Thorp Alberga

Harbour Place, 2nd Floor

103 South Church Street

P.O. Box 472

George Town, Grand Cayman

KY1-1106, Cayman Islands

Attn: Richard Mansi; Michelle Richie

Email: rmansi@traversthorpalberga.com; mrichie@traversthorpalberga.com

14.2 Binding Effect; Assignment. Subject to Section 14.3, this Agreement and all of the provisions hereof shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of SPAC, Pubco, Merger Sub I, Merger Sub II and the Company, and any assignment without such consent shall be null and void; provided, that no such assignment shall relieve the assigning Party of its obligations hereunder.

14.3 Third Parties. Except for the rights of the D&O Indemnified Persons and the Target Companies set forth in Section 9.20 and Section 13.2, respectively, which the Parties acknowledge and agree are express third party beneficiaries of this Agreement, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the Transactions shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

14.4 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement and any non-contractual rights or obligations arising out of or in connection with it shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of New York.

(b) Any Action based upon, arising out of or related to this Agreement or the Transactions must be brought in the state and federal courts sitting in the State of New York located in New York County and the United States District Court for the Southern District of the State of New York, respectively, and each of the Parties irrevocably (a) submits to the exclusive jurisdiction of each such court in any such Action, (b) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (c) agrees that all claims in respect of the Action shall be heard and determined only in any such court, and (d) agrees not to bring any Action arising out of or relating to this Agreement or the Transactions in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence Actions or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 14.4.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS.

14.5 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the Transactions are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction, specific performance or other equitable remedy to prevent or remedy any breach of this Agreement and to seek to enforce specifically the terms and provisions hereof, in each case, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

14.6 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

14.7 Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by Pubco, SPAC, the Company and the Company Shareholders.

14.8 Waiver. Subject to the following sentence, each of SPAC, Pubco, the Merger Subs and the Company, on behalf of itself and its Affiliates, and the Company Shareholders, may seek to (a) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (b) waive any inaccuracy in the warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto, and (c) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

14.9 Disclosure Schedules. The Disclosure Schedules (including, in each case, any section thereof) referenced herein are a part of this Agreement as if fully set forth herein. All references herein to the SPAC Disclosure Schedules, the Pubco and Merger Subs Disclosure Schedules, the Target Companies Disclosure Schedules or the Company Shareholders Disclosure Schedules (including, in each case, any section thereof) shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a Party in the applicable Disclosure Schedule, or any section thereof, with reference to any section of this Agreement or section of the applicable Disclosure Schedule shall be deemed to be a disclosure with respect to such other applicable sections of this Agreement or sections of the applicable Disclosure Schedule only if it is reasonably apparent on the face of such disclosure that such disclosure is responsive to such other section of this Agreement or section of the applicable Disclosure Schedule. Certain information set forth in the Disclosure Schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.

14.10 Entire Agreement. This Agreement and the Ancillary Documents together set out the entire agreement between the Parties in respect of the subject matter contained herein and therein and, save to the extent expressly set out in this Agreement or the Ancillary Document, supersede and extinguish any prior drafts, agreements, undertakings, warranties, promises, assurances and arrangements of any nature whatsoever, whether or not in writing, relating thereto. Each Party confirms that it has not entered into this Agreement or any Ancillary Document on the basis of any representation, warranty, undertaking or other statement whatsoever by another Party which is not expressly incorporated into this Agreement or the relevant Ancillary Document and that, to the extent permitted by law, a Party shall have no right or remedy in relation to action taken in connection with this Agreement or any Ancillary Document other than pursuant to this Agreement or the relevant Ancillary Document. Nothing in this Section 14.10 shall have the effect of excluding or limiting any liability for or remedy in respect of a Fraud Claim.

14.11 Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires:

(a) references to the singular shall include the plural and vice versa and references to one gender include any other gender;

(b) references to a “Person” includes any individual, partnership, body corporate, corporation sole or aggregate, state or agency of a state, and any unincorporated association or organization, in each case whether or not having separate legal personality;

(c) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity;

(d) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP or IFRS;

(e) general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and the words “includes” and “including” shall be construed without limitation;

(f) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement;

(g) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”;

(h) the term “or” means “and/or”;

(i) the word “day” means calendar day unless Business Day is expressly specified;

(j) every reference to a particular Law shall be construed also as a reference to all other Laws made under the Law referred to and to all such Laws as amended, re-enacted, consolidated or replaced or as their application or interpretation is affected by other Laws from time to time and whether before or after the Second Merger Effective Time provided that, as between the Parties, no such amendment or modification shall apply for the purposes of this Agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any Party;

(k) references to “Dollars” or “$” are references to the lawful currency from time to time of the United States of America and references to “sterling” or “£” are references to the lawful currency from time to time of the United Kingdom;

(l) for the purposes of applying a reference to a monetary sum expressed in Dollars, an amount in a different currency shall be deemed to be an amount in Dollars translated at the Exchange Rate at the relevant date;

(m) references to a “company” includes any company, corporation or other body corporate wherever and however incorporated or established;

(n) references to writing shall include any modes of reproducing words in a legible and non-transitory form;

(o) words introduced by the word “other” shall not be given a restrictive meaning because they are preceded by words referring to a particular class of acts, matters or things;

(p) Each of the exhibits to this Agreement shall form part of this Agreement;

(q) All representations, warranties, covenants, agreements and obligations given or entered into by more than one Company Shareholder under this Agreement are given or entered into severally (and thus not jointly and not jointly and severally) and accordingly the liability of each Company Shareholder in respect of any breach of any such obligation, undertaking or liability shall extend only to any losses or damage arising from its own breach;

(r) reference to “in the ordinary course of business” means the ordinary and usual course of business of the relevant Party, consistent in all material respects during the period of 12 months immediately prior to the date of this Agreement;

(s) any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form; and

(t) any reference to the “Target Companies” shall only be deemed to include Zacco, together with each of its Subsidiaries, only from and after the Zacco Closing.

The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to SPAC or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company for the benefit of SPAC and its Representatives and SPAC and its Representatives have been given access to the electronic folders containing such information.

14.12 Counterparts. This Agreement may be executed and delivered (including by email or other electronic transmission) in counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

14.13 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Parties acknowledge and agree that no recourse under this Agreement or under any Ancillary Documents shall be had against any Person that is not a Party to this Agreement or such Ancillary Document, including any past, present or future director, officer, agent, employee, equityholder or other Representative or any Affiliate or successor or assignee thereof that is not a Party (collectively, the “Non-Recourse Parties”), as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Party, as such, for any obligation or liability of a Party under this Agreement or Person party to such Ancillary Document under any Ancillary Document for any claim based on, in respect of or by reason of such obligations or Liabilities or their creation.

14.14 Legal Representation.

(a) SPAC hereby agrees on behalf of its directors, members, partners, officers, employees and Affiliates (including after the Second Merger Closing, the Target Companies), and each of their respective successors and assigns (all such parties, the “SPAC Waiving Parties”), that Proskauer Rose LLP may represent the Target Companies or any of their respective directors, managers, members, partners, officers, employees or Affiliates, in each case, in connection with any Action or obligation arising out of or relating to this Agreement, notwithstanding its representation (or any continued representation) of the Target Companies or other SPAC Waiving Parties, and each of SPAC and the Company on behalf of itself and the SPAC Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto. SPAC and the Company acknowledge that the foregoing provision applies whether or not Proskauer Rose LLP provides legal services to any Target Companies after the Second Merger Closing Date.

(b) The Company hereby agrees on behalf of its directors, managers, members, partners, officers, employees and Affiliates, and each of their respective successors and assigns (all such parties, the “Company Waiving Parties”), that Shearman & Sterling LLP may represent SPAC, Sponsor or any of their respective directors, members, partners, officers, employees or Affiliates (including following the Second Merger Closing, the Target Companies), in each case, in connection with any Action or obligation arising out of or relating to this Agreement, notwithstanding its representation (or any continued representation) of SPAC or other Company Waiving Parties, and the Company on behalf of itself and the Company Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto. The Company acknowledges that the foregoing provision applies whether or not Shearman & Sterling LLP provides legal services to SPAC or Sponsor after the Second Merger Closing Date.

ARTICLE XV

DEFINITIONS

15.1 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, governmental inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For the avoidance of doubt, Sponsor shall be deemed to be an Affiliate of SPAC prior to (but not following) the Second Merger Effective Time. Notwithstanding anything in this Agreement to the contrary, in no event will SPAC or Sponsor be deemed to be an Affiliate of the Company, or any Target Company or any Company Shareholder for purposes of this Agreement and any Ancillary Document.

“Agreed Form” means, in relation to any document, the form of that document which has been agreed in writing (including by e-mail) by or on behalf of Pubco, SPAC and the Company to be the agreed form of such document, with such changes as Pubco, SPAC and the Company may mutually agree in writing (including by e-mail) before the Share Contribution Closing.

“Ancillary Documents” means each agreement, instrument or document including the SPAC Disclosure Schedules, the Pubco and Merger Subs Disclosure Schedules, the Target Companies Disclosure Schedules, the Company Shareholders Disclosure Schedules, the Lock-Up Agreement, the First Plan of Merger, the Second Plan of Merger, the Pubco Equity Incentive Plan, the Amended SPAC Charter, the Amended Pubco Charter, the Backstop Agreement, the Sponsor Support Agreement, the New Registration Rights Agreement, the PIPE Subscription Agreements, the Insider Letter Amendment, and the other agreements, certificates and instruments to be executed or delivered by any of the Parties in connection with or pursuant to this Agreement and the Transactions.

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act (FCPA), (b) the UK Bribery Act 2010 and (c) any other applicable anti-bribery or anti-corruption Laws or Orders related to combatting bribery, corruption and money laundering (including the Cayman Islands’ Anti-Corruption Act (As Revised)).

“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, phantom-equity, equity purchase or other equity-based compensation plan, employment or individual consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other welfare benefit insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement maintained or contributed to or required to be contributed to by a Person for the benefit of any current or former employee or other individual service provider (or their dependents) of such Person, or with respect to which such Person has or could have any Liability.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York, London, England, or George Town, Cayman Islands, are authorized to close for business.

“Cayman Companies Act” means the Companies Act (As Revised), of the Cayman Islands.

“Cayman First Merger Filing Documents” means the First Plan of Merger together with such other documents as may be required in accordance with the applicable provisions of the Cayman Companies Act or by any other law to make the First Merger effective, including (a) in respect of the Company (i) the approval of the First Merger by the Company Board, (ii) the approval of the First Merger by a majority of at least two-thirds of the votes of the Company Shareholders entitled to vote and voting (in person or by proxy) at a duly convened and quorate meeting of the Company Shareholders, (iii) the declaration and undertaking by a director of the Company in connection with the First Merger in accordance with Section 233 of the Cayman Companies Act, and (iv) a certificate of good standing of the Company dated as at a recent date; and (b) in respect of Merger Sub I, (i) the approval of the First Merger by way of special resolution by Pubco as the sole shareholder of Merger Sub I, (ii) the approval of the First Merger by the Pubco Board and the Merger Sub I Board, (iii) the declaration and undertaking by a director of Merger Sub I in connection with the First Merger in accordance with Section 233 of the Cayman Companies Act, and (iv) a certificate of good standing of Merger Sub I dated as at a recent date.

“Cayman Second Merger Filing Documents” means the Second Plan of Merger together with such other documents as may be required in accordance with the applicable provisions of the Cayman Companies Act or by any other law to make the Second Merger effective, including (a) in respect of SPAC (i) the approval of the Second Merger by the SPAC Board, (ii) the approval of the Second Merger by a majority of at least two-thirds of the votes of the SPAC Shareholders entitled to vote and voting (in person or by proxy) at a duly convened and quorate meeting of the SPAC Shareholders, (iii) the declaration and undertaking by a director of SPAC in connection with the Second Merger in accordance with Section 233 of the Cayman Companies Act, and (iv) a certificate of good standing of SPAC dated as at a recent date; and (b) in respect of Merger Sub II, (i) the approval of the Second Merger by way of special resolution by Pubco as the sole shareholder of Merger Sub II, (ii) the approval of the Second Merger by the Pubco Board and the Merger Sub II Board, (iii) the declaration and undertaking by a director of Merger Sub II in connection with the Second Merger in accordance with Section 233 of the Cayman Companies Act, and (iv) a certificate of good standing of Merger Sub II dated as at a recent date.

“Cayman Registrar” means the Registrar of Companies of the Cayman Islands.

“Cash Consideration Amount” means $10,000,000.

“Code” means the Internal Revenue Code of 1986. Reference to a specific section of the Code shall include such section and any valid U.S. Treasury regulation promulgated thereunder (including proposed and temporary regulations).

“Company Acquisition Proposal” means any proposal or offer from any Person or group of Persons (other than an offer or proposal made by a Party to this Agreement) relating to, in a single transaction or series of related transactions, under which any Person(s), directly or indirectly, acquires or otherwise purchases (a) Control of the Target Companies whose assets, individually or in the aggregate, represent 25% or more of the consolidated assets of the Target Companies, (b) 25% or more of the assets of the Target Companies or (c) 25% or more of the Equity Securities of any Target Company whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of the Target Companies (whether by way of merger, consolidation, liquidation, recapitalization, purchase or issuance of Equity Securities, share exchange or other business combination, purchase of assets, tender offer or otherwise). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the Transactions shall constitute a Company Acquisition Proposal.

“Company Confidential Information” means all confidential or proprietary documents and information concerning the Target Companies, Pubco, the Company Shareholders or any of their respective Affiliates or Representatives, furnished in connection with this Agreement or the Transactions; provided, however, that Company Confidential Information shall not include any information which, at the time of the disclosure to SPAC or its Representatives (a) was available publicly and was not disclosed in breach of this Agreement, or (b) was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.

“Company Convertible Securities” means, collectively, any other options, warrants or rights to subscribe for or purchase any shares of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any shares of the Company.

“Company IP Licenses” means, collectively, (a) the Material Inbound Licenses and (b) the Material Outbound Licenses.

“Company Ordinary Shares” means the ordinary shares of £0.00001 each in the capital of the Company.

“Company Owned IP” means the Intellectual Property owned or purported to be owned by the Target Companies, and including the Company Registered IP.

“Company Product” means each of the products and services (including all versions thereof) that are currently being marketed, distributed, licensed, sold, offered, supported, made available or provided, or for which any material development has commenced, by or on behalf of any Target Company.

“Company Co-Investment Agreement” means the Co-Investment Agreement, dated as of June 29, 2021, by and among the Company, ITSF and Mill Reef.

“Company Software” means all Software owned or purported to be owned by the Target Companies.

“Company Subsidiaries” means the direct and indirect Subsidiaries of the Company, including, without limitation, Orca Midco and Orca.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all binding contracts, agreements, arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other binding contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 50% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 50% or more of the profits, losses, or distributions of the Controlled Person; or (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a Person described in clause (a) above) of the Controlled Person.

“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewals and extensions thereof, and non-registered copyrights.

“Data Protection Laws” means the following, to the extent applicable: (a) national Laws implementing the Directive on Privacy and Electronic Communications (2002/58/EC); (b) the General Data Protection Regulation (2016/679) (the “GDPR”) and any national Law supplementing the GDPR or any successor laws arising out of the withdrawal of a member state from the European Union, including the UK Data Protection Act 2018 (“DPA”), the UK General Data Protection Regulation as defined by the DPA as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019, the Data Protection Act (As Revised) of the Cayman Islands; and (c) any other data protection, privacy or cybersecurity Laws, regulations, or regulatory requirements, guidance and codes of practice that have the force of law applicable to the collecting, accessing, using, disclosing, electronically transmitting, securing, sharing, retaining, destroying, transferring, storing and processing or security of Personal Data, in each case as amended and/or replaced from time to time.

“Data Room” means the electronic data room hosted by Datasite titled “Project Opal” made available to SPAC no less than two Business Days prior to the date of this Agreement comprising the actual copies of documents and other information relating to the Target Companies made available to SPAC online.

“Deferred Founder Shares” means 1,277,550 Pubco Ordinary Shares.

“Disclosure Schedules” means, as applicable, the SPAC Disclosure Schedules, the Pubco and Merger Subs Disclosure Schedules, the Target Companies Disclosure Schedules or the Company Shareholders Disclosure Schedules.

“Environmental Law” means any Law in effect on or prior to the date hereof any way relating to (a) the protection of human health and safety (to the extent relating to exposure to Hazardous Materials), (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labelling, production, release or disposal of Hazardous Materials.

“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934.

“Exchange Rate” means with respect to a particular currency for a particular day, the closing mid-point spot rate of exchange for that currency into Dollars on such date as published in the Wall Street Journal first published thereafter or, where no such rate is published in respect of that currency for such date, at the rate quoted by Bloomberg as at the close of business in New York as at such date.

“Exchange Ratio” means one Pubco Ordinary Share for one SPAC Class A Share.

“Exchange Shares” means 23,577,550 Pubco Ordinary Shares.

“Export Control Laws” means any Law or Order related to import and export controls administered and enforced by the European Union, the United Kingdom or United States, including the U.S. Export Administration Regulations, the International Traffic in Arms Regulations such other controls administered by the U.S. Customs and Border Protection.

“Fraud” means an act, committed by a Party hereto, that constitutes common law fraud under the Laws of the State of New York in relation to the representations or warranties contained in this Agreement; provided that, for the avoidance of doubt, “Fraud” shall not include constructive fraud, negligent misrepresentation or other similar theory.

“Fraud Claim” means any claim based in whole or in part upon Fraud.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Authority” means any national or supra-national, federal, state, local or other governmental, quasi-governmental, regulatory or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body of any jurisdiction.

“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance”, “pollutant”, “contaminant”, “hazardous waste”, “regulated substance”, “hazardous chemical”, or “toxic chemical”) under any Environmental Law, or any other material regulated or for which standards of conduct are imposed, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“IFRS” means International Financial Reporting Standards as promulgated by the International Accounting Standards Board.

“Immaterial Licenses” means, with respect to a Target Company, any of the following Contracts entered into in the ordinary course of business: (a) permitted use right to confidential information in a non-disclosure agreement; (b) non-exclusive license rights with any current and former founders, employees, consultants or independent contractors of such Target Company for the benefit of the Target Companies; (c) any non-exclusive license with customers or end-users; and (d) any non-exclusive license that is not material to the businesses of the Target Companies and is merely incidental to the transaction contemplated in such license, the commercial purpose of which is primarily for something other than such license, such as: (i) sales or marketing or similar Contract that includes a non-exclusive license to use the Trademarks of an Target Company for the purposes of promoting the goods or services of the Target Companies, (ii) supplier Contract that includes permission for the supplier to identify a Target Company as a customer of the supplier, (iii) Contract to purchase or lease equipment or materials, such as a photocopier, computer, or mobile phone that also contains a license of Intellectual Property rights that are not material to the business of the Target Company, or (iv) license for the use of unmodified, commercially available Software that is preconfigured, preinstalled, or embedded on hardware or other equipment and is not included in any Company Product.

“Indebtedness” of any Person means, without duplication:

(a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest);

(b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), including “earn-outs” and “seller notes” whether accrued or not;

(c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, in each case, whether or not drawn;

(d) all obligations of such Person under leases that should be classified as capital leases in accordance with IFRS, or any other accounting principles used by such Person;

(e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against and not settled;

(f) all obligations of such Person in respect of acceptances issued or created;

(g) all derivative, hedging, interest rate, currency, swap or similar arrangements, including swaps, caps, collars, hedges or similar agreements under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency;

(h) all obligations secured by a Lien on any property or asset of such Person;

(i) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person; and

(j) all obligations described in clauses (a) through (i) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Infringement” or “Infringe” shall mean that a given item or activity directly or indirectly (including secondarily, contributorily, by inducement or otherwise), under applicable Law, infringes, misappropriates, dilutes, constitutes unauthorized use of, or otherwise violates the Intellectual Property of, or right of publicity of, any Person.

“Intellectual Property” means all rights in or to intellectual property of any type or nature, in any jurisdiction throughout the world, including: Patents, utility models, Trademarks, social media accounts and handles, Copyrights (including rights in Software), design rights, moral rights, database rights, topography rights, Trade Secrets, confidential information and knowledge (including know how, inventions, secret formulae and processes, market information, and lists of customers and suppliers), intellectual property rights in Software, databases and collections of data and data analytics and rights protecting goodwill and reputation, in all cases whether registered or unregistered; all other forms of protection having a similar nature or effect in any jurisdiction throughout the world, to any of the foregoing and applications for or registrations of any of the foregoing rights.

“Intervening Event” means a material Event affecting the SPAC and occurring or arising after the date hereof, that was not known to and was not reasonably foreseeable by SPAC as of or prior to the date hereof, and that becomes known to the Special Committee after the date hereof and prior to the Special Shareholders Meeting; provided, however, that, notwithstanding anything herein or otherwise to the contrary, none of the following Events (or the result, consequences or effect of any of the following), each individually or when taken together, shall constitute, or be taken into account in determining whether there has been or will be, an Intervening Event: (a) any change in the price or trading volume of capital stock of SPAC, (b) any litigation filed or threatened against SPAC or any member of the SPAC Board arising out of or related to the Transactions (except for any litigation filed or threatened by any Governmental Authority), (c) any Event that has had or would reasonably be expected to have an adverse effect on the business, results of operations or financial condition of the Target Companies, unless such Event constitutes a Target Company Material Adverse Effect, or (d) a SPAC Acquisition Proposal.

“Investment Company Act” means the U.S. Investment Company Act of 1940.

“IPO” means the initial public offering of the SPAC Class A Shares and the SPAC Public Warrants pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of SPAC, dated as of December 14, 2021, and filed with the SEC on December 17, 2021 (File No. 333-261301).

“IT Systems” means all computer hardware and peripherals, telecommunications and network equipment, and all Software (in source code and object code forms) (including all documentation and associated proprietary materials and services associated with or necessary to any of the foregoing) which are owned, used, leased or licensed in by or to any Target Company (including for hosting or colocation).

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Knowledge of Pubco and Merger Subs” means the knowledge of the individuals identified on Schedule II, as such individuals would have acquired in the exercise of reasonable inquiries of direct reports.

“Knowledge of SPAC” means the knowledge of the individuals identified on Schedule III, as such individuals would have acquired in the exercise of reasonable inquiries of direct reports.

“Knowledge of the Company” means, with respect to the Target Companies, the knowledge of the individuals identified on Schedule IV, as such individuals would have acquired in the exercise of reasonable inquiries of direct reports.

“Knowledge of such Company Shareholder” means the knowledge of the individuals identified on Schedule V, with respect to ITSF or Mill Reef as indicated thereon, as applicable, as such individuals would have acquired in the exercise of reasonable inquiries of direct reports; provided that, with respect to ITSF, such direct reports shall mean Mouna Sarih and Christine Ma.

“Law” means any national or supra-national, federal, state, local, municipal or other law, statute, legislation, case law, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (including Taxes), whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under IFRS or other applicable accounting standards.

“Lien” means any mortgage, pledge, security interest, license, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under applicable Law.

“Merger Sub I Ordinary Shares” means the ordinary shares, with a par value of $0.0001, of Merger Sub I.

“Merger Sub II Ordinary Shares” means the ordinary shares, with a par value of $0.0001, of Merger Sub II.

“Nasdaq” means the Nasdaq Capital Market.

“NIS Directive” means Directive (EU) 2016/1148 concerning measures for a high common level of security of network and information systems across the European Union, and any relevant law, statute, declaration, decree, directive, legislative enactment, order, ordinance, regulation, rule or other binding instrument which implements the foregoing directive, including the UK Network and Information Systems Regulations 2008, in each case as amended, consolidated, re-enacted or replaced from time to time.

“Open Source Materials” means Software or other material that is distributed as “free software,” “open source software” or under similar licensing or distribution terms—including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Affero General Public License (AGPL), Mozilla Public License (MPL), Server Side Public License (SSPL), Redis Source Available License Agreement, European Union Public License (EUPL), BSD licenses, Artistic License, Netscape Public License, Sun Community Source License (SCSL), Sun Industry Standards License (SISL), Apache License, any “sharealike” Creative Commons licenses (such as CC-BY-SA 4.0), any license that includes the Commons Clause and any license that is approved by, or substantially similar to a license approved by, the Open Source Initiative (www.opensource.org/licenses).

“Orca Midco Equityholders” means the holders of shares of Orca Midco (other than the Company).

“Orca Optionholders” means the option holders of Orca set forth on Section 7.3(g) of the Target Companies Disclosure Schedules who collectively hold options in respect of shares of Orca equal to 10.47% of the fully diluted share capital of Orca.

“Orca Option Scheme” means the Rules of the Orca Executive Share Option Scheme 2015 approved by the Orca Board on November 20, 2015 and amended by Orca Board on December 3, 2020, as amended from time to time.

“Orca Options” means the 10,657,554 options granted by Orca in accordance with the Orca Option Scheme, exercisable for ordinary shares in Orca or (at the election of Orca) Orca Midco.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other Action that is or has been entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person, its articles of incorporation and bylaws, memorandum and articles of association, shareholders agreement or similar documents which governs its establishment and/or its governance or organization, in each case, as amended.

“Patents” means any patents, and patent applications (including any divisional, provisionals, continuations, continuations-in-part, substitutions, re-examinations, or reissues thereof).

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and for which adequate reserves have been established in accordance with GAAP, IFRS or other applicable accounting principles with respect thereto; (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto; (c) Liens incurred or deposits made in the ordinary course of business in connection with social security; (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business; (e) Liens arising under this Agreement or any Ancillary Document; (f) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business consistent with past practice; or (g) Liens that, individually or in the aggregate, would not reasonably be expected to materially impair the use of the assets of a Person as currently used in the conduct of such Person’s business.

“Person” means an individual, company, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Data” means information that constitutes “personal information,” “personal data, “personally identifiable information” or any analogous term under applicable Laws, or Data Protection Laws provided or disclosed by, accessible to, or generated or collected by, the Target Companies by or at the direction of any customer, employee, contractor or other third party, including any such information that (a) identifies or can be used to identify an individual (including names, signatures, addresses, telephone numbers, e-mail addresses, IP addresses and other unique identifiers), or (b) can be used to authenticate an individual (including employee identification numbers, social security numbers, government-issued identification numbers, passwords or PINs, financial account numbers, credit report information, biometric or health data, answers to security questions and other personal identifiers).

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“Pro Rata Portion” means, with respect to each Company Shareholder and as of immediately prior to the Share Contribution Closing, the number of Company Ordinary Shares held by such shareholder, respectively, divided by (b) the total number of issued and outstanding Company Ordinary Shares.

“Pubco Charter” means the memorandum and articles of association of Pubco, as amended and in effect under the Cayman Companies Act.

“Pubco Ordinary Shares” means the ordinary shares, with a par value of $0.0001, of Pubco.

“Pubco Ordinary Shares Consideration” means the Pubco Ordinary Shares exchanged for the SPAC Ordinary Shares pursuant to Section 3.6(b) and Section 3.7.

“Pubco Securities” means the Pubco Ordinary Shares and the Pubco Warrants, collectively.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the environment.

“Relevant Date” means (a) the Share Contribution Closing Date, if the Share Contribution Closing is occurring on the last day of a calendar month, or (b) the date falling on the last day of the calendar month immediately prior to the Share Contribution Closing Date, if the Share Contribution Closing is not occurring on the last day of a calendar month.

“Remedial Action” means all actions required by Environmental Law to (a) clean up, remove, treat, or in any other way address any Release of Hazardous Material, (b) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the environment, (c) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (d) correct a condition of noncompliance with Environmental Laws.

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“Sanctioned Country” means any country or region that is targeted by comprehensive export, import, financial or investment embargo under any Sanctions Laws (which currently comprise Russia, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine).

“Sanctioned Person” means: (a) any Person included on any restricted party list administered by the European Union, the United Kingdom, or the United States, including, without limitation, the UK Consolidated List of Financial Sanctions Targets, the Consolidated List of Persons, Groups, or Entities Subject to EU Financial Sanctions, and the U.S. Specially Designated Nationals and Block Persons List; (b) any Person that is ordinarily resident in or organized under the laws of a Sanctioned Country; (c) any Governmental Authority of a Sanctioned Country; or (d) any Person that is owned or controlled by one or more persons described in clause (a), (b), or (c) above.

“Sanctions Laws” means those trade, economic and financial sanctions Laws administered, enacted or enforced from time to time by (a) the United States (including the Department of the Treasury’s Office of Foreign Assets Control), (b) the European Union and enforced by its member states, (c) the United Nations, (d) His Majesty’s Treasury of the United Kingdom, or (e) United Kingdom sanctions extended to the Cayman Islands by Orders of His Majesty in Council and sanctions imposed by Cayman Islands authorities, under Cayman Islands legislation.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the U.S. Securities Act of 1933.

“Software” means any computer software programs or firmware, in source code and object code form, including application programming interfaces, development tools, user interfaces, any derivative works, foreign language versions, fixes, upgrades, updates, enhancements, new versions, previous versions, new releases and previous releases thereof, all media and other tangible property necessary for the delivery or transfer thereof, and all documentation related thereto.

“SOX” means the U.S. Sarbanes-Oxley Act of 2002.

“SPAC Acquisition Proposal” means any proposal or offer from any Person or group of Persons (other than an offer or proposal made by a Party to this Agreement) relating to, in a single transaction or series of related transactions, any transaction constituting a “Business Combination” (as defined in SPAC’s Organizational Documents). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the Transactions shall constitute a SPAC Acquisition Proposal.

“SPAC Adverse Recommendation Change” means any action by the Special Committee or the SPAC Board to (a) (i) change, withdraw, withhold, amend, modify or qualify, or publicly propose to change, withdraw, withhold, amend, modify or qualify, in a manner adverse to Pubco, the Special Committee Recommendation or the SPAC Board Recommendation, or (ii) adopt, approve, endorse or recommend, or publicly propose to adopt, approve, endorse or recommend to the SPAC Board for recommendation to the SPAC Shareholders any SPAC Acquisition Proposal; (b) make any public statement inconsistent with the Special Committee Recommendation or the SPAC Board Recommendation; (c) resolve or agree to take any of the foregoing actions or (d) authorize, cause or permit SPAC or any of its Representatives to enter into any SPAC Acquisition Agreement. For the avoidance of doubt, an Intervening Event Recommendation Change shall constitute a SPAC Adverse Recommendation Change.

“SPAC Class A Shares” means the Class A ordinary shares of a par value of $0.0001 in the share capital of SPAC.

“SPAC Class B Shares” means the Class B ordinary shares of a par value of $0.0001 in the share capital of SPAC.

“SPAC Confidential Information” means all confidential or proprietary documents and information concerning SPAC or any of its Representatives; provided, however, that SPAC Confidential Information shall not include any information which, at the time of the disclosure to the Company, Pubco, the Company Shareholders or any of their respective Affiliates or Representatives, (a) was generally available publicly and was not disclosed in breach of this Agreement, or (b) was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such SPAC Confidential Information. For the avoidance of doubt, from and after the Share Contribution Closing, SPAC Confidential Information will include the confidential or proprietary information of the Target Companies.

“SPAC Material Adverse Effect” means any event, state of facts, result, change, development, circumstance, occurrence or effect (collectively, “Events”) that (a) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets and liabilities, results of operations or financial condition of SPAC, taken as a whole, or (b) does or would reasonably be expected to, individually or in the aggregate, prevent or materially adversely affect the ability of SPAC to consummate the Transactions; provided, however, that in no event will any of the following Events (or the effect of any of the following Events), alone or in combination, be taken into account in determining whether a SPAC Material Adverse Effect pursuant to clause (a) has occurred: (i) war (whether or not declared), acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (ii) earthquakes, hurricanes, tornados, tsunamis, pandemics or other natural or man-made disasters; (iii) changes or proposed changes in applicable Law, regulations or interpretations thereof or decisions by courts or any Governmental Authority after the date of this Agreement; (iv) changes or proposed changes in IFRS or other applicable accounting principles (or any interpretation thereof) after the date of this Agreement; (v) general, global, national, regional, state or local economic, regulatory, political or social conditions, or conditions generally affecting the credit, debt, securities or financial markets (including changes in interest or exchange rates); (vi) events or conditions generally affecting the industries and markets in which SPAC operates; (vii) any failure to meet any projections, forecasts, guidance, estimates or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (vii) shall not prevent a determination that the underlying facts and circumstances resulting in such failure has resulted in a SPAC Material Adverse Effect; (viii) changes attributable to the public announcement or pendency of the Transactions (including the impact thereof on relationships with customers, suppliers or employees but in each case, only to the extent attributable to such announcement or pendency of the Transactions); provided, however, that if any such Event related to clauses (i), (ii), (iii), (iv), (v) or (vi) above materially and disproportionately adversely affects the business, assets, financial condition or results of operations of SPAC, taken as a whole, relative to similarly situated participants in the industries and jurisdictions in which SPAC conducts its operations, then such impact may be taken into account in determining whether there has been, or would reasonably be expected to be, a SPAC Material Adverse Effect.

“SPAC Ordinary Shares” means the SPAC Class A Shares and the SPAC Class B Shares.

“SPAC Private Placement Warrants” means each warrant of SPAC entitling the holder thereof to purchase SPAC Class A Shares pursuant to the terms of that certain Private Placement Warrants Purchase Agreement, dated as of December 14, 2021, by and between SPAC and Sponsor.

“SPAC Public Units” means the units of SPAC, each unit consisting of one Class A ordinary share and one-half of one redeemable warrant of SPAC.

“SPAC Public Warrants” means each warrant of SPAC entitling the holder thereof to purchase SPAC Class A Shares pursuant to the terms of the SPAC Warrant Agreement as described in the IPO Prospectus.

“SPAC Securities” means the SPAC Ordinary Shares and the SPAC Warrants, collectively.

“SPAC Warrant” means SPAC Public Warrants and the SPAC Private Placement Warrants.

“SPAC Warrant Agreement” means that certain Warrant Agreement, dated as of December 14, 2021, by and between SPAC and Warrant Agent.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of capital shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.

For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Target Companies” means, collectively, the Company, Orca Midco, Orca and the other Company Subsidiaries, and “Target Company” means any of them.

“Target Company Material Adverse Effect” means any Event that (a) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of the Target Companies, taken as a whole, or (b) does or would reasonably be expected to, individually or in the aggregate, prevent or materially adversely affect the ability of the Target Companies to consummate the Transactions; provided, however, that in no event will any of the following Events (or the effect of any of the following Events), alone or in combination, be taken into account in determining whether a Target Company Material Adverse Effect pursuant to clause (a) has occurred: (i) war (whether or not declared), acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (ii) earthquakes, hurricanes, tornados, tsunamis, pandemics or other natural or man-made disasters; (iii) changes or proposed changes in applicable Law, regulations or interpretations thereof or decisions by courts or any Governmental Authority after the date of this Agreement; (iv) changes or proposed changes in IFRS or other applicable accounting principles (or any interpretation thereof) after the date of this Agreement; (v) general, global, national, regional, state or local economic, regulatory, political or social conditions, or conditions generally affecting the credit, debt, securities or financial markets (including changes in interest or exchange rates); (vi) events or conditions generally affecting the industries and markets in which the Target Companies operate; (vii) any failure to meet any projections, forecasts, guidance, estimates or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (vii) shall not prevent a determination that the underlying facts and circumstances resulting in such failure has resulted in a Target Company Material Adverse Effect; (viii) changes attributable to the public announcement or pendency of the Transactions (including the impact thereof on relationships with customers, suppliers or employees but in each case, only to the extent attributable to such announcement or pendency of the Transactions); provided, however, that if any such Event related to clauses (i), (ii), (iii), (iv), (v) or (vi) above materially and disproportionately adversely affects the business, assets, financial condition or results of operations of the Target Companies, taken as a whole, relative to similarly situated participants in the industries and jurisdictions in which the Target Companies conducts its operations, then such impact may be taken into account in determining whether there has been, or would reasonably be expected to be, a Target Company Material Adverse Effect.

“Tax Authority” means any Governmental Authority responsible for the collection, imposition or administration of Taxes or Tax Returns.

“Tax Return” means any return, form, declaration, election, disclosure, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Taxes” means all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto.

“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, algorithms, source code, formulae, know-how, data, mask works, discoveries, inventions, invention disclosures, modifications, extensions, and improvements (whether or not patentable or subject to copyright, trademark, or trade secret protection), in each case, to the extent the foregoing are confidential and protected by applicable Law.

“Trademarks” means any trademarks, service marks, trade dress, getup, trade names, brand names, internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewals and extensions thereof.

“Transactions” means, collectively, the Share Contribution, the First Merger, the Second Merger, the PIPE Subscriptions, the Sponsor Commitment, the Share Cancellation, the Warrant Transfer and each of the other transactions contemplated by this Agreement and the other Ancillary Documents.

“Trust Account” means the trust account established by SPAC with the proceeds from the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of December 14, 2021, as it may be amended (including to accommodate the Second Merger), by and between SPAC and the Trustee.

“Trustee” means Continental Stock Transfer & Trust Company, a New York corporation, in its capacity as trustee under the Trust Agreement.

“Warrant Agent” means Continental Stock Transfer & Trust Company, a New York limited purpose trust company, in its capacity as warrant agent under the SPAC Warrant Agreement.

“Zacco Acquisition Agreement” means that certain share purchase agreement, dated as of March 2, 2023, a copy of which has been delivered to Pubco and SPAC, pursuant to which, among other things, Orca Holding Denmark ApS has agreed to acquire all of the issued and outstanding shares of Zacco A/S (“Zacco”).

“Zacco Acquisition” means the consummation of the transactions contemplated by the Zacco Acquisition Agreement.

“Zacco Closing” means the “Closing” of the Zacco Acquisition in accordance with the Zacco Acquisition Agreement as defined in the Zacco Acquisition Agreement.

15.2 Section References. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

Term	Section

Agreement	Preamble
Amended Company Charter	2.4
Amended Pubco Charter	9.26
Amended SPAC Charter	3.4
Assumed U.S.-Held Option	1.4(b)(ii)
Audited Company Financial Statements	7.6(c)
Audited Zacco Financial Statements	9.7(b)
Authorization Notice	3.17(a)
Backstop Agreement	Recitals
Business Combination	13.1
Business Intellectual Property	7.12(b)
Cashed-Out Options	1.4(b)(i)
Certificates	3.20(b)
Change of Control	1.2(a)(ii)
Closing Filing	9.17(b)
Closing Press Release	9.17(b)
Collective Bargaining Agreement	7.18(a)
Company	Preamble
Company Benefit Plan	7.19(a)
Company Board	Recitals
Company Certificate	1.3(a)(ii)
Company Financial Statements	7.6(c)
Company Material Contract	7.11(a)
Company Permits	7.9
Company Real Property Leases	7.15
Company Registered IP	7.12(a)
Company Releasing Person	13.2(b)
Company Shareholders	Preamble
Company Shareholders Disclosure Schedule	Article VIII
Company STFs	1.3(a)(i)
Company Waiving Parties	14.14(b)
Contributor	7.12(e)

Term	Section

Controlled Person	Definition of “Control”
D&O Indemnified Persons	9.20(a)
Dissenting SPAC Shares	3.6(g)(i)
Dissenting SPAC Shareholders	3.6(g)(i)
DPA	Definition of “Data Protection Laws”
Employment Laws	7.18(f)
Enforceability Exceptions	5.2
Environmental Permits	7.20(a)
Events	Definition of “SPAC Material Adverse Effect”
Exchange Agent	3.20(a)
Exchange Fund	3.20(a)
Expenses	12.3(a)
First Merger	Recitals
First Merger Closing	4.1
First Merger Closing Date	4.1
First Merger Effective Time	2.2
First Merger Surviving Company	2.1
First Plan of Merger	2.1
GDPR	Definition of “Data Protection Laws”
Group	1.2(a)(ii)
Insider Letter Amendment	Recitals
Intended Tax Treatment	3.14
Interim Company Financial Statements	7.6(c)
Interim Period	9.1(a)
Intervening Event Recommendation Change	9.15(c)
ITSF	Preamble
Letter of Transmittal	3.20(b)
Lock-Up Agreement	Recitals
Malicious Code	7.13(b)
Management Accounts	7.6(a)
Material Inbound Licenses	7.11(a)(x)
Material Outbound License	7.11(a)(xi)
Merger	Recitals
Merger Sub I	Preamble
Merger Sub II	Preamble
Merger Sub I Board	Recitals
Merger Sub II Board	Recitals
Mill Reef	Preamble
New Registration Rights Agreement	Recitals
Non-Recourse Parties	14.13
Non-U.S. Company Benefit Plan	7.19(a)
OFAC	5.17(c)
Option Cancellation Agreement	1.4(b)(ii)

Term	Section

Option Cashout Amount	1.4(b)(i)
Orca	Preamble
Orca Board	Recitals
Orca Midco	Recitals
Orca Midco Board	Recitals
Orca Midco Shares	7.3(d)
Orca Shares	7.3(d)
Outside Date	12.1(b)
Parties	Preamble
Party	Preamble
PCAOB Company Financial Statements	9.7(a)
PIPE Investors	Recitals
PIPE Subscription Agreements	Recitals
PIPE Subscriptions	Recitals
Post-Closing Directors	9.19(a)
Post-Closing Pubco Board	9.19(a)
Pro Forma Company Financial Statements	9.7(a)
Pro Forma Zacco Financial Statements	9.7(b)
Proxy Statement	9.15(a)
Pubco	Preamble
Pubco and Merger Subs Disclosure Schedules	Article VI
Pubco Board	Recitals
Pubco Equity Incentive Plan	9.25
Pubco Options	1.4(a)
Pubco Shareholder	Recitals
Pubco Warrants	3.6(a)
Redemption	9.15(a)
Registration Statement	9.15(a)
Released Claims	13.1
Required Shareholder Approval	11.1(a)
SEC Reports	5.6(a)
Second Merger	Recitals
Second Merger Closing	4.1
Second Merger Closing Date	4.1
Second Merger Effective Time	3.2
Second Merger Surviving Company	3.1
Second Plan of Merger	3.1
Section 409A	7.19(h)
Share Contribution	Recitals
Share Contribution Closing	4.1
Share Contribution Closing Date	4.1
Share Cancellation	Recitals
Shareholder Approval Matters	9.15(a)
Shareholder Releasing Person	13.2(a)
Signing Filing	9.17(b)

Term	Section

Signing Press Release	9.17(b)
SPAC	Preamble
SPAC Board	Recitals
SPAC Board Recommendation	5.2
SPAC Business Combination Deadline	9.29
SPAC Disclosure Schedules	Article V
SPAC Financial Statements	5.6(c)
SPAC Material Contract	5.13(a)
SPAC Shareholders	Recitals
SPAC STFs	3.7(a)
SPAC Waiving Parties	14.14(a)
Special Committee	Recitals
Special Committee Recommendation	5.2
Special Shareholder Meeting	9.15(a)
Sponsor	Recitals
Sponsor Commitment	Recitals
Sponsor Members	Recitals
Sponsor Registration Rights Agreement	Recitals
Sponsor Support Agreement	Recitals
Target Companies Disclosure Schedules	Article VII
Target Company Related Person	7.21
Top Customers	7.25(b)
Top Suppliers	7.25(a)
Transfer Agent	1.8
Updated Company Financial Statements	9.7(a)
Updated Zacco Financial Statements	9.7(b)
U.S.-Held Options	1.4(b)
U.S. Securities Laws	9.10
VWAP	1.2(a)(i)
Warrant Assignment, Assumption and Amendment Agreement	3.6(a)
Warrant Transfer	Recitals
Written Objection	3.17
Zacco	Definition of “Zacco Acquisition Agreement”

[SIGNATURE PAGES FOLLOW]

This Agreement has been entered into on the date stated at the beginning of it.

SPAC:

INVESTCORP EUROPE ACQUISITION CORP I

By:	/s/ Baroness Ruby McGregor-Smith

Name:	Baroness Ruby McGregor-Smith
Title:	Chief Executive Officer

[Signature Page to the Business Combination Agreement]

Pubco:

OPSEC HOLDINGS

By: The Director Ltd.

By:	/s/ Toni Pinkerton

Name:	Toni Pinkerton
Title:	Director

[Signature Page to the Business Combination Agreement]

Merger Sub I:

OPAL MERGER SUB I

By: The Director Ltd.

By:	/s/ Toni Pinkerton

Name:	Toni Pinkerton
Title:	Director

[Signature Page to the Business Combination Agreement]

Merger Sub II:

OPAL MERGER SUB II

By: The Director Ltd.

By:	/s/ Toni Pinkerton
Name: Toni Pinkerton
Title: Director

[Signature Page to the Business Combination Agreement]

Company:

ORCA HOLDINGS LIMITED

By:	The Director Ltd.

By:	/s/ Toni Pinkerton
Name: Toni Pinkerton
Title: Director

[Signature Page to the Business Combination Agreement]

Orca Midco:

ORCA MIDCO LIMITED

By:	/s/ Selva Selvaratnam
Name: Selva Selvaratnam
Title: Director

[Signature Page to the Business Combination Agreement]

Orca:

ORCA BIDCO LIMITED

By:	/s/ Selva Selvaratnam
Name: Selva Selvaratnam
Title: Director

[Signature Page to the Business Combination Agreement]

As Company Shareholder:

INVESTCORP TECHNOLOGY SECONDARY FUND 2018, L.P.

By: Investcorp Technology Secondary Fund 2018 GP Limited Partnership, its general partner

By: ITV Limited, its general partner

By:	/s/ Dean Clinton
Name: Dean Clinton
Title: Director

[Signature Page to the Business Combination Agreement]

As Company Shareholder:

MILL REEF CAPITAL FUND SCS

By: Mill Reef Capital GP Sàrl, its general partner

By:	/s/ Damien Ottavino
Name: Damien Ottavino
Title: Manager

By:	/s/ Thomas Zoratti
Name: Thomas Zoratti
Title: Manager

[Signature Page to the Business Combination Agreement]

Exhibit A

Form of Backstop Agreement

See attached.

Exhibit A

BACKSTOP AGREEMENT

THIS BACKSTOP AGREEMENT, dated as of April 25, 2023 (this “Agreement”), by and among Europe Acquisition Holdings Limited, a Cayman Islands exempted company and having its registered office at Paget-Brown Financial Services Limited, Century Yard, Cricket Square, PO Box 1111, George Town, Grand Cayman, Cayman Islands KY1-1102 (“Sponsor”), Investcorp Europe Acquisition Corp I, a Cayman Islands exempted company incorporated with limited liability with registered number 373300 and whose registered office is at Paget-Brown Financial Services Limited, Century Yard, Cricket Square, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands (“SPAC”), Orca Holdings Limited, a Cayman Islands exempted company incorporated with limited liability and having its registered office at Paget-Brown Financial Services Limited, Century Yard, Cricket Square, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands (the “Company”), and OpSec Holdings, a Cayman Islands exempted company incorporated with limited liability and having its registered office at Paget-Brown Financial Services Limited, Century Yard, Cricket Square, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands (“Pubco”).

WHEREAS, this Backstop Agreement is being entered into in connection with the Business Combination Agreement, to be entered into as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Business Combination Agreement), among Pubco, SPAC, the Company, Opal Merger Sub I, a Cayman Islands exempted company incorporated with limited liability and wholly-owned Subsidiary of Pubco (“Merger Sub I”), Opal Merger Sub II, a Cayman Islands exempted company incorporated with limited liability and wholly-owned Subsidiary of Pubco (“Merger Sub II”), Orca Midco Limited, a private limited company incorporated under the laws of England and Wales (“Orca Midco”), Orca Bidco Limited, a private limited company incorporated under the laws of England and Wales and a Subsidiary of the Company (“Orca”), Investcorp Technology Secondary Fund 2018, L.P., a Cayman Islands limited partnership, and Mill Reef Capital Fund SCS, a limited partnership (société en commandite simple) organized under the laws of Luxembourg;

WHEREAS, Sponsor is an affiliate of SPAC;

WHEREAS, in connection with the Transactions, and subject to the limitations set forth in Section 1 hereof, Sponsor has agreed to backstop, and/or cause one or more of its designees who execute a joinder hereto in accordance with Section 8 (each, a “Sponsor Designee”) to backstop, Redemptions, and to the extent such backstop is required, desires to subscribe for and purchase that number of Pubco Securities to be determined, in accordance with Section 1 hereof, and in such event, Pubco desires to issue and sell to Sponsor and/or one or more Sponsor Designees such number of Pubco Securities in consideration of the Commitment Amount (as defined below), all on the terms and conditions set forth herein;

WHEREAS, it is intended that certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (each, a “PIPE Investor”) may, severally and not jointly, enter into separate subscription agreements with Pubco (such subscription agreements, the “PIPE Subscription Agreements”), pursuant to which such PIPE Investors will agree to purchase Pubco Ordinary Shares on the Second Merger Closing Date; and

WHEREAS, Sponsor may elect to enter into a PIPE Subscription Agreement on the same terms and conditions as other PIPE Investors.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Backstop Commitment.

1.1

Upon the terms and subject to the conditions set forth herein, in the event that the amount of funds held in the Trust Account (after giving effect to Redemptions) plus the aggregate amount of cash payable to Pubco pursuant to all PIPE Subscriptions by PIPE Investors other than Sponsor is less than $100,000,000, Sponsor hereby agrees to acquire, and/or to cause on or more Sponsor Designees to acquire, from Pubco, and Pubco agrees to issue to Sponsor and/or one or more Sponsor Designees, as applicable, an aggregate number of Pubco Securities equal to the aggregate Commitment Amount divided by the applicable purchase price of each such Pubco Security, in each case as further specified in Section 1.2. For purposes hereof, “Commitment Amount” means an amount equal to (a) $50,000,000, minus (b) the amount, if any, by which the amount of funds held in the Trust Account (after giving effect to Redemptions) plus the aggregate amount of PIPE Subscriptions by PIPE Investors other than Sponsor exceeds $50,000,000, minus (c) the amount of any PIPE Subscription by Sponsor; provided, however, that in no event shall the Commitment Amount be less than $0.

1.2

At the Backstop Closing (as defined below), Sponsor shall acquire, and/or cause one or more Sponsor Designees to acquire, from Pubco, and Pubco shall issue to Sponsor and/or one or more Sponsor Designees, as applicable, a number of Pubco Ordinary Shares, rounded to the nearest whole number, equal to the quotient obtained by dividing the Commitment Amount by $10.00 (such number of Pubco Ordinary Shares, the “Backstop Shares”) (such subscription and issuance, the “Subscription”).

2.	Settlement Date and Delivery.

2.1

Closing. The acquisition and issuance of the Backstop Shares (the “Backstop Closing”) shall occur on the same day as, and immediately prior to, the Second Merger Closing (the date of the Backstop Closing, the “Backstop Closing Date”) upon the terms and subject to the conditions set forth herein. Not less than five Business Days prior to the anticipated Second Merger Closing Date, Pubco shall provide written notice to Sponsor and SPAC of such anticipated Second Merger Closing Date (the “Closing Notice”). Not less than two Business Days prior to the anticipated Second Merger Closing Date (as specified in the Closing Notice), SPAC shall provide written notice to Sponsor and Pubco of the Commitment Amount, together with a certificate duly executed by an officer or director of SPAC certifying such aggregate amount (the “Redemption Notice”). Sponsor shall deliver,

2

and/or cause one or more Sponsor Designees to deliver, to Pubco on or prior to the anticipated Second Merger Closing Date, by wire transfer of U.S. dollars in immediately available funds, an aggregate amount equal to the Commitment Amount to the account specified by Pubco in the Closing Notice, such funds to be held by Pubco in trust for the benefit of Sponsor and/or one or more Sponsor Designees, as applicable, until the Backstop Closing. Pubco shall deliver to Sponsor (a) at the Backstop Closing, the Backstop Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under applicable securities laws), in the name of Sponsor (and/or one or more Sponsor Designees in accordance with Sponsor’s delivery instructions) or to a custodian designated by Sponsor, as applicable; and (b) as promptly as practicable after the Backstop Closing, a copy of the records of Pubco’s transfer agent (the “Transfer Agent”) or other evidence showing Sponsor and/or any Sponsor Designees, as applicable, as the owner(s) of the applicable number of Backstop Shares on and as of the Second Merger Closing Date. In the event the Second Merger Closing Date does not occur within five Business Days after the anticipated Second Merger Closing Date identified in the Closing Notice, Pubco shall promptly (but not later than two Business Days thereafter) return the aggregate Commitment Amount to Sponsor and/or each Sponsor Designee, as applicable, by wire transfer of U.S. dollars in immediately available funds to the account specified by Sponsor and/or each Sponsor Designee, as applicable, with each such person receiving the portion of the Commitment Amount funded by such person, and any book entries shall be deemed cancelled; provided that unless this Agreement has been terminated pursuant to Section 4, such return of funds shall not terminate this Agreement or relieve Sponsor of its obligation to purchase the Backstop Shares at the Backstop Closing upon delivery of a new Closing Notice in accordance with the terms of this Section 2.1. Prior to the Backstop Closing, Sponsor shall deliver, and cause any Sponsor Designees participating in the Backstop Closing to deliver, to Pubco a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. SPAC warrants to Pubco that the information provided by it in the Redemption Notice shall, when given, be true and correct.

2.2

Conditions to Closing of Pubco. Pubco’s obligations to sell and issue the Backstop Shares at the Backstop Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver, on or prior to the Backstop Closing Date, of each of the following conditions:

(a)

Representations and Warranties Correct. The representations and warranties made by Sponsor in Section 3.3 shall be true and correct as of the Backstop Closing Date (except with respect to such representations and warranties that speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date), except for inaccuracies or the failure of such representations and warranties to be true and correct that (without giving effect to any limitation as to “materiality” or “Sponsor Material Adverse Effect” (as defined below) or another similar materiality qualification set forth herein), individually or in the aggregate, has not had, and would not reasonably be expected to have a Sponsor Material Adverse Effect.

3

(b)

Second Merger Closing. All conditions precedent to the consummation of the Second Merger set forth in Section 11.5 of the Business Combination Agreement shall have been satisfied or waived (other than those conditions that, by their nature, may only be satisfied at the consummation of the Second Merger Closing but subject to satisfaction or waiver thereof).

(c)

No Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the consummation of the transactions contemplated hereby illegal or which otherwise prevents or prohibits consummation of the transactions contemplated hereby.

(d)

Performance and Compliance under Backstop Agreement. Sponsor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Backstop Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of Sponsor to consummate the Backstop Closing.

2.3

Conditions to Closing of Sponsor. Sponsor’s obligation to subscribe for and purchase the Backstop Shares at the Backstop Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver, on or prior to the Backstop Closing Date, of each of the following conditions:

(a)

Representations and Warranties Correct. The representations and warranties made by Pubco in Section 3.1 and SPAC in Section 3.2 shall be true and correct as of the Backstop Closing Date, with respect to Pubco and the Second Merger Closing, with respect to SPAC (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date), except for inaccuracies or the failure of such representations and warranties to be true and correct that (without giving effect to any limitation as to “materiality”, Pubco Material Adverse Effect (as defined below), SPAC Material Adverse Effect (as defined below), as the case may be, or another similar materiality qualification set forth herein), individually or in the aggregate, has not had, and would not reasonably be expected to have, a SPAC Material Adverse Effect or a Pubco Material Adverse Effect.

(b)

Second Merger Closing. All conditions precedent to the consummation of the Second Merger set forth in Section 11.5 of the Business Combination Agreement shall have been satisfied or waived (other than those conditions that, by their nature, may only be satisfied at the consummation of the Second Merger Closing but subject to satisfaction or waiver thereof).

(c)

No Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the consummation of the transactions contemplated hereby illegal or which otherwise prevents or prohibits consummation of the transactions contemplated hereby.

4

(d)

Performance and Compliance under Backstop Agreement. Pubco shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Backstop Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of Pubco to consummate the Backstop Closing.

(e)

Listing. (i) Pubco’s initial listing application with Nasdaq Stock Market LLC (“Nasdaq”) in connection with the Transactions shall have been conditionally approved and, immediately following the Backstop Closing, Pubco shall satisfy any applicable initial and continuing listing requirements of Nasdaq and Pubco shall not have received any notice of non-compliance therewith, and (ii) the Backstop Shares shall have been approved for listing on Nasdaq, subject to official notice of issuance.

3.	Representations, Warranties and Agreements.

3.1	Pubco’s Representations, Warranties and Agreements. To induce Sponsor to purchase the Backstop Shares, Pubco hereby represents and warrants to Sponsor as follows:

(a)

Pubco is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. Pubco has all corporate power and authority to (i) own, lease and operate its properties and conduct its business as presently conducted and (ii) enter into, deliver and perform its obligations under this Agreement.

(b)

At Closing, subject to the receipt of the Commitment Amount in accordance with the terms of this Agreement and registration with the Transfer Agent, the Backstop Shares will be duly authorized, validly issued and allotted and fully paid, free and clear of any liens or other encumbrances (other than those arising under applicable securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under Pubco’s Organizational Documents (as in effect at such time of issuance) or the laws of the Cayman Islands.

(c)

This Agreement has been duly authorized, executed and delivered by Pubco and, assuming that this Agreement constitutes the valid and binding obligation of Sponsor and SPAC, is the valid and binding obligation of Pubco and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

(d)

The execution, delivery and performance of this Agreement (including compliance by Pubco with all of the provisions hereof), the issuance and sale of the Backstop Shares and the consummation of the other transactions contemplated herein, will not (i) conflict with or result in a breach or violation of any of the terms or

5

provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Pubco pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Pubco is a party or by which Pubco is bound or to which any of the property or assets of Pubco is subject, which would reasonably be expected to have a material adverse effect on the ability of Pubco to enter into and timely perform its obligations under this Agreement, including the issuance and sale of the Backstop Shares (a “Pubco Material Adverse Effect”), (ii) result in any violation of the provisions of the Organizational Documents of Pubco or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Pubco or any of its properties that would reasonably be expected to have a Pubco Material Adverse Effect.

(e)

As of the date of this Agreement, the authorized share capital of Pubco consists of 500,000,000 ordinary shares, with a par value of $0.0001. As of the date of this Agreement, one (1) ordinary share is issued and outstanding and such share is duly authorized and validly issued, is fully paid and non-assessable, and is not subject to preemptive rights or encumbrances. As of the date of this Agreement, and immediately prior to the Backstop Closing, except as set forth above and pursuant to the PIPE Subscription Agreements, the Business Combination Agreement, the other Ancillary Documents and the transactions contemplated thereby, there are no outstanding (i) shares, equity interests or voting securities of Pubco, (ii) securities of Pubco convertible into or exchangeable for shares or other equity interests or voting securities of Pubco, (iii) options, warrants or other rights (including preemptive rights) or agreements, arrangements or commitments of any character, whether or not contingent, of Pubco to subscribe for, purchase or acquire from any individual, entity or other person, and no obligation of Pubco to issue, any shares or other equity interests or voting securities of Pubco (collectively, the “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests, or (iv) other similar rights of or with respect to Pubco, or (v) obligations of Pubco to repurchase, redeem or otherwise acquire any of the foregoing Equity Interests, or other similar rights. As of the date of this Agreement, there are no shareholder agreements, voting trusts or other agreements or understandings to which Pubco is a party or by which it is bound relating to the voting of any securities of Pubco, other than as contemplated by the Business Combination Agreement, the other Ancillary Documents and the transactions contemplated thereby.

(f)

Assuming the accuracy of Sponsor’s representations and warranties set forth in Section 3.3, in connection with the offer, sale and delivery of the Backstop Shares in the manner contemplated by this Agreement, no registration under the Securities Act is required for the offer and sale of the Backstop Shares by Pubco to Sponsor. The Backstop Shares (i) were not offered to Sponsor by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act and (ii) to the knowledge of Pubco, are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

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(g)

Neither Pubco, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Pubco security or solicited any offers to buy any security under circumstances that would adversely affect reliance by Pubco on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Backstop Shares under the Securities Act.

(h)

Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Pubco Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case, by or before any governmental authority pending, or, to the knowledge of Pubco, threatened against Pubco or any of Pubco’s properties or rights that affects or would reasonably be expected to affect Pubco’s ability to consummate the transactions contemplated by this Agreement, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Pubco or any of Pubco’s properties or rights that affects or would reasonably be expected to affect Pubco’s ability to consummate the transactions contemplated by this Agreement.

(i)

Pubco is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Pubco Material Adverse Effect. Pubco has not received any written communication from a governmental authority that alleges that Pubco is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Pubco Material Adverse Effect.

(j)

Pubco is not required to obtain any material consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Backstop Shares pursuant to this Agreement, other than (i) filings with the Securities and Exchange Commission (the “Commission”), (ii) filings required by applicable state or federal securities laws, (iii) the filings required in accordance with Section 6.20; (iv) those required by Nasdaq, and (v) those required to consummate the Transactions as provided under the Business Combination Agreement.

(k)

Upon the consummation of the Second Merger Closing, Pubco Ordinary Shares will be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will be listed for trading on Nasdaq, and the Backstop Shares will be approved for listing on Nasdaq, and no suspension of such approval shall have occurred.

(l)	Neither Pubco nor any person acting on its behalf is under any obligation to pay any broker’s fee or finder’s fee or other fee or commission in connection with the sale of the Backstop Shares.

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(m)

Pubco is not, and immediately after receipt of payment for the Backstop Shares of Pubco will not be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and as such, subject to registration as an “investment company” under the Investment Company Act or (ii) a “business development company” (as defined in section 2(a)(48) of the Investment Company Act).

3.2	SPAC’s Representations, Warranties and Agreements. To induce Sponsor to purchase the Backstop Shares, SPAC hereby represents and warrants to Sponsor as follows:

(a)

SPAC is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. SPAC has all corporate power and authority to (i) own, lease and operate its properties and conduct its business as presently conducted and (ii) enter into, deliver and perform its obligations under this Agreement.

(b)

This Agreement has been duly authorized, executed and delivered by SPAC and, assuming that this Agreement constitutes the valid and binding obligation of Sponsor, is the valid and binding obligation of SPAC and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

(c)

The execution, delivery and performance of this Agreement (including compliance by SPAC with all of the provisions hereof), issuance and sale of the Backstop Shares and the consummation of the certain other transactions contemplated herein, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SPAC pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SPAC is a party or by which SPAC is bound or to which any of the property or assets of SPAC is subject, which would reasonably be expected to have a material adverse effect on the ability of SPAC to enter into and timely perform its obligations under this Agreement (an “SPAC Material Adverse Effect”), (ii) result in any violation of the provisions of the Organizational Documents of SPAC or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over SPAC or any of its properties that would reasonably be expected to have an SPAC Material Adverse Effect.

(d)

As of the date of this Agreement, the authorized capital shares of SPAC consists of (i) 400,000,000 shares of Class A ordinary shares, par value $0.0001 per share (“Class A Shares”), (ii) 40,000,000 shares of Class B ordinary shares, par value $0.0001 per share (“Class B Shares”) and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date hereof: (i) 34,500,000 Class A Shares are

8

issued and outstanding; (ii) 8,625,000 Class B Shares are issued and outstanding; and (iii) 16,700,000 warrants, each exercisable to purchase one existing Class A Share at $11.50 per share are outstanding. As of the date of this Agreement, and immediately prior to the Second Merger Closing other than as set forth in this clause (d) or in any form, report, statement, schedule, prospectus, proxy, registration statement or other document filed by SPAC with the Commission prior to the date of this Agreement (each, an “SEC Document” and collectively, the “SEC Documents”) or any of the Ancillary Documents, there are no (1) outstanding options, warrants, puts, calls, convertible or exchangeable securities, “phantom” share rights, share appreciation rights, share-based units, pre-emptive or similar rights, (2) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights, or (3) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement, the Business Combination Agreement and the Ancillary Documents), (A) relating to any shares or other issued or unissued equity securities of SPAC (collectively, the “SPAC Equity Interests”) or securities convertible into or exchangeable or exercisable for SPAC Equity Interests, (4) or other similar rights of or with respect to SPAC, (B) obligating SPAC to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for any capital shares, or (C) obligating SPAC to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. As of the date of this Agreement, SPAC has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which SPAC is a party or by which it is bound relating to the voting of any securities of SPAC, other than (A) as set forth in the SEC Documents and (B) as contemplated by the Business Combination Agreement (including the Ancillary Documents). There are no securities or instruments issued by or to which SPAC is party containing anti-dilution or similar provisions that will be triggered by the issuance of the Backstop Shares or the issuance of Pubco Ordinary Shares under any PIPE Subscription Agreement, in each case, that have not been or will not be validly waived on or prior to the Backstop Closing Date.

(e)

As of the date of this Agreement, and immediately prior to the Second Merger Closing, the issued and outstanding Class A Shares of SPAC are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on Nasdaq under the symbol “ICVB.” There is no suit, action, proceeding or investigation pending or, to the knowledge of SPAC, threatened against SPAC by Nasdaq or the Commission with respect to any intention by such entity to deregister the Class A Shares of SPAC or prohibit or terminate the listing of the Class A Shares of SPAC on Nasdaq. SPAC has taken no action that is designed to terminate the registration of the Backstop Shares of Class A Shares of SPAC under the Exchange Act prior to the Second Merger Closing.

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(f)

SPAC has made available to Sponsor (including via the Commission’s EDGAR system) a true, correct and complete copy of each SEC Document which, as of their respective filing dates, complied in all material respects with the requirements of the Securities Act and Exchange Act applicable to the SEC Documents and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents. None of the SEC Documents contained, when filed or, if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that SPAC makes no such representation or warranty with respect to the proxy statement of SPAC to be filed in connection with the approval of the Business Combination Agreement by the shareholders of SPAC (the “Proxy Statement”) or any other information relating to the Company or any of its affiliates and consolidated affiliated entities (together with the Company, the “Group”) included in any SEC Documents or filed as an exhibit thereto. SPAC has timely filed each SEC Document that SPAC was required to file with the Commission since its inception and through the date hereof. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents.

(g)

Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, an SPAC Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of SPAC, threatened against SPAC or any of SPAC’s properties or rights that affects or would reasonably be expected to affect SPAC’s ability to consummate the transactions contemplated by this Agreement, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against SPAC or any of SPAC’s properties or rights that affects or would reasonably be expected to affect SPAC’s ability to consummate the transactions contemplated by this Agreement.

(h)

SPAC is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have an SPAC Material Adverse Effect. SPAC has not received any written communication from a governmental authority that alleges that SPAC is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, an SPAC Material Adverse Effect.

(i)

SPAC is not required to obtain any material consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Backstop Shares pursuant to this Agreement, other than (i) filings with the Commission, (ii) filings required by applicable state or federal securities laws, (iii) the filings required in accordance with Section 6.20; (iv) those required by Nasdaq, and (v) those required to consummate the Transactions as provided under the Business Combination Agreement.

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(j)	Neither SPAC nor any person acting on its behalf is under any obligation to pay any broker’s fee or finder’s fee or other fee or commission in connection with the sale of the Backstop Shares.

3.3

Sponsor’s Representations, Warranties and Agreements. To induce Pubco to issue the Backstop Shares to Sponsor, Sponsor hereby represents and warrants to Pubco and SPAC and acknowledges and agrees with Pubco and SPAC as follows:

(a)

Sponsor has been duly formed or incorporated and is validly existing and, where such concept is recognized, in good standing under the laws of its jurisdiction of incorporation or formation, with all corporate power and authority to (i) own, lease and operate its properties and conduct its business as presently conducted and (ii) enter into, deliver and perform its obligations under this Agreement.

(b)

This Agreement has been duly authorized, validly executed and delivered by Sponsor. Assuming that this Agreement constitutes the valid and binding agreement of Pubco and SPAC, this Agreement is the valid and binding obligation of Sponsor and is enforceable against Sponsor in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)

The execution, delivery and performance by Sponsor of this Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Sponsor or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Sponsor or any of its subsidiaries is a party or by which Sponsor or any of its subsidiaries is bound or to which any of the property or assets of Sponsor or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on Sponsor’s ability to enter into and timely perform its obligations under this Agreement (a “Sponsor Material Adverse Effect”), (ii) result in any violation of the provisions of the Organizational Documents of Sponsor or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Sponsor or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Sponsor Material Adverse Effect.

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(d)

Sponsor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) satisfying the applicable requirements set forth on Schedule I, (ii) is acquiring the Backstop Shares only for its own account and not for the account of others, or if Sponsor is subscribing for the Backstop Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or an institutional “accredited investor” and Sponsor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account and (iii) is not acquiring the Backstop Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule I following the signature page hereto) and is not a party to or bound by a binding commitment to sell or otherwise dispose of the Backstop Shares. Sponsor acknowledges that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J). The information provided by Sponsor on Schedule I is true and correct in all respects.

(e)

Sponsor understands that the Backstop Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the Backstop Shares have not been registered under the Securities Act. Sponsor understands that the Backstop Shares may not be resold, transferred, pledged or otherwise disposed of by Sponsor absent an effective registration statement under the Securities Act, except (i) to Pubco or a subsidiary thereof, (or (ii) pursuant to an exemption from the registration requirements of the Securities Act, and in each of cases (i) and (ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book entries representing the Backstop Shares shall contain a legend to such effect. Sponsor acknowledges that the Backstop Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Sponsor understands and agrees that the Backstop Shares will be subject to the foregoing transfer restrictions and, as a result, Sponsor may not be able to readily resell the Backstop Shares and may be required to bear the financial risk of an investment in the Backstop Shares for an indefinite period of time. Sponsor understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Backstop Shares.

(f)

Sponsor is purchasing the Backstop Shares directly from Pubco. Sponsor further acknowledges that there have been no representations, warranties, covenants or agreements made to Sponsor by Pubco, SPAC, the Company or any of their respective affiliates, officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements of Pubco and SPAC expressly set forth in this Agreement, and Sponsor is not relying on any representations, warranties or covenants other than those expressly set forth in this Agreement.

(g)

Sponsor’s acquisition and holding of the Backstop Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

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(h)

In making its decision to purchase the Backstop Shares, Sponsor has relied solely upon an independent investigation made by Sponsor and each of Pubco’s and SPAC’s representations, warranties and agreements contained in Section 3.1 and Section 3.2, respectively. Without limiting the generality of the foregoing, Sponsor has not relied on any statements or other information provided by anyone other than Pubco and SPAC concerning Pubco or SPAC, respectively, or the Backstop Shares or the offer and sale of the Backstop Shares. Sponsor has received access to and has had an adequate opportunity to review, such financial and other information as Sponsor deems necessary in order to make an investment decision with respect to the Backstop Shares, including with respect to Pubco, SPAC, the Target Companies and the transactions contemplated hereby and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to Sponsor’s investment in the Backstop Shares. Sponsor has reviewed the documents made available to Sponsor by SPAC and the Company. Sponsor and Sponsor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Sponsor and such Sponsor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Backstop Shares. Sponsor also acknowledges that it has received and reviewed the Updated Company Financial Statements. Based on such information as Sponsor has deemed appropriate, Sponsor has independently made his/her/its own analysis and decision to enter into the Backstop Closing. Except for the representations, warranties and agreements of Pubco and SPAC expressly set forth in Section 3.1 and Section 3.2 of this Agreement, respectively, Sponsor is relying exclusively on his/her/its own sources of information, investment analysis and the due diligence (including professional advice Sponsor deems appropriate) with respect to the Backstop Closing, Pubco Ordinary Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of Pubco or the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Sponsor further acknowledges that the information provided to Sponsor is preliminary and subject to change.

(i)

Sponsor is aware that there are substantial risks incident to the purchase and ownership of the Backstop Shares. Sponsor is able to fend for itself in the transactions contemplated herein. Sponsor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Backstop Shares, and Sponsor has sought such accounting, legal and tax advice as Sponsor has considered necessary to make an informed investment decision. Sponsor understands and acknowledges that (A) it (i) is an institutional account as defined in FINRA Rule 4512(c); (ii) is a sophisticated investor, experienced in investing in financial and business transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Backstop Shares and (B) the purchase and sale of the Backstop Shares hereunder meets the institutional customer exemption under FINRA Rule 2111(b).

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(j)

Sponsor, alone, or together with any professional advisor(s), has analyzed and considered the risks of an investment in the Backstop Shares and determined that the Backstop Shares are a suitable investment for Sponsor and that Sponsor is able at this time and in the foreseeable future to bear the economic risk of a total loss of Sponsor’s investment in Pubco. Sponsor acknowledges specifically that a possibility of total loss exists.

(k)

Sponsor understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Backstop Shares or made any findings or determination as to the fairness of an investment in the Backstop Shares.

(l)

Sponsor is not a person that is the target of economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant governmental authorities, including, but not limited to, those administered by the U.S. government through the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”), including (i) any person listed in any Sanctions-related list of sanctioned persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, or any EU member state; (ii) any person operating, organized or resident in a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Russia, Crimea, Cuba, Iran, North Korea, and Syria); (iii) any person owned or controlled by, or acting on behalf of, any such person or persons; or (iv) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Sponsor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided that Sponsor is permitted to do so under applicable law. Sponsor represents that (i) if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Sponsor maintains policies and procedures reasonably designed to ensure compliance with applicable obligations under the BSA/PATRIOT Act; and (ii) to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with the anti-money-laundering-related laws administered and enforced by other governmental authorities. Sponsor also represents that it maintains policies and procedures reasonably designed to ensure compliance with applicable Sanctions. Sponsor further represents and warrants that it maintains policies and procedures reasonably designed to ensure the funds held by Sponsor and used to purchase the Backstop Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

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(m)

If Sponsor is or is acting on behalf of an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Law”), or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Sponsor represents and warrants that none of SPAC, Pubco, the Company, or any of their respective affiliates (the “Transaction Parties”) has provided investment advice or otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Backstop Shares, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with its investment in the Backstop Shares (including with respect to any decision to acquire, continue to hold or transfer the Backstop Shares).

(n)

Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by Sponsor with the Commission with respect to the beneficial ownership of SPAC Ordinary Shares prior to the date hereof, Sponsor is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) acting for the purpose of acquiring, holding or disposing of equity securities of SPAC (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(o)

No foreign person (as defined in Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. §4565), and all rules and regulations issued and effective thereunder (together, the “DPA”)) in which the national or subnational governments of a single foreign state have a “substantial interest” (as defined in the DPA) will acquire a “substantial interest” (as defined in the DPA) in Pubco as a result of the purchase of Shares by Sponsor hereunder such that a filing before the Committee on Foreign Investment in the United States would be required under the DPA, and no such foreign person will have “control” (as defined in the DPA) over Pubco from and after the Backstop Closing as a result of the purchase of Shares by Sponsor hereunder.

(p)

On each date the Commitment Amount would be required to be funded pursuant to Section 2.1, Sponsor will have sufficient immediately available funds to pay the Commitment Amount pursuant to Section 2.1.

(q)

Sponsor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including SPAC, Pubco, the Company, any of their respective affiliates or any of its or their respective control persons, officers, directors or employees), other than

15

the representations and warranties of Pubco and SPAC expressly set forth in Section 3.1 and Section 3.2 of this Agreement, respectively, in making its investment or decision to invest in Pubco. Sponsor agrees that none of (i) any PIPE Investor (including the controlling persons, officers, directors, partners, agents or employees of any such PIPE Investor) or (ii) the Company or their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors, partners, agents or employees shall be liable to: Sponsor pursuant to this Agreement (or any PIPE Investor pursuant to any PIPE Subscription Agreement) or any other agreement related to the private placement of shares of Pubco’s capital stock for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Backstop Shares hereunder.

(r)

No broker, finder or other financial consultant is acting on Sponsor’s behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability of Pubco or the Company for the payment of any fees, costs, expenses or commissions.

(s)	Sponsor has no binding arrangement in place to sell, transfer or otherwise dispose of any of the Backstop Shares.

(t)

Sponsor became aware of this offering of the Backstop Shares solely by means of direct contact between Sponsor and Pubco, or a representative thereof, and the Backstop Shares were offered to Sponsor solely by direct contact between Sponsor and Pubco, or a representative thereof, and not as a result of any general solicitation.

(u)

Neither Sponsor, nor, to the extent it has them, any of its equity holders, managers, general or limited partners, directors, affiliates or executive officers (collectively with Sponsor, the “Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d) under the Securities Act (a “”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3), in each case as indicated in the questionnaire attached as Schedule I hereto. Sponsor has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The acquisition of the Backstop Shares by Sponsor will not subject Pubco to any Disqualification Event.

(v)	Sponsor acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to Pubco.

(w)

Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, an Sponsor Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of Sponsor, threatened against Sponsor or any of Sponsor’s properties or rights that affects or would reasonably be expected to affect Sponsor’s ability to consummate the transactions contemplated by this Agreement, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Sponsor or any of Sponsor’s properties or rights that affects or would reasonably be expected to affect Sponsor’s ability to consummate the transactions contemplated by this Agreement.

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4.	Termination

This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms and (ii) upon the mutual written agreement of each of the parties hereto to terminate this Agreement; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Pubco shall promptly notify Sponsor of the termination of the Business Combination Agreement after the termination of such agreement. Upon a valid termination of this Agreement pursuant to this Section 4 after the delivery by Sponsor and/or any Sponsor Designees, as applicable, of the aggregate Commitment Amount for the Backstop Shares, Pubco shall promptly (but not later than two (2) Business Days thereafter) return the aggregate Commitment Amount (to the extent such Commitment Amount has been deposited) to Sponsor and/or each Sponsor Designee, as applicable, without any deduction for, or on account of, any tax, withholding, charges or setoff, with each such person receiving the portion of the Commitment Amount funded by such person. This Section 4, Section 5, and Section 6 shall survive the termination of this Agreement.

5.	Trust Account Waiver.

Notwithstanding anything to the contrary set forth herein, Sponsor acknowledges that it has read the publicly filed prospectus of SPAC, including the form of investment management trust agreement, by and between SPAC and Continental Stock Transfer & Trust Company, a New York corporation, and understands that SPAC has established the trust account described therein (the “Trust Account”) for the benefit of SPAC’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. Sponsor further acknowledges and agrees that SPAC’s sole assets consist of the cash proceeds of SPAC’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public stockholders and that Sponsor has no right, title or interest of any kind in the Trust Account and the monies that may now or in the future be deposited therein. Accordingly, Sponsor (on behalf of itself and its affiliates) hereby waives any past, present or future claim of any kind (including with respect to claiming any right, title or interest in respect of such Trust Account) arising out of this Agreement against, and any right to access, the Trust Account, any trustee of the Trust Account and SPAC to collect from the Trust Account any monies that may be owed to them by SPAC or any of its affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever, including, without limitation, for any knowing and intentional material breach by any of the parties to this Agreement of any of its representations or warranties as set forth in this Agreement, or such party’s material breach of any of its covenants or other agreements set forth in this Agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of this Agreement.

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6.	Miscellaneous.

6.1

Further Assurances. The parties hereto shall further cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the Backstop Closing as contemplated by this Agreement no later than immediately prior to the consummation of the Second Merger Closing.

(a)

Sponsor acknowledges that Pubco and SPAC (as parties) and the Company (as a third-party beneficiary with right of enforcement) will rely on the acknowledgments, understandings, agreements, covenants, representations and warranties of Sponsor contained in this Agreement, including, for the avoidance of doubt, the provisions of Section 3.3(q). Prior to the Backstop Closing, Sponsor agrees to promptly notify Pubco, the Company and SPAC if any of the acknowledgments, understandings, agreements, covenants representations and warranties made by Sponsor set forth herein are no longer accurate. In addition, Pubco and SPAC each acknowledges and agrees that the Company is a third-party beneficiary of the acknowledgments, understandings, agreements, covenants, representations and warranties made by Pubco or SPAC (as applicable) contained in this Agreement.

(b)

Each of SPAC and Pubco acknowledges that Sponsor will rely on the acknowledgements, understandings, agreements, covenants representations and warranties of SPAC and Pubco, respectively, contained in this Agreement. Prior to the Backstop Closing, each of Pubco and SPAC agrees to promptly notify Sponsor if any of the acknowledgements, understandings, agreements, covenants, representations and warranties made by Pubco or SPAC, as applicable, set forth herein are no longer accurate in all material respects.

(c)

Sponsor acknowledges and agrees that no party to the Business Combination Agreement (other than Pubco and SPAC) nor any Non-Party Affiliate (as defined below), shall have any liability to Sponsor, or to any other investor, pursuant to, arising out of or relating to this Agreement or any other subscription agreement related to the private placement of the Backstop Shares, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Backstop Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by Pubco, SPAC, the Company, or any Non-Party

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Affiliate concerning Pubco, SPAC, the Company, any of their controlled affiliates, this Agreement or the transactions contemplated hereby. For purposes of this Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, investment manager, manager, direct or indirect equityholder, investors, representatives, agents, predecessors, successors, assigns, or affiliate of Pubco, SPAC, the Company, or any of Pubco’s, SPAC’s or the Company’s controlled affiliates or any family member of the foregoing.

(d)

Each of Pubco, SPAC, Sponsor and the Company is entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e)

Pubco and SPAC may request from Sponsor such additional information as Pubco and SPAC may deem reasonably necessary to evaluate the eligibility of Sponsor to acquire the Backstop Shares, and Sponsor shall promptly provide such information as may be reasonably requested; provided that (subject to Section 6.20 below) Pubco and SPAC agrees to keep any such information provided by Sponsor confidential.

(f)

Except as provided in the Sponsor Support Agreement or the Business Combination Agreement, each party shall pay all of its own expenses in connection with this Agreement and the transactions contemplated herein.

(g)

Each of Sponsor, Pubco and SPAC shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement on the terms and conditions described herein no later than immediately prior to the consummation of the Second Merger Closing.

6.2

No Short Sales. Sponsor hereby agrees that neither it, its affiliates, nor any person or entity acting on its behalf or pursuant to any understanding with Sponsor, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales (as defined below) with respect to the securities of SPAC prior to the Backstop Closing or the earlier termination of this Agreement in accordance with its terms. “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, in the case of a Sponsor that is a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Sponsor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Sponsor’s assets, this Section 6.2 shall apply only with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Backstop Shares covered by this Agreement.

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6.3

Additional Information. SPAC and Pubco may request from Sponsor such additional information as is necessary for SPAC or Pubco, as applicable, to comply with public disclosure requirements of applicable securities laws or any filing requirements pursuant to the rules of any stock exchange or the Financial Industry Regulatory Authority, and Sponsor shall provide such information. Sponsor acknowledges that SPAC or Pubco may file a copy of the form of this Agreement with the Commission as an exhibit to a current or periodic report or a registration statement of SPAC or Pubco, as applicable.

6.4

Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery (a) in person, (b) by e-mail (having obtained electronic delivery confirmation thereof), (c) by reputable, internationally recognized overnight courier service, or (d) by registered or certified mail, pre-paid and return receipt requested, provided, however, that notice given pursuant to clauses (c) and (d) above shall not be effective unless a duplicate copy of such notice is also given in person or by e-mail (having obtained electronic delivery confirmation thereof); in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Sponsor, to such address or addresses set forth on the signature page hereto;

(b)	if to Pubco, to:

Paget-Brown Financial Services Limited

Century Yard

Cricket Square

P.O. Box 1111

George Town, Grand Cayman

KY1-1102, Cayman Islands

Attn: The Directors

Email: notices@pagetbrownfs.com

with a copy (which will not constitute notice) to:

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036-8299

Attention:         Michael E. Ellis; Kunal Dogra

Email:               mellis@proskauer.com; KDogra@proskauer.com

(c)	if to SPAC at or prior to the Second Merger Closing, to:

Investcorp Europe Acquisition Corp I

Paget-Brown Financial Services Limited

Century Yard, Cricket Square, Elgin Avenue, PO Box 1111, George Town Grand

Cayman, Cayman Islands KY1-1102

Attn: The Directors and Craig Sinfield-Hain

Email: ieac1@investcorp.com and csinfieldhain@Investcorp.com

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with copies (which copy shall not constitute notice) to:

Shearman & Sterling LLP

2601 Olive Street, 17th Floor

Dallas, TX 75201

Attention:     Alain Dermarkar

Email:           alain.dermarkar@shearman.com

and

Shearman & Sterling LLP

Bank of America Tower

800 Capitol Street, Suite 2200

Houston, TX 77022

Attention:    William B. Nelson

Email:          bill.nelson@shearman.com

and

Maples and Calder (Dubai) LLP

Level 14, Burj Daman

Dubai International Finance Centre

PO Box 119980

Attn: Oliver Simpson

Email: oliver.simpson@maples.com

and

Travers Thorp Alberga

Harbour Place, 2nd Floor

103 South Church Street

P.O. Box 472

George Town, Grand Cayman

KY1-1106, Cayman Islands

Attn: Richard Mansi; Michelle Richie

Email: rmansi@traversthorpalberga.com; mrichie@traversthorpalberga.com

(d)	if to the Company, to:

Paget-Brown Financial Services Limited

Century Yard

Cricket Square

P.O. Box 1111

George Town, Grand Cayman

KY1-1102, Cayman Islands

Attn: The Directors

Email: notices@pagetbrownfs.com

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with a copy (which will not constitute notice) to:

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036-8299

Attention:         Michael E. Ellis; Kunal Dogra

Email:               mellis@proskauer.com; KDogra@proskauer.com

6.5

Entire Agreement. This Agreement sets out the entire agreement between the parties in respect of the subject matter contained herein and, save to the extent expressly set out in this Agreement, supersede and extinguish any prior drafts, agreements, undertakings, warranties, promises, assurances and arrangements of any nature whatsoever, whether or not in writing, relating thereto. Each party confirms that it has not entered into this Agreement on the basis of any warranty, undertaking or other statement whatsoever by another party which is not expressly incorporated into this Agreement and that, to the extent permitted by law, a party shall have no right or remedy in relation to action taken in connection with this Agreement other than pursuant to this Agreement.

6.6	Modifications and Amendments. This Agreement may be amended, supplemented, modified or waived only by execution of a written instrument signed by each of SPAC, Pubco and Sponsor.

6.7

Assignment. Neither this Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (including Sponsor’s rights to purchase the Backstop Shares) may be transferred or assigned without the prior written consent of each of the other parties hereto (other than the Backstop Shares acquired hereunder, if any, and then only in accordance with this Agreement), other than an assignment to one or more affiliates of Sponsor, subject to, if such transfer or assignment is prior to the Backstop Closing, such transferee or assignee, as applicable, executing a joinder to this Agreement or a separate subscription agreement in substantially the same form as this Agreement, including with respect to the Commitment Amount and other terms and conditions; provided, however, that, in the case of any such transfer or assignment, the initial party to this Agreement shall remain bound by its obligations under this Agreement. For the avoidance of doubt, any transaction contemplated by the Business Combination Agreement shall be deemed not to constitute an assignment of this Agreement or any rights, interests or obligations that may accrue to the parties hereunder.

6.8	Benefit.

(a)

Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This

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Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns, provided that notwithstanding the foregoing, the Company is an express third-party beneficiary of the provisions of this Agreement.

(b)

Each of SPAC, Pubco and Sponsor acknowledges and agrees that (a) this Agreement is being entered into in order to induce the Company to execute and deliver the Business Combination Agreement and without the acknowledgments, understandings, agreements, covenants, representations and warranties of SPAC, Pubco and Sponsor hereunder, the Company would not enter into the Business Combination Agreement; (b) each of the acknowledgments, understandings, agreements, covenants, representations and warranties of Pubco and Sponsor hereunder is being made also for the benefit of the Company; and (c) the Company may directly enforce (including by seeking an action for specific performance, injunctive relief or other equitable relief, including to cause the Commitment Amount to be paid and the Backstop Closing to occur) each of acknowledgments, understandings, agreements, covenants, representations and warranties of each of SPAC, Pubco and Sponsor under this Agreement.

6.9

Governing Law. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of New York.

6.10

Consent to Jurisdiction; Waiver of Jury Trial. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK, RESPECTIVELY, SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR

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PROCEEDING IN THE MANNER PROVIDED IN SECTION 6.4 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.10.

6.11

Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

6.12

No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.13	Remedies.

(a)

The parties agree that irreparable damage would occur if this Agreement was not performed or the Backstop Closing is not consummated in accordance with its specific terms or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of

24

this Agreement and to enforce specifically the terms and provisions of this Agreement in an appropriate court of competent jurisdiction as set forth in Section 6.10, this being in addition to any other remedy to which any party is entitled at law, in equity, in contract, in tort or otherwise, including money damages. The right to specific enforcement shall include the right of Pubco, SPAC and the Company to cause Sponsor and the right of SPAC and the Company to cause Pubco to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (ii) not to assert that a remedy of specific enforcement pursuant to this Section 6.13 is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. In connection with any action for which the Company is being granted an award of money damages, Sponsor agrees that such damages, to the extent payable by such party, shall include, without limitation, damages related to the consideration that is or was to be issued or paid to the Company or its equityholders under the Business Combination Agreement and/or this Agreement and such damages are not limited to an award of out-of-pocket fees and expenses related to the Business Combination Agreement and this Agreement.

(b)

The parties acknowledge and agree that this Section 6.13 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Agreement.

(c)

In any dispute arising out of or related to this Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the reasonable and documented out-of-pocket costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby, and if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

6.14

Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement shall survive the Backstop Closing. For the avoidance of doubt, if for any reason the Backstop Closing does not occur prior to the consummation of the Second Merger Closing, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Second Merger Closing and remain in full force and effect.

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6.15

No Broker or Finder. Each of Pubco, SPAC and Sponsor represents and warrants to the other parties hereto that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on any other party hereto.

6.16

Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.17

Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.18

Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

6.19	Mutual Drafting. Each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

6.20	Cleansing Statement; Consent to Disclosure.

(a)

SPAC shall, by no later than 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Agreement, issue one (1) or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the PIPE Subscription Agreements and the Transactions and any other material, non-public information that Pubco or

25

SPAC or their respective representatives has provided to Sponsor at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to Pubco and SPAC’s knowledge, Sponsor shall not be in possession of any material, non-public information received from Pubco, SPAC or the Company or any of their respective officers, directors, employees or agents relating to the transactions contemplated by this Agreement, and Sponsor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with Pubco, the Company, SPAC or any of their affiliates, relating to the transactions contemplated by this Agreement.

(b)

Sponsor hereby consents to the publication and disclosure in any press release issued by Pubco, SPAC or the Company or any other filing with the Commission by SPAC or Pubco in connection with the execution and delivery of the Business Combination Agreement and the Proxy Statement (and as and to the extent otherwise required by the federal securities laws or the Commission or any other securities authorities, any other documents or communications provided by Pubco, SPAC or the Company or any of their respective affiliates to any governmental authority or to securityholders of SPAC, Pubco or the Company) of Sponsor’s identity and beneficial ownership of the Backstop Shares and the nature of Sponsor’s commitments, arrangements and understandings under and relating to this Agreement, and if deemed appropriate by Pubco, SPAC or the Company, a copy of this Agreement. Sponsor will promptly provide any information reasonably requested by SPAC, Pubco or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission).

6.21

Regulatory Compliance. Sponsor hereby agrees that it shall comply with all regulatory requirements in connection with the Backstop Closing and the Transactions and shall coordinate in good faith with Pubco, SPAC or the Company, as applicable, to provide all information as may reasonably be requested by any applicable governmental authority relating to the Backstop Closing or the Transactions.

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7.

Independent Obligations. The obligations of Sponsor under this Agreement are several and not joint with the obligations of any PIPE Investor or any other investor under the PIPE Subscription Agreements, and Sponsor shall not be responsible in any way for the performance of the obligations of any PIPE Investor under this Agreement or any other investor under the PIPE Subscription Agreements. The decision of Sponsor to purchase Shares pursuant to this Agreement has been made by Sponsor independently of any PIPE Investor or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries which may have been made or given by any PIPE Investor or other investor or by any agent or employee of any PIPE Investor or other investor, and neither Sponsor nor any of its agents or employees shall have any liability to any PIPE Investor or other investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any PIPE Subscription Agreement, and no action taken by Sponsor or any PIPE Investor or other investor pursuant hereto or thereto, shall be deemed to constitute Sponsor, on the one hand, and any PIPE Investor or other investor, on the other hand, as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Sponsor and any PIPE Investor or other investor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the PIPE Subscription Agreements. Sponsor acknowledges that no PIPE Investor has acted as agent for Sponsor in connection with making its investment hereunder and no PIPE Investor will be acting as agent of Sponsor in connection with monitoring its investment in the Backstop Shares or enforcing its rights under this Agreement. Sponsor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any PIPE Investor or investor to be joined as an additional party in any proceeding for such purpose.

8.

Sponsor Designees. Any Sponsor Designee that is to participate in the Backstop Closing shall be (a) required to execute a joinder agreement to this Agreement in form and substance reasonably acceptable to Sponsor, SPAC and Pubco, pursuant to which, such Sponsor Designee will (i) agree to be bound by and observe all of the terms and conditions binding on Sponsor Designees, (ii) make the representations and warranties set forth in Section 3.3 solely as to itself, and (iii) agree to be bound by and comply with the terms and conditions applicable to the Sponsor set forth in Section 2 (Closing), Section 4 (Termination), Section 5 (Trust Account Waiver), Section 6 (Miscellaneous) and Section 7 (Independent Obligations), and (b) with regard to any Sponsor Designee that is not an Affiliate of Sponsor, subject to the prior written consent of Pubco (not to be unreasonably withheld, conditioned or delayed).

[Signature Page Follows]

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IN WITNESS WHEREOF, each of SPAC, Pubco, the Company and Sponsor has executed or caused this Agreement to be executed by its duly authorized representative as of the date first set forth above.

INVESTCORP EUROPE ACQUISITION CORP I

By:
Name: Baroness Ruby McGregor-Smith Title: Chief Executive Officer

OPSEC HOLDINGS

By: The Director Ltd.

By:
Name: Toni Pinkerton Title: Director

ORCA HOLDINGS LIMITED

By: The Director Ltd.

By:
Name: Toni Pinkerton Title: Director

EUROPE ACQUISITION HOLDINGS LIMITED

By:
Name: Rohit Nanda Title: Director

Sponsor’s EIN: N/A

Business Address: Paget-Brown Financial Services Limited Century Yard, Cricket Square, Elgin Avenue, PO Box 1111, George Town Grand Cayman, Cayman Islands KY1-110

Attn: Rohit Nanda and Ayman Al-Arrayed

Telephone No.: +1 345 949 5122

Facsimile No.: N/A

SCHEDULE I

ELIGIBILITY REPRESENTATIONS OF SPONSOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1. ☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) (a “QIB”) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as a QIB.

2. ☐ We are subscribing for the Backstop Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1. ☐ We are an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are institutional accredited investors) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as an institutional “accredited investor.”

2. ☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)

SPONSOR:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of Pubco or acting on behalf of an affiliate of Pubco.

This page should be completed by Sponsor

and constitutes a part of the Backstop Agreement.

Schedule I - 1

Sponsor is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to Sponsor (Please check the applicable subparagraphs):

☐ Sponsor is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Sponsor and:

☐ is an insurance company as defined in section 2(a)(13) of the Securities Act;

☐ is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;

☐ is a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“Small Business Investment Act”);

☐ is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

☐ is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

☐ is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;

☐ is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

☐ is an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), corporation (other than a bank as defined in section 3(a)(2) of the Securities Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Securities Act, or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; or

☐ is an investment adviser registered under the Investment Advisers Act;

☐ Sponsor is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with Sponsor;

Schedule I - 2

☐ Sponsor is a dealer registered pursuant to section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

☐ Sponsor is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies1 which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Sponsor or are part of such family of investment companies;

☐ Sponsor is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or

☐ Sponsor is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Sponsor and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution.

Rule 501(a) under the Securities Act, in relevant part, states that an institutional “accredited investor” shall mean any person who comes within any of the below listed categories, or who Pubco reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Sponsor has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Sponsor and under which Sponsor accordingly qualifies as an institutional “accredited investor.”

☐ Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

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“Family of investment companies” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor); provided that (a) each series of a series company (as defined in Rule 1 8f-2 under the Investment Company Act) shall be deemed to be a separate investment company and (b) investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor).

Schedule I - 3

☐ Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐ Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act or a business development company as defined in section 2 (a)(48) of the Investment Company Act;

☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan within the meaning of Title I of the ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000, or (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐ Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000; or

☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 230.506(b)(2)(ii) of Regulation D under the Securities Act.

Schedule I - 4

Exhibit B

Form of Sponsor Support Agreement

See attached.

Exhibit B

SPONSOR SUPPORT AGREEMENT

THIS SPONSOR SUPPORT AGREEMENT, dated as of April 25, 2023 (this “Agreement”), by and among Europe Acquisition Holdings Limited, a Cayman Islands exempted company (“Sponsor”), Investcorp Europe Acquisition Corp I, a Cayman Islands exempted company incorporated with limited liability (“SPAC”), certain of the SPAC Shareholders whose names appear on the signature pages of this Agreement (such SPAC Shareholders and Sponsor, collectively, the “Sponsor Members”) and OpSec Holdings, a Cayman Islands exempted company incorporated with limited liability (“Pubco”).

WHEREAS, Pubco, SPAC, Opal Merger Sub I, a Cayman Islands exempted company incorporated with limited liability and wholly-owned Subsidiary of Pubco, Opal Merger Sub II, a Cayman Islands exempted company incorporated with limited liability and wholly-owned Subsidiary of Pubco, Orca Holdings Limited, a Cayman Islands exempted company incorporated with limited liability (the “Company”), Orca Midco Limited, a private limited company incorporated under the Laws of England and Wales having its registered office at 40 Phoenix Road, Washington, Tyne & Wear, United Kingdom, NE38 0AD, Orca Bidco Limited, a private limited company incorporated under the laws of England and Wales and a Subsidiary of the Company, Investcorp Technology Secondary Fund 2018, L.P., a Cayman Islands exempted limited partnership (“ITSF”), Mill Reef Capital Fund SCS, a limited partnership (société en commandite simple) organized under the laws of Luxembourg (“Mill Reef”, and together with ITSF, the “Company Shareholders”), propose to enter into, concurrently herewith, a business combination agreement (the “Business Combination Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Business Combination Agreement), which provides for, among other things, a business combination between SPAC and the Company;

WHEREAS, as of the date hereof, each Sponsor Member owns of record the number of SPAC Ordinary Shares as set forth opposite such Sponsor Member’s name on Exhibit A hereto (all such SPAC Ordinary Shares and any SPAC Ordinary Shares of which ownership of record or the power to vote is hereafter acquired by the Sponsor Members prior to the termination of this Agreement, including upon the exercise of warrants, options or rights, the conversion or exchange of any SPAC Ordinary Shares or convertible or exchangeable securities or by means of purchase, dividend, distribution or otherwise, being collectively referred to herein as the “Shares”);

WHEREAS, certain Sponsor Members agree to surrender for nil consideration and cancel, in aggregate, 2,555,100 Shares held by such Sponsor Members (in the allocations set forth on Exhibit A hereto) (the “Share Cancellation”); and

WHEREAS, in order to induce Pubco to enter into the Business Combination Agreement, the Sponsor Members, Pubco and SPAC desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1. Certain Agreements.

(a) Each Sponsor Member hereby agrees to vote (or cause to be voted), at any meeting of the SPAC Shareholders (including the Special Shareholder Meeting), however called, and at any adjournment or postponement thereof, and in any action or approval by written consent of the SPAC Shareholders, and in any other circumstances in which such Sponsor Member is entitled to vote, consent or give any other approval with respect to the Shareholder Approval Matters, all Shares held by such Sponsor Member at such time (and, if so requested, shall promptly sign all written stockholder consents): (i) in favor of the approval and adoption of the Business Combination Agreement and all other Shareholder Approval Matters; (ii) against approval of any SPAC Acquisition Proposal or any other proposal made in opposition to or competition with consummation of the Transactions; (iii) against any proposal that is intended to, or is reasonably likely to, result in any of the conditions to any of the parties’ obligations under the Business Combination Agreement not being satisfied; and (iv) against any amendment of SPAC’s or Pubco’s Organizational Documents that is not requested or expressly approved by the Company.

(b) Each Sponsor Member shall be present, in person or by proxy, at all meetings of the SPAC Shareholders at which the matters referred to in Section 1(a) are to be voted upon so that all Shares are counted for the purposes of determining the presence of a quorum at such meetings.

(c) Each Sponsor Member irrevocably and unconditionally waives any dissenters’ rights and any similar rights relating to the Transactions.

(d) Each Sponsor Member represents and warrants that any proxies or agreements heretofore given in respect of its Shares that may still be in effect are not irrevocable, and any such proxies or agreements have been or are hereby revoked.

(e) No Sponsor Member shall modify or amend the Insider Letter Agreement other than as contemplated by the Business Combination Agreement, any Ancillary Document or in connection with the Transactions.

2. Share Cancellation. Each applicable Sponsor Member hereby agrees that, immediately prior to the Share Contribution but subject to consummation of the Second Merger, 2,555,100 Shares held by such Sponsor Member (in the allocations set forth on Exhibit A hereto) shall be surrendered to SPAC for no consideration and cancelled by SPAC effective as of the Share Contribution Closing.

3. Earnout Shares. The parties hereto hereby agree that (x) 50% of the Pubco Ordinary Shares to be held by each Sponsor Member immediately following the Second Merger Effective Time and after giving effect to the Share Cancellation shall be fully vested and freely tradable, subject only to the restrictions set forth in that certain Letter Agreement, dated as of December 14, 2021, by and between the Sponsor Members and SPAC (as may be amended from time to time, the “Insider Letter Agreement”), and (y) the Sponsor Members will place, or cause to be placed, the remaining 50% of the Pubco Ordinary Shares to be issued to each Sponsor Member immediately following the Second Merger Effective Time and after giving effect to the

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Share Cancellation into escrow (the “Earnout Shares”) to be transferred to a mutually agreed upon escrow agent and held in such escrow pursuant to a customary escrow agreement to be mutually agreed upon by the Sponsor Members and Pubco, such escrow agent holding the number of Earnout Shares relating to any Sponsor Member as nominee of and for the benefit of such Sponsor Member, subject always to the terms of this Agreement and such escrow agreement. The Earnout Shares shall become fully vested such that they shall be released from escrow pursuant to such escrow agreement, and delivered to be held directly by the Sponsor Members immediately upon the satisfaction of the vesting and forfeiture as described below.

(a) The Earnout Shares shall become fully vested as described above if, at any time from the Second Merger Effective Time through the date that is the tenth anniversary of the Second Merger Effective Time the VWAP of Pubco Ordinary Shares is greater than or equal to $12.00 over any 20 trading days within any 30-day trading period (the “Triggering Event”); provided, that, the price target shall be equitably adjusted for stock splits, stock dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the Pubco Ordinary Shares. For purposes hereof, “VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc.

(b) In the event that there is a Change of Control of Pubco after the Second Merger Effective Time and prior to the date that is ten years following the Second Merger Effective Time, the Earnout Shares (to the extent not already vested in connection with the Triggering Event) shall be vested as described above immediately prior to such Change of Control, such that the holders of the Earnout Shares shall be entitled to receive in such transaction the consideration which would have been issuable directly to them in that transaction (including the right to elect to receive different forms of consideration) in the absence of the escrow arrangements. For purposes hereof, a “Change of Control” means the occurrence of any of the following events: (i) any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act or any successor provisions thereto (a “Group”) is or becomes the beneficial owner, directly or indirectly, of securities of Pubco representing more than 50% of the combined voting power of, or economic interests in, Pubco’s then outstanding voting securities; (ii) there is consummated a merger or consolidation of Pubco with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (A) the Pubco board of directors immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a Subsidiary, the ultimate parent thereof or (B) the voting securities of Pubco immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation

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or, if the surviving company is a Subsidiary, the ultimate parent thereof; (iii) the shareholders of Pubco approve a plan of complete liquidation or dissolution of Pubco or there is consummated an agreement or series of related agreements for the sale, lease or other disposition, directly or indirectly, by Pubco of 50% or more of the assets of Pubco and its Subsidiaries, taken as a whole.

(c) If by the tenth anniversary of the Second Merger Effective Time the Earnout Shares shall not have vested, any of the Earnout Shares remaining in the escrow account pursuant to the escrow agreement shall be automatically forfeited and accordingly shall be delivered by the escrow agent on behalf of the Sponsor Members in certificated or book entry form to Pubco for cancellation for no consideration, and shall automatically cease to represent any interest in Pubco effective as of such date.

4. SPAC Private Placement Warrant Transfer. Sponsor hereby agrees that following the consummation of the Share Cancellation but immediately prior to the Second Merger Effective Time and subject to consummation of the Second Merger, 2,050,000 SPAC Private Placement Warrants held by Sponsor shall be transferred to the Company Shareholders for no consideration and effective as of the Second Merger Effective Time.

5. Transaction Expenses. Sponsor hereby agrees that to the extent SPAC’s Expenses (which for purposes of this Section 5 shall be deemed to exclude any internal fees generated by (a) any members, directors or officers of SPAC or (b) any employees or directors of Sponsor) shall exceed an amount equal to $20,000,000 (collectively, the “SPAC Expense Cap”), then, Sponsor shall, prior to the Second Merger Effective Time pay any such amount in excess of the SPAC Expense Cap to SPAC in cash, by wire transfer of immediately available funds to the account designated by SPAC; provided, that if the Company shall consent in writing to SPAC’s Expenses in excess of the SPAC Expense Cap, then the SPAC Expense Cap shall be increased by the amount of SPAC’s Expenses to which the Company shall have provided written consent.

6. Transfer of Shares. Each Sponsor Member, severally and not jointly, agrees that during the Interim Period, it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing, except for a sale, assignment or transfer pursuant to the Business Combination Agreement, (b) deposit any Shares into a voting trust or enter into a voting Contract or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (c) enter into any Contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Shares (including any profit sharing arrangements or other swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership); provided, that the foregoing shall not prohibit the transfer of the Shares by a Sponsor Member to an Affiliate of such Sponsor Member, but only if such Affiliate of Sponsor Member shall execute this Agreement or a joinder, in form and substance reasonably acceptable to the Company, agreeing to become a party to this Agreement.

7. No Redemption of Shares. Each Sponsor Member agrees not to redeem, and to otherwise abstain from exercising any redemption rights with respect to, any Shares held by such Sponsor Member in connection with the consummation of the Transactions or otherwise.

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8. Representations and Warranties. Each Sponsor Member, severally and not jointly, represents and warrants to Pubco and SPAC as follows:

(a) The execution, delivery and performance by such Sponsor Member of this Agreement and the consummation by such Sponsor Member of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law applicable to such Sponsor Member, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any Person, (iii) result in the creation of any encumbrance on any Shares (other than under this Agreement, the Business Combination Agreement and the agreements contemplated by the Business Combination Agreement) or (iv) if applicable, conflict with or result in a breach of or constitute a default under any provision of such Sponsor Member’s Organizational Documents, if such Sponsor Member is not an individual person.

(b) As of the date of this Agreement, such Sponsor Member owns exclusively of record and has good and valid title to the Shares set forth opposite such Sponsor Member’s name on Exhibit A free and clear of any security interest, lien, claim, pledge, proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind, other than pursuant to (i) this Agreement, (ii) applicable securities Laws, and (iii) Pubco’s Organizational Documents, and as of the date of this Agreement, such Sponsor Member has the sole power (as currently in effect) to vote and right, power and authority to sell, transfer and deliver such Shares, and such Sponsor Member does not own, directly or indirectly, any other Shares.

(c) Such Sponsor Member has the power, authority and capacity to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by such Sponsor Member.

9. Termination. This Agreement and the obligations of the parties hereto under this Agreement shall automatically terminate upon the earliest of: (a) the Second Merger Effective Time; (b) termination of the Business Combination Agreement in accordance with its terms; and (c) the mutual written agreement of all the parties hereto; provided, however, that if this Agreement is terminated pursuant to clause (a) above, the provisions of Section 3 shall remain in full force and effect until the earlier of (i) the occurrence of the Triggering Event, (ii) a Change of Control of Pubco or (iii) the tenth anniversary of the Second Merger Effective Date. Notwithstanding anything to the contrary in this Agreement, upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination shall not relieve any party from liability for a willful and intentional breach of this Agreement occurring prior to its termination.

10. Miscellaneous.

(a) Unless otherwise provided for in this Agreement or the Business Combination Agreement, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

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(b) All notices, consents, waivers and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery (i) in person, (ii) by e-mail (having obtained electronic delivery confirmation thereof), (iii) by reputable, internationally recognized overnight courier service, or (iv) by registered or certified mail, pre-paid and return receipt requested, provided, however, that notice given pursuant to clauses (iii) and (iv) above shall not be effective unless a duplicate copy of such notice is also given in person or by e-mail (having obtained electronic delivery confirmation thereof); in each case to the applicable party hereto at the following addresses (or at such other address for a party hereto as shall be specified by like notice) or, if to a Sponsor Member other than Sponsor, to the address or email address set forth for such Sponsor Member on the signature page hereof:

If to Sponsor or, prior to the Second Merger Effective Time, to SPAC, to:

Investcorp Europe Acquisition Corp I

Paget-Brown Financial Services Limited

Century Yard, Cricket Square, Elgin Avenue, PO Box 1111,

George Town Grand Cayman, Cayman Islands KY1-1102

Attn: The Directors and Craig Sinfield-Hain

Email: notices@pagetbrownfs.com and

csinfieldhain@Investcorp.com

with a copy to:

Shearman & Sterling LLP

2601 Olive Street, 17th Floor

Dallas, TX 75201

Attn: Alain Dermarkar

Email: alain.dermarkar@shearman.com

and

Shearman & Sterling LLP

Bank of America Tower

800 Capitol Street, Suite 2200

Houston, TX 77022

Attn: William B. Nelson; Emily Leitch

Email: bill.nelson@shearman.com; emily.leitch@shearman.com

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and

Maples and Calder (Dubai) LLP

Level 14, Burk Daman

Dubai International Finance Centre

PO Box 119980

Attn: Oliver Simpson

Email: Oliver.Simpson@maples.com

and

Travers Thorp Alberga

Harbour Place, 2nd Floor

103 South Church Street

P.O. Box 472

George Town, Grand Cayman

KY1-1106, Cayman Islands

Attn: Richard Mansi; Michelle Richie

Email: rmansi@traversthorpalberga.com;

mrichie@traversthorpalberga.com

If to Pubco or, after the Second Merger Effective Time, to SPAC, to:

OpSec Holdings

Paget-Brown Financial Services Limited

Century Yard

Cricket Square

P.O. Box 1111

George Town, Grand Cayman

KY1-1102, Cayman Islands

Attn: The Directors

Email: notices@pagetbrownfs.com

with a copy to:

Proskauer

Eleven Times Square

New York, NY 10036-8299

Attn: Michael E. Ellis; Kunal Dogra

Email: mellis@proskauer.com; KDogra@proskauer.com

(c) In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

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(d) The section headings contained in this Agreement are solely for the purpose of reference and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (i) references to the singular shall include the plural and vice versa and references to one gender include any other gender; (ii) references to a “Person” includes any individual, partnership, body corporate, corporation sole or aggregate, state or agency of a state, and any unincorporated association or organization, in each case whether or not having separate legal personality; (iii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iv) any accounting term used and not otherwise defined in this Agreement has the meaning assigned to such term in accordance with GAAP or IFRS; (v) general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and the words “includes” and “including” shall be construed without limitation; (vi) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (vii) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (viii) the term “or” means “and/or”; (ix) the word “day” means calendar day unless Business Day is expressly specified; (x) every reference to a particular Law shall be construed also as a reference to all other Laws made under the Law referred to and to all such Laws as amended, re-enacted, consolidated or replaced or as their application or interpretation is affected by other Laws from time to time and whether before or after the Second Merger Effective Time provided, that, as between the parties hereto, no such amendment or modification shall apply for the purposes of this Agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any party hereto; (xi) references to “Dollars” or “$” are references to the lawful currency from time to time of the United States of America and references to “sterling” or “£” are references to the lawful currency from time to time of the United Kingdom; (xii) for the purposes of applying a reference to a monetary sum expressed in Dollars, an amount in a different currency shall be deemed to be an amount in Dollars translated at the Exchange Rate at the relevant date; (xiii) references to a “company” includes any company, corporation or other body corporate wherever and however incorporated or established; (xiv) references to writing shall include any modes of reproducing words in a legible and non-transitory form; (xv) references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court official or any other legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term; (xvi) words introduced by the word “other” shall not be given a restrictive meaning because they are preceded by words referring to a particular class of acts, matters or things; (xvii) each of the exhibits to this Agreement shall form part of this Agreement; (xviii) reference to “in the ordinary course of business” means the ordinary and usual course of business of the relevant Party, consistent in all material respects during the period of 12 months immediately prior to the date of this Agreement; and (xix) any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially

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similar position for such Person. Any reference in this Agreement to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to SPAC or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company for the benefit of SPAC and its Representatives and SPAC and its Representatives have been given access to the electronic folders containing such information.

(e) This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

(f) This Agreement sets out the entire agreement between the parties hereto in respect of the subject matter contained herein and therein and, save to the extent expressly set out in this Agreement, supersede and extinguish any prior drafts, agreements, undertakings, warranties, promises, assurances and arrangements of any nature whatsoever, whether or not in writing, relating thereto. Each party hereto confirms that it has not entered into this Agreement on the basis of any representation, warranty, undertaking or other statement whatsoever by another party hereto which is not expressly incorporated into this Agreement and that, to the extent permitted by law, a party hereto shall have no right or remedy in relation to action taken in connection with this Agreement other than pursuant to this Agreement.

(g) This Agreement and all of the provisions hereof shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the other parties hereto, and any assignment without such consent shall be null and void; provided, that no such assignment shall relieve the assigning party hereto of its obligations hereunder.

(h) Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated herein shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such party.

(i) Each party hereto acknowledges that the rights of each party hereto to consummate the transactions contemplated herein are unique, recognizes and affirms that in the event of a breach of this Agreement by any party hereto, money damages may be inadequate and the non-breaching parties hereto may have not adequate remedy at law, and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by an applicable party hereto in accordance with their specific terms or were otherwise breached.

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Accordingly, each party hereto shall be entitled to seek an injunction, specific performance or other equitable remedy to prevent or remedy any breach of this Agreement and to seek to enforce specifically the terms and provisions hereof, in each case, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party hereto may be entitled under this Agreement, at law or in equity.

(j) This Agreement and any non-contractual rights or obligations arising out of or in connection with it shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of New York. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated herein must be brought in the state and federal courts sitting in the State of New York located in New York County and the United States District Court for the Southern District of the State of New York, respectively, and each of the parties hereto irrevocably (i) submits to the exclusive jurisdiction of each such court in any such Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the Action shall be heard and determined only in any such court, and (iv) agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated herein in any other court. Nothing herein contained shall be deemed to affect the right of any party hereto to serve process in any manner permitted by Law or to commence Actions or otherwise proceed against any other party hereto in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 10(j).

(k) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS.

(l) This Agreement may be executed and delivered (including by email or other electronic transmission) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(m) The parties hereto shall further cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings, solely at such party’s expense.

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(n) This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Sponsor Members, SPAC and Pubco.

(o) This Agreement shall not be effective or binding upon any party hereto until after such time as the Business Combination Agreement is executed and delivered by the parties thereto.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EUROPE ACQUISITION HOLDINGS LIMITED

By
Name:	Rohit Nanda
Title:	Director

OPSEC HOLDINGS

By: The Director Ltd.

By
Name:	Toni Pinkerton
Title:	Director

INVESTCORP EUROPE ACQUISITION CORP I

By
Name:	Baroness Ruby McGregor-Smith
Title:	Chief Executive Officer

BARONESS RUBY MCGREGOR-SMITH

Address:
Email Address:

PETER MCKELLAR

Address:
Email Address:

[Signature Page to Sponsor Support Agreement]

PAM JACKSON

Address:
Email Address:

LAURENCE PONCHAUT

Address:
Email Address:

ADAH ALMUTAIRI

Address:
Email Address:

[Signature Page to Sponsor Support Agreement]

EXHIBIT A

LIST OF SPONSOR MEMBERS

Name of Sponsor Member	Number of Shares Owned	Number of Shares Subject to Share Cancellation	Number of Shares to be Subject to Earnout
Europe Acquisition Holdings Limited	7,079,500	2,123,850	2,477,825
Ruby McGregor-Smith	862,500	258,750	301,875
Peter McKellar	575,000	172,500	201,250
Pam Jackson	36,000	0	18,000
Laurence Ponchaut	36,000	0	18,000
Adah Almutairi	36,000	0	18,000

Total:	8,625,000	2,555,100	3,034,950

Exhibit C

Form of Insider Letter Agreement

See attached.

Exhibit C

April 25, 2023

Investcorp Europe Acquisition Corp I

Century Yard, Cricket Square

Elgin Avenue, PO Box 1111

George Town, Grand Cayman

Cayman Islands KY1-1102

Re: Insider Letter Amendment

Ladies and Gentlemen:

This amendment (this “Amendment”) is being delivered to you in accordance with Section 12 of that certain Letter Agreement, dated as of December 14, 2021 (the “Letter Agreement”), by and among Investcorp Europe Acquisition Corp I, a Cayman Islands exempted company incorporated with limited liability (the “Company”), Europe Acquisition Holdings Limited, a Cayman Islands exempted company incorporated with limited liability (the “Sponsor”), and the individuals signatory thereto, each of whom is a member of the Company’s officers and directors (each, an “Insider” and collectively, the “Insiders”).

In connection with that certain business combination agreement (the “Business Combination Agreement”), dated as of the date hereof, by and among OpSec Holdings, a Cayman Islands exempted company incorporated with limited liability (“Pubco”), Opal Merger Sub I, a Cayman Islands exempted company incorporated with limited liability and wholly-owned subsidiary of Pubco, Opal Merger Sub II, a Cayman Islands exempted company incorporated with limited liability and wholly-owned subsidiary of Pubco, Orca Holdings Limited, a Cayman Islands exempted company incorporated with limited liability (“OpSec”), Orca Midco Limited, a private limited company incorporated under the Laws of England and Wales, Orca Bidco Limited, a private limited company incorporated under the Laws of England and Wales and a subsidiary of OpSec, Investcorp Technology Secondary Fund 2018, L.P., a Cayman Islands exempted limited partnership, Mill Reef Capital Fund SCS, a limited partnership (société en commandite simple) organized under the laws of Luxembourg, and the Company, the parties hereto desire to amend certain provisions of the Letter Agreement.

In connection with the Business Combination Agreement and simultaneously with the execution and delivery of the Business Combination Agreement, the Company, the Sponsor and Pubco will enter into a Backstop Agreement (the “Backstop Agreement”), pursuant to which, among other things, and subject to the terms and conditions set forth therein, Sponsor will agree to purchase a number of Pubco securities for an aggregate purchase price not to exceed $50,000,000.

Also in connection with the Business Combination Agreement and simultaneously with the execution and delivery of the Business Combination Agreement, the Sponsor and certain shareholders of the Company (together with the Sponsor, the “Sponsor Members”) will enter into a Sponsor Support Agreement with Pubco and the Company (the “Sponsor Support Agreement”), pursuant to which, among other things, (a) each Sponsor Member will agree (i) to vote all ordinary shares of the Company held by such Sponsor Member in favor of the Business Combination Agreement and all other Shareholder Approval Matters (as defined in the Business Combination

Agreement), (ii) 50% of the ordinary shares of Pubco held by such Sponsor Member as of immediately following the Second Merger Effective Time (as defined in the Business Combination Agreement) and after giving effect to the Share Cancellation (as defined below) will be subject to forfeiture and vesting as set forth in such Sponsor Support Agreement and (iii) to abstain from exercising any redemption rights in connection with the redemption of any Company Class A ordinary shares, and (b) the Sponsor will further agree to (i) along with certain other Sponsor Members, surrender for nil consideration and cancel immediately prior to the Share Contribution (as defined in the Business Combination Agreement), but subject to the consummation of the Second Merger (as defined in the Business Combination Agreement), in aggregate, 2,555,100 Company Class B ordinary shares held by such Sponsor Member as of immediately prior to the Share Contribution (the “Share Cancellation”), (ii) transfer to the shareholders of OpSec immediately following the Share Contribution, but subject to the consummation of the Second Merger, 2,050,000 Company warrants held by the Sponsor and (iii) reimburse the Company for expenses in excess of $20,000,000, unless such excess expenses have otherwise been approved in writing by OpSec, in each case, on the terms and subject to the conditions set forth in the Sponsor Support Agreement.

As an inducement to the parties to enter into the Business Combination Agreement and proceed with the transactions contemplated thereby, and as an inducement for the Sponsor to enter into the Backstop Agreement and the Sponsor Support Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Sponsor and the Insiders, hereby agrees with the Company as follows:

1.	Amendment to Paragraph 7. Paragraph 7(a)(A) of the Letter Agreement is hereby amended by replacing the words “one year” with the words “nine months”.

2.

Effect on Letter Agreement. Except as expressly amended by this Amendment, this Amendment shall not be construed as an amendment or modification of any of the terms and conditions of the Letter Agreement, which such terms and condition shall remain unmodified and in full force and effect. In the event of any inconsistency between the terms of this Amendment and the Letter Agreement, this Amendment shall control.

3.

Entire Agreement. This Amendment, together with the Letter Agreement, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

4.

Governing Law; Submission to Jurisdiction. The parties expressly agree that this Amendment shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York, without regard to the conflict of law provisions of such jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Amendment or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of New York in each case located in the City of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

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5.

Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

6.

Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Amendment by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.

[Signature Pages Follow]

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Sincerely,

EUROPE ACQUISITION HOLDINGS LIMITED

By:
Name:	Rohit Nanda
Title:	Director

[Signature Page to Insider Letter Amendment]

By:
Name: Hazem Ben-Gacem

[Signature Page to Insider Letter Amendment]

By:
Name: Peter McKellar

[Signature Page to Insider Letter Amendment]

By:
Name: Pamela Jackson

[Signature Page to Insider Letter Amendment]

By:
Name: Laurence Ponchaut

[Signature Page to Insider Letter Amendment]

By:
Name: Adah Almutairi

[Signature Page to Insider Letter Amendment]

By:
Name: Baroness Ruby McGregor-Smith

[Signature Page to Insider Letter Amendment]

By:
Name: Alptekin Diler

[Signature Page to Insider Letter Amendment]

By:
Name: Craig Sinfield-Hain

[Signature Page to Insider Letter Amendment]

Acknowledged and Agreed:

INVESTCORP EUROPE ACQUISITION CORP I

By:
Name:	Baroness Ruby McGregor-Smith
Title:	Chief Executive Officer

[Signature Page to Insider Letter Amendment]

Exhibit D

Form of Lock-Up Agreement

See attached.

Exhibit D

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (the “Agreement”) is made and entered into as of [•], 2023 between [NAME OF COMPANY SHAREHOLDER], a [•] (the “Holder”) and OpSec Holdings, a Cayman Islands exempted company incorporated with limited liability and having its registered office at Paget-Brown Financial Services Limited, Century Yard, Cricket Square, P.O. Box 1111, George Town. Grand Cayman KY1-1102, Cayman Islands (“Pubco”). The Holder and Pubco are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, Pubco, Merger Sub I, Merger Sub II, SPAC, the Company, Orca Midco, Orca, and the Company Shareholders entered into a business combination agreement, dated April 25, 2023 (the “Business Combination Agreement”), pursuant to which the parties thereto shall consummate a series of transactions and upon consummation of such transactions the Holder will hold such number of Pubco Ordinary Shares set forth on Schedule 1 (together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Shares”); and

WHEREAS, pursuant to the Business Combination Agreement, and in view of the valuable consideration to be received by the Holder thereunder, Pubco and the Holder desire to enter into this Agreement, pursuant to which the Shares shall become subject to the limitations on disposition and other restrictions as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Definitions. For purposes of this Agreement:

(a) the term “Closing Date” means the date on which the Share Acquisition Closing takes place;

(b) the term “Change of Control” means the occurrence of any of the following events: (i) any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act or any successor provisions thereto is or becomes the beneficial owner, directly or indirectly, of securities of Pubco representing more than 50% of the combined voting power of, or economic interests in, Pubco’s then outstanding voting securities; (ii) there is consummated a merger or consolidation of Pubco with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (A) the Pubco board of directors immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a Subsidiary, the ultimate parent thereof or (B) the voting securities of Pubco immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or (iii) the shareholders of Pubco approve a plan of complete liquidation or dissolution of Pubco or there is consummated an agreement or series of related agreements for the sale, lease or other disposition, directly or indirectly, by Pubco of 50% or more of the assets of Pubco and its Subsidiaries, taken as a whole.

(c) the term “Immediate Family” means, with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings;

(d) the term “Lock-Up Period” means the period beginning on the Closing Date and ending on the earlier of (i) the date that is nine months after the Closing Date, or (ii) the consummation of a Change of Control of Pubco;

(e) the term “Lock-Up Shares” means the Shares and for the avoidance of any doubt shall exclude (i) Pubco Ordinary Shares acquired in the public market after the Closing Date, (ii) Pubco Ordinary Shares acquired in a private placement concurrently with the consummation of the Share Acquisition and (iii) Pubco Ordinary Shares acquired pursuant to a transaction exempt from registration under the Securities Act;

(f) the term “Permitted Transferees” means any Person to whom the Holder is permitted to transfer Lock-Up Shares prior to the expiration of the Lock-Up Period pursuant to Section 2(a); and

(g) the term “Transfer” means the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder, with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

2.	Lock-Up Provisions.

(a) Notwithstanding the provisions set forth in Section 2(b), the Holder or any of its Permitted Transferees may Transfer any or all of the Lock-Up Shares during the Lock-Up Period (i) to the Holder’s officers, directors, managers or management committee members; (ii) to any Affiliates of the Holder or such Affiliate’s officers, directors, managers or management committee members; (iii) in the case of the Holder being an individual, by gift to a member of such individual’s Immediate Family or to a trust, the beneficiary of which is a member of such individual’s Immediate Family or to a charitable organization; (iv) in the case of the Holder being an individual, by virtue of laws of descent and distribution upon death of such individual; (v) in the case of the Holder being an individual, pursuant to a qualified domestic relations order; (vi) to any partners (general or limited), members, shareholders or holders of similar equity interests of the Holder (or, in each case, its nominee or custodian) or any of their respective Affiliates; (vii) by virtue of applicable Law, order of a Governmental Authority or the Holder’s Organization Documents upon liquidation or dissolution of the Holder; (viii) in connection with any pledge,

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hypothecation or other granting of a security interest in the Lock-Up Shares to one or more lending institutions as collateral or security for any borrowing or the incurrence of any indebtedness by the Holder (provided such borrowing or incurrence of indebtedness is secured by a portfolio of assets or equity interests issued by multiple issuers); or (ix) pursuant to a bona fide tender offer, merger, consolidation or other similar transaction, in each case, made to all holders of Pubco Ordinary Shares, involving a Change of Control (including negotiating and entering into an agreement providing for any such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Holder’s Lock-Up Shares shall remain subject to the provisions of Section 2(b); provided, however, that in the case of clauses (i) through (ix) these Permitted Transferees must enter into a written agreement agreeing to be bound by the provisions set forth in Section 2(b).

(b) The Holder hereby agrees that it shall not, and shall cause any of its Permitted Transferees not to, Transfer any Lock-Up Shares during the Lock-Up Period.

(c) During the Lock-Up Period, each certificate (if any are issued) evidencing any Lock-Up Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [•], 2023, BY AND BETWEEN THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

Promptly upon the expiration of the Lock-Up Period, Pubco shall take all reasonable steps required to remove such legend from the certificates evidencing the Lock-Up Shares, including issuing new share certificates in respect of the Lock-Up Shares.

(d) For the avoidance of any doubt, the Holder shall retain all of its rights as a shareholder of Pubco with respect to the Lock-Up Shares during the Lock-Up Period, including the right to vote any Lock-Up Shares.

3.	Miscellaneous.

(a) Adjustment. The share prices referenced in this Agreement will be equitably adjusted on account of any changes in the equity securities of Pubco by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means.

(b) Transfers. If any Transfer is made or attempted contrary to the provisions of this Agreement, such Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any such transferee of the Lock-Up Shares, as one of its equity holders for any purpose. In order to enforce this Section 3(b), Pubco may impose stop-transfer instructions with respect to any relevant Lock-Up Shares (and any permitted transferees and assigns thereof), as applicable, until the expiration of the Lock-Up Period.

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(c) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure solely to the benefit of the Parties and their respective permitted successors and permitted assigns. Except as otherwise provided in this Agreement, this Agreement and all obligations of the Parties are personal to the Parties and may not be assigned, transferred or delegated by the Parties at any time.

(d) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any Party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

(e) Governing Law; Jurisdiction. This Agreement and any non-contractual rights or obligations arising out of or in connection with it shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of New York. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated herein must be brought in the federal and state courts sitting in New York County, New York and each of the Parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the Action shall be heard and determined only in any such court, and (iv) agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence Actions or otherwise proceed against any other party hereto in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 3(e).

(f) WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS.

(g) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) references to the singular shall include the plural and vice versa and references to one gender include any other gender; (ii) general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and the words “includes” and “including” shall be construed without limitation; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; (iv) the term “or” means “and/or”; (v) the word “day” means calendar day unless Business Day is expressly specified; (vi) references to “Dollars” or “$” are references to the lawful currency from

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time to time of the United States of America; (vii) words introduced by the word “other” shall not be given a restrictive meaning because they are preceded by words referring to a particular class of acts, matters or things; and (viii) any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(h) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery (i) in person, (ii) by e-mail (having obtained electronic delivery confirmation thereof), (iii) by reputable, internationally recognized overnight courier service, or (iv) by registered or certified mail, pre-paid and return receipt requested, provided, however, that notice given pursuant to clauses (iii) and (iv) above shall not be effective unless a duplicate copy of such notice is also given in person or by e-mail (having obtained electronic delivery confirmation thereof); in each case to the applicable party hereto at the following addresses (or at such other address for a party hereto as shall be specified by like notice):

If to Pubco, to:

OpSec Holdings

Paget-Brown Financial Services Limited

Century Yard

Cricket Square

P.O. Box 1111

George Town, Grand Cayman

KY1-1102, Cayman Islands

Attn: The Directors

Email: notices@pagetbrownfs.com

With a copy to (which shall not constitute notice): Proskauer Rose LLP Eleven Times Square New York, NY 10036-8299 Attn: Michael E. Ellis; Kunal Dogra Email: mellis@proskauer.com; KDogra@proskauer.com

If to the Holder, to: [•] [•] [•] Attn: [•] Email: [•]	With a copy to (which shall not constitute notice): [•] [•] [•] Attn: [•] Email: [•]

(i) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Pubco and the Holder. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

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(j) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(k) Specific Performance. The Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by the Holder, money damages will be inadequate and Pubco will have no adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Holder in accordance with their specific terms or were otherwise breached. Accordingly, Pubco shall be entitled to seek an injunction, specific performance or other equitable remedy to prevent or remedy any breach of this Agreement and to seek to enforce specifically the terms and provisions hereof, in each case, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

(l) Entire Agreement. This Agreement sets out the entire agreement among the Parties in respect of the subject matter contained herein and, save to the extent expressly set out in this Agreement, supersedes and extinguishes any prior drafts, agreements, undertakings, warranties, promises, assurances and arrangements of any nature whatsoever, whether or not in writing, relating thereto; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the Parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Pubco or any of the obligations of the Holder under any other agreement between the Holder and Pubco, or any certificate or instrument executed by the Holder in favor of Pubco, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Pubco or any of the obligations of the Holder under this Agreement.

(m) Further Assurances. From time to time, at the other Party’s request and without further consideration (but at the requesting Party’s reasonable cost and expense), each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

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(n) Counterparts. This Agreement may be executed and delivered (including by email or other electronic transmission) in counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank]

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SCHEDULE 1

Name of Holder	Number of Shares
[•]	[•]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

HOLDER:

[COMPANY SHAREHOLDER]

By:
Name: Title:

PUBCO:

OPSEC HOLDINGS

By:
Name: Title:

[Signature Page to Lock-Up Agreement]

Exhibit E

Form of New Registration Rights Agreement

See attached.

Exhibit E

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [•] 2023, by and among (i) OpSec Holdings, a Cayman Islands exempted company incorporated with limited liability (“Pubco”), (ii) the parties listed on Schedule A hereto (each such party, together with the Sponsor and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “Holder” and collectively, the “Holders”), and (iii) for the limited purpose set forth in Section 5.5 of this Agreement, Investcorp Europe Acquisition Corp I, a Cayman Islands exempted company incorporated with limited liability (“SPAC”). Certain capitalized terms used and not otherwise defined herein shall have the meanings set forth the Business Combination Agreement (as defined below).

WHEREAS, (i) Pubco; (ii) SPAC; (iii) the Sponsor; (iv) Opal Merger Sub I, a Cayman Islands exempted company incorporated with limited liability (“Merger Sub I”); (v) Opal Merger Sub II, a Cayman Islands exempted company incorporated with limited liability (“Merger Sub II”), (vi) Orca Holdings Limited, a Cayman Islands exempted company incorporated with limited liability (the “Company”), (vii) Orca Midco Limited, a private limited company incorporated under the Laws of England and Wales, (viii) Orca Bidco Limited, a private limited company incorporated under the Laws of England and Wales and a Subsidiary of the Company, (ix) Investcorp Technology Secondary Fund 2018, L.P., a Cayman Islands exempted limited partnership (“ITSF”), and (x) Mill Reef Capital Fund SCS, a limited partnership (société en commandite simple) organized under the laws of Luxembourg (“Mill Reef”, and together with ITSF, the “Company Shareholders”), have entered into that certain Business Combination Agreement dated as of April 25, 2023 (the “Business Combination Agreement”), pursuant to which, among other things, (a) the Company Shareholders will contribute all of the issued and outstanding Company Ordinary Shares to Pubco in exchange for (i) Pubco Ordinary Shares, and (ii) an amount in cash equal to their respective Pro Rata Portion of the Cash Consideration Amount, (b) the Company will merge with and into Merger Sub I, and (c) SPAC will merge with and into Merger Sub II, as a result of which, among other things, (i) the issued and outstanding SPAC Class A Shares shall be exchanged for Pubco Ordinary Shares, (ii) the issued and outstanding SPAC Class B Shares shall be transferred to Pubco in exchange for Pubco Ordinary Shares, and (iii) the SPAC Warrants shall be exchanged for warrants issued by Pubco and exercisable for Pubco Ordinary Shares;

WHEREAS, the Holders are the holders of Pubco Ordinary Shares (or Pubco Warrants to acquire Pubco Ordinary Shares) set forth in Schedule A to this Agreement;

WHEREAS, on or about the date hereof, each of the Company Shareholders is entering into a lock-up agreement with Pubco (each a “New Lock-Up Agreement”), pursuant to which, among other things, each Company Shareholder agrees not to transfer Pubco Ordinary Shares for a certain period of time following the Second Merger Closing (as defined in the Business Combination Agreement), subject to certain exceptions specified therein;

WHEREAS, in connection with the execution and delivery of the Business Combination Agreement, the Sponsor Members, SPAC and the other parties thereto have entered into an amendment to that certain Letter Agreement, dated as of December 14, 2021, by and between the Sponsor Members and SPAC to modify the lock-up restrictions set forth therein (such agreement, as amended, the “Sponsor Letter Agreement” and together with the New Lock-Up Agreements, the “Lock-Up Agreements”);

WHEREAS, SPAC and Sponsor entered into that certain Registration Rights Agreement, dated as of December 14, 2021 (the “Prior Agreement”);

WHEREAS, SPAC and Sponsor wish to terminate the Prior Agreement, with such termination effective as of the date hereof, in order to provide the Sponsor the registration rights included herein; and

WHEREAS, the parties hereto are entering into this Agreement concurrently with, and contingent upon, the Second Merger Closing.

NOW, THEREFORE, in consideration of the mutual representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Definitions. The terms defined in this Article 1 shall, for all purposes of this agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the principal executive officer or principal financial officer of Pubco, after consultation with counsel to Pubco, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) Pubco has a bona fide business purpose for not making such information public.

“Agreement” shall mean this Registration Rights Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Board” shall mean the Board of Directors of Pubco.

“Business Combination Agreement” shall have the meaning given in the Recitals hereto.

“Commission” shall mean the United States Securities and Exchange Commission.

“Company Shareholders” shall have the meaning given in the Recitals hereto.

“Demand Registration” shall have the meaning given in Section 2.1.

“Demanding Holder” shall have the meaning given in Section 2.1.

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“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as it may be amended from time to time.

“Holders” shall have the meaning given in the Preamble hereto.

“ITSF” shall have the meaning given in the Recitals hereto.

“Lock-Up Agreement” shall have the meaning given in the Recitals hereto.

“Maximum Number of Securities” shall have the meaning given in Section 2.1(e).

“Merger Sub I” shall have the meaning given in the Recitals hereto.

“Merger Sub II” shall have the meaning given in the Recitals hereto.

“Mill Reef” shall have the meaning given in the Recitals hereto.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement not misleading or, in the case of a Prospectus, not misleading in the light of the circumstances under which they were made.

“New Lock-Up Agreement” shall have the meaning given in the Recitals hereto.

“Pubco Ordinary Shares” shall mean the ordinary shares, with a par value of US$0.0001, of Pubco.

“Permitted Transferees” shall mean any person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the lock-up period in the applicable Lock-Up Agreement and any other applicable agreement between such Holder and Pubco, and to any subsequent transferee thereafter.

“Piggyback Registration” shall have the meaning given in Section 2.2(a).

“PIPE Subscription Agreements” means those certain subscription agreements, each dated [•], 2023, entered into by and among Pubco and the persons identified therein as “Subscribers”.

“Prior Agreement” shall have the meaning given in the Recitals hereto.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Pubco” shall have the meaning given in the Preamble hereto.

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“Registrable Security” shall mean the Pubco Ordinary Shares and securities set forth on Schedule A (including any warrants, shares of capital stock or other securities of Pubco issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Pubco Ordinary Shares); provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act after the date of this Agreement and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by Pubco and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; or (iv) such securities have been sold to, or through, a broker, dealer or Underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses relating to a Registration, including, without limitation, the following:

(a)

all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Pubco Ordinary Shares are then listed;

(b)

fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters, if any, in connection with blue sky qualifications of Registrable Securities);

(c)	printing, messenger, telephone and delivery expenses;

(d)	reasonable fees and disbursements of counsel for Pubco;

(e)	reasonable fees and disbursements of all independent registered public accountants of Pubco incurred specifically in connection with such Registration; and

(f)

reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders initiating a Demand Registration to be registered for offer and sale in the applicable Registration.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in Section 2.1(b).

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“Securities Act” shall mean the U.S. Securities Act of 1933, as amended from time to time.

“Shelf Registration” and “Shelf Registration Statement” shall have the meaning given in Section 2.1(a).

“SPAC” shall have the meaning given in the Preamble hereto.

“Sponsor” shall mean Europe Acquisition Holdings Limited, a Cayman Islands exempted company.

“Sponsor Letter Agreement” shall have the meaning given in the Recitals hereto.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of Pubco are sold to one or more Underwriters in a firm commitment underwriting for distribution to the public.

2.	Registrations.

2.1	Demand Registration.

(a)

As soon as practicable but no later than thirty (30) Business Days following the Second Merger Closing (the “Filing Date”), Pubco shall prepare and file with the Commission a shelf registration statement under Rule 415 of the Securities Act (such registration statement, a “Shelf Registration Statement”) covering the resale of all the Registrable Securities (determined as of two Business Days prior to such filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf Registration Statement declared effective as soon as practicable after the filing thereof and no later than the earlier of (x) the 60th calendar day (or the ninetieth (90th) calendar day if the Commission notifies Pubco that it will “review” the Shelf Registration Statement) following the Closing Date and (y) the tenth (10th) business day after the date Pubco is notified (orally or in writing, whichever is earlier) by the Commission that such Shelf Registration Statement will not be “reviewed” or will not be subject to further review. Such Shelf Registration Statement shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. Pubco shall maintain the Shelf Registration Statement in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf Registration Statement continuously effective, available for use to permit all Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event Pubco files a Shelf Registration Statement on Form F-1, Pubco shall use commercially reasonable efforts to convert such Shelf Registration Statement to a Shelf Registration Statement on Form F-3 as soon as practicable after Pubco is eligible to use Form F-3.

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(b)

Request for Registration. Subject to the provisions of Section 2.1(e) hereof, at any time and from time to time on or after the date hereof, Holders of Registrable Securities (the “Demanding Holders”) may make a written demand for Registration of all or part of their Registrable Securities with a fair market value of at least $30 million, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). Pubco shall, within twenty (20) days of Pubco’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify Pubco, in writing, within three (3) Business Days after the receipt by the Holder of the notice from Pubco. Upon receipt by Pubco of any such written notification from a Requesting Holder(s) to Pubco, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and Pubco shall effect, as soon thereafter as practicable, but not more than forty five (45) days immediately after Pubco’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. Under no circumstances shall Pubco be obligated to effect more than one (1) Registration pursuant to a Demand Registration in any six (6) month period under this Section 2.1(b) with respect to any or all Registrable Securities. Each Holder agrees that such Holder shall treat as confidential the receipt of the notice of Demand Registration and shall not disclose or use the information contained in such notice of Demand Registration without the prior written consent of Pubco or until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.

(c)

Effective Registration. Notwithstanding the provisions of Section 2.1(b) above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) Pubco has complied with all of its obligations under this Agreement with respect thereto; provided further that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently enjoined by any stop order or injunction of the Commission, federal or state court or any other governmental agency, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until (i) such stop order or injunction is removed, rescinded or otherwise terminated and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively

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elect to continue with such Registration and accordingly notify Pubco in writing of such election not later than five (5) days following such removal, rescinding or termination; provided further that Pubco shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

(d)

Underwritten Offering. Subject to the provisions of Section 2.1(e) hereof, if a majority-in-interest of the Demanding Holders so advise Pubco as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.1(c) shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Demanding Holders initiating the Demand Registration.

(e)

Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advise Pubco, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Pubco Ordinary Shares or other equity securities that Pubco desires to sell and the Pubco Ordinary Shares, if any, as to which a Registration has been requested pursuant to separate written contractual piggyback registration rights held by any other shareholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then Pubco shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Registration) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Pubco Ordinary Shares or other equity securities that Pubco desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Pubco Ordinary Shares

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or other equity securities of other persons or entities that Pubco is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

(f)

Demand Registration Withdrawal. A majority-in-interest of the Demanding Holders initiating a Demand Registration or a majority- in-interest of the Requesting Holders (if any), pursuant to a Registration under Section 2.1(b) shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to Pubco and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration at least three (3) Business Days prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration (or in the case of an Underwritten Registration pursuant to Rule 415 under the Securities Act, at least five (5) Business Days prior to the time of pricing of the applicable offering).

2.2	Piggyback Registration.

(a)

Piggyback Rights. If, at any time on or after the date hereof, Pubco proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of persons other than the Holders of Registrable Securities, other than a Registration Statement (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to Pubco’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of Pubco, (iv) for a registered offering not involving a “road show” or other substantial marketing efforts or a widespread distribution of securities, such as a “registered direct” offering (whether or not underwritten), (v) for an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal, or (vi) for a dividend reinvestment plan, then Pubco shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as reasonably practicable but not less than five (5) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within three (3) Business Days after receipt of such written notice (such Registration a “Piggyback Registration”). Pubco shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2(a) to be included in a Piggyback Registration on the same terms and conditions as any similar securities of Pubco

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included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.2(a) shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by Pubco. Pubco shall have the right to terminate or withdraw any Registration Statement initiated by it under this Section 2.2(a) before the effective date of such Registration, whether or not any Holder has elected to include Registrable Securities in such Registration.

(b)

Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advise Pubco and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the Pubco Ordinary Shares that Pubco desires to sell, taken together with (i) the Pubco Ordinary Shares, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the Pubco Ordinary Shares, if any, as to which Registration has been requested pursuant to separate written contractual piggyback registration rights of other shareholders of Pubco, exceeds the Maximum Number of Securities, then:

(i)

If the Registration is undertaken for Pubco’s account, Pubco shall include in any such Registration: (A) first, the Pubco Ordinary Shares or other equity securities that Pubco desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2(a) hereof, pro rata based on the respective number of Registrable Securities that each Holder has so requested exercising its rights to register its Registrable Securities pursuant to Section 2.2(a) hereof, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Pubco Ordinary Shares, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other shareholders of Pubco, which can be sold without exceeding the Maximum Number of Securities;

(ii)

If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then Pubco shall include in any such Registration: (A) first, the Pubco Ordinary Shares or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the

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Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2(a), pro rata based on the respective number of Registrable Securities that each Holder has so requested exercising its rights to register its Registrable Securities pursuant to Section 2.2(a) hereof, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Pubco Ordinary Shares or other equity securities that Pubco desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Pubco Ordinary Shares or other equity securities for the account of other persons or entities that Pubco is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

(c)

Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to Pubco and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration (or in the case of an Underwritten Registration pursuant to Rule 415 under the Securities Act, at least five (5) Business Days prior to the time of pricing of the applicable offering). Pubco (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, Pubco shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2(c).

(d)

Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.3

Restrictions on Registration Rights. If: (A) during the period starting with the date sixty (60) days prior to Pubco’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Pubco-initiated Registration and provided that Pubco has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to Section 2.1(a) and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Registration and Pubco and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Demand Registration would be seriously detrimental to Pubco and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in

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each case Pubco shall furnish to such Holders a certificate signed by the Chairman of the Board or another authorized representative of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to Pubco for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, Pubco shall have the right to defer such filing for a period of not more than forty-five (45) days; provided, however, that Pubco shall not defer its obligation in this manner more than once in any 12-month period.

3.	Pubco Procedures.

3.1

General Procedures. If at any time on or after the date hereof Pubco is required to effect the Registration of Registrable Securities, Pubco shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto Pubco shall, as expeditiously as reasonably possible:

(a)

prepare and file with the Commission as soon as reasonably practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for a period of up to one hundred eighty (180) days or, if earlier, until all Registrable Securities covered by such Registration Statement have been sold;

(b)

prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the majority-in-interest of the Holders with Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by Pubco or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

(c)

prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

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(d)

prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of Pubco and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that Pubco shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

(e)	cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by Pubco are then listed;

(f)	provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

(g)

advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(h)

at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (other than by way of a document incorporated by reference into such Registration Statement or Prospectus) furnish a copy thereof to each seller of such Registrable Securities or its counsel;

(i)

notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

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(j)

permit a representative of the Holders (such representative to be selected by a majority-in-interest of the participating Holders), the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriters to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause Pubco’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to Pubco, prior to the release or disclosure of any such information;

(k)

obtain a “cold comfort” letter from Pubco’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter(s) may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

(l)

on the date the Registrable Securities are delivered for sale pursuant to such Registration, in the event of an Underwritten Registration, obtain an opinion, dated such date, of counsel representing Pubco for the purposes of such Registration, addressed to the Underwriters, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;

(m)	in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter(s) of such offering;

(n)

make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of Pubco’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

(o)

if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its reasonable efforts to make available senior executives of Pubco to participate in customary “road show” presentations that may be reasonably requested by the Underwriter(s) in any Underwritten Offering; and

(p)	otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by, the Holders in connection with such Registration.

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3.2

Registration Expenses. The Registration Expenses of all Registrations shall be borne by Pubco; provided, however, that Pubco shall not be required to pay for more than one (1) registration proceeding with respect to a registration request begun pursuant to Section 2.1 by the Demanding Holders, if such registration request is subsequently withdrawn at the request of the Demanding Holders. Any Registration Expenses of Registrations not borne by Pubco pursuant to the immediately preceding sentence shall be borne by the Demanding Holders pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3

Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of Pubco pursuant to a Registration initiated by Pubco hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by Pubco and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4

Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from Pubco that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that Pubco hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice), or until he, she or it is advised in writing by Pubco that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require Pubco to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to Pubco for reasons beyond Pubco’s control, Pubco may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, determined in good faith by Pubco to be necessary for such purpose. In the event Pubco exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. Pubco shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5

Reporting Obligations. As long as any Holder shall own Registrable Securities, Pubco, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Pubco after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. Pubco further covenants that it shall take such further action as

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any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Pubco Ordinary Shares held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission, to the extent that such rule or such successor rule is available to Pubco), including providing any customary legal opinions. Upon the request of any Holder, Pubco shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

4.	Indemnification and Contribution.

4.1	Indemnification.

(a)

In connection with any Registration Statement in which a Holder of Registrable Securities is participating, Pubco agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Pubco by such Holder expressly for use therein. Pubco shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder. Notwithstanding the foregoing, the indemnity agreement contained in this Section 4.1(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of Pubco, which consent shall not be unreasonably withheld, conditioned, or delayed.

(b)

In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to Pubco in writing such information and affidavits as Pubco reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify Pubco, its directors and officers and agents and each person who controls Pubco (within the meaning of the Securities Act) and any other Holder of Registrable Securities participating in the Registration, against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by

15

such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of Pubco.

(c)

Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which he, she or it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)

The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. Pubco and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event Pubco’s or such Holder’s indemnification is unavailable for any reason.

(e)

If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses,

16

claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1(e) shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability except in the case of fraud or willful misconduct by such Holder. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1(a), 4.1(b) and 4.1(c) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1(e) from any person who was not guilty of such fraudulent misrepresentation.

5.	Miscellaneous.

5.1

Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery (a) in person, (b) by e-mail (having obtained electronic delivery confirmation thereof), (c) by reputable, internationally recognized overnight courier service, or (d) by registered or certified mail, pre-paid and return receipt requested, provided, however, that notice given pursuant to clauses (c) and (d) above shall not be effective unless a duplicate copy of such notice is also given in person or by e-mail (having obtained electronic delivery confirmation thereof); in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

To Pubco:

OpSec Holdings

Paget-Brown Financial Services Limited

Century Yard

Cricket Square

P.O. Box 1111

George Town, Grand Cayman

KY1-1102, Cayman Islands

Attn: The Directors

Email: notices@pagetbrownfs.com

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With a copy (which will not constitute notice) to:

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036-8299

Attn: Michael E. Ellis; Kunal Dogra

Email: mellis@proskauer.com; KDogra@proskauer.com

To a Holder: to the address set forth beside such Holder’s name on Schedule A hereto.

5.2	Assignment; No Third Party Beneficiaries.

(a)	This Agreement and the rights, duties and obligations of Pubco hereunder may not be assigned or delegated by Pubco in whole or in part.

(b)

Prior to the expiration of the lock-up period in the applicable Lock-Up Agreement, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee but only if such Permitted Transferee assumes such Holder’s rights and obligations under this Agreement upon its, his or her execution and delivery of a joinder agreement, in form and substance reasonably acceptable to Pubco agreeing to be bound by the terms and conditions of this Agreement as if such person were a Holder party hereto; whereupon such person will be treated for all purposes of this Agreement, with the same rights, benefits and obligations hereunder as such Holder with respect to the transferred Registrable Securities.

(c)

This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

(d)	This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

(e)

No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate Pubco unless and until Pubco shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to Pubco, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

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5.3

Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

5.4

Counterparts. This Agreement may be executed and delivered (including by email or other electronic transmission) in counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

5.5

Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written. Without limiting the generality of the foregoing, SPAC and Sponsor hereby agree that the Prior Agreement is hereby terminated and of no further force or effect.

5.6	Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)

This Agreement and any non-contractual rights or obligations arising out of or in connection with it shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of New York.

(b)

Any Action based upon, arising out of or related to this Agreement must be brought in the state and federal courts sitting in the State of New York located in New York County and the United States District Court for the Southern District of the State of New York, respectively, and each of the parties hereto irrevocably (a) submits to the exclusive jurisdiction of each such court in any such Action, (b) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (c) agrees that all claims in respect of the Action shall be heard and determined only in any such court, and (d) agrees not to bring any Action arising out of or relating to this Agreement in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence Actions or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 5.6.

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(c)

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.

5.7

Amendments and Modifications. Upon the written consent of Pubco and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the shares of Pubco, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or Pubco and any other party hereto or any failure or delay on the part of a Holder or Pubco in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or Pubco. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party. Any amendment, termination, or waiver effected in accordance with this Section 5.7 shall be binding on each party hereto and all of such party’s successors and permitted assigns, regardless of whether or not any such party, successor or assignee entered into or approved such amendment, termination, or waiver.

5.8	Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

5.9

Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

5.10

Remedies Cumulative. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

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5.11

Other Registration Rights. Pubco represents and warrants that no person, other than a holder of (i) Registrable Securities, or (ii) securities of Pubco that are registrable pursuant to the PIPE Subscription Agreements has any right to require Pubco to register any securities of Pubco for sale or to include such securities of Pubco in any Registration filed by Pubco for the sale of securities for its own account or for the account of any other person. Further, Pubco represents and warrants that, except with respect to the PIPE Subscription Agreements, this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail. Notwithstanding the foregoing, Pubco and the Holders hereby acknowledge that Pubco has granted resale registration rights to certain holders of Pubco securities in the PIPE Subscription Agreements, and that nothing herein shall restrict the ability of Pubco to fulfil its resale registration obligations under such agreements.

5.12

Term. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement and (ii) the date as of which no Registrable Securities remain outstanding. The provisions of Section 3.5 and Article 4 shall survive any termination.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

PUBCO:

OPSEC HOLDINGS

By:
Name:
Title:

SPAC:

INVESTCORP EUROPE ACQUISITION CORP I

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

[•]

By:
Name:
Title:

[•]
By:
Name:
Title:

[•]

By:
Name:
Title:

[•]

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

SCHEDULE A

Holder	Address	Number of Pubco Ordinary Shares or securities

Exhibit F

Form of First Plan of Merger

See attached.

Exhibit F

The Companies Act (As Revised) of the Cayman Islands

Plan of Merger

This plan of merger (the “Plan of Merger”) is made on [•] between Opal Merger Sub I, a Cayman Islands exempted company incorporated with limited liability and having its registered office at Paget-Brown Financial Services Limited, Century Yard, Cricket Square, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands (the “Surviving Company”) and Orca Holdings Limited, a Cayman Islands exempted company incorporated with limited liability and having its registered office at Paget-Brown Financial Services Limited, Century Yard, Cricket Square, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands (the “Merging Company”).

WHEREAS, the Merging Company is a Cayman Islands exempted company incorporated with limited liability and is entering into this Plan of Merger pursuant to the provisions of Part XVI of the Companies Act (As Revised), of the Cayman Islands (the “Cayman Companies Act”).

WHEREAS, the Surviving Company is a Cayman Islands exempted company incorporated with limited liability and is entering into this Plan of Merger pursuant to the provisions of Part XVI of the Cayman Companies Act.

WHEREAS, the directors of the Merging Company and the directors of the Surviving Company deem it desirable and in the commercial interests of the Merging Company and the Surviving Company, respectively, that the Merging Company be merged with and into the Surviving Company and that the undertaking, property and liabilities of the Merging Company vest in the Surviving Company (the “Merger”).

Terms not otherwise defined in this Plan of Merger shall have the meanings given to them under the Business Combination Agreement dated April 25, 2023 and made between, amongst others, the Surviving Company and the Merging Company (the “Business Combination Agreement”), a copy of which is annexed at Annexure 1 hereto.

Now therefore this Plan of Merger provides as follows:

1.	The constituent companies (as defined in the Cayman Companies Act) to this Merger are the Surviving Company and the Merging Company.

2.	The surviving company (as defined in the Cayman Companies Act) is the Surviving Company.

3.

The registered office of each of the Surviving Company and the Merging Company is c/o Paget-Brown Financial Services Limited, Century Yard, Cricket Square, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands.

4.

Immediately prior to the Effective Date (as defined below), the share capital of the Surviving Company will be US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each and the Surviving Company will have one ordinary share in issue.

5.

Immediately prior to the Effective Date (as defined below), the share capital of the Merging Company will be £25,000 divided into 25,000 ordinary shares with a par value of £1 per share and the Merging Company will have 1,000 ordinary shares in issue.

6.

The date on which it is intended that the Merger is to take effect is the date that this Plan of Merger is registered by the Registrar in accordance with section 233(13) of the Cayman Companies Act (the “Effective Date”).

7.

The terms and conditions of the Merger, including the manner and basis of cancelling the one ordinary share of the Surviving Company and converting the ordinary shares of the Merging Company into one ordinary share of the Surviving Company, are set out in the Business Combination Agreement in the form annexed at Annexure 1 hereto.

8.

The rights and restrictions attaching to the shares in the Surviving Company are set out in the Amended and Restated Memorandum and Articles of Association of the Surviving Company in the form annexed at Annexure 2 hereto.

9.

The Memorandum and Articles of Association of the Surviving Company shall be amended and restated by the deletion in their entirety and the substitution in their place of the Amended and Restated Memorandum and Articles of Association in the form annexed at Annexure 2 hereto on the Effective Date.

10.	There are no amounts or benefits, which are or shall be paid or payable to any director of either constituent company or the Surviving Company consequent upon the Merger.

11.	The Merging Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

12.	The Surviving Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

13.	The names and addresses of each director of the surviving company (as defined in the Cayman Companies Act) are:

a.	[Insert name of Director] of [Insert personal address of Director];

b.	[Insert name of Director] of [Insert personal address of Director];

c.	[repeat for all Directors of the surviving company (i.e. the merged entity)].

14.	Upon the Merger becoming effective, the Surviving Company shall be renamed “OpSec Holdings Limited”.

15.	This Plan of Merger has been approved by the board of directors of each of the Surviving Company and the Merging Company pursuant to section 233(3) of the Cayman Companies Act.

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16.

This Plan of Merger has been authorised by the shareholders of the Merging Company pursuant to section 233(6) of the Cayman Companies Act by way of unanimous written resolutions of the shareholders of the Merging Company. This Plan of Merger has been authorised by the sole shareholder of the Surviving Company pursuant to section 233(6) of the Cayman Companies Act.

17.	At any time prior to the Effective Date, this Plan of Merger may be:

a)	terminated by the board of directors of either the Surviving Company or the Merging Company;

b)	amended by the board of directors of both the Surviving Company and the Merging Company to:

i.	change the Effective Date provided that such changed date shall not be a date later than the ninetieth day after the date of registration of this Plan of Merger with the Registrar of Companies; and

ii.

effect any other changes to this Plan of Merger which the directors of both the Surviving Company and the Merging Company deem advisable, provided that such changes do not materially adversely affect any rights of the shareholders of the Surviving Company or the Merging Company, as determined by the directors of both the Surviving Company and the Merging Company, respectively.

18.	This Plan of Merger may be executed in counterparts.

19.	This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.

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In witness whereof, the parties hereto have caused this Plan of Merger to be executed on the day and year first above written.

SIGNED by	)

Duly authorised for	)

and on behalf of	)	Director

OPAL MERGER SUB I	)

SIGNED by	)

Duly authorised for	)

and on behalf of	)	Director

ORCA HOLDINGS LIMITED	)

Annexure 1

Business Combination Agreement

(See attached).

Annexure 2

Amended and Restated Memorandum and Articles of Association of the Surviving Company

(See attached).

Exhibit G

Form of Amended Company Charter

See attached.

Exhibit G

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

OPSEC HOLDINGS LIMITED

(ADOPTED BY SPECIAL RESOLUTION DATED [•] 2023)

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

OPSEC HOLDINGS LIMITED

(ADOPTED BY SPECIAL RESOLUTION DATED [•] 2023)

1.	The name of the company is OpSec Holdings Limited (the “Company”).

2.

The registered office of the Company will be situated at the offices of Paget-Brown Financial Services Limited, Century Yard, Cricket Square, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands or at such other location as the Directors may from time to time determine.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act (as amended) of the Cayman Islands (the “Companies Act”).

4.

The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act.

5.

The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.	The liability of the shareholders of the Company is limited to the amount, if any, unpaid on the shares respectively held by them.

7.

The authorised share capital of the Company is US$50,000 divided into 500,000,000 shares with a nominal or par value of US$0.0001 each provided always that subject to the Companies Act and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

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8.	The Company may exercise the power contained in Section 206 of the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

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THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

OPSEC HOLDINGS LIMITED

(ADOPTED BY SPECIAL RESOLUTION DATED [•] 2023)

REF: RE/AP/O1958-182351

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DIRECTORS	15

ALTERNATE DIRECTOR	15

POWERS AND DUTIES OF DIRECTORS	15

BORROWING POWERS OF DIRECTORS	17

THE SEAL	17

DISQUALIFICATION OF DIRECTORS	18

PROCEEDINGS OF DIRECTORS	18

DIVIDENDS	20

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION	21

CAPITALISATION OF RESERVES	22

SHARE PREMIUM ACCOUNT	23

NOTICES	23

INDEMNITY	24

NON-RECOGNITION OF TRUSTS	25

WINDING UP	25

AMENDMENT OF ARTICLES OF ASSOCIATION	26

CLOSING OF REGISTER OR FIXING RECORD DATE	26

REGISTRATION BY WAY OF CONTINUATION	26

MERGERS AND CONSOLIDATION	27

DISCLOSURE	27

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THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

OPSEC HOLDINGS LIMITED

(ADOPTED BY SPECIAL RESOLUTION DATED [•] 2023)

TABLE A

The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Act shall not apply to OpSec Holdings Limited (the “Company”) and the following Articles shall comprise the Articles of Association of the Company.

INTERPRETATION

1.	In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Articles” means these articles of association of the Company, as amended or substituted from time to time.

“Branch Register” means any branch Register of such category or categories of Members as the Company may from time to time determine.

“Class” or “Classes” means any class or classes of Shares as may from time to time be issued by the Company.

“Companies Act” means the Companies Act (as amended) of the Cayman Islands.

“Directors” means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof.

“Memorandum of Association” means the memorandum of association of the Company, as amended or substituted from time to time.

“Office” means the registered office of the Company as required by the Companies Act.

“Officers” means the officers for the time being and from time to time of the Company.

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“Ordinary Resolution” means a resolution:

(a)

passed by a simple majority of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)

approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

“paid up” means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up.

“Person” means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires, other than in respect of a Director or Officer in which circumstances Person shall mean any person or entity permitted to act as such in accordance with the laws of the Cayman Islands.

“Principal Register”, where the Company has established one or more Branch Registers pursuant to the Companies Act and these Articles, means the Register maintained by the Company pursuant to the Companies Act and these Articles that is not designated by the Directors as a Branch Register.

“Register” means the register of Members of the Company required to be kept pursuant to the Companies Act and includes any Branch Register(s) established by the Company in accordance with the Companies Act.

“Seal” means the common seal of the Company (if adopted) including any facsimile thereof.

“Secretary” means any Person appointed by the Directors to perform any of the duties of the secretary of the Company.

“Share” means a share in the capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share.

“Shareholder” or “Member” means a Person who is registered as the holder of Shares in the Register and includes each subscriber to the Memorandum of Association pending entry in the Register of such subscriber.

“Share Premium Account” means the share premium account established in accordance with these Articles and the Companies Act.

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“signed” means bearing a signature or representation of a signature affixed by mechanical means.

“Special Resolution” means a special resolution of the Company passed in accordance with the Companies Act, being a resolution:

(a)

passed by a majority of not less than two-thirds of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)

approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

“Treasury Shares” means Shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)	reference to a dollar or dollars or USD (or $) and to a cent or cents is reference to dollars and cents of the United States of America;

(e)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)

reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case;

(g)

reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another; and

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(h)	Sections 8 and 19(3) of the Electronic Transactions Act (As Amended) of the Cayman Islands shall not apply to these Articles or to any notices issued in connection herewith.

3.	Subject to the preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.	The business of the Company may be commenced at any time after incorporation.

5.

The Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.

The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.

The Directors shall keep, or cause to be kept, the Register at such place or (subject to compliance with the Companies Act and these Articles) places as the Directors may from time to time determine. In the absence of any such determination, the Register shall be kept at the Office. The Directors may keep, or cause to be kept, one or more Branch Registers as well as the Principal Register in accordance with the Companies Act, provided always that a duplicate of such Branch Register(s) shall be maintained with the Principal Register in accordance with the Companies Act.

SHARES

8.	Subject to these Articles, all Shares for the time being unissued shall be under the control of the Directors who may:

(a)	issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; and

(b)	grant options with respect to such Shares and issue warrants or similar instruments with respect thereto;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.

9.

The Directors, or the Shareholders by Ordinary Resolution, may authorise the division of Shares into any number of Classes and sub-classes and the different Classes and sub-classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Directors or the Shareholders by Ordinary Resolution.

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10.

The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of their subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

11.	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

MODIFICATION OF RIGHTS

12.

Whenever the capital of the Company is divided into different Classes (and as otherwise determined by the Directors) the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued Shares of the relevant Class, or with the sanction of a resolution passed at a separate meeting of the holders of the Shares of such Class by a majority of two-thirds of the votes cast at such a meeting. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons at least holding or representing by proxy one-third in nominal or par value amount of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Shareholder of the Class shall on a poll have one vote for each Share of the Class held by them. For the purposes of this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes. The Directors may vary the rights attaching to any Class without the consent or approval of Shareholders provided that the rights will not, in the determination of the Directors, be materially adversely varied or abrogated by such action.

13.

The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that Class, be deemed to be materially adversely varied or abrogated by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them or the redemption or purchase of any Shares of any Class by the Company.

CERTIFICATES

14.	No Person shall be entitled to a certificate for any or all of their Shares, unless the Directors shall determine otherwise.

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FRACTIONAL SHARES

15.

The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

LIEN

16.

The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share (whether or not fully paid) registered in the name of a Person indebted or under liability to the Company (whether they are the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by them or their estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it.

17.

The Company may sell, in such manner as the Directors may determine, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of their death or bankruptcy.

18.

For giving effect to any such sale the Directors may authorise some Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and they shall not be bound to see to the application of the purchase money, nor shall their title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

19.

The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

CALLS ON SHARES

20.

The Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares.

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21.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

22.

If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

23.

The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

24.

The Directors may make arrangements on the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

25.

The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by them, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors.

FORFEITURE OF SHARES

26.

If a Shareholder fails to pay any call or instalment of a call in respect of any Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on them requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

27.

The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

28.

If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

29.

A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

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30.

A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by them to the Company in respect of the Shares forfeited, but their liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

31.

A statutory declaration in writing that the declarant is a Director, and that a Share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

32.

The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall their title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

33.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

34.

The instrument of transfer of any Share shall be in any usual or common form or such other form as the Directors may determine and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

35.	Subject to the terms of issue thereof, the Directors may determine to decline to register any transfer of Shares without assigning any reason therefor.

36.	The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine.

37.

All instruments of transfer that are registered shall be retained by the Company, but any instrument of transfer that the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same.

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TRANSMISSION OF SHARES

38.

The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased holder of the Share, shall be the only Person recognised by the Company as having any title to the Share.

39.

Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered themself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

40.

A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which they would be entitled if they were the registered Shareholder, except that they shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

ALTERATION OF SHARE CAPITAL

41.	The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.

42.	The Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(b)	convert all or any of its paid up Shares into stock and reconvert that stock into paid up Shares of any denomination;

(c)

subdivide its existing Shares, or any of them into Shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)

cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

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43.	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law and/or amend the name of the Company.

REDEMPTION, PURCHASE AND SURRENDER OF SHARES

44.	Subject to the Companies Act, the Company may:

(a)	issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as the Directors may determine;

(b)	purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors may determine and agree with the Shareholder;

(c)	make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Companies Act, including out of its capital; and

(d)	accept the surrender for no consideration of any paid up Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.

45.

Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

46.	The redemption, purchase or surrender of any Share shall not be deemed to give rise to the redemption, purchase or surrender of any other Share.

47.

The Directors may when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie including, without limitation, interests in a special purpose vehicle holding assets of the Company or holding entitlement to the proceeds of assets held by the Company or in a liquidating structure.

TREASURY SHARES

48.

Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Act. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.

49.

No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to members on a winding up) may be declared or paid in respect of a Treasury Share.

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50.	The Company shall be entered in the Register as the holder of the Treasury Shares provided that:

(a)	the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void;

(b)

a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Act, save that an allotment of Shares as fully paid bonus shares in respect of a Treasury Share is permitted and Shares allotted as fully paid bonus shares in respect of a treasury share shall be treated as Treasury Shares.

51.	Treasury Shares may be disposed of by the Company on such terms and conditions as determined by the Directors.

GENERAL MEETINGS

52.	The Directors may, whenever they think fit, convene a general meeting of the Company.

53.

The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason at any time prior to the time for holding such meeting or, if the meeting is adjourned, the time for holding such adjourned meeting. The Directors shall give Shareholders notice in writing of any cancellation or postponement. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

54.

General meetings shall also be convened on the requisition in writing of any Shareholder or Shareholders entitled to attend and vote at general meetings of the Company holding at least ten percent of the paid up voting share capital of the Company deposited at the Office specifying the objects of the meeting by notice given no later than 21 days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than 45 days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company.

55.

If at any time there are no Directors, any two Shareholders (or if there is only one Shareholder then that Shareholder) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.

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NOTICE OF GENERAL MEETINGS

56.

At least seven clear days’ notice in writing counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and the general nature of the business, shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such Persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of all the Shareholders entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Shareholders may think fit.

57.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

58.

All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, any report of the Directors or of the Company’s auditors, and the fixing of the remuneration of the Company’s auditors. No special business shall be transacted at any general meeting without the consent of all Shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

59.

No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Shareholders holding at least a majority of the paid up voting share capital of the Company present in person or by proxy and entitled to vote at that meeting shall form a quorum.

60.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder or Shareholders present and entitled to vote shall form a quorum.

61.

If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, participation in any general meeting of the Company may be by means of a telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

62.	The chair, if any, of the Directors shall preside as chair at every general meeting of the Company.

63.

If there is no such chair, or if at any general meeting they are not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chair, any Director or Person nominated by the Directors shall preside as chair, failing which the Shareholders present in person or by proxy shall choose any Person present to be chair of that meeting.

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64.	The chair may adjourn a meeting from time to time and from place to place either:

(a)	with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting); or

(b)	without the consent of such meeting if, in their sole opinion, they consider it necessary to do so to:

(i)	secure the orderly conduct or proceedings of the meeting; or

(ii)	give all persons present in person or by proxy and having the right to speak and / or vote at such meeting, the ability to do so,

but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen days or more, notice of the adjourned meeting shall be given in the manner provided for the original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

65.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chair or one or more Shareholders present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chair that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

66.	If a poll is duly demanded it shall be taken in such manner as the chair directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

67.

In the case of an equality of votes, whether on a show of hands or on a poll, the chair of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

68.

A poll demanded on the election of a chair of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chair of the meeting directs.

VOTES OF SHAREHOLDERS

69.

Subject to any rights and restrictions for the time being attached to any Share, on a show of hands every Shareholder present in person and every Person representing a Shareholder by proxy shall, at a general meeting of the Company, each have one vote and on a poll every Shareholder and every Person representing a Shareholder by proxy shall have one vote for each Share of which they or the Person represented by proxy is the holder.

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70.

In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

71.

A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by them, whether on a show of hands or on a poll, by their committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person, may vote in respect of such Shares by proxy.

72.

No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by them in respect of Shares carrying the right to vote held by them have been paid.

73.	On a poll votes may be given either personally or by proxy.

74.

The instrument appointing a proxy shall be in writing under the hand of the appointor or of their attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an Officer or attorney duly authorised. A proxy need not be a Shareholder.

75.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

76.

The instrument appointing a proxy shall be deposited at the Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting.

77.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

78.

A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

79.

Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which they represent as that corporation could exercise if it were an individual Shareholder or Director.

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DIRECTORS

80.

The name(s) of the first Director(s) shall either be determined in writing by a majority (or in the case of a sole subscriber that subscriber) of, or elected at a meeting of, the subscribers of the Memorandum of Association.

81.	The Company may by Ordinary Resolution appoint any Person to be a Director.

82.	Subject to these Articles, a Director shall hold office until such time as they are removed from office by Ordinary Resolution.

83.

The Company may by Ordinary Resolution from time to time fix the maximum and minimum number of Directors to be appointed but unless such numbers are fixed as aforesaid the minimum number of Directors shall be one and the maximum number of Directors shall be unlimited.

84.	The remuneration of the Directors may be determined by the Directors or by Ordinary Resolution.

85.	There shall be no shareholding qualification for Directors unless determined otherwise by Ordinary Resolution.

86.

The Directors shall have power at any time and from time to time to appoint any Person to be a Director, either as a result of a casual vacancy or as an additional Director, subject to the maximum number (if any) imposed by Ordinary Resolution.

ALTERNATE DIRECTOR

87.

Any Director may in writing appoint another Person to be their alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be authorised to sign such written resolutions where they have been signed by the appointing Director, and to act in such Director’s place at any meeting of the Directors. Every such alternate shall be entitled to attend and vote at meetings of the Directors as the alternate of the Director appointing them and where they are Director to have a separate vote in addition to their own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by them. Such alternate shall not be an Officer solely as a result of their appointment as an alternate other than in respect of such times as the alternate acts as a Director. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing them and the proportion thereof shall be agreed between them.

POWERS AND DUTIES OF DIRECTORS

88.

Subject to the Companies Act, these Articles and to any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

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89.

The Directors may from time to time appoint any Person, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, the office of president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any Person so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that their tenure of office be terminated.

90.

The Directors may appoint any Person to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution.

91.

The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

92.

The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in them.

93.

The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

94.

The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any Person to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such Person.

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95.

The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

96.	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

97.

The Directors may agree with a Shareholder to waive or modify the terms applicable to such Shareholder’s subscription for Shares without obtaining the consent of any other Shareholder; provided that such waiver or modification does not amount to a variation or abrogation of the rights attaching to the Shares of such other Shareholders.

98.

The Directors shall have the authority to present a winding up petition on behalf of the Company on the grounds that the Company is unable to pay its debts within the meaning of section 93 of the Companies Act or where a winding up petition has been presented, apply on behalf of the Company, for the appointment of a provisional liquidator without the sanction of a resolution passed by the Company at a general meeting.

BORROWING POWERS OF DIRECTORS

99.

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, or to otherwise provide for a security interest to be taken in such undertaking, property or uncalled capital, and to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

THE SEAL

100.

The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

101.

The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person

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or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

102.

Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISQUALIFICATION OF DIRECTORS

103.	The office of Director shall be vacated, if the Director:

(a)	becomes bankrupt or makes any arrangement or composition with their creditors;

(b)	dies or is found to be or becomes of unsound mind;

(c)	resigns their office by notice in writing to the Company;

(d)	is removed from office by Ordinary Resolution;

(e)	is removed from office by notice addressed to them at their last known address and signed by all of their co-Directors (not being less than two in number); or

(f)	is removed from office pursuant to any other provision of these Articles.

PROCEEDINGS OF DIRECTORS

104.

The Directors may meet together (either within or outside the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chair shall have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

105.

A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

106.

The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed, if there be two or more Directors the quorum shall be two, and if there be one Director the quorum shall be one. A Director represented by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

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107.

A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of their interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that they are to be regarded as interested in any contract or other arrangement which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that they may be interested therein and if they do so their vote shall be counted and they may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

108.

A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with their office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by their office from contracting with the Company either with regard to their tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding their interest, may be counted in the quorum present at any meeting of the Directors whereat such Director or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and they may vote on any such appointment or arrangement.

109.

Any Director may act by themselves or their firm in a professional capacity for the Company, and they or their firm shall be entitled to remuneration for professional services as if they were not a Director; provided that nothing herein contained shall authorise a Director or their firm to act as auditor to the Company.

110.	The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)	all appointments of Officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

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111.

When the chair of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

112.

A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of their appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors or their duly appointed alternate.

113.

The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

114.

The Directors may elect a chair of their meetings and determine the period for which they are to hold office but if no such chair is elected, or if at any meeting the chair is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chair of the meeting.

115.

Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chair of its meetings. If no such chair is elected, or if at any meeting the chair is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chair of the meeting.

116.

A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chair shall have a second or casting vote.

117.

All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

DIVIDENDS

118.

Subject to any rights and restrictions for the time being attached to any Shares, or as otherwise provided for in the Companies Act and these Articles, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

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119.

Subject to any rights and restrictions for the time being attached to any Shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

120.

The Directors may determine, before recommending or declaring any dividend, to set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the determination of the Directors, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

121.

Any dividend may be paid in any manner as the Directors may determine. If paid by cheque it will be sent through the post to the registered address of the Shareholder or Person entitled thereto, or in the case of joint holders, to any one of such joint holders at their registered address or to such Person and such address as the Shareholder or Person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the Person to whom it is sent or to the order of such other Person as the Shareholder or Person entitled, or such joint holders as the case may be, may direct.

122.

The Directors when paying dividends to the Shareholders in accordance with the foregoing provisions of these Articles may make such payment either in cash or in specie and may determine the extent to which amounts may be withheld therefrom (including, without limitation, any taxes, fees, expenses or other liabilities for which a Shareholder (or the Company, as a result of any action or inaction of the Shareholder) is liable).

123.

Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares.

124.	If several Persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

125.	No dividend shall bear interest against the Company.

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION

126.	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

127.	The books of account shall be kept at the Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

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128.

The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by Ordinary Resolution.

129.

The accounts relating to the Company’s affairs shall only be audited if the Directors so determine, in which case the accounting principles will be determined by the Directors. The financial year of the Company shall end on 31 December of each year or such other date as the Directors may determine.

130.

The Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

CAPITALISATION OF RESERVES

131.	Subject to the Companies Act and these Articles, the Directors may:

(a)

resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)

appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)	paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

(c)

make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

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(d)	authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i)	the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii)

the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)	generally do all acts and things required to give effect to any of the actions contemplated by this Article.

SHARE PREMIUM ACCOUNT

132.

The Directors shall in accordance with the Companies Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

133.

There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the determination of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

NOTICES

134.

Any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it airmail or air courier service in a prepaid letter addressed to such Shareholder at their address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

135.

Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

136.	Any notice or other document, if served by:

(a)	post, shall be deemed to have been served five clear days after the time when the letter containing the same is posted;

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(b)

facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)	recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)	electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

137.

Any notice or document delivered or sent in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of their death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless their name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under them) in the Share.

138.	Notice of every general meeting of the Company shall be given to:

(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)	every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for their death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

INDEMNITY

139.

Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other Officer (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or actual fraud as determined by a court of competent jurisdiction, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretions,

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including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

140.	No Indemnified Person shall be liable:

(a)	for the acts, receipts, neglects, defaults or omissions of any other Director or Officer or agent of the Company; or

(b)	for any loss on account of defect of title to any property of the Company; or

(c)	on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)	for any loss incurred through any bank, broker or other similar Person; or

(e)	for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)

for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, wilful default or actual fraud as determined by a court of competent jurisdiction.

NON-RECOGNITION OF TRUSTS

141.

Subject to the proviso hereto, no Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Act requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors.

WINDING UP

142.	If the Company shall be wound up the liquidator shall apply the assets of the Company in such manner and order as they think fit in satisfaction of creditors’ claims.

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143.

If the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as they deem fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different Classes. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any assets whereon there is any liability.

AMENDMENT OF ARTICLES OF ASSOCIATION

144.	Subject to the Companies Act and the rights attaching to the various Classes, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

CLOSING OF REGISTER OR FIXING RECORD DATE

145.

For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case 40 days. If the Register shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

146.

In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

147.

If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

148.

The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article,

26

the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

MERGERS AND CONSOLIDATION

149.	The Company may merge or consolidate in accordance with the Companies Act.

150.	To the extent required by the Companies Act, the Company may by Special Resolution resolve to merge or consolidate the Company.

DISCLOSURE

151.

The Directors, or any authorised service providers (including the Officers, the Secretary and the registered office agent of the Company), shall be entitled to disclose to any regulatory or judicial authority, or to any stock exchange on which the Shares may from time to time be listed, any information regarding the affairs of the Company including, without limitation, information contained in the Register and books of the Company.

27

Exhibit H

Form of Second Plan of Merger

See attached.

Exhibit H

The Companies Act (As Revised) of the Cayman Islands

Plan of Merger

This plan of merger (the “Plan of Merger”) is made on [•] between Investcorp Europe Acquisition Corp I, a Cayman Islands exempted company incorporated with limited liability, with registered number 373300 and whose registered office is at Paget-Brown Financial Services Limited, Century Yard, Cricket Square, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands (the “Surviving Company”) and Opal Merger Sub II, a Cayman Islands exempted company incorporated with limited liability and having its registered office at Paget-Brown Financial Services Limited, Century Yard, Cricket Square, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands (the “Merging Company”).

WHEREAS, the Merging Company is a Cayman Islands exempted company incorporated with limited liability and is entering into this Plan of Merger pursuant to the provisions of Part XVI of the Companies Act (As Revised), of the Cayman Islands (the “Cayman Companies Act”).

WHEREAS, the Surviving Company is a Cayman Islands exempted company incorporated with limited liability and is entering into this Plan of Merger pursuant to the provisions of Part XVI of the Cayman Companies Act.

WHEREAS, the directors of the Merging Company and the directors of the Surviving Company deem it desirable and in the commercial interests of the Merging Company and the Surviving Company, respectively, that the Merging Company be merged with and into the Surviving Company and that the undertaking, property and liabilities of the Merging Company vest in the Surviving Company (the “Merger”).

Terms not otherwise defined in this Plan of Merger shall have the meanings given to them under the Business Combination Agreement dated April 25, 2023 and made between, amongst others, the Surviving Company and the Merging Company (the “Business Combination Agreement”), a copy of which is annexed at Annexure 1 hereto.

Now therefore this Plan of Merger provides as follows:

1.	The constituent companies (as defined in the Cayman Companies Act) to this Merger are the Surviving Company and the Merging Company.

2.	The surviving company (as defined in the Cayman Companies Act) is the Surviving Company.

3.

The registered office of the Surviving Company is c/o Paget-Brown Financial Services Limited, Century Yard, Cricket Square, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands and the registered office of the Merging Company is c/o Paget-Brown Financial Services Limited, Century Yard, Cricket Square, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands.

4.

Immediately prior to the Effective Date (as defined below), the share capital of the Surviving Company will be US$44,100 divided into 400,000,000 Class A ordinary shares of a par value of US$0.0001 each, 40,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$0.0001 each and the Surviving Company will have 34,500,000 Class A ordinary shares and 8,625,000 Class B ordinary shares in issue.

5.

Immediately prior to the Effective Date (as defined below), the share capital of the Merging Company will be US$[•] divided into [•] ordinary shares of a par value of US$[•] each and the Merging Company will have one ordinary share in issue.

6.

The date on which it is intended that the Merger is to take effect is the date that this Plan of Merger is registered by the Registrar in accordance with section 233(13) of the Cayman Companies Act (the “Effective Date”).

7.

The terms and conditions of the Merger, including the manner and basis of cancelling the one ordinary share of the Merging Company and converting shares in the Surviving Company into other property, are set out in the Business Combination Agreement in the form annexed at Annexure 1 hereto.

8.

The rights and restrictions attaching to the shares in the Surviving Company are set out in the Amended and Restated Memorandum and Articles of Association of the Surviving Company in the form annexed at Annexure 2 hereto.

9.

[Upon the Effective Date, the authorised share capital of the Surviving Company shall be increased from [US$][•] divided into [•] shares of a par value of [US$][•] each to [US$][•] divided into [•] shares each of a par value of [US$][•] each by the creation of an additional [•] shares with a par value of [US$][•] each to rank pari passu in all respects with the existing shares.] / [Upon the Effective Date, the authorised share capital of the Surviving Company be decreased from [US$][•] divided into [•] shares of a par value of [US$][•] each to [US$][•] divided into [•] shares each of a par value of [US$][•] each by the cancellation of [•] shares of [US$][•] par value each.]

10.

The Memorandum and Articles of Association of the Surviving Company shall be amended and restated by the deletion in their entirety and the substitution in their place of the Amended and Restated Memorandum and Articles of Association in the form annexed at Annexure 2 hereto on the Effective Date.

11.	There are no amounts or benefits, which are or shall be paid or payable to any director of either constituent company or the Surviving Company consequent upon the Merger.

12.	The Merging Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

13.	The Surviving Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

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14.	The names and addresses of each director of the surviving company (as defined in the Cayman Companies Act) are:

a.	[Insert name of Director] of [Insert personal address of Director];

b.	[Insert name of Director] of [Insert personal address of Director];

c.	[repeat for all Directors of the surviving company (i.e. the merged entity)].

15.	Upon the Merger becoming effective, the Surviving Company shall be renamed “OpSec Group, Inc.”.

16.	This Plan of Merger has been approved by the board of directors of each of the Surviving Company and the Merging Company pursuant to section 233(3) of the Cayman Companies Act.

17.

This Plan of Merger has been authorised by the sole shareholder of the Merging Company pursuant to section 233(6) of the Cayman Companies Act. This Plan of Merger has been authorised by the shareholders of the Surviving Company pursuant to section 233(6) of the Cayman Companies Act by way of resolutions passed at an extraordinary general meeting of the Surviving Company.

18.	At any time prior to the Effective Date, this Plan of Merger may be:

a)	terminated by the board of directors of either the Surviving Company or the Merging Company;

b)	amended by the board of directors of both the Surviving Company and the Merging Company to:

i.	change the Effective Date provided that such changed date shall not be a date later than the ninetieth day after the date of registration of this Plan of Merger with the Registrar of Companies; and

ii.

effect any other changes to this Plan of Merger which the directors of both the Surviving Company and the Merging Company deem advisable, provided that such changes do not materially adversely affect any rights of the shareholders of the Surviving Company or the Merging Company, as determined by the directors of both the Surviving Company and the Merging Company, respectively.

19.	This Plan of Merger may be executed in counterparts.

20.	This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.

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In witness whereof, the parties hereto have caused this Plan of Merger to be executed on the day and year first above written.

SIGNED by	)

Duly authorised for	)

and on behalf of	)	Director

Investcorp Europe Acquisition Corp I	)

SIGNED by	)

Duly authorised for	)

and on behalf of	)	Director

Opal Merger Sub II	)

Annexure 1

Business Combination Agreement

(See attached).

Annexure 2

Amended and Restated Memorandum and Articles of Association of the Surviving Company

(See attached).

Exhibit I

Form of Amended SPAC Charter

See attached.

Exhibit I

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

OPSEC GROUP, INC.

(Adopted by special resolution dated [•], 2023)

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

OPSEC GROUP, INC.

(Adopted by special resolution dated [•], 2023)

1.	The name of the company is OpSec Group, Inc. (the “Company”).

2.

The registered office of the Company will be situated at the offices of Paget-Brown Financial Services Limited, Century Yard, Cricket Square, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands or at such other location as the Directors may from time to time determine.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act (as amended) of the Cayman Islands (the “Companies Act”).

4.

The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act.

5.

The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.	The liability of the shareholders of the Company is limited to the amount, if any, unpaid on the shares respectively held by them.

7.

The authorised share capital of the Company is [US$50,000 divided into 500,000,000 shares with a nominal or par value of US$0.0001] each provided always that subject to the Companies Act and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

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8.	The Company may exercise the power contained in Section 206 of the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

2

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

OPSEC GROUP, INC.

(Adopted by special resolution dated [•], 2023)

i

DIRECTORS	15

ALTERNATE DIRECTOR	15

POWERS AND DUTIES OF DIRECTORS	16

BORROWING POWERS OF DIRECTORS	17

THE SEAL	17

DISQUALIFICATION OF DIRECTORS	18

PROCEEDINGS OF DIRECTORS	18

DIVIDENDS	21

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION	22

CAPITALISATION OF RESERVES	22

SHARE PREMIUM ACCOUNT	23

NOTICES	23

INDEMNITY	25

NON-RECOGNITION OF TRUSTS	25

WINDING UP	26

AMENDMENT OF ARTICLES OF ASSOCIATION	26

CLOSING OF REGISTER OR FIXING RECORD DATE	26

REGISTRATION BY WAY OF CONTINUATION	27

MERGERS AND CONSOLIDATION	27

DISCLOSURE	27

ii

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

OPSEC GROUP, INC.

(Adopted by special resolution dated [•], 2023)

TABLE A

The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Act shall not apply to OpSec Group, Inc. (the “Company”) and the following Articles shall comprise the Articles of Association of the Company.

INTERPRETATION

1.	In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Articles” means these articles of association of the Company, as amended or substituted from time to time.

“Branch Register” means any branch Register of such category or categories of Members as the Company may from time to time determine.

“Class” or “Classes” means any class or classes of Shares as may from time to time be issued by the Company.

“Companies Act” means the Companies Act (as amended) of the Cayman Islands.

“Directors” means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof.

“Memorandum of Association” means the memorandum of association of the Company, as amended or substituted from time to time.

“Office” means the registered office of the Company as required by the Companies Act.

“Officers” means the officers for the time being and from time to time of the Company.

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“Ordinary Resolution” means a resolution:

(a)

passed by a simple majority of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)

approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

“paid up” means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up.

“Person” means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires, other than in respect of a Director or Officer in which circumstances Person shall mean any person or entity permitted to act as such in accordance with the laws of the Cayman Islands.

“Principal Register”, where the Company has established one or more Branch Registers pursuant to the Companies Act and these Articles, means the Register maintained by the Company pursuant to the Companies Act and these Articles that is not designated by the Directors as a Branch Register.

“Register” means the register of Members of the Company required to be kept pursuant to the Companies Act and includes any Branch Register(s) established by the Company in accordance with the Companies Act.

“Seal” means the common seal of the Company (if adopted) including any facsimile thereof.

“Secretary” means any Person appointed by the Directors to perform any of the duties of the secretary of the Company.

“Share” means a share in the capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share.

“Shareholder” or “Member” means a Person who is registered as the holder of Shares in the Register and includes each subscriber to the Memorandum of Association pending entry in the Register of such subscriber.

“Share Premium Account” means the share premium account established in accordance with these Articles and the Companies Act.

2

“signed” means bearing a signature or representation of a signature affixed by mechanical means.

“Special Resolution” means a special resolution of the Company passed in accordance with the Companies Act, being a resolution:

(a)

passed by a majority of not less than two-thirds of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)

approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

“Treasury Shares” means Shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)	reference to a dollar or dollars or USD (or $) and to a cent or cents is reference to dollars and cents of the United States of America;

(e)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)

reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case;

(g)

reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another; and

3

(h)	Sections 8 and 19(3) of the Electronic Transactions Act (As Amended) of the Cayman Islands shall not apply to these Articles or to any notices issued in connection herewith.

3.	Subject to the preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.	The business of the Company may be commenced at any time after incorporation.

5.

The Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.

The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.

The Directors shall keep, or cause to be kept, the Register at such place or (subject to compliance with the Companies Act and these Articles) places as the Directors may from time to time determine. In the absence of any such determination, the Register shall be kept at the Office. The Directors may keep, or cause to be kept, one or more Branch Registers as well as the Principal Register in accordance with the Companies Act, provided always that a duplicate of such Branch Register(s) shall be maintained with the Principal Register in accordance with the Companies Act.

SHARES

8.	Subject to these Articles, all Shares for the time being unissued shall be under the control of the Directors who may:

(a)	issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; and

(b)	grant options with respect to such Shares and issue warrants or similar instruments with respect thereto;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.

9.

The Directors, or the Shareholders by Ordinary Resolution, may authorise the division of Shares into any number of Classes and sub-classes and the different Classes and sub-classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Directors or the Shareholders by Ordinary Resolution.

4

10.

The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of their subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

11.	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

MODIFICATION OF RIGHTS

12.

Whenever the capital of the Company is divided into different Classes (and as otherwise determined by the Directors) the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued Shares of the relevant Class, or with the sanction of a resolution passed at a separate meeting of the holders of the Shares of such Class by a majority of two-thirds of the votes cast at such a meeting. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons at least holding or representing by proxy one-third in nominal or par value amount of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Shareholder of the Class shall on a poll have one vote for each Share of the Class held by them. For the purposes of this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes. The Directors may vary the rights attaching to any Class without the consent or approval of Shareholders provided that the rights will not, in the determination of the Directors, be materially adversely varied or abrogated by such action.

13.

The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that Class, be deemed to be materially adversely varied or abrogated by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them or the redemption or purchase of any Shares of any Class by the Company.

CERTIFICATES

14.	No Person shall be entitled to a certificate for any or all of their Shares, unless the Directors shall determine otherwise.

5

FRACTIONAL SHARES

15.

The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

LIEN

16.

The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share (whether or not fully paid) registered in the name of a Person indebted or under liability to the Company (whether they are the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by them or their estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it.

17.

The Company may sell, in such manner as the Directors may determine, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of their death or bankruptcy.

18.

For giving effect to any such sale the Directors may authorise some Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and they shall not be bound to see to the application of the purchase money, nor shall their title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

19.

The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

CALLS ON SHARES

20.

The Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares.

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21.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

22.

If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

23.

The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

24.

The Directors may make arrangements on the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

25.

The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by them, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors.

FORFEITURE OF SHARES

26.

If a Shareholder fails to pay any call or instalment of a call in respect of any Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on them requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

27.

The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

28.

If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

29.

A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

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30.

A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by them to the Company in respect of the Shares forfeited, but their liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

31.

A statutory declaration in writing that the declarant is a Director, and that a Share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

32.

The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall their title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

33.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

34.

The instrument of transfer of any Share shall be in any usual or common form or such other form as the Directors may determine and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

35.	Subject to the terms of issue thereof, the Directors may determine to decline to register any transfer of Shares without assigning any reason therefor.

36.	The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine.

37.

All instruments of transfer that are registered shall be retained by the Company, but any instrument of transfer that the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same.

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TRANSMISSION OF SHARES

38.

The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased holder of the Share, shall be the only Person recognised by the Company as having any title to the Share.

39.

Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered themself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

40.

A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which they would be entitled if they were the registered Shareholder, except that they shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

ALTERATION OF SHARE CAPITAL

41.	The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.

42.	The Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(b)	convert all or any of its paid up Shares into stock and reconvert that stock into paid up Shares of any denomination;

(c)

subdivide its existing Shares, or any of them into Shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)

cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

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43.	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law and/or amend the name of the Company.

REDEMPTION, PURCHASE AND SURRENDER OF SHARES

44.	Subject to the Companies Act, the Company may:

(a)	issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as the Directors may determine;

(b)	purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors may determine and agree with the Shareholder;

(c)	make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Companies Act, including out of its capital; and

(d)	accept the surrender for no consideration of any paid up Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.

45.

Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

46.	The redemption, purchase or surrender of any Share shall not be deemed to give rise to the redemption, purchase or surrender of any other Share.

47.

The Directors may when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie including, without limitation, interests in a special purpose vehicle holding assets of the Company or holding entitlement to the proceeds of assets held by the Company or in a liquidating structure.

TREASURY SHARES

48.

Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Act. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.

49.

No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to members on a winding up) may be declared or paid in respect of a Treasury Share.

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50.	The Company shall be entered in the Register as the holder of the Treasury Shares provided that:

(a)	the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void;

(b)

a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Act, save that an allotment of Shares as fully paid bonus shares in respect of a Treasury Share is permitted and Shares allotted as fully paid bonus shares in respect of a treasury share shall be treated as Treasury Shares.

51.	Treasury Shares may be disposed of by the Company on such terms and conditions as determined by the Directors.

GENERAL MEETINGS

52.	The Directors may, whenever they think fit, convene a general meeting of the Company.

53.

The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason at any time prior to the time for holding such meeting or, if the meeting is adjourned, the time for holding such adjourned meeting. The Directors shall give Shareholders notice in writing of any cancellation or postponement. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

54.

General meetings shall also be convened on the requisition in writing of any Shareholder or Shareholders entitled to attend and vote at general meetings of the Company holding at least ten percent of the paid up voting share capital of the Company deposited at the Office specifying the objects of the meeting by notice given no later than 21 days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than 45 days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company.

55.

If at any time there are no Directors, any two Shareholders (or if there is only one Shareholder then that Shareholder) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.

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NOTICE OF GENERAL MEETINGS

56.

At least seven clear days’ notice in writing counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and the general nature of the business, shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such Persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of all the Shareholders entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Shareholders may think fit.

57.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

58.

All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, any report of the Directors or of the Company’s auditors, and the fixing of the remuneration of the Company’s auditors. No special business shall be transacted at any general meeting without the consent of all Shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

59.

No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Shareholders holding at least a majority of the paid up voting share capital of the Company present in person or by proxy and entitled to vote at that meeting shall form a quorum.

60.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder or Shareholders present and entitled to vote shall form a quorum.

61.

If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, participation in any general meeting of the Company may be by means of a telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

62.	The chair, if any, of the Directors shall preside as chair at every general meeting of the Company.

63.

If there is no such chair, or if at any general meeting they are not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chair, any Director or Person nominated by the Directors shall preside as chair, failing which the Shareholders present in person or by proxy shall choose any Person present to be chair of that meeting.

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64.	The chair may adjourn a meeting from time to time and from place to place either:

(a)	with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting); or

(b)	without the consent of such meeting if, in their sole opinion, they consider it necessary to do so to:

(i)	secure the orderly conduct or proceedings of the meeting; or

(ii)	give all persons present in person or by proxy and having the right to speak and / or vote at such meeting, the ability to do so,

but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen days or more, notice of the adjourned meeting shall be given in the manner provided for the original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

65.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chair or one or more Shareholders present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chair that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

66.	If a poll is duly demanded it shall be taken in such manner as the chair directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

67.

In the case of an equality of votes, whether on a show of hands or on a poll, the chair of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

68.

A poll demanded on the election of a chair of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chair of the meeting directs.

VOTES OF SHAREHOLDERS

69.

Subject to any rights and restrictions for the time being attached to any Share, on a show of hands every Shareholder present in person and every Person representing a Shareholder by proxy shall, at a general meeting of the Company, each have one vote and on a poll every Shareholder and every Person representing a Shareholder by proxy shall have one vote for each Share of which they or the Person represented by proxy is the holder.

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70.

In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

71.

A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by them, whether on a show of hands or on a poll, by their committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person, may vote in respect of such Shares by proxy.

72.

No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by them in respect of Shares carrying the right to vote held by them have been paid.

73.	On a poll votes may be given either personally or by proxy.

74.

The instrument appointing a proxy shall be in writing under the hand of the appointor or of their attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an Officer or attorney duly authorised. A proxy need not be a Shareholder.

75.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

76.

The instrument appointing a proxy shall be deposited at the Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting.

77.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

78.

A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

79.

Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which they represent as that corporation could exercise if it were an individual Shareholder or Director.

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DIRECTORS

80.

The name(s) of the first Director(s) shall either be determined in writing by a majority (or in the case of a sole subscriber that subscriber) of, or elected at a meeting of, the subscribers of the Memorandum of Association.

81.	The Company may by Ordinary Resolution appoint any Person to be a Director.

82.	Subject to these Articles, a Director shall hold office until such time as they are removed from office by Ordinary Resolution.

83.

The Company may by Ordinary Resolution from time to time fix the maximum and minimum number of Directors to be appointed but unless such numbers are fixed as aforesaid the minimum number of Directors shall be one and the maximum number of Directors shall be unlimited.

84.	The remuneration of the Directors may be determined by the Directors or by Ordinary Resolution.

85.	There shall be no shareholding qualification for Directors unless determined otherwise by Ordinary Resolution.

86.

The Directors shall have power at any time and from time to time to appoint any Person to be a Director, either as a result of a casual vacancy or as an additional Director, subject to the maximum number (if any) imposed by Ordinary Resolution.

ALTERNATE DIRECTOR

87.

Any Director may in writing appoint another Person to be their alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be authorised to sign such written resolutions where they have been signed by the appointing Director, and to act in such Director’s place at any meeting of the Directors. Every such alternate shall be entitled to attend and vote at meetings of the Directors as the alternate of the Director appointing them and where they are Director to have a separate vote in addition to their own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by them. Such alternate shall not be an Officer solely as a result of their appointment as an alternate other than in respect of such times as the alternate acts as a Director. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing them and the proportion thereof shall be agreed between them.

POWERS AND DUTIES OF DIRECTORS

88.

Subject to the Companies Act, these Articles and to any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

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89.

The Directors may from time to time appoint any Person, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, the office of president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any Person so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that their tenure of office be terminated.

90.

The Directors may appoint any Person to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution.

91.

The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

92.

The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in them.

93.

The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

94.

The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any Person to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such Person.

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95.

The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

96.	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

97.

The Directors may agree with a Shareholder to waive or modify the terms applicable to such Shareholder’s subscription for Shares without obtaining the consent of any other Shareholder; provided that such waiver or modification does not amount to a variation or abrogation of the rights attaching to the Shares of such other Shareholders.

98.

The Directors shall have the authority to present a winding up petition on behalf of the Company on the grounds that the Company is unable to pay its debts within the meaning of section 93 of the Companies Act or where a winding up petition has been presented, apply on behalf of the Company, for the appointment of a provisional liquidator without the sanction of a resolution passed by the Company at a general meeting.

BORROWING POWERS OF DIRECTORS

99.

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, or to otherwise provide for a security interest to be taken in such undertaking, property or uncalled capital, and to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

THE SEAL

100.

The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

101.

The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person

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or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

102.

Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISQUALIFICATION OF DIRECTORS

103.	The office of Director shall be vacated, if the Director:

(a)	becomes bankrupt or makes any arrangement or composition with their creditors;

(b)	dies or is found to be or becomes of unsound mind;

(c)	resigns their office by notice in writing to the Company;

(d)	is removed from office by Ordinary Resolution;

(e)	is removed from office by notice addressed to them at their last known address and signed by all of their co-Directors (not being less than two in number); or

(f)	is removed from office pursuant to any other provision of these Articles.

PROCEEDINGS OF DIRECTORS

104.

The Directors may meet together (either within or outside the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chair shall have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

105.

A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

106.

The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed, if there be two or more Directors the quorum shall be two, and if there be one Director the quorum shall be one. A Director represented by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

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107.

A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of their interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that they are to be regarded as interested in any contract or other arrangement which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that they may be interested therein and if they do so their vote shall be counted and they may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

108.

A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with their office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by their office from contracting with the Company either with regard to their tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding their interest, may be counted in the quorum present at any meeting of the Directors whereat such Director or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and they may vote on any such appointment or arrangement.

109.

Any Director may act by themselves or their firm in a professional capacity for the Company, and they or their firm shall be entitled to remuneration for professional services as if they were not a Director; provided that nothing herein contained shall authorise a Director or their firm to act as auditor to the Company.

110.	The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)	all appointments of Officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

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111.

When the chair of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

112.

A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of their appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors or their duly appointed alternate.

113.

The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

114.

The Directors may elect a chair of their meetings and determine the period for which they are to hold office but if no such chair is elected, or if at any meeting the chair is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chair of the meeting.

115.

Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chair of its meetings. If no such chair is elected, or if at any meeting the chair is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chair of the meeting.

116.

A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chair shall have a second or casting vote.

117.

All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

DIVIDENDS

118.

Subject to any rights and restrictions for the time being attached to any Shares, or as otherwise provided for in the Companies Act and these Articles, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

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119.

Subject to any rights and restrictions for the time being attached to any Shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

120.

The Directors may determine, before recommending or declaring any dividend, to set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the determination of the Directors, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

121.

Any dividend may be paid in any manner as the Directors may determine. If paid by cheque it will be sent through the post to the registered address of the Shareholder or Person entitled thereto, or in the case of joint holders, to any one of such joint holders at their registered address or to such Person and such address as the Shareholder or Person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the Person to whom it is sent or to the order of such other Person as the Shareholder or Person entitled, or such joint holders as the case may be, may direct.

122.

The Directors when paying dividends to the Shareholders in accordance with the foregoing provisions of these Articles may make such payment either in cash or in specie and may determine the extent to which amounts may be withheld therefrom (including, without limitation, any taxes, fees, expenses or other liabilities for which a Shareholder (or the Company, as a result of any action or inaction of the Shareholder) is liable).

123.

Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares.

124.	If several Persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

125.	No dividend shall bear interest against the Company.

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION

126.	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

127.	The books of account shall be kept at the Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

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128.

The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by Ordinary Resolution.

129.

The accounts relating to the Company’s affairs shall only be audited if the Directors so determine, in which case the accounting principles will be determined by the Directors. The financial year of the Company shall end on 31 December of each year or such other date as the Directors may determine.

130.

The Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

CAPITALISATION OF RESERVES

131.	Subject to the Companies Act and these Articles, the Directors may:

(a)

resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)

appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)	paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

(c)

make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

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(d)	authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i)	the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii)

the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)	generally do all acts and things required to give effect to any of the actions contemplated by this Article.

SHARE PREMIUM ACCOUNT

132.

The Directors shall in accordance with the Companies Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

133.

There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the determination of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

NOTICES

134.

Any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it airmail or air courier service in a prepaid letter addressed to such Shareholder at their address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

135.

Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

136.	Any notice or other document, if served by:

(a)	post, shall be deemed to have been served five clear days after the time when the letter containing the same is posted;

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(b)

facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)	recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)	electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

137.

Any notice or document delivered or sent in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of their death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless their name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under them) in the Share.

138.	Notice of every general meeting of the Company shall be given to:

(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)	every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for their death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

INDEMNITY

139.

Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other Officer (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or actual fraud as determined by a court of competent jurisdiction, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretions,

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including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

140.	No Indemnified Person shall be liable:

(a)	for the acts, receipts, neglects, defaults or omissions of any other Director or Officer or agent of the Company; or

(b)	for any loss on account of defect of title to any property of the Company; or

(c)	on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)	for any loss incurred through any bank, broker or other similar Person; or

(e)	for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)

for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, wilful default or actual fraud as determined by a court of competent jurisdiction.

NON-RECOGNITION OF TRUSTS

141.

Subject to the proviso hereto, no Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Act requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors.

WINDING UP

142.	If the Company shall be wound up the liquidator shall apply the assets of the Company in such manner and order as they think fit in satisfaction of creditors’ claims.

143.

If the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose

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set such value as they deem fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different Classes. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any assets whereon there is any liability.

AMENDMENT OF ARTICLES OF ASSOCIATION

144.	Subject to the Companies Act and the rights attaching to the various Classes, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

CLOSING OF REGISTER OR FIXING RECORD DATE

145.

For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case 40 days. If the Register shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

146.

In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

147.

If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

148.

The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article,

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the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

MERGERS AND CONSOLIDATION

149.	The Company may merge or consolidate in accordance with the Companies Act.

150.	To the extent required by the Companies Act, the Company may by Special Resolution resolve to merge or consolidate the Company.

DISCLOSURE

151.

The Directors, or any authorised service providers (including the Officers, the Secretary and the registered office agent of the Company), shall be entitled to disclose to any regulatory or judicial authority, or to any stock exchange on which the Shares may from time to time be listed, any information regarding the affairs of the Company including, without limitation, information contained in the Register and books of the Company.

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Exhibit J

Form of Warrant Assignment, Assumption and Amendment Agreement

See attached.

Exhibit J

WARRANT ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

THIS WARRANT ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (this “Agreement”), dated April [•], 2023, is made by and among Investcorp Europe Acquisition Corp I, a Cayman Islands exempted company incorporated with limited liability (“SPAC”), OpSec Holdings, a Cayman Islands exempted company incorporated with limited liability (“Pubco”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (in such capacity, the “Warrant Agent”) and amends the Warrant Agreement (the “Existing Warrant Agreement”), dated December 14, 2021, by and between SPAC and the Warrant Agent. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Existing Warrant Agreement.

WHEREAS, pursuant to the Existing Warrant Agreement, SPAC issued (i) 16,400,000 Private Placement Warrants to the Sponsor, and (ii) and 34,500,000 Units, each consisting of one Class A ordinary share of SPAC, par value $0.0001 per share (the “SPAC Class A Shares”), and one-half of one whole Public Warrant;

WHEREAS, on April 25, 2023, SPAC, Pubco, Opal Merger Sub I, a Cayman Islands exempted company incorporated with limited liability, Opal Merger Sub II, a Cayman Islands exempted company incorporated with limited liability (“Merger Sub II”), Orca Holdings Limited, Orca Midco Limited, Orca Bidco Limited, Investcorp Technology Secondary Fund 2018, L.P., and Mill Reef Capital Fund SCS entered into a business combination agreement (as amended, modified or supplemented, from time to time, the “Business Combination Agreement”);

WHEREAS, all of the Warrants are governed by the Existing Warrant Agreement;

WHEREAS, pursuant to the Business Combination Agreement, SPAC will merge with and into Merger Sub II, with SPAC surviving such merger as a wholly owned subsidiary of Pubco (as defined in the Business Combination Agreement, the “Second Merger”), and as a result of the Second Merger, the holders of SPAC Class A Shares shall become holders of ordinary shares of Pubco (the “Pubco Ordinary Shares”);

WHEREAS, upon consummation of the Second Merger, as provided in Section 4.5 of the Existing Warrant Agreement, the Warrants will no longer be exercisable for SPAC Class A Shares but instead will be exercisable (subject to the terms of the Existing Warrant Agreement as amended hereby) for Pubco Ordinary Shares;

WHEREAS, the Board of SPAC has determined that the consummation of the transactions contemplated by the Business Combination Agreement will constitute a Business Combination;

WHEREAS, in connection with the Second Merger, SPAC desires to assign all of its right, title and interest in the Existing Warrant Agreement to Pubco and Pubco wishes to accept such assignment; and

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that SPAC and the Warrant Agent may amend the Existing Warrant Agreement without the consent of any Registered Holders as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the rights of the Registered Holders in any material respect under the Existing Warrant Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.	Assignment and Assumption; Consent.

1.1 Assignment and Assumption. As of and with effect on and from the Second Merger Closing (as defined in the Business Combination Agreement, the “Second Merger Closing”): SPAC hereby assigns to Pubco all of SPAC’s right, title and interest in and to the Existing Warrant Agreement (as amended hereby); Pubco hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of SPAC’s liabilities and obligations under the Existing Warrant Agreement (as amended hereby) arising on, from and after the Second Merger Closing.

1.2 Consent. The Warrant Agent hereby consents to (i) the assignment of the Existing Warrant Agreement by SPAC to Pubco pursuant to Section 1.1 hereof and the assumption of the Existing Warrant Agreement by Pubco from SPAC pursuant to Section 1.1 hereof, in each case effective as of the Second Merger Closing, and (ii) the continuation of the Existing Warrant Agreement (as amended by this Agreement), in full force and effect from and after the Second Merger Closing.

2.	Amendment of Existing Warrant Agreement.

2.1 Effective as of the Second Merger Closing, SPAC and the Warrant Agent hereby amend the Existing Warrant Agreement as provided in this Section 2, and acknowledge and agree that the amendments to the Existing Warrant Agreement set forth in this Section 2 are to provide for the delivery of Alternative Issuance pursuant to Section 4.5 of the Existing Warrant Agreement (in connection with the Second Merger and the transactions contemplated by the Business Combination Agreement).

2.2 Conversion of Warrants. Pursuant to Section 3.6(c) of the Business Combination Agreement, each Warrant that is outstanding immediately prior to the Second Merger Effective Time (as defined in the Business Combination Agreement) shall cease to represent a right to acquire the number of SPAC Class A Shares set forth in such Warrant and shall be converted at the Second Merger Effective Time into a right to acquire that number of Pubco Ordinary Shares equal to (i) the number of SPAC Class A Shares set forth in such Warrant multiplied by (ii) the Exchange Ratio (as defined in the Business Combination Agreement) on substantially the same terms as were in effect immediately prior to the Second Merger Effective Time under the terms of the Existing Warrant Agreement.

2.3 Detachability of Warrants. Section 2.4 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED.]”

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2.4 References to the “Company”. All references to the “Company” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to Pubco.

2.5 References to Class A ordinary shares. All references to “Class A ordinary shares” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to Pubco Ordinary Shares.

2.6 References to Business Combination. All references to “Business Combination” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to the transactions contemplated by the Business Combination Agreement, and references to “the completion of the Business Combination” and all variations thereof in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to the Second Merger Closing.

2.7 Notice Clause. Section 9.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on Pubco shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by Pubco with the Warrant Agent), as follows:

If to Pubco, to:

Paget-Brown Financial Services Limited

Century Yard

Cricket Square

P.O. Box 1111

George Town, Grand Cayman

KY1-1102, Cayman Islands

Attn: The Directors

Email: notices@pagetbrownfs.com

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036-8299

Attn: Michael E. Ellis; Kunal Dogra

Email: mellis@proskauer.com; KDogra@proskauer.com

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Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by SPAC to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with SPAC), as follows:

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

3.	Miscellaneous Provisions.

3.1 Effectiveness of the Amendment. Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the occurrence of the Second Merger and substantially contemporaneous occurrence of the Second Merger Closing and shall automatically be terminated and shall be null and void if the Business Combination Agreement shall be terminated for any reason.

3.2 Successors. All the covenants and provisions of this Agreement by or for the benefit of Pubco, SPAC or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

3.3 Applicable Law and Exclusive Forum. The validity, interpretation, and performance of this Agreement shall be governed in all respects by the laws of the State of New York. Subject to applicable law, each of Pubco and SPAC hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive forum for any such action, proceeding or claim. Each of Pubco and SPAC hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Any person or entity purchasing or otherwise acquiring any interest in the Warrants shall be deemed to have notice of and to have consented to the forum provisions in this Section 3.3. If any action, the subject matter of which is within the scope the forum provisions above, is filed in a court other than a court located within the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any warrant holder, such warrant holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

3.4 Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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3.5 Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

3.6 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INVESTCORP EUROPE ACQUISITION CORP I

By:
Name:
Title:

OPSEC HOLDINGS

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

[Signature Page to Warrant Assignment, Assumption and Amendment Agreement]

Exhibit K

Form of Amended Pubco Charter

See attached.

Exhibit K

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

OPSEC HOLDINGS

(ADOPTED BY SPECIAL RESOLUTION DATED [•] 2023)

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

OPSEC HOLDINGS

(ADOPTED BY SPECIAL RESOLUTION DATED [•] 2023)

1.	The name of the company is OpSec Holdings (the “Company”).

2.

The registered office of the Company will be situated at the offices of Paget-Brown Financial Services Limited, Century Yard, Cricket Square, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands or at such other location as the Board of Directors may from time to time determine.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act (as amended) of the Cayman Islands (the “Companies Act”).

4.

The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act.

5.

The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided, that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.	The liability of the shareholders of the Company is limited to the amount, if any, unpaid on the shares respectively held by them.

7.

The authorised share capital of the Company is US$50,000 divided into 500,000,000 shares with a nominal or par value of US$0.0001, provided always that subject to the Companies Act and the Articles of Association, the Company shall have the power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8.	The Company may exercise the power contained in Section 206 of the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

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THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

OPSEC HOLDINGS

(ADOPTED BY SPECIAL RESOLUTION DATED [•] 2023)

1

THE SEAL	30

DISQUALIFICATION OF DIRECTORS	31

PROCEEDINGS OF DIRECTORS	31

DIVIDENDS	34

ACCOUNTS AND ANNUAL RETURN AND DECLARATION	35

CAPITALISATION OF RESERVES	36

SHARE PREMIUM ACCOUNT	37

NOTICES	37

INDEMNITY	39

NON-RECOGNITION OF TRUSTS	42

WINDING UP	42

AMENDMENT OF ARTICLES OF ASSOCIATION	42

CLOSING OF REGISTER OR FIXING RECORD DATE	42

REGISTRATION BY WAY OF CONTINUATION	43

MERGERS AND CONSOLIDATION	43

DISCLOSURE	43

EXCLUSIVE FORUM	44

GENERAL	44

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COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

OPSEC HOLDINGS

TABLE A

The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Act shall not apply to OpSec Holdings (the “Company”) and the following Articles shall comprise the Articles of Association of the Company.

INTERPRETATION

1.	In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Affiliate” means in respect of any given Person, any other Person that, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such person or entity, and (a) in the case of a natural Person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, a trust solely for the benefit of any of the foregoing, a company, partnership or entity wholly owned by one or more of the foregoing, and (b) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. The term “control” in this definition shall mean the ownership, directly or indirectly, of securities possessing more than 50% of the voting power of the corporation, or the partnership or other entity (other than, in the case of corporation, securities having such power only by reason of the happening of a contingency not within the reasonable control of such partnership, corporation, natural person or entity), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity.

“Articles” means these articles of association of the Company, as amended or substituted from time to time.

“Attorney” has the meaning set forth in Article 97.

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“Audit Committee” means the audit committee of the Board of Directors established pursuant to the Articles, or any successor committee.

“Auditor” means the Person for the time being performing the duties of auditor of the Company (if any).

“Authorised Signatory” has the meaning set forth in Article 97.

“Beneficially Own”, “Beneficially Owned” or “Beneficial Ownership” means “beneficially own”, “beneficially owned” or “beneficial ownership”, as applicable (as such terms are defined in Rule 13d-3 under the Exchange Act) and each such beneficial owner, a “Beneficial Owner”.

“Board of Directors” means the board of directors of the Company.

“Branch Register” means any branch Register of such category or categories of Shareholders as the Company may from time to time determine.

“Class” or “Classes” means any class or classes of Shares as may from time to time be issued by the Company.

“Commission” means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act.

“Companies Act” means the Companies Act (as amended) of the Cayman Islands.

“Compensation Committee” means the compensation committee of the Board of Directors established pursuant to these Articles, or any successor committee.

“Designated Stock Exchange” means any national securities exchange or automated quotation system on which the Company’s securities are then traded, including but not limited to the Nasdaq Stock Market LLC.

“Directors” means the directors of the Company for the time being.

“Disclosable Interests” has the meaning set forth in Article 60(d)(ii)

“Effective Date” means [•], 2023.

“Electronic Facility” means without limitation, website addresses and conference call systems, and any device, system, procedure, method or other facility whatsoever providing an electronic means of venue for a general meeting of the Company.

“Exchange Act” means, to the extent applicable to the Company, the Securities Exchange Act of 1934 of the United States of America, as amended, or any similar federal statute of the United States of America and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

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“Foreign Action” has the meaning set forth in Article 173.

“Indemnified Person” has the meaning set forth in Article 152.

“Indemnity” has the meaning set forth in Article 161.

“Independent Director” has the same meaning as in the rules and regulations of the Designated Stock Exchange or in Rule 10A-3 under the Exchange Act, as the case may be.

“Lock-Up Agreements” means those certain Lock-Up Agreements entered into between the Company and certain Shareholders with respect to the Shares.

“Memorandum of Association” means the memorandum of association of the Company, as amended or substituted from time to time.

“Nominating Committee” means the nominating committee of the Board of Directors established pursuant to these Articles, or any successor committee.

“Nominating Person” means (a) the Shareholder providing the notice of the nomination proposed to be made at the meeting, (b) the Beneficial Owner or Beneficial Owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (c) any other participant in such solicitation.

“Nominee Information” has the meaning set forth in Article 61(f)(iii).

“Office” means the registered office of the Company as required by the Companies Act.

“Officers” means the officers for the time being and from time to time of the Company.

“OpSec Directors” has the meaning set forth in Article 84(a).

“OpSec Shareholder” means Investcorp Technology Secondary Fund 2018, L.P., a Cayman Islands exempted limited partnership.

“Ordinary Resolution” means a resolution:

(a)

passed by a simple majority of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

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(b)

approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

“paid up” means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up.

“Person” means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires, other than in respect of a Director or Officer in which circumstances Person shall mean any person or entity permitted to act as such in accordance with the laws of the Cayman Islands.

“present in person” means that the Shareholder proposing that the business be brought before the annual general meeting of the Company, or a qualified representative of such proposing Shareholder, appear at such annual general meeting.

“Principal Register”, where the Company has established one or more Branch Registers pursuant to the Companies Act and these Articles, means the Register maintained by the Company pursuant to the Companies Act and these Articles that is not designated by the Board of Directors as a Branch Register.

“Proposing Person” shall mean (a) the Shareholder providing the notice of business proposed to be brought before an annual general meeting, (b) the Beneficial Owner or Beneficial Owners, if different, on whose behalf the notice of the business proposed to be brought before the annual general meeting is made, and (c) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Shareholder in such solicitation.

“Public Disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

“qualified representative” means, with respect to a proposing Shareholder, a duly authorised officer, manager or partner of such Shareholder or any other Person authorised by a writing executed by such Shareholder or an electronic transmission delivered by such Shareholder to act for such Shareholder as proxy at the annual general meeting of Shareholders and such Person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual general meeting of Shareholder.

“Register” means the register of the Shareholders of the Company required to be kept pursuant to the Companies Act and includes any Branch Register(s) established by the Company in accordance with the Companies Act or any listed shares register (as defined in the Companies Act).

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“Sarbanes-Oxley Act” has the meaning set forth in Article 154(c).

“Seal” means the common seal of the Company (if adopted) including any facsimile thereof.

“Secretary” means any Person appointed by the Board of Directors to perform any of the duties of the secretary of the Company.

“Securities Act” means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Share” means a share in the capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes or sub-classes as the context may require. For the avoidance of doubt, in these Articles the expression “Share” shall include a fraction of a Share.

“Share Premium Account” means the share premium account established in accordance with these Articles and the Companies Act.

“Shareholder” means a Person who is registered as the holder of Shares in the Register and includes each subscriber to the Memorandum of Association pending entry in the Register of such subscriber.

“Shareholder Information” has the meaning set forth in Article 60(d)(i).

“signed” means bearing a signature or representation of a signature affixed by mechanical means.

“Special Resolution” means a special resolution of the Company passed in accordance with the Companies Act, being a resolution:

(a)

passed by a majority of not less than two-thirds of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)

approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

“Specified Court” has the meaning set forth in Article 173.

“Sponsor Directors” has the meaning set forth in Article 84(b).

“Sponsor Shareholder” means Europe Acquisition Holdings Limited.

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“Synthetic Equity Position” has the meaning set forth in Article 60(d)(ii).

“Tax Filing Authorised Person” means such Person as any Director shall designate from time to time, acting severally.

“Timely Notice” has the meaning set forth in Article 60(c).

“Treasury Shares” means Shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled.

“Voting Commitment” has the meaning set forth in Article 61(i).

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)	reference to a dollar or dollars or USD (or $) and to a cent or cents is reference to dollars and cents of the United States of America;

(e)

the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or which it is to take effect;

(f)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(g)

reference to any determination by the Board of Directors shall be construed as a determination by the Board of Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case; and

(h)

reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another.

3.	Subject to the preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

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PRELIMINARY

4.	The business of the Company may be commenced at any time after incorporation.

5.

The Office shall be at such address in the Cayman Islands as the Board of Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Board of Directors may from time to time determine.

6.

The expenses incurred in connection with the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortised over such period as the Board of Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Board of Directors shall determine.

7.

The Board of Directors shall keep, or cause to be kept, the Register at such place or (subject to compliance with the Companies Act and these Articles) places as the Board of Directors may from time to time determine. In the absence of any such determination, the Register shall be kept at the Office. The Board of Directors may keep, or cause to be kept, one or more Branch Registers as well as the Principal Register in accordance with the Companies Act, provided always that a duplicate of such Branch Register(s) shall be maintained with the Principal Register in accordance with the Companies Act and the rules or requirements of any Designated Stock Exchange. Notwithstanding anything set out in these Articles and pursuant to Section 40B of the Companies Act, the Company is authorised to evidence and transfer title to listed shares (as defined in the Companies Act) of the Company in accordance with the laws applicable to and the rules and regulations of any Designated Stock Exchange.

SHARES

8.

Subject to these Articles and, where applicable, the rules of the Designated Stock Exchange, the Commission and/or any competent regulatory authority, all Shares for the time being unissued shall be under the control of the Board of Directors who may, in their absolute discretion and without approval of the Shareholders:

(a)	issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; and

(b)

grant options with respect to such Shares and issue warrants, convertible securities or similar instruments conferring the right upon the holders thereof to subscribe for, purchase or receive such Shares;

and, for such purposes, the Board of Directors may reserve an appropriate number of Shares for the time being unissued.

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9.

The Board of Directors, or the Shareholders by Ordinary Resolution, may authorise the division of Shares into any number of Classes and sub-classes and the different Classes and sub-classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Board of Directors or the Shareholders by Ordinary Resolution.

10.

The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of their subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

11.	The Board of Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

MODIFICATION OF RIGHTS

12.

Whenever the capital of the Company is divided into different Classes (and as otherwise determined by the Board of Directors) the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued Shares of the relevant Class, or with the sanction of a resolution passed at a separate meeting of the holders of the Shares of such Class by a majority of two-thirds of the votes cast at such a meeting. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons at least holding or representing by proxy one-third in nominal or par value amount of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Shareholder of the Class shall on a poll have one vote for each Share of the Class held by them. For the purposes of this Article 12, the Board of Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes. The Board of Directors may vary the rights attaching to any Class without the consent or approval of Shareholders; provided, that the rights will not, in the determination of the Board of Directors, be materially adversely varied or abrogated by such action.

13.

The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that Class, be deemed to be materially adversely varied or abrogated by, inter alia, the creation, allotment or issue of further Shares ranking pari passu therewith or Shares issued with preferred or other rights.

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CERTIFICATES

14.	No Person shall be entitled to a certificate for any or all of their Shares, unless the Board of Directors shall determine otherwise.

15.

Every share certificate, if any, of the Company shall bear any legends required under applicable laws, including the Securities Act, and shall be signed by any two Officers authorised to sign share certificates. The chair of the Board of Directors and any president, chief executive officer, chief financial officer, vice president, treasurer, assistant treasurer, the Secretary (or an assistant Secretary) of the Company shall specifically be authorised to sign share certificates. Any or all of the signatures on any certificate may be electronic. In case any Officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such Officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such Officer, transfer agent or registrar at the date of issue.

16.

If any share certificate is lost, destroyed or stolen, the Board of Directors may require the holder or holders of the relevant Share to provide an indemnity in a form acceptable to the Board of Directors. Upon such indemnity being provided, a new share certificate may be issued to the holder or holders entitled to such lost, destroyed or stolen share certificate, unless the Board of Directors determine otherwise. If a certificate representing Shares has been lost, destroyed or stolen, and the owner fails to notify the Company of that fact within a reasonable time after the owner has notice of such loss, destruction or wrongful taking and the Company registers a transfer of such Shares before receiving notification thereof, the owner shall be precluded from asserting against the Company any claim for registering such transfer or a claim to a new certificate representing such Shares or such Shares in uncertificated form.

FRACTIONAL SHARES

17.

The Board of Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

LIEN

18.

The Company has a first and paramount lien on every Share (not being a share which is fully paid as to its par value and share premium) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share (including any premium payable). The Board of Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article 18. The Company’s lien on a Share extends to any amount payable in respect of it.

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19.

The Company may sell, in such manner as the Board of Directors may determine, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of their death or bankruptcy.

20.

For giving effect to any such sale, the Board of Directors may authorise some Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and they shall not be bound to see to the application of the purchase money, nor shall their title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

21.

The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

CALLS ON SHARES

22.

Subject to the terms of allotment, the Board of Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least 14 days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares. A call shall be deemed to have been made at the time when the resolution of the Board of Directors authorising such call was passed.

23.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

24.

If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at such rate as the Board of Directors may determine, from the day appointed for the payment thereof to the time of the actual payment, but the Board of Directors shall be at liberty to waive payment of that interest wholly or in part.

25.

The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

26.

The Board of Directors may make arrangements on the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

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27.

The Board of Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by them, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate as may be agreed upon between the Shareholder paying the sum in advance and the Board of Directors.

FORFEITURE OF SHARES

28.

If a Shareholder fails to pay any call or instalment of a call in respect of any Shares on the day appointed for payment, the Board of Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on them requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

29.

The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

30.

If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Board of Directors to that effect.

31.

A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Board of Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Board of Directors think fit.

32.

A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by them to the Company in respect of the Shares forfeited, but their liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

33.

A statutory declaration in writing that the declarant is a Director, and that a Share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

34.

The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall their title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

35.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

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TRANSFER OF SHARES

36.

Subject to these Articles, the rules or regulations of the Designated Stock Exchange, any relevant rules of the Commission or securities laws (including, but not limited to the Exchange Act), or any Lock-Up Agreement, a Shareholder may transfer all or any of their Shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange, the Commission and/or any competent regulatory authority or in any other form approved by the Board of Directors and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Board of Directors may approve from time to time. If the Shares in question were issued in conjunction with rights, options and warrants issued pursuant to these Articles on terms that one cannot be transferred without the other, the Board of Directors shall refuse to register the transfer of any such Shares without evidence satisfactory to them of the like transfer of such right, option or warrant.

37.

The instrument of transfer of any Share shall be (a) in any usual or common form; (b) such form as is prescribed by the Designated Stock Exchange; or (c) in any other form the Board of Directors may determine and shall be executed by or on behalf of the transferor (or otherwise as prescribed by the rules and regulations of the Designated Stock Exchange, the Commission and/or any competent regulatory authority) and if in respect of a nil or partly paid up Share, or if so required by the Board of Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Board of Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

38.

Subject to the terms of issue thereof and the rules or regulations of the Designated Stock Exchange or any relevant rules of the Commission or securities laws (including, but not limited to the Exchange Act), the registration of transfers may be suspended and the Register closed at such times and for such periods as the Board of Directors may from time to time determine.

39.

All instruments of transfer that are registered shall be retained by the Company, but any instrument of transfer that the Board of Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same.

TRANSMISSION OF SHARES

40.

The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased holder of the Share, shall be the only Person recognised by the Company as having any title to the Share.

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41.

Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Board of Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered themself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Board of Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

42.

A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which they would be entitled if they were the registered Shareholder, except that they shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

ALTERATION OF SHARE CAPITAL

43.	The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.

44.	The Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(b)	convert all or any of its paid up Shares into stock and reconvert that stock into paid up Shares of any denomination;

(c)

subdivide its existing Shares, or any of them into Shares of a smaller amount; provided, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)

cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

45.	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

REDEMPTION, PURCHASE AND SURRENDER OF SHARES

46.	Subject to the Companies Act and the rules of the Designated Stock Exchange, the Commission and/or any other competent regulatory authority, the Company may:

(a)

issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as the Board of Directors may determine;

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(b)	purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Board of Directors may determine and agree with the Shareholder;

(c)	make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Companies Act, including out of its capital; and

(d)	accept the surrender for no consideration of any paid up Share (including any redeemable Share) on such terms and in such manner as the Board of Directors may determine.

47.

Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

48.	The redemption, purchase or surrender of any Share shall not be deemed to give rise to the redemption, purchase or surrender of any other Share.

49.

The Board of Directors may when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie including, without limitation, interests in a special purpose vehicle holding assets of the Company or holding entitlement to the proceeds of assets held by the Company or in a liquidating structure.

TREASURY SHARES

50.

Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Act. In the event that the Board of Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.

51.

No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to Shareholders on a winding up) may be declared or paid in respect of a Treasury Share.

52.	The Company shall be entered in the Register as the holder of the Treasury Shares provided that:

(a)	the Company shall not be treated as a Shareholder for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void; and

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(b)

a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Act, save that an allotment of Shares as fully paid bonus shares in respect of a Treasury Share is permitted and Shares allotted as fully paid bonus shares in respect of a treasury share shall be treated as Treasury Shares.

53.	Treasury Shares may be disposed of by the Company on such terms and conditions as determined by the Board of Directors.

GENERAL MEETINGS

54.	The Board of Directors may, whenever they think fit, convene a general meeting of the Company.

55.

For so long as the Company’s Shares are traded on a Designated Stock Exchange, the Company shall in each year hold a general meeting as its annual general meeting at such time and place (including any Electronic Facility) as may be determined by the Board of Directors in accordance with the rules of the Designated Stock Exchange, unless such Designated Stock Exchange does not require the holding of an annual general meeting.

56.

The Board of Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting for any reason or for no reason at any time prior to the time for holding such meeting or, if the meeting is adjourned, the time for holding such adjourned meeting. The Board of Directors shall give Shareholders notice in writing of any cancellation or postponement. A postponement may be for a stated period of any length or indefinitely as the Board of Directors may determine.

57.

No other Person may convene a general meeting of the Company; provided, that if at any time there are no Directors, any two Shareholders (or if there is only one Shareholder then that Shareholder) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Board of Directors.

NOTICE OF GENERAL MEETINGS

58.

Not more than 60 nor less than 10 clear days’ notice of a general meeting in writing counting from the date service is deemed to take place as provided in these Articles specifying the place, including by means of Electronic Facility, the day and the hour of the meeting and the general nature of the business, shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such Persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of all the Shareholders entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Shareholders may think fit.

59.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

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PROCEEDINGS AT GENERAL MEETINGS

60.

All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, any report of the Board of Directors or of the Auditors, and the fixing of the remuneration of the Auditors.

(a)

No special business shall be transacted at any general meeting without the consent of all Shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

(b)

In addition, no business may be transacted at any general meeting or any annual general meeting, as applicable, other than business that is (i) specified in the notice of the meeting given by or at the direction of the Board of Directors (or any duly authorised committee thereof), or (ii) otherwise properly brought before an annual general meeting (A) by or at the direction of the Board of Directors (or any duly authorised committee thereof), or (B) by a Shareholder present in person who (1)(I) was a record owner of Shares both at the time of giving the notice provided for in Article 58 and at the time of the meeting, (II) is entitled to vote at the meeting, and (III) has complied with this Article 60 in all applicable respects, or (2) properly made such proposal in accordance with Rule 14a-8 under the Exchange Act. The foregoing clause (III) shall be the exclusive means for a Shareholder to propose business to be brought before an annual general meeting. The only matters that may be brought before a general meeting are the matters specified in the notice of meeting given by or at the director of the Board of Directors pursuant to clause (i), and Shareholders shall not be permitted to propose business to be brought before a general meeting. Shareholders seeking to nominate persons for election to the Board of Directors must comply with Article 61 and this Article 60 shall not be applicable to nominations except as expressly provided in Article 61.

(c)

Without qualification, for business to be properly brought before an annual general meeting by a Shareholder, the Shareholder must (i) provide Timely Notice (as defined in this Article 60(c)) thereof in writing and in proper form to the Board of Directors and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Article 60. To be timely, (A) a Shareholder’s notice must be delivered to, or mailed and received at, the Office not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual general meeting or (B) in the case of the first annual general meeting following the date hereof, notice by the Shareholder to be timely must be so delivered, or mailed and received, not later than the 10th day following the day on which Public Disclosure of the date of such annual general meeting was first made by the Company (such notice within such time periods set forth in the foregoing clauses (A) and (B), as applicable, “Timely Notice”). In no event shall any adjournment or postponement of an annual general meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

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(d)	To be in proper form for purposes of this Article 60, a Shareholder’s notice to the Board of Directors shall set forth:

(i)

As to each Proposing Person, (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Company’s books and records); and (B) the Class and number of Shares that are, directly or indirectly, owned of record or Beneficially Owned by such Proposing Person, except that such Proposing Person shall in all events be deemed to Beneficially Own any Shares of any Class as to which such Proposing Person has a right to acquire Beneficial Ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Shareholder Information”);

(ii)

As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any Shares of any Class; provided, that for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the Shares of any Class Beneficially Owned by such Proposing Person that are separated or separable from the underlying Shares, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Company or any of its Officers, Directors, or Affiliates, (D) any other material relationship between such Proposing Person, on the one hand, and the Company or any of its Affiliates, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Company or any of its Affiliates (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the issued share capital of the Company required to approve or adopt the proposal or otherwise solicit proxies from Shareholders in support of such proposal, and (G) any other information

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relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (G) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the Shareholder directed to prepare and submit the notice required by these Articles on behalf of a Beneficial Owner; and

(iii)

As to each item of business that the Shareholder proposes to bring before the annual general meeting, (A) a brief description of the business desired to be brought before the annual general meeting, the reasons for conducting such business at the annual general meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Articles, the language of the proposed amendment), (C) a reasonably detailed description of all agreements, arrangements and understandings (1) between or among any of the Proposing Persons or (2) between or among any Proposing Person and any other record or Beneficial Owner(s) or Persons(s) who have a right to acquire Beneficial Ownership at any time in the future of the Shares of any Class (including their names) in connection with the proposal of such business by such Shareholder and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the Shareholder directed to prepare and submit the notice required by these Articles on behalf of a Beneficial Owner.

(e)

A Proposing Person shall update and supplement its notice to the Company of its intent to propose business at an annual general meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article 60 shall be true and correct as of the record date for Shareholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the Office not later than five business days after the record date for Shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting

18

has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Article of these Articles shall not limit the Company’s rights with respect to any deficiencies in any notice provided by a Shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a Shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the Shareholders.

(f)

Notwithstanding anything in these Articles to the contrary, no business shall be conducted at an annual general meeting that is not properly brought before the meeting in accordance with this Article 60. The presiding chair of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Article 60, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(g)

This Article 60 is expressly intended to apply to any business proposed to be brought before an annual general meeting other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Company’s proxy statement. In addition to the requirements of this Article 60 with respect to any business proposed to be brought before an annual general meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Article 60 shall be deemed to affect the rights of Shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

61.	Nominations for Election to the Board of Directors

(a)

Nominations of any person for election to the Board of Directors at an annual general meeting or at a general meeting (but only if the election of Directors is a matter specified in the notice of meeting given by or at the direction of the Board of Directors calling such general meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or Persons authorised to do so by the Board of Directors or these Articles, or (ii) by a Shareholder present in person (A) who was a record owner of Shares both at the time of giving the notice provided for in this Article 61 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Article 61 as to such notice and nomination. The foregoing clause (ii) shall be the exclusive means for a Shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual general meeting or general meeting.

(b)

Without qualification, for a Shareholder to make any nomination of a Person or Persons for election to the Board of Directors at an annual general meeting, the Shareholder must (i) provide Timely Notice thereof in writing and in proper form to the Secretary, (ii) provide the information, agreements and questionnaires with respect to such Shareholder and its candidate for nomination as required to be set forth by this Article 61 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Article 61.

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Without qualification, if the election of Directors is a matter specified in the notice of general meeting given by or at the direction of the Board of Directors calling a general meeting, then for a Shareholder to make any nomination of a Person or Persons for election to the Board of Directors at a general meeting, the Shareholder must:

(i)	provide timely notice thereof in writing and in proper form to the Secretary at the Office;

(ii)	provide the information with respect to such Shareholder and its candidate for nomination as required by this Article 61; and

(iii)	provide any updates or supplements to such notice at the times and in the forms required by this Article 61.

(c)

To be timely, a Shareholder’s notice for nominations to be made at a general meeting must be delivered to, or mailed and received at, the Office not earlier than the 120th day prior to such general meeting and not later than the 90th day prior to such general meeting or, if later, the 10th day following the day on which Public Disclosure of the date of such general meeting was first made.

(d)

In no event shall any adjournment or postponement of an annual general meeting or general meeting or the announcement thereof commence a new time period for the giving of a Shareholder’s notice as described above.

(e)

In no event may a Nominating Person provide Timely Notice with respect to a greater number of Director candidates than are subject to election by Shareholders at the applicable meeting. If the Company shall, subsequent to such notice, increase the number of Directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) the conclusion of the time period for Timely Notice, (ii) the date set forth in Article 61(c), or (iii) the 10th day following the date of Public Disclosure of such increase.

(f)	To be in proper form for purposes of this Article 61, a Shareholder’s notice to the Board of Directors shall set forth:

(i)

As to each Nominating Person, the Shareholder Information, except that for purposes of this Article 61 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Article 60(d)(i);

(ii)

As to each Nominating Person, any Disclosable Interests, except that for purposes of this Article 61 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Article 60(d)(ii) and the disclosure with respect to the business to be brought before the meeting in Article 60(d)(ii) shall be made with respect to the election of Directors at the meeting; and

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(iii)

As to each candidate whom a Nominating Person proposes to nominate for election as a Director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a Shareholder’s notice pursuant to this Article 61 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) of the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Article 61(i).

(g)

A Shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article 61 shall be true and correct as of the record date for Shareholder entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the Office not later than five business days after the record date for Shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Article of these Articles shall not limit the Company’s rights with respect to any deficiencies in any notice provided by a Shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a Shareholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

(h)

In addition to the requirements of this Article 61 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

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(i)

To be eligible to be a candidate for election as a Director at an annual general meeting or general meeting, a candidate must be nominated in the manner prescribed in this Article 61 and the candidate for nomination, whether nominated by the Board of Directors or by a Shareholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Board of Directors at the Office, (i) a completed written questionnaire (in a form provided by the Company) with respect to the background, qualifications, Share ownership and independence of such proposed nominee, and such additional information with respect to such proposed nominee as would be required to be provided by the Company pursuant to Schedule 14A if such proposed nominee were a participant in the solicitation of proxies by the Company in connection with such annual general meeting or general meeting and (ii) a written representation and agreement (in form provided by the Company) that such candidate for nomination (A) is not and, if elected as a Director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any Person as to how such proposed nominee, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a Director, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any Person other than the Company with respect to any direct or indirect compensation or reimbursement for service as a Director that has not been disclosed to the Company, (C) if elected as a Director, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock or Share ownership and trading and other policies and guidelines of the Company applicable to Directors and in effect during such person’s term in office as a Director (and, if requested by any candidate for nomination, the Secretary shall provide to such candidate for nomination all such policies and guidelines then in effect), (D) if elected as a Director, intends to serve the entire term until the next meeting at which such candidate would face re-election and (E) consents to being named as a nominee in the Company’s proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card of the Company and agrees to serve if elected as a Director.

(j)

The Board of Directors may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of Shareholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an Independent Director in accordance with the Company’s corporate governance guidelines.

(k)

A candidate for nomination as a Director shall further update and supplement the materials delivered pursuant to this Article 61, if necessary, so that the information provided or required to be provided pursuant to this Article 61 shall be true and correct as of the record date for Shareholder entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the Office (or any other office specified by the Company in any public announcement) not later than five business days after the record date for Shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and

22

not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Article of these Articles shall not limit the Company’s rights with respect to any deficiencies in any notice provided by a candidate for nomination as a Director, extend any applicable deadlines hereunder or enable or be deemed to permit a candidate for nomination as a Director who has previously submitted materials hereunder to amend or update any materials or to submit any new materials.

(l)

No candidate shall be eligible for nomination as a Director unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with this Article 61. The presiding chair at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Article 61, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(m)	Notwithstanding anything in these Articles to the contrary, no candidate for nomination shall be eligible to be seated as a Director unless nominated and elected in accordance with this Article 61.

62.

No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Shareholders holding at least a majority of the paid up voting share capital of the Company present in person or by proxy and entitled to vote at that meeting shall form a quorum.

63.

If within half an hour from the time appointed for the meeting a quorum is not present it shall stand adjourned to the same day in the next week, at the same time and place, or to such other day, time and/or place (including any Electronic Facility) as the Board of Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder or Shareholders present and entitled to vote shall form a quorum.

64.

If the Board of Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, participation in any general meeting of the Company may be by means of a telephone or similar communication equipment (including by means of Electronic Facility) by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

65.	The chair, if any, of the Board of Directors shall preside as chair at every general meeting of the Company.

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66.

If there is no such chair, or if at any general meeting they are not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chair, any Director or Person nominated by the Board of Directors shall preside as chair, failing which the Shareholders present in person or by proxy shall choose any Person present to be chair of that meeting.

67.	The chair of the general meeting may adjourn a meeting from time to time and from place to place (including any Electronic Facility) either:

(a)	with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting); or

(b)	without the consent of such meeting if, in their sole opinion, they consider it necessary to do so to:

(i)	secure the orderly conduct or proceedings of the meeting; or

(ii)	give all Persons present in person or by proxy and having the right to speak and / or vote at such meeting, the ability to do so,

but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for 14 days or more, notice of the adjourned meeting shall be given in the manner provided for the original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

68.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chair or one or more Shareholders present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chair that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

69.	If a poll is duly demanded it shall be taken in such manner as the chair directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

70.

In the case of an equality of votes, whether on a show of hands or on a poll, the chair of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

71.

A poll demanded on the election of a chair of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chair of the meeting directs.

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VOTES OF SHAREHOLDERS

72.

Subject to any rights and restrictions for the time being attached to any Share, on a show of hands every Shareholder present in person and every Person representing a Shareholder by proxy shall, at a general meeting of the Company, each have one vote and on a poll every Shareholder and every Person representing a Shareholder by proxy shall have one vote for each Share of which they or the Person represented by proxy is the holder.

73.

In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

74.

A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by them, whether on a show of hands or on a poll, by their committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person, may vote in respect of such Shares by proxy.

75.

No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by them in respect of Shares carrying the right to vote held by them have been paid.

76.	On a poll votes may be given either personally or by proxy.

77.

An instrument appointing a proxy shall be in writing and shall be executed by or on behalf of the appointor. Such instrument appointing a proxy may be in any usual or common form or such other form as the Board of Directors may approve (including an appointment of proxy made by way of electronic communication). A proxy need not be a Shareholder.

78.

The instrument appointing a proxy shall be deposited at the Office or at such other place or in such other manner as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting.

79.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

80.

A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

81.

For so long as each of the OpSec Shareholder and the Sponsor Shareholder are entitled to nominate any Directors pursuant to Article 84, each such Shareholder shall vote or cause to be voted all Shares Beneficially Owned by such Shareholder on all matters submitted to the vote of the Shareholders, whether pursuant to any Ordinary Resolution, Special Resolution or otherwise, in favour of (a) any Director so nominated pursuant to Article 84 and (b) any recommendation of the Board of Directors.

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CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

82.

Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Board of Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which they represent as that corporation could exercise if it were an individual Shareholder or Director.

CLEARING HOUSES

83.

If a clearing house (or its nominee) is a Shareholder it may, by resolution of its directors or other governing body or by power of attorney, authorise such Person or Persons as it thinks fit to act as its representative or representatives at any general meeting of the Company or at any general meeting of any Class of Shareholders; provided, that if more than one Person is so authorised, the authorisation shall specify the number and Class in respect of which each such Person is so authorised. A Person so authorised pursuant to this Article 84 shall be entitled to exercise the same powers on behalf of the clearing house (or its nominee) which they represent as that clearing house (or its nominee) could exercise if it were an individual Shareholder holding the number of Shares and Class specified in such authorisation.

DIRECTORS

84.	The Board of Directors shall consist of nine Directors, who shall be appointed to the Board of Directors as follows:

(a)

four of which shall be appointed by the OpSec Shareholder (or its Affiliates) (collectively, the “OpSec Directors”); provided, that the number of OpSec Directors that the OpSec Shareholder shall be entitled to appoint shall increase (only in the event the number of Directors to be appointed to the Board of Directors is increased pursuant to Article 88) or decrease, as applicable, in proportion to the number of Shares Beneficially Owned by the OpSec Shareholder (and its Affiliates) divided by the total number of Shares issued and outstanding, rounded down to the nearest whole number of Directors;

(i)	the OpSec Shareholder hereby appoints the following four individuals as the initial OpSec Directors as of the adoption date of these Articles: (A) [•], (B) [•], (C) [•] and (D) [•]; and

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(b)

three of which shall be appointed by the Sponsor Shareholder (collectively, the “Sponsor Directors”); provided, that the right of the Sponsor Shareholder to appoint the Sponsor Directors shall terminate upon the date the Sponsor Shareholder ceases to Beneficially Own at least 25% of the Shares held by the Sponsor Shareholder as of the Effective Date. If the Sponsor Shareholder is no longer entitled to appoint the Sponsor Directors pursuant to the terms of this Article 84(b), such Directors shall be nominated and elected in accordance with the terms of these Articles;

(i)	the Sponsor Shareholder hereby appoints the following three individuals as the initial Sponsor Directors as of the adoption date of these Articles: (A) [•], (B) [•] and (C) [•]; and

(c)	two of which shall be initially [•] and [•], and after each such Director’s term of office expires, each such Director shall be nominated and elected in accordance with the terms of these Articles.

85.

The board of directors or equivalent governing body of each direct or indirect subsidiary of the Company shall mirror the Board of Directors, unless otherwise determined by the Board of Directors, in its sole discretion; provided, that (a) save in the case of any such subsidiary of the Company which the Board of Directors has determined shall be member-managed, the rights of the Shareholders to appoint Directors to the Board of Directors under the terms of these Articles shall apply mutatis mutandis with respect to each such subsidiary of the Company’s board of directors or equivalent governing body, and (b) no Shareholder shall be compelled to appoint any Person to any board of directors or equivalent governing body of any subsidiary of the Company.

86.	The Company may by Ordinary Resolution appoint any Person to be a Director.

87.	Subject to these Articles, a Director shall hold office for a term of one-year or until such time as they resign or are removed from office in accordance with Article 108.

88.

The number of Directors to be appointed to the Board of Directors may be fixed by resolution of the Board of Directors; provided that the number of Directors to be appointed to the Board of Directors shall only be increased or decreased upon the mutual written agreement of the OpSec Shareholder and the Sponsor Shareholder; provided, further, that no reduction of the authorised number of Directors shall have the effect of removing any Director before that Director’s term of office expires.

89.	The remuneration of the Directors may be determined by the Board of Directors.

90.	There shall be no shareholding qualification for Directors.

91.

In the event of a vacancy pursuant to Article 108, any Director appointed to fill such vacancy shall be appointed by the applicable Shareholder(s) responsible pursuant to Article 84(a) or Article 84(b), as applicable, for appointing the Director whose office was so vacated; provided, that if no Shareholder is entitled to appoint a Director to fill a vacancy, then such vacancy may be filled by the affirmative vote of a majority of the Directors then in office.

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ALTERNATE DIRECTOR

92.

Any Director may in writing appoint any other Director or any other Person approved by the Board of Directors (in accordance with these Articles) to be their alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be authorised to sign such written resolutions where they have been signed by the appointing Director, and to act in such Director’s place at any meeting of the Directors. Every such alternate shall be entitled to attend and vote at meetings of the Directors as the alternate of the Director appointing them and where they are a Director to have a separate vote in addition to their own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by them. Such alternate shall not be an Officer solely as a result of their appointment as an alternate other than in respect of such times as the alternate acts as a Director. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing them and the proportion thereof shall be agreed between them.

POWERS AND DUTIES OF DIRECTORS

93.

Subject to the Companies Act, these Articles and to any resolutions passed in a general meeting, the business of the Company shall be managed by the Board of Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Board of Directors that would have been valid if that resolution had not been passed.

94.

The Board of Directors may from time to time appoint any Person, whether or not a Director to hold such office in the Company as the Board of Directors may think necessary for the administration of the Company, including but not limited to, the office of president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Board of Directors may think fit. Any Person so appointed by the Board of Directors may be removed by the Board of Directors or by the Company by Ordinary Resolution. The Board of Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

95.

The Board of Directors may appoint any Person to be the Secretary (and if need be, an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Board of Directors may be removed by the Board of Directors or by the Company by Ordinary Resolution.

96.

The Board of Directors may delegate any of their powers to committees (including, without limitation, the Audit Committee, the Compensation Committee and the Nominating Committee) consisting of one or more Directors as they think fit; provided, that any such committee shall include a proportionate number of OpSec Directors and Sponsor Directors, respectively, as are members of the Board of Directors, with at least one OpSec Director and at least one Sponsor Director as members thereof.

(a)	Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Board of Directors; and

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(b)

The Board of Directors may adopt formal written charters for committees. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in these Articles and its charter and shall have such powers as the Board of Directors may delegate pursuant to these Articles and as required by the rules and regulations of the Designated Stock Exchange, the Commission and/or any other competent regulatory authority or otherwise under applicable law. Each of the Audit Committee, the Compensation Committee and the Nominating Committee, if established, shall consist of such number of Directors as the Board of Directors shall from time to time determine (or such minimum number as may be required from time to time by the rules and regulations of the Designated Stock Exchange, the Commission and/or any other competent regulatory authority or otherwise under applicable law). For so long as any Class is listed on the Designated Stock Exchange, the Audit Committee, the Compensation Committee and the Nominating Committee shall be made up of such number of Independent Directors as is required from time to time by the rules and regulations of the Designated Stock Exchange, the Commission and/or any other competent regulatory authority or otherwise under applicable law.

97.

The Board of Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Board of Directors, to be the attorney or attorneys or authorised signatory (any such Person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Board of Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Board of Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in them.

98.

The Board of Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article 98.

99.

The Board of Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any managers or agents of the Company to be members of such committees, local boards or agencies and may fix the remuneration of any such Person.

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100.

The Board of Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and any such appointment or delegation may be made on such terms and subject to such conditions as the Board Directors may think fit and the Board of Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

101.	Any such delegates as aforesaid may be authorised by the Board of Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

102.

The Board of Directors may agree with a Shareholder to waive or modify the terms applicable to such Shareholder’s subscription for Shares without obtaining the consent of any other Shareholder; provided, that such waiver or modification does not amount to a variation or abrogation of the rights attaching to the Shares of such other Shareholders.

103.

Subject to the rules of the Designated Stock Exchange, the Commission and/or any competent regulatory authority, the Board of Directors shall have the authority to present a winding up petition on behalf of the Company on the grounds that the Company is unable to pay its debts within the meaning of Section 93 of the Companies Act or where a winding up petition has been presented, apply on behalf of the Company, for the appointment of a provisional liquidator, in each case, without the sanction of a resolution passed by the Company at a general meeting.

BORROWING POWERS OF DIRECTORS

104.

The Board of Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, or to otherwise provide for a security interest to be taken in such undertaking, property or uncalled capital, and to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

THE SEAL

105.

The Seal (if any) shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or the Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Board of Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

106.

The Company may maintain a facsimile of the Seal in such countries or places as the Board of Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Board of Directors shall for this purpose appoint and

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such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or the Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Board of Directors may appoint for the purpose.

107.

Notwithstanding the foregoing, the Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISQUALIFICATION OF DIRECTORS

108.	The office of a Director shall be vacated if such Director:

(a)	becomes bankrupt or makes any arrangement or composition with their creditors;

(b)	dies or is found to be or becomes of unsound mind;

(c)	resigns their office by notice in writing to the Company; or

(d)

is removed from office (i) by Ordinary Resolution, or (ii) pursuant to any other provision of these Articles; provided, however, that, (A) an OpSec Director may only be removed with the prior written consent of the OpSec Shareholder, and (B) a Sponsor Director may only be removed with the prior written consent of the Sponsor Shareholder; provided, further, however, that (without limiting, in any respect, the Shareholders’ rights hereunder) any Director may be removed upon the written consent of all of their co-Directors (not being less than two in number) upon the reasonable and good faith finding of all such other Directors that such Director engaged in criminal misconduct or wilful or intentional misrepresentation or fraud.

PROCEEDINGS OF DIRECTORS

109.

The Board of Directors may meet together (either within or outside the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors present at such meeting. In case of an equality of votes the chair shall not have a second or casting vote. A Director may, and the Secretary (or an assistant Secretary) on the requisition of a Director shall, at any time summon a meeting of the Board of Directors upon at least 24 hours prior notice to each other Director (unless waived by the Board of Directors).

110.

A Director may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

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111.

The quorum necessary for the transaction of the business of the Board of Directors shall be a majority of the Directors in office from time to time; provided, that for so long as the OpSec Shareholder and the Sponsor Shareholder are entitled to appoint any OpSec Directors or Sponsor Directors pursuant to Article 84(a) and Article 84(b), respectively, a quorum shall include at least one OpSec Director and at least one Sponsor Director. A Director represented by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

112.

A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of their interest at a meeting of the Board of Directors. A general notice given to the Board of Directors by any Director to the effect that they are to be regarded as interested in any contract or other arrangement which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that they may be interested therein and if they do so their vote shall be counted and they may be counted in the quorum at any meeting of the Board of Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

113.

A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with their office of Director for such period and on such terms (as to remuneration and otherwise) as the Board of Directors may determine and no Director or intending Director shall be disqualified by their office from contracting with the Company either with regard to their tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding their interest, may be counted in the quorum present at any meeting of the Board of Directors whereat they are or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and they may vote on any such appointment or arrangement; provided, that the nature of the interest of any Director in any such appointment or arrangement shall be disclosed by them at or prior to its consideration and any vote thereon.

114.

Any Director may act by themselves or their firm in a professional capacity for the Company, and they or their firm shall be entitled to remuneration for professional services as if they were not a Director; provided, that nothing herein contained shall authorise a Director or their firm to act as auditor to the Company.

115.	The Board of Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)	all appointments of Officers made by the Board of Directors;

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(b)	the names of the Directors present at each meeting of the Board of Directors and of any committee of Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Board of Directors and of committees of Directors.

116.

When the chair of a meeting of the Board of Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

117.

A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of the Board of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of their appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of the Board of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors or their duly appointed alternate.

118.

The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

119.

The Board of Directors may elect a chair of their meetings and determine the period for which they are to hold office but if no such chair is elected, or if at any meeting the chair is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chair of the meeting.

(a)	the Board of Directors hereby appoint [•] as the initial chair of the Board of Directors as of the adoption date of these Articles.

120.

Subject to any regulations imposed on it by the Board of Directors, a committee appointed by the Board of Directors may elect a chair of its meetings. If no such chair is elected, or if at any meeting the chair is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chair of the meeting.

121.

A committee appointed by the Board of Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Board of Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chair shall not have a second or casting vote.

122.

All acts done by any meeting of the Board of Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

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DIVIDENDS

123.

Subject to any rights and restrictions for the time being attached to any Shares, or as otherwise provided for in the Companies Act and these Articles, the Board of Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

124.

Subject to any rights and restrictions for the time being attached to any Shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Board of Directors.

125.

The Board of Directors may determine, before recommending or declaring any dividend, to set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the determination of the Board of Directors, either be employed in the business of the Company or be invested in such investments as the Board of Directors may from time to time think fit.

126.

Any dividend may be paid in any manner as the Board of Directors may determine. If paid by cheque it will be sent through the post to the registered address of the Shareholder or Person entitled thereto, or in the case of joint holders, to any one of such joint holders at their registered address or to such Person and such address as the Shareholder or Person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the Person to whom it is sent or to the order of such other Person as the Shareholder or Person entitled, or such joint holders as the case may be, may direct.

127.

The Board of Directors when paying dividends to the Shareholders in accordance with the foregoing provisions of these Articles may make such payment either in cash or in specie and may determine the extent to which amounts may be withheld therefrom (including, without limitation, any taxes, fees, expenses or other liabilities for which a Shareholder (or the Company, as a result of any action or inaction of the Shareholder) is liable).

128.

Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares.

129.	If several Persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

130.	No dividend shall bear interest against the Company.

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ACCOUNTS AND ANNUAL RETURN AND DECLARATION

131.

The books of account relating to the Company’s affairs (including a Register consisting of one or more records in which the names of all of the Shareholders of record, the address and number of Shares registered in the name of each such Shareholder, and all issuances and transfers of Shares of the Company are recorded in) shall be kept in such manner as may be determined from time to time by the Board of Directors. Such books of account must be retained for a minimum period of five years from the date on which they are prepared.

132.	The books of account shall be kept at the Office, or at such other place or places as the Board of Directors think fit, and shall always be open to inspection by the Directors.

133.

The Board of Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Board of Directors or by Ordinary Resolution.

134.	The financial year of the Company shall end on 31 December of each year or such other date as the Board of Directors may determine.

135.

The Board of Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

136.

Each Director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account of the Company and upon such information, opinions, reports or statements presented to the Company by any of its Officers, agents or employees, or committees of the Board of Directors so designated, or by any other Person as to matters which such Director or committee member reasonably believes are within such other Person’s professional or expert competence and that has been selected with reasonable care by or on behalf of the Company.

AUDIT

137.	The Board of Directors may appoint an Auditor who shall hold office on such terms as the Directors determine.

138.

Without prejudice to the freedom of the Board of Directors to establish any other committee, if the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the rules and regulations of the Designated Stock Exchange, the Commission and/or any other competent regulatory authority or otherwise under applicable law, the Board of Directors shall establish and maintain an Audit Committee as a committee of the Board of Directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the Designated Stock Exchange, the Commission and/or any other competent regulatory authority or otherwise under applicable law.

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139.

If the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest.

140.	The remuneration of the Auditor shall be fixed by the Audit Committee (if one exists).

141.

If the office of Auditor becomes vacant by resignation or death of the Auditor, or by their becoming incapable of acting by reason of illness or other disability at a time when their services are required, the Board of Directors shall fill the vacancy and determine the remuneration of such Auditor.

142.

Every Auditor shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Board of Directors and Officers such information and explanation as may be necessary for the performance of the duties of the Auditor.

143.

Auditors shall, if so required by the Board of Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Shareholders.

CAPITALISATION OF RESERVES

144.	Subject to the Companies Act and these Articles, the Board of Directors may:

(a)

resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)

appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)	paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

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and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article 144, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

(c)

make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Board of Directors may deal with the fractions as they think fit;

(d)	authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i)	the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii)

the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)	generally do all acts and things required to give effect to any of the actions contemplated by this Article 144.

SHARE PREMIUM ACCOUNT

145.

The Board of Directors shall in accordance with the Companies Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

146.

There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the determination of the Board of Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

NOTICES

147.

Any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it airmail or air courier service in a prepaid letter addressed to such Shareholder at their address as appearing in the Register, or by electronic mail to an electronic mail address provided by such Shareholder, or by facsimile should the Board of Directors deem it appropriate. Notice may also be served by electronic communication in

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accordance with the rules and regulations of the Designated Stock Exchange, the Commission and/or any other competent regulatory authority or by placing it on the Company’s website. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

148.

Whenever notice is required to be given under any provision of the Companies Act or these Articles, a written waiver of such notice, signed by the Person entitled to notice, or a waiver by electronic transmission by the Person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to such required notice. Neither the business to be transacted at, nor the purpose of, any general meeting of the Shareholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by these Articles. Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

149.	Any notice or other document, if served by:

(a)	post, shall be deemed to have been served five clear days after the time when the letter containing the same is posted;

(b)

facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)	recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service;

(d)

electronic mail or other electronic communication (such as transmission to any number, address or internet website (including the website of the Commission) or other electronic delivery methods as otherwise decided and approved by the Board of Directors), shall be deemed to have been served immediately upon the time of the transmission by electronic mail or approved electronic communication, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient; or

(e)	placing it on the Company’s website; service of the notice shall be deemed to have been effected one hour after the notice or document was placed on the Company’s website.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

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150.

Any notice or document delivered or sent in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of their death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless their name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

151.	Notice of every general meeting of the Company shall be given to:

(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)	every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for their death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

INDEMNITY

152.

Every Director (including for the purposes of this Article 152, any alternate Director appointed pursuant to the provisions of these Articles), the Secretary, an assistant Secretary, or other Officer (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

153.	No Indemnified Person shall be liable:

(a)	for the acts, receipts, neglects, defaults or omissions of any other Director or Officer or agent of the Company;

(b)	for any loss on account of defect of title to any property of the Company;

(c)	on account of the insufficiency of any security in or upon which any money of the Company shall be invested;

(d)	for any loss incurred through any bank, broker or other similar Person;

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(e)	for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)

for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction.

154.	The Company shall not be obligated to indemnify any Person in connection with any action or proceeding (or any part thereof):

(a)

for which payment has actually been made to and received by or on behalf of such Person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b)

for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of national, federal, state or local statutory law or common law, if such Person is held liable therefor (including pursuant to any settlement arrangements);

(c)

for any reimbursement of the Company by such Person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such Person from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the payment to the Company of profits arising from the purchase and sale by such Person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such Person is held liable therefor (including pursuant to any settlement arrangements), or any other remuneration paid to such Person if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

(d)

initiated by such Person, including any action or proceeding (or any part thereof) initiated by such Person against the Company, any legal entity which it controls, any Director or Officer thereof or any third party, unless (i) the Board of Directors has consented to the initiation of such action or proceeding or part thereof, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law (provided, however, that this Article 154(d)shall not apply to counterclaims or affirmative defences asserted by such Person in an action brought against such Person), (iii) otherwise required to be made under Article 156 or (iv) otherwise required by applicable law; or

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(e)

if prohibited by applicable law; provided, however, that if any provision or provisions of this Indemnity (as defined in Article 161) shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Indemnity (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Indemnity (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

155.

The Company, to the fullest extent permitted by law, may indemnify and advance expenses to any Indemnified Person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a Director, Officer, employee or agent of the Company or any predecessor of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

156.

If a claim for indemnification (following the final disposition of the applicable action or proceeding) under this Indemnity is not paid in full within 60 days, or a claim for advancement of expenses under this Indemnity is not paid in full within 30 days after a written claim therefor has been received by the Company, the claimant may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

157.

The rights conferred on any Indemnified Person by this Indemnity shall not be exclusive of any other rights which such Indemnified Person may have or hereafter acquire under any statute, provision of these Articles, agreement, vote of shareholders or disinterested Directors or otherwise.

158.

The Company may purchase and maintain insurance on behalf of any Indemnified Person against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the Companies Act.

159.

The Company’s obligation, if any, to indemnify or advance expenses to any Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

160.

Subject to the terms of any provision of these Articles or agreement between the Company and any Director, Officer, employee or agent respecting indemnification and advancement of expenses, the rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Indemnity shall continue notwithstanding that the Indemnified Person has ceased to be a Director, Officer, employee or agent of the Company and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such Indemnified Person.

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161.

Neither any amendment nor repeal of Article 152, Article 153, Article 154, Article 155, Article 156, Article 157, Article 158, Article 159, Article 160 or this Article 161 (collectively, the “Indemnity”), nor the adoption by amendment of these Articles of any provision inconsistent with the Indemnity, shall eliminate or reduce the effect of the Indemnity in respect of any matter occurring, or any action or proceeding accruing or arising (or that, but for the Indemnity, would accrue or arise) prior to such amendment or repeal or adoption of an inconsistent provision.

NON-RECOGNITION OF TRUSTS

162.

Subject to the proviso hereto, no Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Act requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register; provided, that notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Board of Directors.

WINDING UP

163.	If the Company shall be wound up the liquidator shall apply the assets of the Company in such manner and order as they think fit in satisfaction of creditors’ claims.

164.

If the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as they deem fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different Classes. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any assets whereon there is any liability.

AMENDMENT OF ARTICLES OF ASSOCIATION

165.

Subject to the Companies Act, the rights attaching to the various Classes or any other provisions of these Articles, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

CLOSING OF REGISTER OR FIXING RECORD DATE

166.

For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Board of Directors may, by any means in accordance with the requirements of any Designated Stock Exchange, the Commission and/or any competent

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regulatory authority, provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case 40 days. If the Register shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register shall be so closed for at least 10 days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

167.

In lieu of or apart from closing the Register, the Board of Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Board of Directors may, at or within 90 days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

168.

If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article 168, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

169.

The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article 169, the Board of Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

MERGERS AND CONSOLIDATION

170.	The Company may merge or consolidate in accordance with the Companies Act.

171.	To the extent required by the Companies Act, the Company may by Special Resolution resolve to merge or consolidate the Company.

DISCLOSURE

172.

The Board of Directors, or any authorised service providers (including the Officers, the Secretary and the registered office agent of the Company), shall be entitled to disclose to any regulatory or judicial authority, or to any stock exchange on which the Shares may from time to time be listed, any information regarding the affairs of the Company including, without limitation, information contained in the Register and books of the Company.

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EXCLUSIVE FORUM

173.

To the fullest extent permitted by law, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Specified Court”) shall be the sole and exclusive forum for any Shareholder (including a Beneficial Owner) to bring (a) any derivative action or proceeding brought on behalf of the Company, (b) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former Director, Officer or other employee, agent or Shareholder to the Company or to the Shareholders, (c) any action, suit or proceeding asserting a claim against the Company, its current or former Directors, Officers, or employees, agents or shareholders arising pursuant to any provision of the Companies Act or these Articles, or (d) any action, suit or proceeding asserting a claim against the Company, its current or former Directors, Officers, or employees, agents or Shareholders governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of this Article 173 is filed in a court other than the Specified Court (a “Foreign Action”) by any Shareholder (including any Beneficial Owner), to the fullest extent permitted by law, such Shareholder shall be deemed to have consented to: (i) the personal jurisdiction of the Specified Court in connection with any action brought in any such court to enforce this Article 173; and (ii) having service of process made upon such Shareholder in any such action by service upon such Shareholder’s counsel in the Foreign Action as agent for such Shareholder.

174.

Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by the Companies Act or these Articles, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

175.

To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to the provisions of Article 173 and Article 174.

GENERAL

176.

If any provision or provisions of these Articles shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these Articles (including, without limitation, each portion of any section or paragraph of these Articles containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by the Companies Act or these Articles, in any way be affected or impaired thereby.

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CERTAIN TAX FILINGS

177.

Each Tax Filing Authorised Person and any such other Person, acting alone, as any Director shall designate from time to time, are authorised to file tax forms SS-4, W-8 BEN, W-8 IMY, W-9, 8832 and 2553 and such other similar tax forms as are customary to file with any U.S. state or federal governmental authorities or foreign governmental authorities in connection with the formation, activities and/or elections of the Company and such other tax forms as may be approved from time to time by any Director or Officer. The Company further ratifies and approves any such filing made by any Tax Filing Authorised Person or such other Person prior to the date of these Articles.

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